As filed with the Securities and Exchange Commission on April 27, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

EXCHANGERIGHT INCOME FUND

(Exact name of registrant as specified in its charter)

Maryland	36-7729360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1055 E. Colorado Blvd, Suite 310, Pasadena, California 91106

(Address of principal executive offices) (Zip Code)

(855) 317-4448

(Registrant’s telephone number, including area code)

Correspondence to:

David Van Steenis

Chief Financial Officer and Chief Investment Officer

ExchangeRight Income Fund

9215 Northpark Drive

Johnston, Iowa 50131

(626) 773-3481

Copies to:

David P. Hooper, Esq.

Barnes & Thornburg LLP

11 S. Meridian Street

Indianapolis, Indiana 46204

(317) 236-1313

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Class A Common Shares, $0.01 par value per share

Class I Common Shares, $0.01 par value per share

Class S Common Shares, $0.01 par value per share

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Form 10 other than historical facts may be considered “forward-looking statements,” and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ExchangeRight Income Fund (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future” and words of similar import, or the negative thereof. Forward-looking statements in this registration statement include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations, our strategic plans and objectives, occupancy, leasing rates and trends, liquidity and ability to meet future obligations, anticipated expenditures of capital and other matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this registration statement is filed with the Securities and Exchange Commission.

Any such forward-looking statements are subject to unknown risks, uncertainties and other factors, which in some cases are beyond our control and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide distributions to shareholders and maintain the value of our real estate properties, may be significantly hindered.

Factors that could cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to:

•

risks inherent in the real estate business, including tenant defaults, illiquidity of real estate investments, potential liability relating to environmental matters and potential damages from natural disasters;

•	general business and economic conditions;

•	the accuracy of our assessment that certain businesses are e-commerce resistant and recession-resilient;

•	the accuracy of the tools we use to determine the creditworthiness of our tenants;

•	concentration of our business within certain tenant categories;

•	ability to renew leases, lease vacant space or re-lease space as existing leases expire;

•	our ability to successfully execute our acquisition strategies;

•	the degree and nature of our competition;

•	inflation and interest rate fluctuations;

•	failure, weakness, interruption or breach in security of our information systems;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

•	our limited operating history as a REIT, which may adversely affect our ability to make distributions to our shareholders;

•	changes in, or the failure or inability to comply with, applicable laws or regulations; and

i

•

future sales or issuances of our common shares or other securities convertible into our common shares, or the perception thereof, could cause the value of our common shares to decline and could result in dilution.

The foregoing list is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The foregoing should be read in conjunction with the complete discussion of risk factors we face, which are set forth in “Item 1A. Risk Factors” in this registration statement.

GLOSSARY OF CERTAIN TERMS

Except as otherwise specified in this registration statement, the terms: “we,” “us,” “our,” “our company” and the “Company” refer to ExchangeRight Income Fund, a Maryland statutory trust, together with its subsidiaries. Additionally, the following is a glossary of certain terms used in this registration statement.

“Class A Common Shares” means the Class A Common Shares of beneficial interest, $0.01 par value per share, of the Company.

“Class A Common Units” means the Class A Common Units of limited partnership interest of the Operating Partnership.

“Class I Common Shares” means the Class I Common Shares of beneficial interest, $0.01 par value per share, of the Company.

“Class I Common Units” means the Class I Common Units of limited partnership interest of the Operating Partnership.

“Class S Common Shares” means the Class S Common Shares of beneficial interest, $0.01 par value per share, of the Company.

“Class S Common Units” means the Class S Common Units of limited partnership interest of the Operating Partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means, collectively, the Company’s Class A Common Shares, Class I Common Shares and Class S Common Shares.

“Company” means ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT, a Maryland statutory trust, together with its subsidiaries, which serves as the sole general partner of the Operating Partnership.

“Declaration of Trust” means the Declaration of Trust of the Company, as the same may be amended and restated from time to time.

“DST” means Delaware statutory trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“ExchangeRight” means ExchangeRight Real Estate, LLC, a California limited liability company.

“ExchangeRight DST Portfolios” mean portfolios of net-leased properties acquired and managed by ExchangeRight through its previous DST offerings.

“ExchangeRight Secured Loans” means short-term secured loans made at any time or from time to time by the Company to ExchangeRight under the RSLCA.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any successor thereto.

“FFO” means funds from operations, which is a commonly accepted and reported measure of the operating performance of a REIT. FFO is equal to the Company’s net income (calculated in accordance with GAAP), excluding the following: depreciation and amortization related to real estate; gains and losses from the sale of real estate assets; gains and losses from changes in control; and impairment write-downs of real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the Company. The foregoing definition of FFO is consistent with the definition of “funds from operations” published by the National Association of Real Estate Investment Trusts (Nareit®).

“GAAP” means accounting principles generally accepted in the United States.

“Insignificant Participation Exception” means the exception to the plan asset regulations which provides that an ERISA investor’s assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key Principals” means Joshua Ungerecht, Warren Thomas and David Fisher.

“NAV” means the net asset value of the Company.

“Operating Partnership” or the “Partnership” means ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, together with its subsidiaries.

“Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of ExchangeRight Income Fund Operating Partnership, LP, dated April 4, 2022.

“OP Units” mean the common units of limited partnership interest in the Operating Partnership.

“REIT” means real estate investment trust.

“RSLCA” means the Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement dated April 4, 2022 between ExchangeRight Real Estate, LLC, as borrower, and ExchangeRight Income Fund Operating Partnership, LP., as lender.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Securities Act” means the Securities Act of 1933, as amended.

“TCJA” means the Tax Cuts and Jobs Act of 2017.

“Trustee” means ExchangeRight Income Fund Trustee, LLC, a Delaware limited liability company.

ITEM 1.	BUSINESS.

We are filing this Form 10 to register our Common Shares pursuant to Section 12(g) of the Exchange Act. As a result of the registration of our Common Shares pursuant to the Exchange Act, following the effectiveness of this Form 10, we will be subject to the requirements of the Exchange Act and the rules promulgated thereunder. In particular, we will be required to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K and otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements to register a class of securities pursuant to Section 12(g) of the Exchange Act. This registration statement does not constitute an offering of securities of the Company or any other entity. We are an emerging growth company as defined in the JOBS Act and will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

General

ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT, a Maryland statutory trust, is a self-administered real estate company, formed on January 11, 2019, focusing on investing in single-tenant, primarily investment-grade net-leased real estate. The Company, through the Operating Partnership, owned 336 properties in 34 states (collectively, the “Trust Properties”) that were 99.8% leased as of December 31, 2022. The Trust Properties are occupied by 36 different national, primarily investment-grade necessity-based retail tenants as of December 31, 2022 and are additionally diversified by industry, geographic region and lease term. The Company has had 100% collection of all of its contractual rents from its net-leased properties since inception, including through the COVID-19 pandemic and for the year ended December 31, 2022.

We are structured as an umbrella partnership REIT, commonly called an UPREIT, and own all of our assets and conduct substantially all of our business through ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, which was formed on January 9, 2019. The Company is the sole general partner and a limited partner of the Operating Partnership. As of the date of this registration statement, an aggregate of 22,624,817 OP Units in the Operating Partnership are issued and outstanding. The Company owns 15,098,630 of the issued and outstanding OP Units in the Operating Partnership, investors who completed tax-deferred Code Section 721 exchanges into the Operating Partnership own 7,448,879 of the issued and outstanding OP Units in the Operating Partnership and ExchangeRight owns 77,308 of the issued and outstanding OP Units in the Operating Partnership. Additionally, ExchangeRight owns 600,000 of the Company’s 15,098,630 issued and outstanding OP Units in the Operating Partnership disclosed above through its ownership in ExchangeRight Income Fund GP, LLC (“EIFG”).

On February 9, 2019, we commenced an offering of up to $100.0 million of our Common Shares under a private placement to qualified investors who meet the definition of “accredited investor” under Regulation D of the Securities Act. We expect to conduct the offering on a continuous basis until the Trustee determines to terminate the offering. The maximum dollar amount of the offering has been increased over time. The following table details the increases in the maximum dollar amount of the offering of our Common Shares, prior to selling commissions, as approved by the Trustee, since the inception of the offering:

Effective date	Maximum offering amount
Inception	$100,000,000
May 18, 2020	$200,000,000
March 2, 2021	$500,000,000
April 4, 2022	$2,165,000,000

As of the date of this registration statement, the Company had issued 5,594,034 Class I Common Shares and 9,804,288 Class A Common Shares pursuant to the offering, resulting in gross offering proceeds of approximately $417.4 million since inception. Of these issued Common Shares, 5,439,500 Class I Common Shares and 9,659,130 Class A Common Shares remained outstanding as of the date of this registration statement.

After deductions for payments of selling commissions (net of support received from ExchangeRight), marketing and diligence allowances, wholesale selling costs and expenses, and other offering expenses, we have received net offering proceeds since inception of approximately $401.2 million as of the date of this registration statement. The net offering proceeds have been contributed to the Operating Partnership in exchange for OP Units, and the Operating Partnership has used the net proceeds of the offering to acquire the Trust Properties, and to pay certain fees and expenses related to the offering and acquisition of the Trust Properties.

Our executive offices are located at 1055 E. Colorado Blvd., Suite 310, Pasadena, CA 91106. Our telephone number is (855) 317-4448. Our internet website is www.exchangeright.com. The information contained in, or that can be accessed through our website, is not incorporated by reference in or otherwise a part of this Form 10.

REIT Status

The Company has elected and is qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. We intend to operate in a manner that allows us to continue qualifying as a REIT for U.S. federal income tax purposes commencing with such taxable year, and to continue qualifying as a REIT for each subsequent year. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our REIT taxable income, determined without regard for any deduction for distributions paid and excluding any net capital gain, to our shareholders. As a REIT, we generally are not subject to U.S. federal income tax on the REIT taxable income we distribute to our shareholders. Even though we qualify as a REIT, we may still be subject to some federal, state and local taxes on a certain portion of our income or property. If we fail to qualify as a REIT in any taxable year, including the current year, we will be subject to federal income tax at regular corporate rates.

Operating Partnership and Managers

Substantially all of the Company’s business is conducted through the Operating Partnership. The Trust Properties are owned and controlled by the Company and are managed by ExchangeRight Net-Leased Property Management, LLC (the “Property Manager”) and ExchangeRight Net-Leased Asset Management, LLC (the “Asset Manager”), which are both wholly-owned subsidiaries of ExchangeRight, pursuant to executed property management and asset management agreements (collectively the “Management Agreements”) with each respective entity. ExchangeRight is the sole member and manager of the Trustee, who as Trustee, has a fiduciary obligation to act on behalf of our shareholders. Under Maryland law and our Declaration of Trust, our Trustee must act in good faith, in a manner it reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

Since 2012, ExchangeRight has been active in syndicating ownership in primarily investment-grade single-tenant, net-leased necessity-based retail assets through DST programs that qualify for tax-deferred exchange treatment under Section 1031 of the Code. ExchangeRight provides a vertically integrated, fully scalable real estate platform consisting of underwriting and acquisitions, financing and structuring, leasing and tenant retention, marketing and dispositions, asset and property management, analysis and legal and institutional-quality investor reporting. ExchangeRight and its affiliates have acquired over 1,100 properties and manage over approximately $5.4 billion of assets as of March 31, 2023. ExchangeRight and its affiliates utilize fair market value, when available, to calculate its assets under management. When fair market value is not available, which is the case for its DST programs, ExchangeRight utilizes the original offering price of such offerings. The assets under management total over 22 million square feet and ExchangeRight’s net-leased platform is diversified across 78 national tenants and 47 different states as of the date of this registration statement.

We depend on ExchangeRight and its affiliates, including the Property Manager and Asset Manager, to provide certain services essential to the Company, such as asset management services, supervision of the management of the Trust Properties, asset acquisition and disposition services, as well as other administrative responsibilities for the Company, including accounting services, investor communications and investor relations. As a result of these relationships, we are dependent upon ExchangeRight and its affiliates.

Ownership Structure

The following chart illustrates our current operating structure and ownership as of the date of this registration statement. The solid-line arrows in the chart represent equity ownership relationships between the applicable parties, and the dotted lines represent contractual or service-provider relationships between the parties.

(1)

As of the date of this registration statement, an aggregate of 613,007 Common Shares, representing 4.1% of the total outstanding Common Shares were beneficially owned by (i) our Trustee; (ii) our Key Principals; (iii) our executive officers and (iv)  EIFG. See “Item 4. Security Ownership of Certain Beneficial Owners and Management” for further ownership information.

(2)	ExchangeRight Income Fund Trustee, LLC serves as the sole trustee of the Company.
(3)

EIFG owns 600,000 Class I Common Shares as of the date of this registration statement, which were purchased on the same terms as all other holders of Class I Common Shares at acquisition. Additionally, EIFG owns a special limited partner interest in the Operating Partnership which entitles it to receive a promote interest in the profits of the Operating Partnership upon an investor receiving their preferred return plus a return of capital. See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for further ownership information.

(4)

ExchangeRight Net-Leased Property Management, LLC (referred to herein as the “Property Manager”) manages certain Trust Properties owned by the Operating Partnership pursuant to a Property Management Agreement dated February 28, 2019, as described elsewhere in this registration statement.

(5)

ExchangeRight Net-Leased Asset Management, LLC (referred to herein as the “Asset Manager”) manages certain Trust Properties owned by the Operating Partnership pursuant to an Asset Management Agreement dated February 28, 2019, as described elsewhere in this registration statement.

(6)

The holders of the Operating Partnership Class I Common Units have the right to cause their Class I Common Units to be redeemed by the Operating Partnership for cash, unless we, in our sole discretion, elect to purchase such Class I Common Units in exchange for Class I Common Shares of the Company, issuable on a 1:1 basis, subject to adjustment under certain circumstances. We currently intend to elect to pay the redemption price for all Class I Common Units tendered for redemption in Class I Common Shares. The Class I Common Units have the same economic rights as a Class I Common Shares. As of the date of this registration statement, an aggregate of 142,548 OP Units, representing 1.9% of the total outstanding OP Units were beneficially owned by (i) ExchangeRight; (ii) our Trustee; (iii) our Key Principals and (iv) our executive officers. See “Item 4. Security Ownership of Certain Beneficial Owners and Management” for further information.

Management Structure

The Company operates under the direction of the Trustee, which in turn is managed by ExchangeRight as the sole manager of the Trustee. The business and affairs of ExchangeRight are managed by the Key Principals as the sole managers of ExchangeRight, who have full and complete authority, power and discretion to manage and control the business, affairs and properties of ExchangeRight, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of ExchangeRight’s business. As a result, the Key Principals act in effect as directors of the Company.

For additional information regarding the Key Principals and individuals acting as the executive officers of the Company, see “Item 5. Directors and Executive Officers” below.

Investment Objectives and Strategy

The Company seeks to provide capital preservation and stable income by focusing primarily on investment-grade necessity-based retail tenants that are additionally diversified by industry, geographic region and lease term. We intend to take advantage of ExchangeRight’s fully scalable platform and deep industry relationships to strategically acquire a diversified portfolio. The Company is structured to target:

•	capital preservation throughout economic cycles with a focus on recession-resilient tenants and industries;

•	stable distributions paid monthly that are covered by cash flow from operations;

•	significant tax deferral and deductions provided to increase the tax-equivalent yield;

•	clearly-defined aggregation strategy that is structured to benefit from the diversification and scale of ExchangeRight’s proprietary acquisitions pipeline and existing assets under management; and

•	an investor-centric structure and significant alignment of interest.

Capital preservation throughout economic cycles with a focus on recession-resilient tenants and industries – In order to achieve these objectives, the Company focuses on acquiring a diversified portfolio consisting primarily of:

•	long-term net-leased properties;

•	backed by national, investment-grade and recession-resilient tenants;

•	that operate essential businesses;

•	in online-resilient; and

•	recession-resilient necessity retail industry.

Long-term, net-leased properties – We focus on net leases that obligate the tenant to pay not only their rent, but also the costs of property taxes, insurance and property maintenance, often including repairs and replacements. The net-lease structure shields the landlord from the burden of those costs that are typically borne by the landlord in most other asset classes of real estate. By shifting the burden of many of these operating expenses from the landlord to the tenant, net-leased real estate provides investors with an income stream that is more stable and predictable and that is less likely to experience significant volatility throughout the lease term.

National, investment-grade and recession-resilient tenants – We focus on national tenants that exhibit strong balance sheets and financial performance, primarily carrying investment-grade credit ratings from S&P and/or Moody’s rating agencies, which are nationally recognized statistical rating organizations (“NRSROs”). Based on research from S&P and Moody’s, investment-grade credit tenants have historically had an 11.07x to 14.39x lower likelihood of defaulting over a 10-year horizon compared to speculative- or junk-rated credit tenants. We focus on investment-grade credit tenants so that we can rely on their strong balance sheets to weather economic crises and recessions and continue to meet their financial obligations under the leases.

Operate essential businesses – We focus on properties occupied by businesses that are essential and that remained open and operating throughout the COVID-19 crisis. Essential businesses provide the goods and services that people need and are therefore generally able to continue to be profitable in most economic environments. We focus on tenants with strong balance sheets to weather a crisis, and more particularly on those tenants whose balance sheets get stronger even in the midst of a crisis.

Online-resilient – We focus on tenants and industries that have historically exhibited consistent resilience and growth in the face of the competitive expansion of online retail. The growth of online retail has impacted a number of real estate sectors, especially the discretionary retail sector that we avoid. By primarily focusing on pharmaceutical, grocery, healthcare, necessity-based retail, farm and rural supply, and discount retail, the Company’s targeted tenants provide essential goods and services that are expected to be less susceptible to being replaced by online retail given the needs-based component of their business plan, the accommodation of immediate-fulfillment needs or desires, the provision of in-person services that are not or cannot be competitively duplicated online and/or the low-cost nature of products offered. In addition, the tenants we focus on have adapted their business models to utilize their locations to provide in-person services and experiences. Our focus on necessity-based sectors that are less susceptible to economic shocks and online retail is intended to protect and insulate the Company’s long-term income.

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Discount necessity retailers have converted approximately 15-20% of their floor space to groceries and provide necessity goods at a price point that is uneconomical for online retailers to compete against. Online retailers target demographics that have a much higher discretionary income that does not overlap significantly with discount necessity retailers. Furthermore, in recessions, a larger portion of the population tends to shop at discount necessity retailers in order to save money.

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Pharmaceutical retailers frequently include health hubs, minute clinics and medical testing centers that deliver discount healthcare like flu shots, vaccines and medical testing within their stores and also immediately provide any prescriptions needed. They also provide a viable and convenient alternative to going to an urgent care facility to address non-urgent illnesses.

•

Grocers focus on perishable goods that online retailers have struggled to provide competitively. Certain online retailers had to ultimately acquire a brick-and-mortar retail grocer to compete in the grocery space. Many grocers have also created a one-stop-shop destination by adding cafes, pharmacies, restaurants, dry cleaners and banks to their stores and higher margin products like meals on-the-go that cannot be replicated online.

•

Discount specialty and apparel retailers provide discount home goods, decor, and clothing that consumers often prefer to shop for in-person, that are discounted and therefore, less economical to ship and that target a demographic that is less likely to overlap with online retailers’ target demographic.

•

Farm and rural supply stores provide essential products for agriculture, livestock, and pet care while also carrying products related to home improvement, truck maintenance and lawn and garden care. Many of these products tend to be larger and less economical to ship to customers and are needed more immediately than shipping can accommodate.

•	Automotive stores typically provide for the immediate and ongoing supply chain needs of local auto repair shops in addition to meeting the immediate needs of local consumers.

•	Healthcare providers provide in-person health care services that are either difficult or impossible to deliver through an online format.

Recession-resilient necessity retail industry – The necessity retail industry is an industry in which people continue to spend money even in recessions because the goods and services they provide are a necessity and not a discretionary choice. Therefore, this industry tends to be more recession-resilient than others. We focus on this industry to align ourselves with tenants that continue to be profitable and resilient even during economic crises and/or recessionary periods.

Diversification Strategy

While focusing almost exclusively on those properties that meet all of the investment factors discussed above, we will then take the pursuit of risk mitigation a step further with broad diversification by property, location, tenant, industry, lease term and debt term so that we avoid significant concentrations of income coming from any one factor.

When we put these all together, the intended result is a diversified, long-term stream of cash flow that is shielded from many of the potential costs of real estate ownership and that is ultimately guaranteed by tenants with strong balance sheets. The tenants we focus on operate businesses that performed well throughout the COVID-19 pandemic, and historically have performed well in recessions.

Each of these separate investment factors build upon each other and, in combination, create an investment strategy that can provide stable income and value for investors. The combination of all of these factors and the potential to aggregate a large, diversified portfolio of similar quality net-leased real estate through ExchangeRight’s proprietary pipeline and existing assets under management also create upside potential as it is well-positioned to continue to perform through a variety of economic conditions, including recessionary environments.

Stable distributions paid monthly that are covered by cash flow from operations – The Company’s net-leased portfolio has provided a diversified and secure stream of distributable cash flows that has thus far proven to be resilient in the face of significant economic turmoil. The distribution rate has been increased by our Trustee five times since our inception and has never been reduced, delayed or suspended. Based on the current monthly distribution rate of $0.1449 per Common Share, the distribution yield, when compared to the March 31, 2023 declared NAV per Common Share of $27.74, was 6.27%. Paying distributions out of operations is important as it avoids the dilution and capital destruction that results from paying distributions out of equity capital or financing and can provide retained earnings that can allow for excess reserves and be reinvested on behalf of shareholders or maintain consistent distributions in the face of difficult circumstances. Our distribution policy is to pay distributions only out of cash flows from operations, rather than investor equity or financing, subject only to REIT qualification requirements or to avoid incurring federal income tax.

Significant tax deferral and deductions provided to increase the tax-equivalent yield – The Company is structured to take advantage of a number of tax deductions and depreciation benefits, including the REIT pass-through deduction included in the TCJA. Distributions to investors in 2022 were reported as a 56.98% non-taxable return of capital for federal income tax purposes, meaning that only 43.02% were treated as taxable distributions. In addition, so long as the Company continues to satisfy the various requirements for qualification as a REIT, non-corporate shareholders of the Company that receive distributions characterized as ordinary dividends for U.S. federal income tax purposes will be eligible to claim a tax deduction for the taxable year prior to January 1, 2026 equal to 20% of the ordinary dividends distributed to them in each such taxable year. In addition, the Company, and any of its subsidiaries that qualify as a real property trade or business, intend to make an election to be exempt from rules limiting the amount of interest expense a taxpayer is permitted to deduct each taxable year. Individual circumstances will vary by investor, and each investor should consult with their own tax advisor.

Clearly-defined aggregation strategy that is structured to benefit from the diversification and scale of ExchangeRight’s proprietary acquisitions pipeline and existing assets under management – The Company is structured to provide partial liquidity to investors through redemptions on a quarterly basis of up to 5% of the Company’s issued and outstanding shares per fiscal year. We also intend to take advantage of ExchangeRight’s fully scalable platform and deep industry relationships to continue to strategically acquire single-tenant, net-leased necessity-based retail assets. This aggregation strategy is intended to leverage the significant synergies between its net lease DST and REIT platforms in order to reduce risk and enhance value through increased diversification; expand capacity to accommodate liquidity needs; unlock additional access to capital; and optimize estate planning benefits on behalf of investors across both platforms. There is no guarantee that any aggregation strategy will be executed or that they will produce enhanced liquidity or returns.

An investor-centric structure and significant alignment of interest – The Company’s fee arrangements with ExchangeRight are structured to have ongoing performance fees that are on average more favorable than what we believe are market fees. ExchangeRight currently has invested $15.0 million in Class I Common Shares and $2.0 million in OP Units alongside investors as of the date of this registration statement, creating what we believe to be a strong alignment of interest in the success of the Company. Moreover, should ExchangeRight achieve at least a 100% return of capital and a 7% annual return on behalf of investors, ExchangeRight may participate in up to 20% of the potential upside above those returns, thus creating an additional incentive for ExchangeRight to perform.

Real Estate Investments

The Company, through the Operating Partnership, owned 336 properties in 34 states as of December 31, 2022. The Trust Properties were 99.8% leased as of December 31, 2022 and occupied by 36 different national primarily investment-grade necessity-based retail tenants as of December 31, 2022, and are additionally diversified by industry, geographic region and lease term. The portfolio has had 100% collection of all of its rents from its net-leased properties since inception, including through the COVID-19 pandemic and for the year ended December 31, 2022. The following table details information about our tenants as of December 31, 2022:

	Parent credit rating (a)						Weighted average lease term (yrs) (m)
		Number of leases		Annualized base rents
Tenant			GLA	Total	% of total	Per sq. ft
Dollar General	BBB	112	1,063,000	$11,537,700	18.0%	$10.85	6.3
Walgreens	BBB	30	434,900	9,821,200	15.3%	$22.58	6.5
Tractor Supply	BBB	17	349,600	4,679,500	7.3%	$13.39	7.9
Family Dollar	BBB (b)	40	345,600	4,416,400	6.9%	$12.78	4.2
Hobby Lobby	n/a	9	513,400	4,037,900	6.3%	$7.87	7.0
Advance Auto Parts	BBB-	32	233,900	3,513,000	5.5%	$15.02	5.4
Stop & Shop	BBB+	1	102,100	2,940,000	4.6%	$28.80	13.9
CVS Pharmacy	BBB	10	122,700	2,866,100	4.5%	$23.36	5.6
Kroger	BBB	4	263,200	2,826,100	4.4%	$10.74	8.3
Fresenius Medical Care	Baa3 (c)	10	83,100	2,629,700	4.1%	$31.65	7.7
Napa Auto Parts	n/a	18	155,000	1,824,900	2.8%	$11.77	13.1
Publix	n/a	2	96,800	1,548,400	2.4%	$16.00	17.4
Hy-Vee	NAIC2 (d)	1	101,200	1,415,800	2.2%	$13.99	16.1
AutoZone	BBB	9	65,900	994,700	1.6%	$15.09	3.6
Old National Bank	A3 (c) (e)	2	38,200	989,300	1.5%	$25.90	7.8
Dollar Tree	BBB	9	84,200	880,200	1.4%	$10.45	2.6
Giant Eagle	n/a	1	81,800	848,300	1.3%	$10.37	8.3
Walmart Neighborhood Market	AA	1	41,800	738,600	1.2%	$17.67	8.8
BioLife Plasma Services L.P.	BBB+ (f)	1	15,500	672,400	1.0%	$43.38	12.9
Goodwill	n/a	2	42,800	653,200	1.0%	$15.26	7.4
Verizon Wireless	BBB+ (g)	2	11,300	569,800	0.9%	$50.42	4.5
Sherwin Williams	BBB	7	45,400	566,700	0.9%	$12.48	3.3
O’Reilly	BBB (h)	6	41,400	542,000	0.8%	$13.09	6.4
Food Lion	BBB+ (i)	1	41,300	351,400	0.5%	$8.51	5.8
Ross Stores	BBB+	1	25,800	335,400	0.5%	$13.00	6.1
Indianapolis Osteopathic Hospital, Inc	A2 (c)	1	11,500	320,000	0.5%	$27.83	0.6
PNC Bank, N.A.	A	1	6,100	266,800	0.4%	$43.74	5.8
HomeGoods	A(j)	1	22,200	255,800	0.4%	$11.52	8.3
MedSpring	Baa3 (c)	1	4,600	193,100	0.3%	$41.98	4.2
Franciscan Alliance, Inc.	Aa3 (c)	1	6,000	182,100	0.3%	$30.35	1.4
The Christ Hospital	A3 (c)	1	9,300	174,300	0.3%	$18.74	5.0
Five Below	n/a	1	8,500	135,700	0.2%	$15.96	8.1
TCF National Bank	BBB+ (k)	1	4,500	116,700	0.2%	$25.93	4.0
Aaron’s	n/a	1	7,200	101,900	0.2%	$14.15	3.2
Truist Bank	A- (l)	1	2,700	101,400	0.2%	$37.56	6.0
Athletico Physical Therapy	B-	1	3,400	77,000	0.1%	$22.65	3.8

Total		339	4,485,900	$64,123,500	100.0%	$14.29	7.4

Vacant (n)			16,400

Total Portfolio			4,502,300

(a)

Credit rating of parent entity of a tenant, if applicable, is derived from S&P, unless otherwise noted. In certain instances, the parent entity of the tenant will provide a guarantee of the tenant’s lease.

(b)	Family Dollar’s leases are made primarily with Family Dollar Stores, Inc. This entity is a wholly owned subsidiary of Dollar Tree, Inc., which is S&P rated “BBB”.

(c)	Moody’s rating.
(d)	A “Grade 2” rating is the equivalent of a BBB-, BBB or BBB+ rating by S&P.
(e)

Our leases were originally with First Midwest Bank as lessee. In February 2022 First Midwest Bancorp Inc., the former parent entity of First Midwest Bank, merged with Old National Bancorp, which is Moody’s rated “A3”. Subsequent to the merger, our leases are now with Old National Bank.

(f)	BioLife Plasma Services L.P.’s lease is guaranteed by Takeda Pharmaceuticals U.S.A., Inc. This entity is a wholly owned subsidiary of Takeda Pharmaceutical Co. Ltd., which is S&P rated “BBB+”.
(g)

Verizon Wireless’s leases are entered into with Cellco Partnership. This entity is a wholly owned subsidiary of Verizon Communications, Inc., which is S&P rated “BBB+”. Verizon Communications, Inc. has provided a parent support agreement whereby it has agreed to guarantee certain of the payment obligations of Cellco Partnership.

(h)	O’Reilly’s leases are entered into with various wholly owned subsidiaries of O’Reilly Automotive Inc., which is S&P rated “BBB”.
(i)	Food Lion’s lease is guaranteed by Delhaize America, Inc. This entity is a wholly owned subsidiary of Ahold Delhaize N.V., which is S&P rated “BBB”.
(j)	HomeGoods lease is guaranteed by HomeGoods, Inc. This entity is a wholly owned subsidiary of TJX Companies, Inc. which is S&P rated “A”.
(k)	Our lease was originally with TCF Bank as lessee. In June 2021 TCF Financial Corporation, the former parent entity of TCF Bank, merged with Huntington Bancshares Inc., which is S&P rated “BBB+”.
(l)

Our lease was originally with BB&T Bank as lessee. In December 2019 BB&T Corporation, the former parent entity of BB&T Bank, merged with SunTrust Banks, Inc. in a merger of equals to form Truist Financial Corporation, which is S&P rated “A-”. Subsequent to the merger, our lease is now with Truist Bank.

(m)	Weighted based on annualized base rents.
(n)	Includes 9,300 square feet that was leased to Archana Grocery in November 2022 with expected occupancy occurring prior to June 2023.

The following table details the industries in which our tenants operate as of December 31, 2022:

	Number of leases	GLA		Annualized base rents
Industry		Square feet	% of total	Dollars	% of total
Discount Necessity Retail	161	1,492,800	33.2%	$16,834,300	26.3%
Pharmaceutical Retailers	40	557,600	12.4%	12,687,300	19.8%
Grocery	11	728,200	16.2%	10,668,600	16.6%
Discount Automotive	65	496,200	11.0%	6,874,600	10.7%
Discount Specialty Retail	13	586,900	13.0%	5,082,600	7.9%
Farm and Rural Supply	17	349,600	7.8%	4,679,500	7.3%
Medical Care	11	89,100	2.0%	2,811,800	4.4%
Banking Services	5	51,500	1.1%	1,474,200	2.3%
Healthcare Providers	4	39,700	0.9%	1,243,700	1.9%
Necessity Retail	2	11,300	0.3%	569,800	0.9%
Paint and Supplies	7	45,400	1.0%	566,700	0.9%
Discount Apparel	1	25,800	0.6%	335,400	0.5%
Urgent Care	1	4,600	0.1%	193,100	0.3%
Rental & Leasing Services	1	7,200	0.2%	101,900	0.2%

Total	339	4,485,900	99.6%	$64,123,500	100.0%

Vacant (a)		16,400	0.4%

Total Portfolio		4,502,300	100.0%

(a)	Includes 9,300 square feet that was leased to Archana Grocery in November 2022 with expected occupancy occurring prior to June 2023.

The following table details our contractual lease expirations as of December 31, 2022 (assuming no exercise of contractual extension options):

	Number of leases	GLA		Annualized base rents
Year		Square feet	% of total	Dollars	% of total	Per sq. ft.
MTM	1	8,400	0.2%	$145,700	0.2%	$17.35
2023	5	46,300	1.0%	699,600	1.1%	$15.11
2024	19	169,100	3.8%	2,451,000	3.8%	$14.49
2025	23	197,200	4.4%	2,289,200	3.6%	$11.61
2026	43	496,300	11.1%	5,893,900	9.2%	$11.88
2027	36	474,600	10.6%	6,717,300	10.5%	$14.15
2028	55	600,300	13.4%	9,212,600	14.4%	$15.35
2029	30	374,800	8.4%	5,296,500	8.3%	$14.13
2030	29	431,200	9.6%	6,939,400	10.8%	$16.09
2031	39	629,400	14.0%	8,323,000	13.0%	$13.22
2032	25	398,300	8.9%	5,323,900	8.3%	$13.37
2033	5	46,300	1.0%	764,700	1.2%	$16.52
2034	5	135,400	3.0%	1,439,000	2.2%	$10.63
2035	8	71,400	1.6%	1,317,500	2.1%	$18.45
2036	6	140,500	3.1%	3,521,400	5.5%	$25.06
2037	5	54,200	1.2%	633,800	1.0%	$11.69
2038	2	14,200	0.3%	190,800	0.3%	$13.44
2039	2	149,600	3.3%	2,214,200	3.5%	$14.80
2040	1	48,400	1.1%	750,000	1.2%	$15.50

Total	339	4,485,900	100.0%	$64,123,500	100.0%	$14.29

The following table details annualized base rents by state for our portfolio as of December 31, 2022:

	Number of leases	GLA			Annualized base rents
State		Square feet		% of total	Dollars	% of total
Illinois	37	379,100		8.4%	$6,839,000	10.7%
Ohio	41	559,100	(a)	12.4%	6,479,300	10.1%
Texas	36	389,900		8.7%	5,650,600	8.8%
Louisiana	39	404,600		9.0%	4,872,500	7.6%
Wisconsin	19	282,500		6.3%	4,234,600	6.6%
Alabama	15	268,800		6.0%	3,896,800	6.1%
Florida	21	216,300		4.8%	3,308,600	5.2%
Georgia	14	264,300		5.9%	3,034,200	4.7%
Tennessee	16	207,400		4.6%	2,941,700	4.6%
Massachusetts	1	102,100		2.3%	2,940,000	4.6%
Indiana	12	230,600		5.1%	2,571,500	4.0%
North Carolina	14	210,000		4.7%	2,525,500	3.9%
South Carolina	15	186,100		4.1%	2,510,300	3.9%
Pennsylvania	13	129,200		2.9%	2,102,300	3.3%
Virginia	7	91,800		2.0%	1,457,100	2.3%
Minnesota	1	101,200		2.2%	1,415,800	2.2%
Missouri	7	72,700		1.6%	1,352,000	2.1%
Nevada	2	31,100		0.7%	1,076,000	1.7%
Oklahoma	5	53,800		1.2%	685,300	1.1%
Michigan	2	53,200		1.2%	638,900	1.0%
Utah	2	44,700		1.0%	618,200	1.0%

	Number of leases	GLA		Annualized base rents
State		Square feet	% of total	Dollars	% of total
Connecticut	3	38,000	0.8%	547,300	0.9%
California	1	25,800	0.6%	335,400	0.5%
Iowa	3	29,300	0.7%	304,200	0.5%
Arizona	2	16,700	0.4%	293,900	0.5%
Maryland	1	20,000	0.4%	292,700	0.5%
Arkansas	3	29,400	0.7%	261,900	0.4%
Idaho	1	22,000	0.5%	255,000	0.4%
Wyoming	1	7,000	0.2%	132,200	0.2%
Rhode Island	1	8,400	0.2%	131,400	0.2%
Colorado	1	8,000	0.2%	109,600	0.2%
Mississippi	1	9,300	0.2%	106,400	0.2%
Kansas	1	7,200	0.2%	101,900	0.2%
New Jersey	1	2,700	0.1%	101,400	0.2%

Total Portfolio	339	4,502,300	100.0%	$64,123,500	100.0%

(a)	Includes 9,300 square feet that was leased to Archana Grocery in November 2022 with expected occupancy occurring prior to June 2023.

Identified Trust Properties

As part of the Company’s aggregation strategy, we intend to take advantage of ExchangeRight’s fully scalable platform and deep industry relationships to strategically acquire single-tenant, net-leased necessity-based retail assets with the goal of creating additional size and diversification in order to seek enhanced, recession-resilient returns and liquidity for shareholders. The Company, through the Operating Partnership, has entered into non-binding agreements to acquire a diversified portfolio of 478 single-tenant, net-leased properties leased primarily to investment-grade tenants that are part of existing ExchangeRight DST Portfolios as well as 129 additional properties (collectively, the “Identified Trust Properties”). The 478 properties that are part of the ExchangeRight DST Portfolios are currently owned by various ExchangeRight DSTs as of December 31, 2022, and can be acquired by the Company for an aggregate purchase price of $2.4 billion. The Identified Trust Properties are leased and operated by tenants that are primarily investment-grade tenants that have proven to be recession-resilient in the past. These tenants operate successfully in the necessity-based retail space, and are diversified by geography, tenant, industry, lease term, and debt maturities. The Identified Trust Properties were selected for their proven operating history and cash flows as well as management’s experience in managing the majority of these locations and tenants. In limited circumstances, certain portfolio acquisitions may require the inclusion of individual properties that are vacant; however, when considering portfolio acquisitions that include such properties, the Company will consider the portfolio composition, diversification, and value as a whole. Moreover, we intend to only acquire properties and portfolios that result in a post-acquisition Company NAV that is higher than or equal to the pre-acquisition Company NAV at the time of property identification and approval, including the valuation of all properties in the acquired portfolio. The majority of the Identified Trust Properties have built-in rent escalations in their primary term or option periods that are intended to provide increased income and inflation protection.

The Identified Trust Properties are anticipated to provide several distinct advantages to the Company:

•	The properties are expected to provide the Company with a pre-determined initial portfolio of properties and the ability to achieve an attractive diversification level;

•	There is reduced blind pool risk or counterparty execution risk as the properties are already controlled and managed by ExchangeRight;

•	The ExchangeRight DST Portfolios have a proven history as they are currently managed by ExchangeRight with a long-term track record of performance;

•

The tenants and lease terms are known, providing the Company with more certainty regarding potential rental increases, inflation protection, and its underwriting projections of cash flows to investors;

•

The acquisition agreements for the properties give flexibility to the Company to acquire the properties in stages and over a period of time, thereby improving the Company’s ability to invest capital and earn a return to fully cover investor distributions;

•	There will be no acquisition fees charged to the Company to acquire any ExchangeRight DST Portfolios;

•

The ExchangeRight DST Portfolios often have loans that can be assumed with limited lender costs that on average have interest rates that are more favorable than market interest rates as of December 31, 2022; and

•

The Operating Partnership is expected to grow more quickly than it would otherwise as a result of DST investors electing to perform a tax-deferred Code Section 721 exchange, providing long-term tax-sensitive investors for the Operating Partnership and the Company who are aligned with the long-term aggregation strategy and reducing the amount of new cash the Company must raise to acquire additional net-leased portfolios.

The non-binding agreements to acquire certain of the Identified Trust Properties are subject to obtaining the consent of the current mortgage lenders secured by the corresponding Identified Trust Properties and provide the Company with the unilateral right to acquire the Identified Trust Properties. See “Item 1A. Risk Factors” for certain risks relating to the acquisition and ownership of the Identified Trust Properties.

If any of the Identified Trust Properties that the Company does not currently own are not available for acquisition at the time we seek to purchase them, or if our Trustee believes that the acquisition of different properties is in the best interests of the Company, we may acquire properties other than the Identified Trust Properties consistent with our investment objectives, including properties owned or controlled by ExchangeRight or its affiliates.

Our Trustee may increase the maximum aggregate amount of the Company’s Common Share offering, in its sole discretion, to acquire additional properties consistent with our investment objectives, which are intended to include properties owned or controlled by ExchangeRight, to take advantage of ExchangeRight’s diversification and scale as well as its aggregation strategy. Our Trustee may expand the offering to achieve those objectives if such an expansion would result in a projected NAV that is equivalent to or at a premium to the then-current NAV per share of the Company based in part on an independent real estate valuation. Before the maximum aggregate offering amount of our offering is increased, we expect to enter into definitive agreements to acquire these properties. ExchangeRight’s current portfolio is similar to, yet more diversified by tenant, geography, lease and debt maturity than the Company’s portfolio, and is intended to provide additional diversification and size benefits that are anticipated to be attractive in executing the Company’s aggregation strategy.

Competition

We compete for tenants with numerous traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements or below-market renewal options in order to retain tenants when our leases expire. Competition for tenants could decrease the occupancy and rental rates of our properties.

Additionally, we face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable investment opportunities available to us which may impede our growth and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other types of investments. Accordingly, competition for the acquisition of real property could materially and adversely affect us. However, the Company already has non-binding agreements to acquire the Identified Trust Properties, which may offset the effects of the foregoing competitive factors.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of  (i) the last day of the first fiscal year during which our total annual gross revenues equal or exceed $1.235 billion, (ii) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. For so long as we remain an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We have not yet made a decision as to whether we will take advantage of any or all of these exemptions. To the extent we take advantage of some or all of the reduced reporting requirements applicable to “emerging growth companies,” an investment in our Common Shares may be less attractive to investors.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of the registrant’s internal control over financial reporting, and generally requires in the same report a report by an independent registered public accounting firm on the effectiveness of internal control over financial reporting. Under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.”

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act. Accordingly, our consolidated financial statements may not be comparable to the financial statements of reporting companies that comply with such new or revised accounting standards.

Human Capital

The Company has no direct employees. Services necessary for our business are provided by individuals who are employees of ExchangeRight or its affiliates, pursuant to the terms of the Management Agreements, and we pay fees associated with such services. See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a summary of the fees paid to ExchangeRight and its affiliates during the years ended December 31, 2022 and 2021.

Investment Company Act Limitations

We conduct our operations, and the operations of our Operating Partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our Operating Partnership, each formed to hold a particular asset. We monitor our operations and our assets on an ongoing basis in order to ensure that neither we nor any of our subsidiaries meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that neither we nor our Operating Partnership will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because neither of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, through our Operating Partnership, are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we and our Operating Partnership will be able to continue to conduct our respective operations such that neither entity will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that conducts its business primarily through our Operating Partnership, which in turn is a holding company that conducts its business through its subsidiaries, we intend to conduct our operations, and the operations of our Operating Partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act, as described above.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and that would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and could require us to significantly restructure our business plan, which could materially adversely affect our business, financial condition and results of operations.

Conflicts of Interest

We are subject to conflicts of interest arising out of our relationship with ExchangeRight and its affiliates. See “Item 1A. Risk Factors” and “Item 7. Certain Relationships and Related Transactions, and Director Independence” for further details regarding conflicts of interest.

Regulation

Environmental. As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. Compliance with existing laws has not had a material adverse effect on our financial condition or results of operations, and our management does not believe it will have such an impact in the future. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties we currently own, or on properties that may be acquired in the future.

Americans with Disabilities Act and Other Regulations. Our properties must comply with Title III of the Americans with Disabilities Act (the “ADA”), to the extent that such properties are public accommodations as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Many states and localities have similar requirements that are in addition to, and sometimes more stringent than, federal requirements. We believe our properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. However, noncompliance with the ADA or a comparable state or local requirement could result in the imposition of fines or an award of damages to private litigants. The obligation to make readily accessible accommodations is an ongoing one, and we will continue to assess our properties and make alterations as appropriate in this respect. In addition, our properties are subject to fire and safety regulations, building codes and other land use regulations.

Healthcare Regulatory Matters. Certain material healthcare laws and regulations may affect our operations and our tenants. Although there is presently no federal regulation on the lessor itself from federal government agencies that regulate and inspect the tenants and no regulation of the lessor in the states in which we own real property, certain of our tenants (including the operators of plasma and blood donation centers and other healthcare providers) are subject to extensive federal, state and local government healthcare laws and regulations. These laws and regulations include requirements related to licensure, conduct of operations, ownership of the facilities, operation, addition or expansion of facilities and services, prices for services, billing for services and the confidentiality and security of health-related information. Different properties within our portfolio may be more or less subject to certain types of regulation, some of which are specific to the type of facility or provider. These laws and regulations are wide-ranging and complex, may vary or overlap from jurisdiction to jurisdiction, and are subject frequently to change. Compliance with these regulatory requirements can increase operating costs and, thereby, adversely affect the financial viability of our tenants’ businesses. Our tenants’ failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties, or receive reimbursement for services rendered within them, which could negatively impact their ability to satisfy their contractual obligations to us. Our leases will require the tenants to comply with all applicable laws, including healthcare laws.

Our tenants which operate in the healthcare industry are subject directly to healthcare laws and regulations, because of the broad nature of some of these restrictions. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations. We expect that the healthcare industry will continue to face increased regulation and pressure in the areas of fraud, waste and abuse, cost control, healthcare management and provision of services.

Industry Segments

Our current business is focused on the ownership and operation of net-leased, primarily investment-grade tenanted properties. We review operating and financial information for each property on an individual basis and, accordingly, each property represents an individual operating segment. We evaluate financial performance using property net operating income, which consists of rental income and other property income, less operating expenses. No individual property constitutes more than 10% of our revenue or property operating income, and the Company has no operations outside of the United States of America. Therefore, we have aggregated our properties into one reportable segment as the properties share similar long-term economic characteristics and have other similarities including the fact that they are operated using consistent business strategies.

ITEM 1A.	RISK FACTORS

The following factors and other factors discussed in this Form 10 could cause the Company’s actual results to differ materially from those contained in forward-looking statements made in this registration statement or presented elsewhere in future SEC reports. You should carefully consider each of the risks, assumptions, uncertainties and other factors described below and elsewhere in this registration statement, as well as any reports, amendments or updates reflected in subsequent filings or furnishings with the SEC. We believe these risks, assumptions, uncertainties and other factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity.

Risk Factors Summary

Our business, financial condition and results of operations are subject to numerous risks and uncertainties. Below is a summary of the principal factors that make an investment in our Common Shares speculative or risky. This summary does not address all of the risks that we face and should be read in conjunction with the full risk factors contained below in this “Risk Factors” section in this Form 10.

Risks Related to Our Business and Real Estate

•

Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

•	Illiquidity of real estate investments and restrictions imposed by the Code could significantly impede our ability to respond to adverse changes in the performance of our properties.

•	We are subject to risks associated with the current interest rate environment and increases in interest rates may negatively impact us.

•	Continued increases in inflation may adversely affect our financial condition, cash flows, and results of operations.

•	Our assessment that certain businesses are e-commerce resistant and recession-resilient may prove to be incorrect.

•	We are subject to risks related to commercial real estate ownership that could reduce the value of our properties.

•	Our revenues and expenses are not directly correlated, and because a large percentage of our expenses are fixed, we may not be able to lower our cost structure to offset declines in our revenue.

•	We could be subject to increased property-level operating expenses.

•	Our business depends on our tenants successfully operating their businesses and satisfying their obligations to us.

•	We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

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Our financial monitoring and periodic site inspections may fail to mitigate the risk of tenant defaults, and if a tenant defaults, we may experience difficulty or a significant delay in re-leasing or selling the property.

•	We are subject to risks related to tenant concentration, and an adverse development with respect to a large tenant, such as a tenant declaring bankruptcy, could materially and adversely affect us.

•	Credit ratings may prove to be inaccurate or be unavailable for a tenant.

•	We face significant competition for tenants, which may decrease the occupancy and rental rates of our properties.

•	We face significant competition for acquisitions, which may reduce the number of acquisitions we are able to complete, which may impede our growth and increase the costs of these acquisitions.

•	We may be unable to complete the acquisitions of the newly identified ExchangeRight DST Portfolios or the other identified properties included in the Identified Trust Properties.

•	We may not acquire all of the properties that are included among the Identified Trust Properties.

•	We may acquire portfolios of properties, which may result in the acquisition of individual properties that do not otherwise meet our investment standards, including properties that are vacant.

•	The value of the Identified Trust Properties may fluctuate before we can complete the purchase of any or all of those properties.

•	We may only obtain limited warranties when we purchase a property and may only have limited recourse in the event our due diligence did not identify any issues that lower the value of the property.

•	Eminent domain could lead to material losses.

•	Covenants, conditions and restrictions may restrict the uses of our properties.

•	We may be unable to identify and complete acquisitions of suitable properties, which may impede our growth, and our future acquisitions may not yield the returns we expect.

•	As we continue to acquire properties, we may decrease or fail to increase the diversification of our portfolio.

•	A pandemic, epidemic or outbreak of another infectious disease in the United States, such as the recent COVID-19 pandemic, could adversely affect our operating results and financial condition.

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We own properties located in certain states that are particularly susceptible to various natural disasters including, without limitation, windstorms, floods, hurricanes, earthquakes, tornadoes and other natural disasters indigenous to those states.

•	Climate change, natural disasters or health crises could adversely affect our properties and business.

•	Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.

•	If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

•	We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is our primary source of cash flows from operations.

•	Real estate taxes may increase, and any such increases may not be paid for by our tenants.

•	Challenging economic conditions could increase vacancy rates.

•	As leases expire, we may be unable to renew those leases or re-lease the space on favorable terms or at all.

•	We may be unable to secure funds for future tenant improvements or other capital needs.

•	REIT distribution requirements limit our ability to retain cash.

•	We may be unable to sell a property when we desire to do so.

•	We identified a material weakness in our internal controls over technical accounting related to the allocation of the purchase price between building and site improvements for our asset acquisitions.

•	We may be negatively affected by potential development and construction delays.

•	If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option.

•	Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect us.

•	If we sell properties and provide financing to purchasers, we will be subject to the risk of default by the purchasers.

•	The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

Risks Related to Our Organizational Structure

•	We are a relatively new company and have a limited operating history.

•	We are a holding company with no direct operations and will rely on funds received from our Operating Partnership to pay liabilities and make any distributions declared by our Trustee.

•	Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP Units, which may impede business decisions that could benefit our shareholders.

•	Our success depends on key personnel of ExchangeRight whose continued service is not guaranteed and each of whom would be difficult to replace.

•	There is no public trading market for our Common Shares; therefore, your ability to dispose of your shares will likely be limited.

•	We face risks associated with the deployment of our capital.

•	Our growth strategy depends on external sources of capital which may not be available to us on commercially reasonable terms or at all.

•	Valuations and appraisals of our real estate are estimates of fair value and may not necessarily correspond to realizable value.

•	NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

•	Your interest in us may be diluted if we issue additional Common Shares or Operating Partnership interests.

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In the future, we may choose to acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in shareholder dilution and limit our ability to sell such assets.

•	Properties we may acquire are currently owned and managed by affiliates of the Trustee.

•	There are risks involved in acquiring unidentified properties.

•	Our Trustee may change our investment policies without shareholder approval.

•	Our Trustee may change our financing policies without shareholder approval, and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

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Shareholders are bound by the vote of other shareholders on matters on which they are entitled to vote, and shareholders will not have the right to vote on certain mergers, consolidations and conversions of the Company.

•	If shareholders do not agree with the decisions of our Trustee, they only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

•	Our Trustee may be removed only under limited circumstances.

•	The Company’s rights, and the rights of shareholders, to recover claims against our officers and our Trustee are limited.

•	Our Declaration of Trust contains a provision that expressly permits our Trustee, our officers and ExchangeRight, and their affiliates, to compete with us.

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The special limited partner of the Operating Partnership will be entitled to incentive distributions from our Operating Partnership only if the Operating Partnership’s investors have received a return of capital plus 7% cumulative, non-compounded annual return, which may discourage ExchangeRight from facilitating a transaction that would provide liquidity for our common shareholders.

•	The limit on the number of Common Shares a person may own may discourage a takeover that could otherwise result in a premium price to our shareholders.

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If we are required to register as an investment company under the Investment Company Act, we would not be able to operate our business according to our business plan, which may significantly reduce the value of our shareholders’ investment returns.

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We are an “emerging growth company,” and as such, we have reduced reporting requirements as compared to other public companies, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosures regarding the executive compensation of our executive officers.

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We have elected to avail ourselves of the extended transition period for adopting new or revised accounting standards available to emerging growth companies under the JOBS Act and will, therefore, not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, which could make our Common Shares less attractive to investors.

•	We will be subject to the requirements of the Sarbanes-Oxley Act.

•	Legislative or regulatory action could adversely affect the returns to our investors.

Risks Related to Our Secured Lending

•	Bankruptcy of ExchangeRight or any tenant of a property owned by the entity pledged to secure the RSLCA may adversely affect the value of the ExchangeRight Secured Loans.

•	Investments may include intercompany or affiliate investments.

•	Foreclosure on properties may result in insufficient funds.

•	Making secured, bridge or other loans subjects us to credit risk and could adversely affect us.

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The value of our RSLCA may be impaired, and we may be unable to realize any value upon the foreclosure of the pledges securing the ExchangeRight Secured Loans due to the terms of the underlying mortgage loans.

•	The failure of a secured loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

Risks Related to Our Indebtedness

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Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing, including an inability to refinance existing indebtedness.

•	We may incur substantial indebtedness.

•	Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in pledged properties.

•	Financing we utilize may include recourse provisions to the Company.

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High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our shareholders.

•	Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

•	Interest-only indebtedness may increase our risk of default and ultimately may reduce our cash available for distribution.

•	To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and/or ineffective.

•	Our current loans, and loans associated with the Identified Trust Properties which we plan to assume, may be subject to certain unfavorable provisions.

Risks Related to Our Status as a REIT and Other Tax Matters

•	We would incur significant material adverse tax consequences if we fail to qualify as a REIT.

•	Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our growth opportunities.

•	Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

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Dividends paid by REITs generally do not qualify for reduced tax rates, and the availability of tax deductions in connection with the receipt of certain REIT dividends will automatically expire unless extended by Congress.

•	Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

•	If our Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to our shareholders.

•	Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.

•	We could face possible state and local tax audits and adverse changes in state and local tax laws.

•	Non-U.S. shareholders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of our shares.

•	Legislative or other actions affecting REITs could materially and adversely affect us and our investors as well as the Operating Partnership.

•	Our ability, and the Operating Partnership’s ability, to deduct interest expense may be limited.

Regulatory and Litigation Risk

•	Compliance with the American with Disabilities Act and fire, safety and other regulations may require us to make significant unanticipated expenditures.

•	We could incur significant costs related to government regulation and litigation over environmental matters.

•	We may become subject to litigation, which could materially and adversely affect us.

Risks Related to Business Continuity

•	Natural disasters and severe weather conditions could have an adverse impact on our cash flow and operating results.

•	We may suffer losses that are not covered by insurance or that are in excess of insured amounts.

•	Future terrorist attacks or civil unrest could harm the demand for, and the value of, our properties.

•	We face risks relating to cybersecurity attacks that could cause loss of confidential information and other business disruptions.

Risks Related to Ownership of Our Common Shares

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An investment in our Common Shares will have limited liquidity. There is no public trading market for our Common Shares and there may never be one; therefore, it will be difficult for you to sell your shares.

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If we are unable to obtain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to our shareholders.

•	We could face possible state and local tax audits and adverse changes in state and local tax laws.

Risks Related to Our Business and Real Estate

Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general, could cause interest rates and borrowing costs to rise, which may negatively impact our tenants’ results of operations and, in turn, their ability to meet their obligations to us. These factors also may negatively impact our ability to access the debt markets on favorable terms. Interest rates have risen in recent months, and the risk that they may continue to do so is pronounced. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance, the net asset value of the Company, and, in turn, the value of our Common Shares.

The current global financial market situation, as well as various social and political circumstances in the U.S. and around the world, including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, adverse effects of climate crisis and global health epidemics, may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. In particular, the consequences of the Russian military invasion of Ukraine, including comprehensive international sanctions, the impact on inflation and increased disruption to supply chains may impact our counterparties with which we do business, and specifically our financing counterparties and financial institutions from which we obtain financing for the purchase of our properties, result in an economic downturn or recession either globally or locally in the U.S. or other economies, reduce business activity, spawn additional conflicts (whether in the form of traditional military action, reignited “cold” wars or in the form of virtual warfare such as cyberattacks) with similar and perhaps wider ranging impacts and consequences and have an adverse impact on the Company’s returns, net income and funds from operations. We have no way to predict the duration or outcome of the situation, as the conflict and government reactions are rapidly developing and beyond our control. Prolonged unrest, military activities or broad-based sanctions may increase our funding costs or limit our access to the capital markets.

Additionally, the U.S. government’s credit and deficit concerns, the European geopolitical and economic environment and any continuing macroeconomic uncertainty with respect to China could cause interest rates to be volatile, which may negatively impact our ability to obtain debt financing on favorable terms. In this period of rising interest rates, our cost of funds may increase except to the extent we have obtained fixed rate debt, issued equity instruments with a fixed distribution rate or sufficiently hedged our interest rate risk, which could reduce our net income and funds from operations.

Illiquidity of real estate investments and restrictions imposed by the Code could significantly impede our ability to respond to adverse changes in the performance of our properties.

Relative to many other types of investments, real estate in general, and our properties in particular, are difficult to sell quickly. Therefore, our ability to promptly sell one or more properties in response to changing economic, financial or investment conditions is limited. In particular, our ability to sell a property could be adversely affected by weaknesses in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers or changes in national or international economic conditions (such as the most recent economic downturn) and changes in laws, regulations or fiscal policies of the jurisdiction in which the property is located.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties, which are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms.

We are subject to risks associated with the current interest rate environment and increases in interest rates can negatively impact us.

We are exposed to financial market risks, especially interest rate risk. In 2022, the U.S. Federal Reserve raised short term interest rates and has suggested additional interest rate increases may come. Changing interest rates may have unpredictable effects on markets, may result in heightened market volatility and may detract from our performance to the extent we are exposed to such interest rates and/or volatility. In periods of rising interest rates, such as the current interest rate environment, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net income. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a LIBOR or SOFR floor, as applicable), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

A further increase in interest rates during this period of rising interest rates may make it more costly for us to service the debt under our financing arrangements. Rising interest rates could also cause our tenants to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their businesses and operations.

Our net income will depend, in part, upon the difference between the rate at which we borrow funds and the yields on our properties and investments. We can offer no assurance that continued significant changes in market interest rates would not have a material adverse effect on our net income. In this period of rising interest rates, our cost of funds may further increase, which could reduce our net income.

Interest rates and other factors, such as occupancy, rental rates and the financial condition of our tenants, tend to influence our performance more so than does inflation. Our leases often provide for payments of base rent with scheduled increases, based on a fixed amount and, to a lesser extent, participating rent based on a percentage of the tenant’s gross sales to help mitigate the effect of inflation. Changes in interest rates, however, do not necessarily correlate with inflation rates or changes in inflation rates and are highly sensitive to many factors which are beyond our control. Our operating results will depend heavily on the difference between the rental revenue from our properties and the interest expense incurred on our borrowings. If interest rates continue to rise, it could increase our interest expense which, without a corresponding increase in our revenue, would have a negative impact on our operating results.

Continued increases in inflation may adversely affect our financial condition, cash flows and results of operations.

Over the past two years, inflation has significantly increased and continued increases in inflation could have a more pronounced negative impact on our mortgage and debt interest and general and administrative expenses, as these costs could increase at a rate higher than our tenants’ rents. Also, inflation may adversely affect tenant leases with stated rent increases or limits on such tenant’s obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time. It may also limit our ability to recover all of our operating expenses. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ sales and, in turn, our average rents, and in some cases, our percentage rents, where applicable. In addition, renewals of leases or future leases may not be negotiated on current terms, in which event we may recover a smaller percentage of our operating expenses.

Our assessment that certain businesses are e-commerce resistant and recession-resilient may prove to be incorrect.

We primarily invest single-tenant properties net-leased to investment-grade tenants operating in the necessity-based retail industry subject to long-term net leases where a physical location is critical to the generation of sales and profits with a focus on necessity goods and essential services in the retail sector such as pharmaceutical, grocery, healthcare, necessity-based retail, farm and rural supply, and discount retail. We believe these characteristics make our tenants’ businesses e-commerce resistant and resilient through all economic cycles. While we believe this to be the case, businesses previously thought to be internet resistant, such as the retail grocery industry, have proven to be susceptible to competition from e-commerce. Technology and business conditions, particularly in the retail industry, are rapidly changing, and our tenants may be adversely affected by technological innovation, changing consumer preferences and competition from non-traditional sources. To the extent our tenants face increased competition from non-traditional competitors, such as internet vendors, some of which may have different business models and larger profit margins, their businesses could suffer. There can be no assurance that our tenants will be successful in the face of any new competition, and a deterioration in our tenants’ businesses could impair their ability to meet their lease obligations to us and materially and adversely affect us.

We are subject to risks related to commercial real estate ownership that could reduce the value of our properties.

The Company’s business is the ownership of single-tenant properties net-leased to primarily investment-grade tenants operating in the necessity-based retail industry subject to long-term net leases. Accordingly, our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	inability to collect rents from tenants due to financial hardship, including bankruptcy;

•	changes in the general economic or business climate;

•	changes in local real estate conditions in the markets in which we operate, including the availability of and demand for single-tenant, net lease necessity-based retail assets;

•	changes in consumer trends and preferences that affect the demand for products and services offered by certain of our tenants;

•	inability to lease or sell properties upon expiration or termination of existing leases;

•	changes in interest rates and availability of permanent mortgage financing that may render the sale of a property difficult or unattractive;

•	the subjectivity of real estate valuations and changes in such valuations over time;

•	the illiquidity of real estate investments generally;

•	potential development and construction delays;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risks and other factors may prevent us from being profitable or from maintaining or growing the value of our properties.

Our revenues and expenses are not directly correlated, and because a large percentage of our expenses are fixed, we may not be able to lower our cost structure to offset declines in our revenue.

Most of the expenses associated with the Company are relatively fixed and generally will not decrease with any reduction in our revenue. Also, many of our expenses will be affected by inflation, and certain expenses may increase more rapidly than the rate of inflation in any given period. Additionally, certain expense increases may exceed the rent escalation provisions contained in many of our leases. By contrast, our revenue, which primarily comes from long-term leases, is affected by many factors beyond our control, such as tenant creditworthiness, lease term and the economic conditions in the markets where our properties are located. As a result, we may not be able to fully offset rising costs by increasing our rents.

We could be subject to increased property-level operating expenses.

Our properties are subject to property-level operating expenses, such as tax, utility, insurance, repair and maintenance and other operating costs. Though our properties are generally leased under net leases that obligate tenants to pay for all or a significant portion of these expenses, we may be required to pay some of these costs or we may become obligated to pay all of these costs if a tenant defaults on its obligation to pay these expenses. Additionally, we will be responsible for these costs at any vacant property that is not subject to a net lease. Property-level operating expenses may increase, and the likelihood of our need to fund these expenses may increase if property-level expenses exceed the level of revenue a tenant is able to generate at a particular property. Additionally, we may be unable to lease properties on terms that require the tenants to pay all or a significant portion of the properties’ operating expenses or property-level expenses that we are obligated to pay may exceed our expectations.

Our business depends on our tenants successfully operating their businesses and satisfying their obligations to us.

We depend on our tenants to operate the properties they lease from us in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain specified insurance coverage, pay real estate taxes and maintain the leased properties. While a tenant may have multiple sources of funds to meet its obligations to us, its ability to meet these obligations depends significantly on the success of the business it conducts at the property it leases from us. Our tenants may be adversely affected by many factors beyond our control that might render one or more of their locations uneconomic. These factors include poor management, changes in demographics, a downturn in general economic conditions or changes in consumer trends that decrease demand for our tenants’ products or services. The occurrence of any of these factors could cause our tenants to fail to meet their obligations to us, including their obligations to pay rent, maintain specified insurance coverage, pay real estate taxes or maintain the leased property, or could cause our tenants to declare bankruptcy. We could be materially and adversely affected if a number of our tenants were unable to meet their obligations to us.

We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

Our strategy focuses primarily on single-tenant properties net-leased to investment-grade tenants operating in the necessity-based retail industry subject to long-term net leases across the United States. Our results of operations depend on our ability to continue to strategically lease our properties, including renewing expiring leases, leasing vacant space and re-leasing space in properties where leases are expiring, optimizing our tenant mix or leasing properties on more economically favorable terms. We cannot guarantee that we will be able to renew leases or re-lease space (i) without an interruption in the rental revenue from those properties, (ii) at or above our current rental rates or (iii) without having to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options. Furthermore, the Company is aware of 13 tenants that are not operating in their location but are paying full unabated rent. The difficulty, delay and cost of renewing leases, re-leasing space and leasing vacant space could materially and adversely affect us.

In addition, all of the leases of our properties contain provisions giving the tenant the right to extend the term of the lease at a rental rate specified in the lease. If such rent is below the level of rent that the property could otherwise be leased for at the termination of the lease and the tenant exercises its right to extend the lease, we will be obligated nevertheless to lease the property for the rent specified in the lease.

Our financial monitoring and periodic site inspections may fail to mitigate the risk of tenant defaults, and if a tenant defaults, we may experience difficulty or a significant delay in re-leasing or selling the property.

Our active asset management strategies, which include regular reviews of each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions, may be insufficient to predict tenant defaults. If a tenant defaults, it will likely eliminate all of, or significantly reduce, our revenue from the affected property for some time. If a defaulting tenant is unable to recover financially, we may have to re-lease or sell the property. Re-leasing or selling properties may take a significant amount of time, during which the property might have a negative cash flow to us and we may incur other related expenses. We may also have to renovate the property, reduce the rent or provide an initial rent abatement or other incentive to attract a tenant or buyer. During this period, we likely will incur ongoing expenses for property maintenance, taxes, insurance and other costs. Moreover, a property which has become vacant may lead to reduced rental revenue and result in less cash available for distribution to our shareholders. In addition, because a property’s value depends principally upon its lease, leasing history and prevailing market rental rates, the value of a property with a prolonged vacancy could decline.

We are subject to risks related to tenant concentration, and an adverse development with respect to a large tenant, such as a tenant declaring bankruptcy, could materially and adversely affect us.

The five largest tenants of the Trust Properties, Dollar General, Walgreens, Tractor Supply, Family Dollar and Hobby Lobby, represent 18.0%, 15.3%, 7.3%, 6.9% and 6.3% respectively, and collectively represent over 53.8% of the current in-place net rents of the Trust Properties for the year ended December 31, 2022. Additionally, the five largest tenants of the combined Trust Properties and the Identified Trust Properties,

Walgreens, Dollar General, Tractor Supply, Kroger and CVS, represent 19.9%, 13.8%, 8.8%, 7.2% and 5.2%, respectively and collectively represent over 54.9% of the current net operating income of the combined Trust Properties and the Identified Trust Properties for the year ended December 31, 2022. As a result of this concentration, our business, financial condition and results of operations, including our NAV or the amount of cash available for distribution to our shareholders, could be adversely affected if we are unable to do business with one or more of these tenants, or if one or more of these tenants were to declare bankruptcy, become unable to make lease payments because of a downturn in its business, or otherwise.

Additionally, while we anticipate our portfolio to be diversified by tenant, industry and geography as we continue growing, and our investment strategy contemplates maintaining and growing a well-diversified portfolio, we have broad authority to invest in any property that we may choose, and it is possible that future investment activity could result in a less diverse portfolio. In the event that we become significantly exposed to any one tenant, a downturn in that tenant’s business or creditworthiness could adversely affect us. Similarly, if we develop a concentration of properties in any geographic area or used in a particular industry, any situation adversely affecting that area or industry would have a magnified adverse effect on our portfolio.

Any of our tenants, or any guarantor of one of our tenant’s lease obligations could be subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code (the “Bankruptcy Code”). If a tenant becomes a debtor under the Bankruptcy Code, federal law prohibits us from evicting such tenant based solely upon the commencement of such bankruptcy. Further, such a bankruptcy filing would prevent us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties or take other enforcement actions, unless we receive an enabling order from the bankruptcy court. Generally, post-bankruptcy debts are required by statute to be paid currently, which would include payments on our leases that come due after the date of the bankruptcy filing. Such a bankruptcy filing also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount of cash available for distributions to shareholders. Prior to emerging from bankruptcy, the tenant will need to decide whether to assume or reject its leases. Generally, and unless otherwise agreed to by the tenant and the lessor, if a tenant assumes a lease, all pre-bankruptcy balances and unpaid post-bankruptcy amounts owing under it must be paid in full. If a given lease or guaranty is not assumed, our operating cash flows and the amount of cash available for distribution to shareholders may be adversely affected. If a lease is rejected by a tenant in bankruptcy, we are entitled to general unsecured claims for damages. If a lease is rejected, it is questionable whether we would receive any amounts from the tenant, and our general unsecured claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or a percentage of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. We would only receive recovery on our general unsecured claim in the event funds or other consideration was available for distribution to general unsecured creditors, and then only in the same percentage as that realized on other general unsecured claims. We may also be unable to re-lease a terminated or rejected property or to re-lease it on comparable or more favorable terms.

Credit ratings may prove to be inaccurate or be unavailable for a tenant.

A key element of our underwriting process is evaluating tenant creditworthiness. When available, we consider credit ratings assigned by major rating agencies to our tenants, their parent entities, or, where applicable, their guarantors when making investment and leasing decisions. In certain instances, there will be no rating to consider and financial information may be limited. Underwriting credit risk in the absence of a credit rating or based upon limited financial information could cause us to improperly assess tenant credit risk and lead to tenant defaults.

Additionally, a credit rating is not a guarantee and only reflects the rating agency’s opinion of an entity’s ability to meet its financial commitments, such as its payment obligations to us under the relevant lease, in accordance with their stated terms. A rating may ultimately prove not to accurately reflect the credit risk associated with a particular tenant or guarantor. Ratings are generally based upon information obtained directly from the entity being rated, without independent verification by the rating agency. If any such information contained a material misstatement or omitted a material fact, the rating based upon such information may not be appropriate. Ratings may be changed, qualified, suspended, placed on watch or withdrawn as a result of changes in, additions to or the accuracy of information, the unavailability of or inadequacy of information or for any other reason. No rating agency guarantees a tenant’s or, where applicable, its guarantor’s obligations to us. If a tenant’s or, where applicable, its guarantor’s rating is changed, qualified, suspended, placed on watch or withdrawn, such tenant or guarantor may be more likely to default in its obligations to us, and investors may view our cash flows as less stable.

We face significant competition for tenants, which may decrease the occupancy and rental rates of our properties.

We compete for tenants with numerous traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our leases expire. Competition for tenants could decrease the occupancy and rental rates of our properties.

We face significant competition for acquisitions, which may reduce the number of acquisitions we are able to complete, which may impede our growth and increase the costs of these acquisitions.

We face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable investment opportunities available to us which may impede our growth and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other types of investment. Accordingly, competition for the acquisition of real property could materially and adversely affect us.

We may be unable to complete the acquisitions of the newly identified ExchangeRight DST Portfolios or the other identified properties included in the Identified Trust Properties.

Our ability to achieve our desired improved returns requires us to complete acquisitions of all of the Identified Trust Properties, or other properties that meet our investment objectives, and to successfully integrate these properties into our portfolio. We have entered into agreements to acquire certain of the Identified Trust Properties that, subject to obtaining the consent of the current mortgage lenders secured by the corresponding Identified Trust Properties, provide the Company with the unilateral right to acquire the additional Identified Trust Properties. Our ability to acquire any of the additional Identified Trust Properties, or other properties, and successfully integrate them is also dependent on our ability to raise sufficient capital to acquire the properties. If we are not able to acquire all of the Identified Trust Properties, we may be unable to identify suitable replacement properties that meet our investment objectives and we may be unable to achieve our desired returns.

We may not acquire all of the properties that are included among the Identified Trust Properties.

Although we have entered into agreements to acquire the additional Identified Trust Properties, we must obtain the consent of the mortgage lenders with respect to certain of the properties and raise sufficient capital before we can acquire any of these properties. However, if our Trustee believes that the acquisition of different properties is in the best interests of the Company, we may acquire properties other than the Identified Trust Properties consistent with our investment objectives. The anticipated characteristics of our portfolio, including property location and quality, lease terms and tenants, and our anticipated cash available for distribution are only indicative of the investment opportunities represented by the Identified Trust Properties and may be less favorable to investors if we acquire different properties.

We may acquire portfolios of properties, which may result in the acquisition of individual properties that do not otherwise meet our investment standards, including properties that are vacant.

We may acquire portfolios of properties, including ExchangeRight DST Portfolios, which may include “dark” properties that are vacant at the time we acquire them. When considering portfolio acquisitions, the Company will consider the portfolio composition and its investment metrics as a whole and particular portfolios may include individual properties that are vacant. However, when considering portfolio acquisitions that include such properties, the Company will consider the portfolio composition as a whole and will adjust the pricing for a future re-tenanting event. Our Trustee will not agree to acquire additional properties, or portfolios of properties, unless it is anticipated to result in the equivalent to or at a premium to the then-current NAV per share of the Company. However, a property in a portfolio which has become “dark” or vacant may lead to reduced rental revenue and result in less cash available for distribution to our shareholders. In addition, because a property’s value depends principally upon its lease, leasing history and prevailing market rental rates, the value of a property with a prolonged vacancy could decline. Additionally, upon lease expiration and until the vacant property can be re-leased, we will be responsible for the property-level operating expenses. We may be unable to lease such properties on terms that require the new tenants to pay all or a significant portion of the properties’ operating expenses or property-level expenses that we are obligated to pay.

The value of the Identified Trust Properties may fluctuate before we can complete the purchase of any or all of those properties.

Our ability to acquire the ExchangeRight DST Portfolios is dependent on obtaining the consent of the senior mortgage lenders holding security interests in those properties, and our ability to acquire any of the Identified Trust Properties is dependent on our obtaining sufficient capital to acquire the properties. If we are not able to acquire the Identified Trust Properties immediately, some or all of the properties may decline in value before we are able to complete the acquisition.

We may only obtain limited warranties when we purchase a property and may only have limited recourse in the event our due diligence did not identify any issues that lower the value of the property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications (including those relating to construction of the building and environmental issues) that will survive only for a limited period after the closing. The purchase of properties with limited warranties, representations or indemnifications increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Eminent domain could lead to material losses.

Government authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

Covenants, conditions, and restrictions may restrict the uses of our properties.

Some of our properties are contiguous to other parcels that comprise a single retail center. In connection with such properties, we are often subject to significant covenants, conditions and restrictions (“CC&Rs”) that limit the use and operation of such properties. Moreover, the operation and management of the contiguous properties may adversely affect the value of our properties. Compliance with CC&Rs or the presence of contiguous businesses may make the affected properties less attractive to potential tenants and adversely affect their value.

We may be unable to identify and complete acquisitions of suitable properties, which may impede our growth, and our future acquisitions may not yield the returns we expect.

Our ability to expand through acquisitions requires us to identify and complete acquisitions or investment opportunities that are compatible with our growth strategy and to successfully integrate newly acquired properties into our portfolio. We continually evaluate investment opportunities and may acquire properties when strategic opportunities exist. Our ability to acquire properties on favorable terms and successfully operate them may be constrained by the following significant risks:

•

we face competition from other real estate investors with significant capital, including REITs and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks associated with paying higher acquisition prices;

•	we face competition from other potential acquirers which may significantly increase the purchase price for a property we acquire, which could reduce our growth prospects;

•	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

•	we may acquire properties that are not accretive to our results upon acquisition, and we may be unsuccessful in managing and leasing such properties in accordance with our expectations;

•

in limited circumstances, we may acquire individual properties that are vacant or do not otherwise meet our standards; however, when considering portfolio acquisitions that include such properties, we will consider the portfolio composition as a whole and will adjust the pricing for a future re-tenanting event;

•	our cash flow from an acquired property may be insufficient to meet our required principal and interest payments with respect to debt used to finance the acquisition of such property;

•

we may discover unexpected items, such as unknown liabilities, during our due diligence investigation of a potential acquisition or other customary closing conditions may not be satisfied, causing us to abandon an investment opportunity after incurring expenses related thereto;

•	we may fail to obtain financing for an acquisition on favorable terms or at all;

•	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; or

•

we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of unknown environmental contamination not identified in Phase I environmental site assessment reports or otherwise through due diligence, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If any of these risks are realized, we may be materially and adversely affected.

As we continue to acquire properties, we may decrease or fail to increase the diversification of our portfolio.

While we seek to maintain or increase our portfolio’s tenant, geographic and property type diversification with future acquisitions, it is possible that we may determine to consummate one or more acquisitions that actually decrease our portfolio’s diversification. If our portfolio becomes less diversified, our business will be more sensitive to the bankruptcy or insolvency of fewer tenants, to changes in trends affecting a particular industry, and to a general economic downturn in a particular geographic area.

A pandemic, epidemic, or outbreak of another infectious disease in the United States, such as the recent COVID-19 pandemic, could adversely affect our operating results and financial condition.

Our operating results and financial condition are dependent on the ability of our tenants to meet their lease obligations to us. A pandemic, epidemic, or outbreak of another infectious disease, such as the recent COVID-19 pandemic, or a resurgence of COVID-19, could adversely affect the ability of our tenants to meet their lease obligations by increasing their operating costs and reducing their income. While we believe the United States has largely emerged from the restrictions of COVID-19, there can be no assurance that we will not be impacted by a resurgence of this virus or another pandemic. Any such events could place substantive restrictions and impact on our tenants, and in turn, our business, operating results, and financial condition. In such a situation, we could face closing of borders, restricting of supply chains, closing of enterprises, and reductions in new potential acquisition and leasing opportunities.

The extent to which another pandemic, epidemic, or COVID-19 impacts our business, operations, and financial results is uncertain, and will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic; governmental, business, and individual actions taken in response to the pandemic and the impact of those actions on global economic activity; the actions taken in response to economic disruption; the reduced economic activity, if not closures from time to time of our tenants’ facilities, may impact our tenants’ businesses, financial condition, and liquidity, and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations; general decline in business activity and demand for real estate transactions could adversely affect our ability or desire to grow our portfolio of properties; the financial impact of any such pandemic could negatively impact our future compliance with financial covenants of our credit agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under such facilities and pay dividends; and a deterioration in our or our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants’ efficient operations could adversely affect our operations and those of our tenants. As of the date of this Form 10, the COVID-19 pandemic has not had a material adverse effect on the Company’s financial performance, results of operations, liquidity, or access to financing. However, the Company’s operations and financial performance are dependent on the ability of its tenants to meet their lease obligations to the Company. To date, COVID-19 has not caused any of our tenants to be unable to meet their lease obligations to us, including their obligation to pay rent in a timely manner.

We own properties located in certain states that are particularly susceptible to various natural disasters including, without limitation, windstorms, floods, hurricanes, earthquakes, tornadoes and other natural disasters indigenous to those states.

In general, any natural disasters affecting the properties we own could affect our tenants and the ability and incentive of the tenants to make timely rental payments. Accordingly, the rates of delinquencies and defaults on the leases at the properties could be greater than with a pool of properties involving different geographic diversification.

Climate change, natural disasters or health crises could adversely affect our properties and business.

Our properties could be subject to natural disasters and may be impacted by climate change. To the extent climate change causes adverse changes in weather patterns, rising sea levels or extreme temperatures, our properties in certain markets may be adversely affected. Specifically, properties located in coastal regions could be affected by any future increases in sea levels or in the frequency or severity of hurricanes and storms, whether caused by climate change or other factors. Climate change could have a variety of direct or indirect adverse effects on our properties and business, including:

•	Property damage to our retail properties;

•

Indirect financial and operational impacts from disruptions to the operations of major tenants located in our retail properties from severe weather, such as hurricanes, floods, wildfires or other natural disasters;

•

Increased insurance premiums and deductibles, or a decrease in or unavailability of coverage, for properties in areas subject to severe weather, such as hurricanes, floods, wildfires or other natural disasters;

•	Increased insurance claims and liabilities;

•	Increases in energy costs impacting operational returns;

•	Changes in the availability or quality of water or other natural resources on which the tenant’s business depends;

•

Decreased consumer demand for products or services resulting from physical changes associated with climate change (e.g., warmer temperatures or decreasing shoreline could reduce demand for residential and commercial properties previously viewed as desirable);

•	Incorrect long-term valuation of an equity investment due to changing conditions not previously anticipated at the time of the investment; and

•	Economic disruptions arising from the above.

Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes, may require us to make improvements to our existing properties or pay additional taxes and fees assessed on us or our properties. Although we strive to identify, analyze, and respond to the risk and opportunities that climate change presents, at this time there can be no assurance that climate change will have an adverse effect on us.

Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.

A key element of our underwriting process is evaluating tenant creditworthiness. When available, we consider any relevant rating assigned by a major rating agency. Additionally, when we underwrite a tenant’s credit, we generally review financial statements or other financial data and, if available, property-level operating information. In certain instances, there will be no rating to consider and financial information may be limited. Underwriting credit risk in the absence of a credit rating or based upon limited financial information could cause us to improperly assess tenant credit risk and lead to tenant defaults.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

We may experience concentration in one or more tenants across several of the properties in our portfolio. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code (the “Bankruptcy Code”). If a tenant becomes a debtor under the Bankruptcy Code, federal law prohibits us from evicting such tenant based solely upon the commencement of such bankruptcy. Further, such a bankruptcy filing would prevent us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties or take other enforcement actions, unless we receive an enabling order from the bankruptcy court. Generally, post-bankruptcy debts are required by statute to be paid currently, which would include payments on our leases that come due after the date of the bankruptcy filing. Such a bankruptcy filing also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount of cash available for distributions to shareholders. Prior to emerging from bankruptcy, the tenant will need to decide whether to assume or reject its leases. Generally, and unless otherwise agreed to by the tenant and the lessor, if a tenant assumes a lease, all pre-bankruptcy balances and unpaid post-bankruptcy amounts owing under it must be paid in full. If a given lease or guaranty is not assumed, our operating cash flows and the amount of cash available for distribution to shareholders may be adversely affected. If a lease is rejected by a tenant in bankruptcy, we are entitled to general unsecured claims for damages. If a lease is rejected, it is questionable whether we would receive any amounts from the tenant, and our general unsecured claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or a percentage of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. We would only receive recovery on our general unsecured claim in the event funds or other consideration was available for distribution to general unsecured creditors, and then only in the same percentage as that realized on other general unsecured claims. We may also be unable to re-lease a terminated or rejected property or to re-lease it on comparable or more favorable terms.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is our primary source of cash flows from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flows from operations. Leases of long-term duration, or which include renewal options that specify a maximum rental rate increase, may result in below-market lease rates over time if we do not accurately estimate inflation or increases in market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental rate increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates.

Real estate taxes may increase, and any such increases may not be paid for by our tenants.

Tax rates or the assessed values of our properties may increase, which would result in increased real estate taxes. Although tenants at our properties are obligated to pay these taxes (including any increases thereto) pursuant to net leases, we may be responsible for some or all of these taxes related to certain of our properties upon a property’s lease expiration. In addition, if a tenant does not meet its obligation to pay real estate taxes, we likely will be required to pay such taxes to preserve the value of our investment.

Challenging economic conditions could increase vacancy rates.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience higher vacancy rates, we may have to offer lower rental rates or increase tenant improvement allowances or concessions. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of rental income. Increased vacancies could reduce our rental revenue and the values of our properties, possibly below the amounts we paid for them. Any such reduced revenues could make it more difficult for us to meet our payment obligations with respect to any indebtedness associated with the affected properties or limit our ability to refinance such indebtedness.

As leases expire, we may be unable to renew those leases or re-lease the space on favorable terms or at all.

Our success depends, in part, upon our ability to cause our properties to be occupied and generate revenue. Current tenants may decline, or may not have the financial resources available, to renew current leases, and we cannot guarantee that we will be able to renew leases or re-lease space (i) without an interruption in the rental revenue from those properties, (ii) at or above our current rental rates, or (iii) without having to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options. The difficulty, delay and cost of renewing leases, re-leasing space and leasing vacant space could materially and adversely affect us.

In addition, all of the leases of our properties contain provisions giving the tenant the right to extend the term of the lease at a rental rate specified in the lease. If such rent is below the level of rent that the property could otherwise be leased for at the termination of the lease and the tenant exercises its right to extend the lease, we will be obligated nevertheless to lease the property for the rent specified in the lease.

We may be unable to secure funds for future tenant improvements or other capital needs.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements to the vacated space. In addition, although our leases generally require tenants to pay for routine property maintenance costs, we are often responsible for any major structural repairs, such as repairs to a property’s foundation, exterior walls or roof. In general, we expect to use a significant portion of our cash to invest in additional properties and fund distributions to our shareholders. Accordingly, if we need significant additional capital to improve or maintain our properties or for any other reason, we will likely be required to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future offerings of our securities. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for tenant improvements or other capital needs, our properties may be less attractive to future tenants or purchasers, generate lower cash flows and/or decline in value.

REIT distribution requirements limit our ability to retain cash.

As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we can retain for other business purposes, including to fund our growth. We generally must distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for our distributed earnings not to be subject to corporate income tax. We intend to make distributions to our shareholders to comply with the REIT distribution requirements of the Code. However, timing differences between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds to meet the 90% distribution requirement of the Code, even if the prevailing market conditions are not favorable for these dispositions or borrowings.

We may be unable to sell a property when we desire to do so.

The real estate market is affected by many factors that are beyond our control, such as general economic conditions, the availability of financing, interest rates, and supply and demand. While the Company’s strategy is not to sell properties individually, it is possible that we could pursue those options on select properties, and for those properties, we cannot predict whether we will be able to sell a property for a price or on other terms that we determine to be acceptable. In connection with selling a property, we may determine that it is necessary to make significant capital expenditures to correct defects or to make improvements in order to facilitate a sale. We may not have the ability to fund these expenditures, which could prevent us from selling the property or adversely affect any selling terms. Additionally, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on such property. To the extent we determine to sell a property, we cannot predict the length of time needed to find a willing purchaser and to close the sale of the property or that any sale will result in the receipt of net proceeds in excess of the amount we paid for the property.

We identified a material weakness in our internal controls over technical accounting related to the allocation of the purchase price between building and site improvements for our asset acquisitions. The financial statements presented in this Form 10 reflect the corrected application of the principles set forth in ASC 805 and we believe we have fully remediated the material weakness as of the date of this Form 10. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential shareholders could lose confidence in our financial statements, which could have an adverse effect on our business and would harm our reputation.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. In connection with the preparation of our consolidated financial statements as of and for the year ended December 31, 2022, our management and independent auditors identified a material weakness in our internal controls related to the accounting for our asset acquisitions completed during 2021 and prior periods related to the allocation of the purchase price between building and site improvements. Specifically, the material weakness related to a need to shift the allocation of the purchase prices in the asset acquisitions increasingly to site improvements relative to the allocation to buildings. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Prior to the discovery and remediation of this issue, we did not maintain adequate controls over our allocations of the purchase prices in our asset allocations to the relative fair values of the assets within the buildings and improvements we acquired because we incorrectly applied GAAP principles set forth in Accounting Standards Codification (“ASC”) 805 – Business Combinations. In this regard, we historically utilized a methodology for allocating the overall purchase price of asset acquisitions to building and site improvements by applying ASC 805 under the guidance of a valuation service provider that had been reviewed by our auditors. Under this methodology, we allocated the purchase price in each asset acquisition to the acquired building and improvement value which is depreciated over a 39-year period upon recognition, but we did not allocate the purchase price to site improvements, such as parking lots, landscaping, irrigation, signage, fencing, lighting, and retaining walls, which are depreciated over a shorter useful life. During the review of our purchase price allocation methodology in connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2022, we determined to change our purchase price allocation methodology to allocate the purchase prices in our asset acquisitions to site improvements consistent with the principles set forth in ASC 805. The financial statements presented in this Form 10 reflect the corrected application of the principles set forth in ASC 805.

To address this material weakness, management instituted additional controls and procedures to ensure the purchase price allocation methodology in our asset acquisitions will include allocations to site improvements consistent with ASC 805. Accordingly, as of the date of this registration statement we believe we have fully remediated the material weakness described above. If our remedial measures are insufficient, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting occur in the future, our future consolidated financial statements or other information we file with the SEC may contain material misstatements, cause us to fail to meet our reporting obligations, or cause investors to lose confidence in our reported financial information, which could have an adverse effect on our business and would harm our reputation.

We may be negatively affected by potential development and construction delays.

We may invest in properties that are under development or construction. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases.

We also must rely on rental income and expense projections and estimates of the fair market value of the property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. While not anticipated, the amount paid for an option, if any, normally is forfeited if the property is not purchased within the option exercise period and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect us.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and may be more expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in our owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another party to acquire the unwanted properties, we may be required to hold such properties and seek to dispose of them at a later time. Acquiring multiple properties in a single transaction may require us to accumulate a large amount of cash, and holding large cash balances for significant periods of time could reduce our returns, as returns on cash are substantially lower than the returns we target from our investments in properties.

If we sell properties and provide financing to purchasers, we will be subject to the risk of default by the purchasers.

While not anticipated, in some instances, we may sell a property and provide financing to the purchaser for a portion of the purchase price. Though we do not expect to provide a significant amount of financing to purchasers relative to the overall size of our portfolio, we are not precluded from doing so. If we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations to us, including payment obligations, under the financing arrangement. Even in the absence of a purchaser default, we will not receive the full cash proceeds from such a sale until such time as our loan is repaid by the purchaser or sold by us, which will result in a delay in our ability to distribute such sales proceeds or reinvest them in other properties.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation only insures amounts up to a maximum level per depositor per insured bank. We likely will have cash (including restricted cash) and cash equivalents deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose a certain portion of our deposits. The loss of our deposits could reduce the amount of cash available for distribution to our shareholders or investment in new or existing properties.

Risks Related to Our Organizational Structure

We are a relatively new company and have a limited operating history.

The Company was formed on January 11, 2019 and began its operations on April 30, 2019. As such, we have a limited operating history and are subject to all the risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the NAV of the Company and, in turn, the value of our Common Shares could decline substantially. Prior to the formation of the Company, neither ExchangeRight nor Joshua Ungerecht, Warren Thomas or David Fisher (collectively “Key Principals”) had experience operating a REIT. As a result, we cannot assure you that the past experience of ExchangeRight and its Key Principals will be sufficient to successfully operate the Company as a REIT, including meeting the requirements relative to maintaining our qualification as a REIT.

We are a holding company with no direct operations and will rely on funds received from our Operating Partnership to pay liabilities and make any distributions declared by our Trustee.

We are a holding company and conduct substantially all of our operations directly and indirectly through our Operating Partnership. We will not have any significant operations or, apart from our interest in the Operating Partnership, any significant assets. As a result, we will rely on distributions from the Operating Partnership to pay any distributions that our Trustee declares on our Common Shares. We will also rely on distributions from the Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from the Operating Partnership. In addition, because we are a holding company, claims by shareholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) or any preferred equity of the Operating Partnership and its subsidiaries, including ExchangeRight’s special limited partnership interest in the Operating Partnership. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the Operating Partnership and its subsidiaries will be able to satisfy the claims of our shareholders only after all of our and the Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

We own all of the general partnership interests in the Operating Partnership as of the date of this registration statement. In connection with our future acquisition of properties or otherwise, we may issue OP Units to third parties. Such issuances would reduce our percentage ownership interest in the Operating Partnership. Because shareholders will not directly own units of the Operating Partnership, shareholders will not have any voting rights with respect to any such issuances or other partnership level activities of the Operating Partnership.

Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP Units, which may impede business decisions that could benefit our shareholders.

Conflicts of interest could arise as a result of the relationships between us, on the one hand, and our Operating Partnership or any limited partner thereof, on the other. Our Key Principals and executive officers own 13,007 Class I Common Shares and 65,240 OP Units and have the right to acquire in connection with our acquisition of the Identified Trust Properties an aggregate of 383,355 additional OP Units. Additionally, ExchangeRight owns 77,308 OP Units and EIFG owns 600,000 Class I Common Shares. Our Trustee and officers have duties to us and our shareholders under applicable Maryland law in connection with their management of the Company. At the same time, we, as the sole general partner of our Operating Partnership, have fiduciary duties and obligations to our Operating Partnership and its limited partners under Delaware law and the partnership agreement of our Operating Partnership in connection with the management of our Operating Partnership. Our duties as the sole general partner to our Operating Partnership and its partners may come into conflict with the duties of our Trustee and officers to the Company and our shareholders. These conflicts may be resolved in a manner that is not in the best interests of our shareholders.

Our success depends on key personnel of ExchangeRight whose continued service is not guaranteed and each of whom would be difficult to replace.

Our success depends to a significant degree upon the contributions of our Key Principals and certain of our principal officers and other key personnel, each of whom would be difficult to replace. We cannot guarantee that all, or any particular one, will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and our business, financial condition, and results of operations, as well as our ability to make distributions to our shareholders, could be materially and adversely affected.

There is no public trading market for our Common Shares; therefore, your ability to dispose of your shares will likely be limited.

There is no current public trading market for our Common Shares, and a market may never develop for them. Our Common Shares are not listed on any national securities exchange, and we do not intend to apply to have our Common Shares listed on a national securities exchange in the foreseeable future. In the absence of an active public trading market, shareholders may not be able to sell their Common Shares. The lack of an active market for our shares also may impair our ability to raise capital by selling shares, our ability to motivate our employees through equity incentive awards, and our ability to acquire other companies by using Common Shares as consideration. Therefore, the repurchase of Common Shares by us will likely be the only way for a shareholder to dispose of its shares. The Company has instituted a repurchase program but may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan.

We face risks associated with the deployment of our capital.

In light of the nature of our plans to conduct continuous offerings in relation to our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable properties on attractive terms, there could be a delay between the time we receive net proceeds from the sale of Common Shares in our private offerings and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments, which cash holdings may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market instruments or other similar temporary investments, each of which are subject to the asset management fees.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for a shareholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to shareholders. It is not anticipated that the temporary investment of such cash into money market instruments or other similar temporary investments pending deployment into investments will generate significant interest, and shareholders should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our Common Shares, our results of operations and financial condition may be adversely affected.

Our growth strategy depends on external sources of capital which may not be available to us on commercially reasonable terms or at all.

We expect that over time we will seek additional sources of capital to fund our business. We may not be able to obtain such financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our creditworthiness and growth potential;

•	our current debt levels and our ability to satisfy financial covenants;

•	our current and expected future earnings;

•	our cash flow, cash position and cash distributions; and

•	our ability to offer and sell our Common Shares or other equity securities.

If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our shareholders necessary to maintain our qualification as a REIT.

In addition, in order to maintain our qualification as a REIT, we are generally required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, and we will be subject to income tax at regular corporate rates to the extent we distribute less than 100% of our REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gain. Because of these distribution requirements, without access to third-party sources of capital, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations, or make the cash distributions to our shareholders necessary to maintain our qualification as a REIT.

Valuations and appraisals of our real estate are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our NAV, valuations of the portfolio will be determined based in part on quarterly valuations conducted by an independent third-party and approved by our Trustee. Additionally, the Trustee may in its discretion consider material market data and other information in valuing our assets and liabilities in calculating our NAV for a particular quarter. Although quarterly valuations of each of our real properties will be reviewed and confirmed for reasonableness, such valuations are based on asset and portfolio-level information provided by the Trustee, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties involve subjective judgments and projections. Valuation methodologies also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our Common Shares, the price we paid to repurchase our Common Shares or NAV-based fees we paid to ExchangeRight. Because the price an investor pays for our Common Shares, and the price at which shares may be repurchased by us pursuant to our share repurchase plan, investors may pay more than realizable value or receive less than realizable value for their investments.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods used to calculate our NAV, including the components used in those calculations are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our Common Shares, and investors should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our Common Shares and the amount of asset management fees. Certain policies and procedures have been implemented to address such errors in NAV calculations. If such errors were to occur, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our Common Shares were sold or repurchased or on the amount of the asset management fees, we may determine in its sole discretion to take certain corrective actions in response to such errors, including making adjustments to prior NAV calculations.

Your interest in us may be diluted if we issue additional Common Shares or Operating Partnership interests.

Holders of our Common Shares do not have preemptive rights to purchase additional shares in connection with shares we may issue in the future. Under our Declaration of Trust, we are authorized to issue an unlimited number of Common Shares at a price or prices determined by our Trustee. Our Trustee has the power to classify or reclassify any unissued shares into classes or series of Common Shares or preferred shares and to authorize us to issue those shares, without obtaining shareholder approval. As the general partner of our Operating Partnership, we may also, without shareholder approval, cause our Operating Partnership to issue additional OP Units or other partnership interests that have rights that are senior to those of our Common Shares. Investors purchasing our Common Shares likely will suffer dilution of their equity investment in us, in the event that we (1) sell additional shares in the future, (2) sell securities, including OP Units, that are convertible into our Common Shares, (3) issue our securities or partnership interests in our Operating Partnership in a private offering of securities to institutional investors, (4) issue our securities or partnership interests in our Operating Partnership to our Trustee, officers and other employees, or (5) issue our securities or partnership interests in our Operating Partnership, including OP Units, to sellers of properties we acquire. Because the OP Units may, in the discretion of our Trustee, be exchanged for our shares, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of our shares of beneficial interest, thereby diluting the percentage ownership interest of other shareholders. If we sell additional Common Shares for a price less than the then-current NAV per share, the issuance of such shares would result in dilution of the value of a shareholder’s interest in us. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

In the future, we may choose to acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in shareholder dilution and limit our ability to sell such assets.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for OP Units, which may result in dilution to our shareholders. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time or on terms that would be favorable absent such restrictions.

Properties we may acquire are currently owned and managed by affiliates of the Trustee.

The Company, through the Operating Partnership, currently owns 311 properties that were former ExchangeRight DST Portfolios acquired from affiliates of ExchangeRight. We anticipate using the Company’s capital to acquire additional ExchangeRight DST Portfolios, as well as future properties. The Company has entered into agreements to acquire the Identified Trust Properties, which is a diversified portfolio of single-tenant, net-leased properties leased primarily to investment-grade tenants that are mainly owned by various ExchangeRight DSTs. The agreements to acquire certain of the Identified Trust Properties are subject to obtaining the consent of the current mortgage lenders secured by the corresponding Identified Trust Properties in certain instances and provide the Company with the unilateral right to acquire the Identified Trust Properties. Our ability to acquire any of the Identified Trust Properties, or other properties, and successfully integrate them is also dependent on our ability to raise sufficient capital to acquire the properties. If we are not able to acquire all of the Identified Trust Properties immediately, some or all of the properties may decline in value before we are able to complete the acquisition, and we may be unable to identify suitable replacement properties that meet our investment objectives and we may be unable to achieve our desired returns.

There is therefore a risk in the Identified Trust Properties, which may provide a lower return to shareholders, than a potential acquisition of other properties owned or managed by unaffiliated third parties.

There are risks involved in acquiring unidentified properties.

If we are not able to acquire all of the Identified Trust Properties, or upon completion of the acquisition of the Identified Trust Properties, we may have difficulty identifying and purchasing additional suitable properties on attractive terms, if at all, in order to meet our investment objectives. The lack of information regarding such other properties, such as the operating history of the property and other relevant economic and financial information regarding such alternative properties, means that investors will not have the opportunity to evaluate for themselves the relevant information regarding any such properties. Shareholders will not have an opportunity to evaluate the specific merits or risks of any prospective property. As a result, shareholders will be dependent on the judgment of the Trustee in connection with the selection of properties and management of the proceeds of any offering of Common Shares we conduct, including the selection of any properties purchased with such proceeds, other than the Identified Trust Properties. There can be no assurance that determinations ultimately made by the Trustee will result in the Company achieving its business objectives. The number of properties the Company acquires and the diversification of its properties is dependent on the amount of proceeds raised through our offerings and will be reduced if less than the maximum offering amount is raised. We may acquire multiple properties in a single transaction. Additionally, portfolio acquisitions are more complex and may be more expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition Accordingly, the risk of investing in the Company may be increased. Although the Trustee has established investment objectives and criteria to guide it in acquiring properties on behalf of the Company, the Trustee has broad authority and discretion when choosing properties. Consequently, investors must rely exclusively on the Trustee to make investment decisions. No assurance can be given that the Company will be able to obtain suitable properties or that the Company’s objectives will be achieved.

Our Trustee may change our investment policies without shareholder approval.

Our investment policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except as may be required to avoid meeting the definition of an “investment company” under the Investment Company

Act, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our Trustee without the approval of our shareholders. As a result, the nature of our shareholders’ investments could change without their consent. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regard to the foregoing could materially and adversely affect us.

Our Trustee may change our financing policies without shareholder approval, and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our financing policies are exclusively determined by our Trustee. Accordingly, our shareholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our Trustee may adopt, alter or eliminate leverage policies at any time without shareholder approval. We could become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations.

Shareholders are bound by the vote of other shareholders on matters on which they are entitled to vote, and shareholders will not have the right to vote on certain mergers, consolidations and conversions of the Company.

Shareholders may vote on certain matters at a meeting of shareholders. However, a shareholder will be bound by the vote specified in our Declaration of Trust or bylaws on matters requiring approval of the shareholders even if a shareholder does not vote in favor of any such matter. Moreover, subject to certain requirements set forth in our Declaration of Trust, holders of Common Shares will not be entitled to vote on any merger, consolidation or conversion of the Company with another REIT or REITs so long as the consideration to be received by our common shareholders consists of common equity securities of the surviving REIT at an exchange ratio based on the respective NAVs of the Company and such other entity, as adjusted for transaction costs, and the only cash paid in the transaction is paid in lieu of fractional shares (a “Reorganization”). Therefore, the Trustee will have the unilateral power to effect a Reorganization without the approval of any shareholder of the Company.

If shareholders do not agree with the decisions of our Trustee, they only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our Trustee determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our Trustee may amend or revise these and other policies without a vote of the shareholders. Under Maryland law and our Declaration of Trust, our shareholders generally have a right to vote only on the following:

•	the removal of the Trustee under limited circumstances and, unless the Trustee has designated its successor, the election of a successor trustee;

•

any amendment of our Declaration of Trust that adversely affects the contract rights of our outstanding shares of beneficial interest, except that our Trustee may amend our Declaration of Trust without shareholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to classify or reclassify any of our unissued Common Shares or preferred shares into one or more classes or series of shares and to establish the terms of such shares, and to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares or to effect certain reverse share splits;

•

a merger or consolidation of the Company, or the sale or other disposition of all or substantially all of our assets, provided that, if such action could be taken by a Maryland corporation without the approval of its shareholders pursuant to Subtitle 1 of Title 3 of the Maryland General Corporation Law (the “MGCL”) or if such action is a Reorganization (as defined above), no vote of shareholders will be required;

•	such other matters as may be provided in our bylaws;

•	such matters that the Trustee has declared advisable and submitted to a vote of the shareholders; and

•

any other matters on which shareholders are required to vote by federal law, state law or, following a listing on a national securities exchange, the rules of such exchange. All other matters are subject to the discretion of our Trustee.

Our Trustee may be removed only under limited circumstances.

Pursuant to our Declaration of Trust, our Trustee may be removed only for “cause,” as defined in our Declaration of Trust, and only by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of trustees. Under the Declaration of Trust, “cause” means (i) fraud or embezzlement with respect to the Company or its affiliates, or (ii) willful misconduct as determined in a final judgment of a court of competent jurisdiction. As a result, shareholders will have limited control over the decisions regarding the management or direction of the Company.

The Company’s rights, and the rights of shareholders, to recover claims against our officers and our Trustee are limited.

Maryland law and our Declaration of Trust provide that the Trustee will have no liability when acting in its capacity as Trustee if it performs its duties in good faith. Our Declaration of Trust requires us to indemnify and advance expenses to (i) the Trustee, (ii) each equity holder, director, officer, employee or agent of the Trustee, and (iii) each officer of the Company (collectively, the “Covered Persons”) against any claim or liability to which any Covered Person may become subject because of his, her or its status as such, except for liability for such person’s gross negligence or intentional misconduct. Our Declaration of Trust also requires us, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to each present or former holder of shares of beneficial interest against any claim or liability to which any such person may become subject because of his, her or its status as such. Finally, our Declaration of Trust limits, to the maximum extent permitted by Maryland law, the liability of Covered Persons to us and our shareholders for monetary damages. Although our Declaration of Trust does not allow us to indemnify our Trustee for any liability or loss suffered by them or hold harmless a Covered Person for any loss or liability suffered by us by reason of such person’s gross negligence or intentional misconduct, we and our shareholders may have more limited rights against a Covered Person than might otherwise exist under common law, which could reduce your and our recovery against them.

Our Declaration of Trust contains a provision that expressly permits our Trustee, our officers and ExchangeRight, and their affiliates, to compete with us.

The success of the Company is very important to and is a significant part of ExchangeRight’s overall business plan. As a result, ExchangeRight anticipates spending sufficient time and effort on the various aspects of the Company’s business to help it perform successfully, and our Trustee has a fiduciary obligation to act on behalf of our shareholders. However, ExchangeRight and other investment vehicles managed by ExchangeRight have outside business interests and may compete with us for investments in properties, tenants, access to capital and other business opportunities. There is no assurance that any conflicts of interest created by such competition will be resolved in our favor. Our Declaration of Trust provides that none of our Trustee, any of our officers, or any other Covered Person have any duty to present or offer any business opportunity to us or to refrain from competing with us. As a result, the Trustee, our officers and other Covered Persons have no duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we or our subsidiaries engage or propose to engage or to refrain from otherwise competing with us. These individuals also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. These provisions may limit our ability to pursue investment opportunities that we might otherwise have had the opportunity to pursue, which could have an adverse effect on our financial condition, our results of operations, our cash flow, the value of our Common Shares and our ability to meet our debt obligations and to make distributions to our shareholders.

The special limited partner of the Operating Partnership will be entitled to incentive distributions from our Operating Partnership only if the Operating Partnership’s investors have received a return of capital plus a 7% cumulative, non-compounded annual return, which may discourage ExchangeRight from facilitating a transaction that would provide liquidity for our common shareholders.

The partnership agreement of the Operating Partnership requires the Operating Partnership to pay a performance-based termination distribution to the special limited partner of the Operating Partnership, which is wholly-owned by ExchangeRight, if our Common Shares, or the common equity securities of a successor entity in a business combination, are listed on a national securities exchange or if we engage in a business combination transaction in which our common shareholders receive cash or listed common equity securities. The special limited partner will become entitled to such an incentive fee only after the Operating Partnership’s investors have received a return of capital plus a 7% cumulative, non-compounded annual return on all such capital contributions, based on the value of the consideration received by our common shareholders or the trading price of our shares after such a listing. As a result of this feature in the Operating Partnership’s partnership agreement, ExchangeRight may decide against pursuing or offering us the opportunity to participate in a particular transaction if it would not result in realizing this incentive fee.

The limit on the number of Common Shares a person may own may discourage a takeover that could otherwise result in a premium price to our shareholders.

Our Declaration of Trust, with certain exceptions, authorizes our Trustee to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exception is granted by our Trustee, no person may own more than 9.8% in value or in number, whichever is more restrictive, of our outstanding Common Shares, or 9.8% in value of the aggregate of our outstanding shares of beneficial interest. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or transfer of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders.

If we are required to register as an investment company under the Investment Company Act, we would not be able to operate our business according to our business plan, which may significantly reduce the value of our shareholders’ investment returns.

We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we nor any of our subsidiaries meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on our capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, recordkeeping, voting, proxy disclosure, and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

Companies primarily engaged in the business of acquiring mortgages and other liens on and interests in real estate are generally exempt from the requirements of the Investment Company Act. We believe that we have conducted our business so that we are not subject to the registration requirements of the Investment Company Act. In order to continue to do so, however, the Company and each of our subsidiaries must either operate so as to fall outside the definition of an investment company under the Investment Company Act or satisfy its own exclusion under the under the Investment Company Act. For example, to avoid being defined as an investment company, an entity may limit its ownership or holdings of investment securities so that it meets the 40% test described above. Alternatively, an entity may operate its business under an exclusion from the definition of investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act. Under Section 3(c)(5)(C), as interpreted by the SEC staff, a company is required to invest at least 55% of its assets in mortgages and other liens on and interests in real estate, and other real estate-related interests, which are deemed to be “qualifying interests,” and at least 80% of its assets in qualifying interests plus a broader category of “real estate-related assets” in order to qualify for this exception. A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, or to maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our Trustee may not be able to change our investment policies as our Trustee may deem appropriate if such change would cause us to meet the definition of an “investment company.”

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us, the Trustee, and their affiliates. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We are an “emerging growth company,” and as such, we have reduced reporting requirements as compared to other public companies, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosures regarding the executive compensation of our executive officers.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of  (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the first sale of shares pursuant to a registration statement filed under the Securities Act, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. To the extent we take advantage of some or all of the reduced reporting requirements applicable to emerging growth companies, an investment in our Common Shares may be less attractive to investors.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.”

We have elected to avail ourselves of the extended transition period for adopting new or revised accounting standards available to emerging growth companies under the JOBS Act and will, therefore, not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, which could make our Common Shares less attractive to investors.

The JOBS Act provides that an emerging growth company can take advantage of an exemption from various reporting requirements applicable to other public companies and an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We intend to avail ourselves of these exemptions and the extended transition periods for adopting new or revised accounting standards and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our consolidated financial statements may not be comparable to companies that comply with public company effective dates. While we intend to avail ourselves of these options, we may, subject to certain restrictions, elect to stop availing ourselves of these exemptions in the future even while we remain an “emerging growth company.” We cannot predict whether investors will find our Common Shares less attractive as a result of this election. If some investors find Common Shares less attractive as a result of this election, we may be unable to raise the desired level of capital in our offerings.

We will be subject to the requirements of the Sarbanes-Oxley Act.

As long as we remain an emerging growth company, as that term is defined in the JOBS Act, we will be permitted to gradually comply with certain of the on-going reporting and disclosure obligations of public companies pursuant to the Sarbanes-Oxley Act.

However, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act may require our auditors to deliver an attestation report on the effectiveness of our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which this Form 10 becomes effective if we are no longer an “emerging growth company.” Substantial work on our part may be required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process may be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Section 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our consolidated financial statements that could require us to restate our consolidated financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Common Shares. Changes are likely to continue to occur in the future, and these changes could adversely affect our shareholders’ investment in our Common Shares. These changes include but are not limited to the reduction or elimination of the corporate income tax under the Code or revisions to the tax exemptions provided by Section 1031 under the Code. Any of these changes could have an adverse effect on an investment in our Common Shares or on the market price or resale potential of our Common Shares. Shareholders are urged to consult with their own tax advisor with respect to the impact that recent legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our Common Shares.

Risks Related to Our Secured Lending

Bankruptcy of ExchangeRight or any tenant of a property owned by the entity pledged to secure the RSLCA may adversely affect the value of the ExchangeRight Secured Loans.

We have entered into the RSLCA, under which we will make the ExchangeRight Secured Loans. For a description of the RSLCA and the ExchangeRight Secured Loans, see “Item 7. Certain Relationships and Related Transactions, and Director Independence – Secured Loan Program” below. While ExchangeRight and many of the tenants it focuses on have a consistent track record of profitability, bankruptcy proceedings and usual equitable principles may delay or otherwise adversely affect the enforcement of a noteholder’s rights in the property granted as security for the note. Federal bankruptcy law permits adoption of reorganization plans even though such plans have not been accepted by the holders of a first lien on property, if such holders are provided with the benefit of their original lien or the “indubitable equivalent.” In addition, if the bankruptcy court concludes that the noteholders have “adequate protection,” it may (i) substitute other security subject to the lien of the noteholders, and (ii) subordinate the lien of the noteholders (A) to claims by persons supplying goods and services to the debtor after bankruptcy, and (B) to the administrative expenses of the bankruptcy proceeding. In the event of the bankruptcy of an obligor under a note held by the Company, the amount realized by the Company might depend on the bankruptcy court’s interpretation of “indubitable equivalent” and “adequate protection” under the then-existing circumstances. It is also possible that debtors could attempt a “cramdown” in bankruptcy court pursuant to which the debtor’s obligation to the Company could be reduced below amounts otherwise owed. To confirm a Chapter 11 plan of reorganization, the court must find that creditors will receive at least what they would receive in a Chapter 7 liquidation case, and that the plan is either approved by all of the creditors, or the plan is approved by at least one class of creditors and (1) the plan does not discriminate unfairly; (2) holders of secured claims receive property under the plan with a value equal to the “value of the secured creditor’s interest in the property of the estate”; and (3) either holders of unsecured claims are paid in full with interest or junior classes with claims receive nothing. Secured creditors are much more likely to be “crammed down” than unsecured creditors.

Investments may include intercompany or affiliate investments.

ExchangeRight may use funds from the RSLCA for intercompany or affiliate acquisitions utilized to facilitate acquisitions of properties owned or managed by affiliates of ExchangeRight. There is therefore a risk that ExchangeRight may choose to invest in such affiliated properties and that ExchangeRight or its affiliates may receive compensation under the terms and provisions of such affiliated properties and that such acquisitions may not have underlying collateral that generates income similar to other properties and, thus, interest and fees under the RSLCA may not be paid.

Foreclosure on properties may result in insufficient funds.

Under the RSLCA, as collateral for the ExchangeRight Secured Loans, we receive certain credit enhancements and pledges of collateral. In this regard, we received a pledge under an amended and restated

pledge agreement by and between ExchangeRight and our Operating Partnership whereby ExchangeRight pledged to the Operating Partnership its membership interest in the entity that indirectly owns the properties acquired by ExchangeRight (the “Pledged Entity”), which pledge also provides that, in the event ExchangeRight defaults in the payment of any interest, which has been accrued and is currently owed to us, we will receive the right to execute an assignment of the limited liability company membership interest in the Pledged Entity. See “Item 7. Certain Relationships and Related Transactions, and Director Independence – Secured Loan Program” below for additional information. In many cases we will need to look solely to the property owned by the Pledged Entity, the interests in which are pledged to secure the RSLCA, to satisfy the indebtedness in accordance with its terms. Timely payment of principal and interest under the RSLCA will primarily depend upon the success of the property underlying the interest pledged pursuant to the RSLCA and the revenues that such property generates from operations. In the event that such revenues are insufficient, our sole recourse will be to foreclose on the underlying properties. In addition to the potential problems inherent in the foreclosure process discussed above, any sale of the properties upon foreclosure may bring a price that is less than the outstanding principal amount of funds drawn under the RSLCA.

Making secured, bridge and other loans subjects us to credit risk and could adversely affect us.

We will make the ExchangeRight Secured Loans and may make bridge and other loans related to net lease properties. However, these loans will subject us to credit risk and there could be defaults under these loans. Defaults may be caused by many factors beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning and the failure by the borrower to develop the property. If there is a default under one of these loans, the value of our investment in the loan could be impaired or lost in its entirety. In addition, if such a loan is secured by a mortgage on the related property, we may be delayed in a foreclosure action and any sale of the mortgaged property may generate less net proceeds than we were owed under the defaulted loan.

The value of our ExchangeRight RSLCA may be impaired, and we may be unable to realize any value upon the foreclosure of the pledges securing the ExchangeRight Secured Loans due to the terms of the underlying mortgage loans.

The properties indirectly held by the entity pledged to secure the ExchangeRight RSLCA may be subject to first lien mortgage loans, which may contain terms that prohibit the pledge or assignment of the interests in the entity. This could result in the foreclosure of the mortgage on the underlying property and our inability to realize any benefit upon the foreclosure of the pledge. Such provisions may also require us to account for the value we attribute to the ExchangeRight RSLCA as impaired.

The failure of a secured loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service (“IRS”) has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a secured loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT 75% asset test, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass- through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Risks Related to Our Indebtedness

Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing, including an inability to refinance existing indebtedness.

We are generally subject to risks associated with debt financing. These risks include: (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance existing indebtedness or the terms of the refinancing may be less favorable to us than the terms of existing debt; (3) required debt payments are not reduced if the economic performance of any property declines; (4) debt service obligations could reduce cash available for distribution to our shareholders and funds available for investment; (5) any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and (6) the risk that necessary capital expenditures cannot be financed on favorable terms. If a property is pledged to secure payment of indebtedness and we cannot make the applicable debt payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property.

We may incur substantial indebtedness.

We may provide full or partial guarantees of mortgage debt incurred by our subsidiaries that own the mortgaged properties. Under these circumstances, we will be responsible to the lender for satisfaction of the debt if it is not paid by our subsidiary. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

Our use of indebtedness could have important consequences to us. For example, it could: (1) result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt; (2) result in the loss of assets, including individual properties or portfolios, due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds; (3) materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all; (4) require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to make distributions, including those necessary to maintain our REIT qualification, or to use for other purposes; (5) increase our vulnerability to an economic downturn; (6) limit our ability to withstand competitive pressures; or (7) reduce our flexibility to respond to changing business and economic conditions.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in pledged properties.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in the pledged property because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status.

Financing we utilize may include recourse provisions to the Company.

We intend to obtain financing on the most favorable terms reasonably available to us. We will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies. Lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent permitted by the applicable loan agreements, we may refinance properties during the term of a loan.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our shareholders.

We may be unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage a property or when existing loans mature, we may not be able to obtain suitable mortgage financing or refinance existing indebtedness. If we are unable to refinance existing indebtedness with replacement debt, we may be required to repay a portion of the maturing indebtedness with cash. Our inability to access debt capital on attractive terms to finance new investments or to refinance maturing indebtedness could reduce the number of properties we can acquire and our cash flows. Higher costs of capital also could negatively impact cash flows and returns on our investments.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Variable rate borrowings, if any, expose us to increased interest expense in a rising interest rate environment. Additionally, in the future, we may incur substantial additional indebtedness that bears interest at variable rates. If interest rates were to increase, our debt service obligations on variable rate indebtedness would increase even though the amount borrowed remained the same, and our cash flows would correspondingly decrease.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our cash available for distribution.

We expect to finance at least a portion of our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and/or ineffective.

We may use derivative instruments to hedge our exposure to changes in interest rates. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Future hedging decisions will depend on prevailing facts and circumstances and at any point in time we may choose to hedge some, all or none of our variable interest rate exposure.

To the extent that we choose to use derivative financial instruments to hedge against interest rate fluctuations in the future, we will be exposed to credit risk, basis risk and legal enforceability risks. Credit risk refers to the potential failure of our counterparty to perform its obligations under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty generally owes us a payment, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby potentially making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.

Income and gain from hedging transactions will be excluded from gross income for purposes of both the REIT qualification gross income tests, provided that we properly identify such hedges. For federal income tax purposes, a “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), and (3) a transaction entered into to manage the risk of any hedging transaction described in the preceding sentence if we dispose of some or all of the underlying property to which such original hedging transaction relates.

In the event we are unable to enter into a hedging transaction that may not satisfy the definition of a “hedging transaction,” or do not properly identify our hedges as such, we risk earning income that is not good income for REIT purposes. Accordingly, we may forego certain hedging opportunities even though commercially it would be beneficial to enter into such a hedge in order to minimize the risk of earning income from a hedge that is not good REIT income for the 75% and 95% tests.

Our current loans, and loans associated with the Identified Trust Properties which we plan to assume, may be subject to certain unfavorable provisions.

Our current loans, and loans associated with the Identified Trust Properties which we plan to assume, may have terms which include lender-favorable mechanisms in certain events such as debt service coverage ratio requirements, and with which compliance may be beyond our control. Our failure to comply with the terms of such debt could impact cash flow available for distribution to shareholders.

Risks Related to Our Status as a REIT and Other Tax Matters

We would incur significant material adverse tax consequences if we fail to qualify as a REIT.

We have elected to be taxed as a REIT. Our qualification as a REIT requires us to satisfy numerous requirements, some on an annual and quarterly basis, established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and which involve the determination of various factual matters and circumstances not entirely within our control. We expect that our current organization and methods of operation will enable us to continue to qualify as a REIT, but we may not so qualify or we may not be able to remain so qualified in the future. In addition, U.S. federal income tax laws governing REITs and other corporations and the administrative interpretations of those laws may be amended at any time, potentially with retroactive effect. Future legislation, new regulations, administrative interpretations or court decisions could adversely affect our ability to qualify as a REIT or adversely affect our shareholders.

If we fail to qualify as a REIT in any taxable year, we would be subject to federal (and potentially state and local) income tax on our taxable income at regular corporate rates, and would not be allowed to deduct dividends paid to our shareholders in computing our taxable income. Also, we generally could not re-elect REIT status until the fifth calendar year after the year in which we first fail to qualify as a REIT. The additional tax liability from the failure to qualify as a REIT could be substantial and would reduce or eliminate the amount of cash available for distribution to our shareholders. This would likely have a significant adverse effect on the value of our securities, and consequently, on our ability to raise additional capital.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our growth opportunities.

To qualify as a REIT, we generally are required to distribute to our shareholders at least 90% of our taxable income, excluding net capital gains, each year. A REIT is subject to tax at regular corporate rates to the extent that it distributes at least 90% but less than 100% of its taxable income (including net capital gains) each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions (or deemed distributions) and the amounts of income retained on which we have paid corporate tax with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year, and (iii) 100% of our undistributed taxable income from prior years.

We intend to make distributions to our shareholders to comply with the distribution requirements of the Code as well as to reduce our exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the recognition of taxable income and the actual receipt of cash may require us to borrow funds, issue additional shares or sell assets on a short-term basis to meet the 90% distribution requirement and to avoid the 4% nondeductible excise tax. In addition, the requirement to distribute a substantial portion of taxable income could cause us to (i) sell one or more properties in adverse market conditions, (ii) distribute amounts that represent a return of capital, or (iii) distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt.

To qualify as a REIT, we also must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities. The remainder of our investments (other than government securities, qualified real estate assets and securities issued by a taxable REIT subsidiary (a “TRS”)) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, qualified real estate assets and securities issued by a TRS) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate or forgo otherwise attractive investment opportunities. For example, if we hold an investment that jeopardizes our REIT qualification, we may be forced to liquidate such investment at an unfavorable time or at below market prices in order to retain our REIT qualification. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders. These restrictions also could adversely affect our ability to optimize our portfolio of assets.

In addition to the asset tests set forth above, to qualify as a REIT we must continually satisfy tests concerning, among other things, the sources of our income and the ownership of our shares. We may be unable to pursue investment opportunities that would be otherwise advantageous to us in order to satisfy the source-of-income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such real properties. The IRS could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Dividends paid by REITs generally do not qualify for reduced tax rates, and the availability of tax deductions in connection with the receipt of certain REIT dividends will automatically expire unless extended by Congress.

In general, the maximum U.S. federal income tax rate for dividends that constitute “qualified dividend income” paid to individuals, trusts and estates is 20%. Unlike dividends received from a corporation that is not a REIT, our distributions generally are not eligible for the reduced rates. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, investors who are individuals, trusts and estates may perceive investments in our shares to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs, including the per share NAV of our Common Shares.

Moreover, shareholders of a REIT that are individuals, trusts and estates that receive distributions characterized as ordinary dividends for U.S. federal income tax purposes are eligible to claim a tax deduction for taxable years ending prior to January 1, 2026 equal to 20% of the ordinary dividends distributed to them in each such taxable year. The eligibility of these shareholders for such tax deductions may be lost prior to January 1, 2026 if Congress enacts tax legislation that causes this tax benefit to expire prior to such time.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage the risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets, or from certain terminations of such hedging positions, does not constitute “gross income” for purposes of the 75% or 95% gross income tests that apply to REITs, provided that certain identification requirements are met. To the extent that we enter into other types of hedging transactions or fail to properly identify any such transaction as a hedge, the income is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may be required to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS may be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except that such losses could theoretically be carried back or forward against past or future taxable income in the TRS.

If our Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to our shareholders.

We intend to maintain the status of our Operating Partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our Operating Partnership as an entity taxable as a partnership, our Operating Partnership would be taxable as a corporation and would be subject to federal, state and local income taxes on its income (currently a 21% federal rate), thereby reducing the amount of distributions that our Operating Partnership could make to us. If our interest in the Operating Partnership were no longer treated as a good REIT asset, or if the income we derive from our Operating Partnership does not qualify as good REIT income, we could lose our REIT status, and become subject to a corporate level tax on our income. This would substantially reduce the cash available to make distributions to our shareholders, and, in turn, reduce the return on our shareholders’ investments. In addition, if any of the partnerships or limited liability companies through which our Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our Operating Partnership. Such a recharacterization of an underlying property-owning entity also could threaten our ability to maintain REIT status.

Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.

From time to time, we may transfer or otherwise dispose of some of our properties. Under the Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction and subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The IRS may contend that certain transfers or disposals of properties by us are prohibited transactions. If the IRS were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then we would be required to pay a 100% penalty tax on any gain allocable to us from the prohibited transaction and we may jeopardize our ability to retain future gains on real property sales.

We could face possible state and local tax audits and adverse changes in state and local tax laws.

As discussed in the risk factors above, because we are organized and qualify as a REIT, we are generally not subject to federal income taxes, but we are subject to certain state and local taxes. From time to time, changes in state and local tax laws or regulations are enacted, which may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we own properties may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional state and local taxes. These increased tax costs could adversely affect our financial condition and the amount of cash available for the payment of distributions to our shareholders. In the normal course of business, entities through which we own real estate may also become subject to tax audits. If such entities become subject to state or local tax audits, the ultimate result of such audits could have an adverse effect on our financial condition.

Non-U.S. shareholders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of our shares.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. person, other than certain “qualified shareholders” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While we intend to primarily target the sale of our shares to U.S. persons, we cannot control the composition of our ultimate shareholders, and therefore cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. shareholder on certain dispositions of our shares would be subject to tax under FIRPTA, unless (a) our shares are regularly traded on an established securities market and (b) the non-U.S. shareholder did not, at any time during a specified testing period, hold more than 10% of our stock.

Legislative or other actions affecting REITs could materially and adversely affect us and our investors as well as the Operating Partnership.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us (including our qualification as a REIT) and our investors as well as the Operating Partnership.

Our ability, and the Operating Partnership’s ability, to deduct interest expense may be limited.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”), as revised by the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”), also provides a new limitation on the deduction of business interest (i.e., interest paid or accrued on indebtedness allocable to a trade or business) for U.S. federal income tax purposes. In general, and subject to certain exceptions, including for a real estate trade or business if an election is made, business interest expense (i.e., business interest in excess of a taxpayer’s business interest income for the taxable year) is not deductible to the extent such interest exceeds 30% of a taxpayer’s adjusted taxable income (as defined in Section 163(j) of the Code, as revised by the TCJA and the CARES Act). With respect to entities taxed as partnerships (including the Operating Partnership), the deduction for business interest is determined at the level of the entity incurring the expense and the amount deductible by a beneficial owner of such entity is generally calculated based on the entity’s adjusted taxable income. Business interest not allowed as a deduction by an entity taxed as a partnership is allocated to each entity owner and may be deducted in any future year against excess taxable income attributed by the entity to the entity owner for such future year. Note that the limitation on the deductibility of business interest does not apply to investment interest.

Adjusted taxable income means the taxable income of the taxpayer computed without regard to (i) any item of income, gain, deduction, or loss which is not properly allocable to a trade or business; (ii) any business interest deductions or business interest income; and (iii) the amount of any net operating loss deduction. For taxable years beginning after January 1, 2022, depreciation and amortization are taken into account to reduce adjusted taxable income for purposes of computing the limitation. As mentioned above, for debt of a partnership, such as the Operating Partnership, the limitation is applied at the partnership level. Similarly, for a REIT, the limitation applies at the REIT level. Any net business interest expense of a taxpayer in excess of the limitation is not currently deductible by the taxpayer, and is carried forward to future years.

If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

Regulatory and Litigation Risks

Compliance with the Americans with Disabilities Act and fire, safety, and other regulations may require us to make significant unanticipated expenditures.

Some of our properties are subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Compliance with the ADA could require costly modifications at our properties to make them readily accessible to and usable by disabled individuals. In addition, failure to comply with the ADA could result in the imposition of fines or an award of damages to private litigants. Our tenants are generally obligated to maintain and repair the properties they lease from us and to comply with the ADA and other similar laws and regulations. However, if a tenant is unwilling or unable to meet its obligation to comply with the ADA, we may incur significant costs in modifying the property to achieve compliance. Additionally, as the owner of the property we could be liable for failure of one of our properties to comply with the ADA or other similar laws and regulations.

Similarly, our properties are subject to various laws and regulations relating to fire, safety, and other regulations, and in some instances, common-area obligations. While our tenants are generally obligated to comply with these laws and regulations at the properties they lease from us, it is possible that our tenants will not have the financial ability to meet these obligations. If a tenant is unwilling or unable to meet its obligation to comply with these laws and regulations, we may incur significant costs to achieve compliance, such that we may not be able to recover from the tenant. We may also face owner liability for failure to comply with these laws and regulations, which may lead to the imposition of fines or an award of damages to private litigants.

We could incur significant costs related to government regulation and litigation over environmental matters.

All real property and the operations conducted thereon are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of hazardous materials, and the remediation of contamination associated with disposals. These laws or the interpretations thereof may become more stringent over time and compliance therewith may involve significant costs. Additionally, the cost of defending against claims of liability, complying with environmental requirements, remediating any contaminated property or paying personal injury claims could be substantial. Some of these laws and regulations impose joint and several liability on tenants and current or previous owners or operators of real estate for the costs of investigation and remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use such property as collateral for future borrowing. Moreover, if contamination is discovered at any of our properties, environmental laws may impose restrictions on the manner in which the affected properties may be used or the businesses that may be operated thereon or give rise to personal injury claims. We typically obtain a third-party environmental site assessment for properties we acquire, however, we may not obtain such an assessment for every property we acquire, and when we do obtain such an assessment it is possible that it will not reveal all environmental liabilities.

Although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, there can be no assurance that our tenants will be able to meet these obligations. It is possible that we could incur substantial expenditures to remediate environmental conditions at our properties or become subject to liability for environmental liabilities by virtue of our ownership of the property. Furthermore, the discovery of environmental liabilities on any of our properties could lead to significant remediation costs or other liabilities for our tenant, which may affect such tenant’s ability to make rental payments to us.

From time to time, we may invest in properties with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield an appropriate risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, cleanup and monitoring when negotiating the purchase price. To the extent we underestimate the costs of environmental matters, we could incur substantial losses. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions.

We may become subject to litigation, which could materially and adversely affect us.

In the future we may become subject to litigation, including claims relating to our operations, properties, securities offerings or other aspects of our business. Some of these claims may result in significant investigation, defense or settlement costs and, if we are unable to successfully defend against or settle such claims, may result in significant fines or judgments against us. These costs may not be covered by insurance or may exceed insured amounts. We cannot be certain of the outcomes of any claims that may arise in the future. Certain litigation or the resolution of certain litigation may limit the availability or significantly increase the cost of insurance coverage, which could expose us to increased risks.

Risks Related to Business Continuity

Natural disasters and severe weather conditions could have an adverse impact on our cash flow and operating results.

Some of our properties could be subject to potential natural or other disasters. In addition, we may acquire properties that are located in areas which are subject to natural disasters. Properties could also be affected by increases in the frequency or severity of hurricanes or other storms, whether such increases are caused by global climate changes or other factors. The occurrence of natural disasters or severe weather conditions can increase investment costs to repair or replace damaged properties, increase operating costs, increase future property insurance costs, and/or negatively impact the tenant demand for lease space. If insurance is unavailable to us, or is unavailable on acceptable terms, or if our insurance is not adequate to cover business interruption or losses from such events, our earnings, liquidity and/or capital resources could be adversely affected.

We may suffer losses that are not covered by insurance or that are in excess of insured amounts.

Generally, each of our tenants is responsible for the cost of insuring the property it leases from us against customary losses (such as casualty, liability, fire and extended coverage) at a specified level or required to reimburse us for a portion of the cost of acquiring such insurance. However, it is possible that we will incur losses in excess of insured amounts. Additionally, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, earthquakes, pollution or environmental matters, that are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. It is possible that mortgage lenders may require us to purchase additional insurance covering acts of terrorism, and additional costs associated therewith may be significant and likely would not be paid for by our tenants. Additionally, to the extent such insurance is either unavailable or prohibitively expensive, it could inhibit our ability to finance or refinance our properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance.

Inflation, changes in building codes and ordinances, environmental considerations and other factors may make any insurance proceeds we receive insufficient to repair or replace a property if it is damaged or destroyed. In that situation, the insurance proceeds received may not be adequate to restore our economic position with respect to the affected property. Furthermore, in the event we experience a substantial or comprehensive loss at one of our properties, we may not be able to rebuild such property to its pre-loss specifications without capital expenditures in excess of any insurance proceeds, as repair or reconstruction of the property may require significant upgrades to meet current zoning and building code requirements.

Future terrorist attacks or civil unrest could harm the demand for, and the value of, our properties.

Recently and over the past several years, a number of highly publicized terrorists acts and shootings have occurred at domestic and international retail properties. Future terrorist attacks, civil unrest, and other acts of terrorism or war could harm the demand for, and the value of, our properties. Terrorist attacks could directly impact the value of our properties through damage, destruction, loss or increased security costs, and the availability of insurance for such acts may be limited or may be subject to substantial cost increases. To the extent that our tenants are impacted by future attacks, their ability to continue to honor obligations under their existing leases could be adversely affected. A decrease in retail demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates. These acts might erode business and consumer confidence and spending, and might result in increased volatility in national and international financial markets and economies. Any one of these events might decrease demand for real estate, decrease or delay the occupancy of our properties, and limit our access to capital or increase our cost of raising capital.

We face risks relating to cybersecurity attacks that could cause loss of confidential information and other business disruptions.

We rely extensively on computer systems to process transactions and manage our business, and our business is at risk from and may be impacted by cybersecurity attacks. These could include attempts to gain unauthorized access to our data and computer systems. Attacks can be both individual and/or highly organized attempts organized by very sophisticated hacking organizations. We employ a number of measures to prevent, detect and mitigate these threats, which include password protection, firewall protection systems, frequent backups, and a redundant data system for core applications; however, there is no guarantee such efforts will be successful in preventing a cybersecurity attack. A cybersecurity attack could compromise our confidential information as well as that of our employees, tenants and vendors. A successful attack could disrupt and affect our business operations.

Risks Related to Ownership of our Common Shares

An investment in our Common Shares will have limited liquidity. There is no public trading market for our Common Shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our Common Shares and there may never be one. While the Company has instituted a limited repurchase program, there is no guarantee that such liquidity will be available to all investors and it is subject to various limitations. Though the Company may execute an eventual aggregation event, there is no guarantee that any aggregation event will occur. If you are able to find a buyer for your Common Shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your Common Shares would not be accepted as the primary collateral for a loan.

If we are unable to obtain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to our shareholders.

Our success depends to a significant degree upon the contributions of our Key Principals and certain of our executive officers and other key personnel, each of whom would be difficult to replace. We cannot guarantee that all, or any particular one, will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational, and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to pay distributions to our shareholders, and, as a result, the value of a shareholder’s investment may decline.

We could face possible state and local tax audits and adverse changes in state and local tax laws.

Because we are organized and qualify as a REIT, we are generally not subject to federal income taxes, but we are subject to certain state and local taxes. From time to time, changes in state and local tax laws or regulations are enacted, which may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we own properties may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional state and local taxes. These increased tax costs could adversely affect our financial condition and the amount of cash available for the payment of distributions to our shareholders. In the normal course of business, entities through which we own real estate may also become subject to tax audits. If such entities become subject to state or local tax audits, the ultimate result of such audits could have an adverse effect on our financial condition.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion of our financial condition and results of operations in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this registration statement, as well as “Item 1. Business” included elsewhere in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should read “Item 1A. Risk Factors” and the “Forward-Looking Statements” section of this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward-looking statements.

Company Overview

ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT, a Maryland statutory trust, is a self-administered real estate company, formed on January 11, 2019, focusing on investing in single-tenant, primarily investment-grade net-leased real estate. The Company, through the Operating Partnership, owned 336 properties in 34 states as of December 31, 2022. These properties were 99.8% leased as of December 31, 2022 and are occupied by 36 different national primarily investment-grade necessity-based retail tenants and are additionally diversified by industry, geographic region and lease term.

The Company has elected and is qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2019. The Company is the sole general partner and a limited partner of Operating Partnership, a Delaware partnership formed on January 9, 2019. Substantially all of the Company’s business is conducted through the Operating Partnership. The Trust Properties are owned and controlled by the Company and are managed by the Property Manager and the Asset Manager, which are both wholly-owned subsidiaries of ExchangeRight, pursuant to executed Management Agreements with each respective entity.

The following table provides historical consolidated summary financial data for the Company. The data is derived from the Company’s audited financial statements as of and for the years ended December 31, 2022 and 2021. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with the Company’s consolidated financial statements and related notes thereto included in this registration statement on Form 10, and in conjunction with the disclosures set forth in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Years ended December 31,
	2022	2021
Operating Data:
Revenues	$66,467,000	$35,006,000
Operating expenses:
Property operating expenses	(7,369,000)	(3,349,000)
Management fees to affiliates	(2,082,000)	(1,109,000)
General and administrative expenses	(997,000)	(652,000)
Depreciation and amortization	(30,483,000)	(14,535,000)
Interest expense	(20,614,000)	(8,687,000)

Net income	4,922,000	6,674,000
Net (income) attributable to noncontrolling interests	(1,361,000)	(1,608,000)

Net income attributable to common shareholders	$3,561,000	$5,066,000

Net income per common share - basic and diluted	$0.28	$0.66

Distributions to common shareholders	$22,413,000	$13,280,000

	Years ended December 31,
	2022	2021
Other Data:
FFO (a)	$35,493,000	$21,271,000
Adjusted FFO (a)	$34,451,000	$19,897,000

	December 31,
	2022	2021
Balance Sheet Data:
Assets
Real estate investments, net	$989,086,000	$517,830,000
Intangible assets, net	76,387,000	42,625,000
Notes receivable from affiliates	32,730,000	72,990,000
Cash, cash equivalents and restricted cash	36,645,000	22,059,000
Other assets	13,562,000	10,757,000

Total assets	$1,148,410,000	$666,261,000

Liabilities
Mortgage loans payable	$497,067,000	$223,462,000
Revolving credit facilities	73,311,000	87,060,000
Intangible liabilities, net	25,337,000	18,603,000
Pending trade deposits	6,446,000	9,488,000
Other	17,175,000	11,757,000

Total liabilities	$619,336,000	$350,370,000

Equity
Shareholders’ equity	$340,843,000	$248,927,000
Noncontrolling interests	188,231,000	66,964,000

Total equity	$529,074,000	$315,891,000

(a)

FFO is a widely recognized supplemental non-GAAP measure utilized to evaluate the financial performance of a REIT. The Company presents FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT generally defines FFO as net income (determined in accordance with GAAP), excluding gains (losses) from sales of real estate properties, impairment write-downs on real estate properties directly attributable to decreases in the value of depreciable real estate, plus real estate related depreciation and amortization, and adjustments for partnerships and joint ventures to reflect FFO on the same basis. The Company considers FFO to be an appropriate measure of its financial performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets.

The Company also considers Adjusted Funds From Operations (“Adjusted FFO”) to be an additional meaningful financial measure of financial performance as it provides supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. The Company believes Adjusted FFO further assists in comparing the Company’s performance across reporting periods on a consistent basis by excluding such items.

FFO and Adjusted FFO should be reviewed with net income attributable to common shareholders, the most directly comparable GAAP financial measure, when trying to understand the Company’s operating performance. FFO and Adjusted FFO do not represent cash generated from operating activities and should not be considered as an alternative to net income attributable to common shareholders or to cash flow from operating activities. The Company’s computations of FFO and Adjusted FFO may differ from the computations utilized by other REITs and, accordingly, may not be comparable to such REITs.

A reconciliation of net income attributable to common shareholders to FFO and Adjusted FFO for the years ended December 31, 2022 and 2021, is as follows:

	Years ended December 31,
	2022	2021
Net income attributable to common shareholders	$3,561,000	$5,066,000
Depreciation and amortization	30,571,000	14,597,000
Net income attributable to noncontrolling interests	1,361,000	1,608,000

FFO applicable to diluted common shares	35,493,000	21,271,000
Adjustments:
Straight-line rent adjustments	(764,000)	(442,000)
Above/below market lease amortization, net	(2,090,000)	(1,183,000)
Amortization of deferred financing costs	501,000	214,000
Above/below market debt amortization, net	1,030,000	(46,000)
Straight-line ground rent adjustments	163,000	—
Amortization of tax incentive financing arrangement	118,000	83,000

Adjusted FFO applicable to diluted common shares	$34,451,000	$19,897,000

FFO per diluted common shares	$1.99	$2.11
Adjusted FFO per diluted common shares	$1.93	$1.98

Weighted average number of diluted common shares (a):
Common shares	12,908,540	7,634,357
OP Units	4,930,274	2,423,066

	17,838,814	10,057,423

(a)	The weighted average number of diluted Common Shares used to compute FFO and Adjusted FFO applicable to diluted Common Shares includes OP Units which are excluded from the computation of diluted EPS.

2022 Activity

Portfolio Acquisitions

The Company, through the Operating Partnership, acquired 186 properties via merger agreements with 10 former 1031-exchangeable portfolios that were previously managed by ExchangeRight on behalf of investors for a total purchase price of $539.7 million during 2022. Additionally, the Operating Partnership (excluding ExchangeRight’s related party activity) issued 5,044,863 OP Units totaling $141.7 million in relation to these acquisitions. The Company assumed the following mortgages in connection with these acquisitions:

Date of assumption	Amortization	Maturity date	Balance at assumption	Contractual interest rate
2/9/2022	Interest only	10/1/2024	$16,902,000	4.25%
3/2/2022	Interest only	6/6/2027	32,722,000	3.98%
4/1/2022	Interest only	6/1/2024	18,008,000	4.71%
6/24/2022	Interest only	9/1/2027	36,860,000	3.99%
7/26/2022	Interest only	12/1/2027	33,441,000	4.09%
8/24/2022	Interest only	1/11/2028	35,840,000	4.05%
8/31/2022	Interest only	12/1/2025	25,012,000	4.59%
9/7/2022	Interest only	5/1/2025	25,519,000	4.15%
9/14/2022	Interest only	4/8/2028	37,795,000	4.27%
10/27/2022	Interest only	9/6/2025	24,420,000	4.38%

			$286,519,000

All 2022 acquisitions were accounted for as asset acquisitions and the related purchase price allocated to the acquired tangible and identifiable intangible assets or assumed liabilities based on their relative fair value.

RSLCA Notes Receivable from Affiliated Party

In order to earn a return on the funds maintained for liquidity for the share repurchase program and other liquidity needs, the Company invested in a short-term mezzanine loan to ExchangeRight (“ExchangeRight Mezz Loans”) for ExchangeRight’s DST programs under the RSLCA. These notes receivable typically provide for liquidity within 60 to 120 days. The loan agreement, as amended, matures on April 4, 2027 and bears interest at a rate equal to 12.0% per annum, while outstanding. Effective April 4, 2022, the capacity under the RSLCA increased to a maximum of $250.0 million outstanding at any time. ExchangeRight made net repayments of $46.3 million during 2022 decreasing the balance of the RSLCA notes receivable to $26.7 million at December 31, 2022.

Notes Receivable from Affiliated Parties

On August 25, 2022, the Company entered into a real estate note as the lender with a two property net-leased DST managed by ExchangeRight. The real estate note is for $3.6 million, matures on August 25, 2027, bears interest at a fixed-rate of 6.00% and requires interest only payments. The Company had a $3.6 million receivable under this real estate note as of December 31, 2022, which is included in notes receivable from affiliates in the consolidated balance sheets.

On November 18, 2022, the Company entered into a junior unsecured line of credit agreement as the lender with a four property net-leased DST managed by ExchangeRight. The junior unsecured line of credit agreement is for a maximum of $2.6 million, matures on November 18, 2027, bears interest at a fixed-rate of 7.25% and requires interest only payments. The Company had a $2.4 million receivable under this junior unsecured line of credit agreement as of December 31, 2022, which is included in notes receivable from affiliates in the consolidated balance sheets.

Revolving Lines of Credit

In January 2021, the Company entered into a revolving line of credit with Pacific Western Bank. The revolving line of credit agreement, as amended on February 9, 2022, has a maturity date of January 15, 2024, with a maximum of $15.0 million outstanding at any time and bears interest at a rate equal to the prime rate plus 1.00% per annum with an interest rate floor of 3.75%, while outstanding. The revolving line of credit will require monthly interest only payments, while outstanding. The Company made net repayments totaling $7.5 million on its revolving line of credit with Pacific Western Bank during 2022. The Company had no outstanding balance under this revolving line of credit as of December 31, 2022.

On May 19, 2021, the Company and ExchangeRight entered into a revolving line of credit with Ameris Bank. For a summary of the material terms of this line of credit, see “2021 Activity – Revolving Lines of Credit” below. The Company made repayments of $6.2 million under a borrowing note within the Ameris Bank revolving line of credit on December 8, 2022. The Company has $73.3 million outstanding under this revolving line of credit as of December 31, 2022.

Common Shares and Noncontrolling Interests

The following table provides a summary of certain Class I, Class A and Class S Common Shares attributes during the year ended December 31, 2022:

Maximum offering amount		Offering price
Effective date	Amount	Effective date	Class I	Class A	Class S
March 2, 2021	$500,000,000	November 8, 2021	$26.09	$27.74	n/a
April 4, 2022	$2,165,000,000	January 4, 2022	$26.64	$28.33	n/a
		April 4, 2022	$27.82	$29.58	$28.83
		August 3, 2022	$28.18	$29.96	$29.20

The Company issued 1,402,635 Class I Common Shares and 2,779,632 Class A Common Shares resulting in an aggregate of $119.0 million in net proceeds to the Company during the year ended December 31, 2022. No Class S Common Shares were issued during 2022.

The Company redeemed 74,039 Class I Common Shares and 62,231 Class A Common Shares for a total cash outlay of $3.7 million during the year ended December 31, 2022, representing 0.6% of the Company’s total Common Shares and noncontrolling interest issuances since inception through December 31, 2022 (excluding ExchangeRight’s ownership interest in the Operating Partnership).

The Operating Partnership (excluding ExchangeRight’s related party activity) issued 5,044,863 OP Units totaling $141.7 million in relation to acquisitions during the year ended December 31, 2022. ExchangeRight redeemed 315,000 OP Units for $8.2 million during the year ended December 31, 2022. ExchangeRight owned 77,308 OP Units for a total investment of $2.0 million as of December 31, 2022.

2021 Activity

Portfolio Acquisitions

The Company acquired 58 properties via merger agreements with four former 1031-exchangeable portfolios that were previously managed by ExchangeRight on behalf of investors for a total purchase price of $156.6 million during 2021. Additionally, the Operating Partnership issued 1,212,705 OP Units totaling $31.3 million in relation to these acquisitions. In connection with these acquisitions, the Company assumed the following mortgages:

Date of assumption	Amortization	Maturity date	Balance at assumption	Contractual interest rate
3/25/2021	Interest only	12/1/2026	$28,110,000	4.06%
3/30/2021	30 Year Amort	10/1/2023	8,035,000	5.54%
11/1/2021	Interest only	4/1/2027	31,200,000	4.38%
12/9/2021	30 Year Amort	3/1/2024	11,199,000	4.91%

			$78,544,000

In addition, 10 properties for a total purchase price of $132.1 million were acquired from unaffiliated entities not managed by ExchangeRight. ExchangeRight earned a 1.0% acquisition fee on these ten property acquisitions totaling $1.3 million. Furthermore, ExchangeRight received $1.1 million during 2021 in commissions that were paid by sellers and were reallowed to ExchangeRight through JRW Realty, Inc. (“JRW Realty”), a licensed real estate broker and an affiliate of ExchangeRight, in connection with these acquisitions.

All 2021 acquisitions were accounted for as asset acquisitions and the related purchase price allocated to the acquired tangible and identifiable intangible assets or assumed liabilities based on their relative fair value.

Sales-Type Leases

The Company, as lessor, has entered into long-term leases with affiliated parties that transfer the rights, title and interest of certain in-line, non-anchor tenants at certain multi-tenant properties the Company has acquired. These leases range from 50 years to 99 years, and all include 10 five-year renewal options. These in-line tenants do not fit within the Company’s investment criteria of being investment-grade necessity-based retail tenants. Simultaneously upon the acquisition of these properties, the Company transferred the rights, title and interest of the in-line tenants for consideration in the form of lump sum payments which equaled the fair value associated with the in-line tenants at their respective properties. The Company has classified these lease transactions as sales-type leases. Additionally, as the lump sum payment totaled the fair value of the in-line tenants at each respective property, these transactions had no effect on the Company’s consolidated statements of operations and other comprehensive income for the years ended December 31, 2021. The Company entered into three such sales-type lease transactions for the year ended December 31, 2021 and received lump sum lease payments totaling $16.2 million for the year ended December 31, 2021.

RSLCA Notes Receivable from Affiliated Party

In order to earn a return on the funds maintained for liquidity for the share repurchase program and other liquidity needs, the Company invested in ExchangeRight Mezz Loans for ExchangeRight’s DST programs under a RSLCA. These notes receivable typically provide for liquidity within 60 to 120 days. The loan agreement, as amended, matures on April 4, 2027, with a current maximum of $250.0 million outstanding at any time and bears interest at a rate equal to 12.0% per annum, while outstanding. The Company made net advances of $53.2 million during 2021 increasing the balance of the notes receivable to $73.0 million at December 31, 2021.

Revolving Lines of Credit

In January 2021, the Company entered into a revolving line of credit with Pacific Western Bank. The revolving line of credit agreement, as amended on February 9, 2022, has a maturity date of January 15, 2024, with a maximum of $15.0 million outstanding at any time, and bears interest at a rate equal to the prime rate plus 1.00% per annum with an interest rate floor of 3.75%, while outstanding. The revolving line of credit will require monthly interest only payments, while outstanding. The Company had $7.5 million outstanding under this revolving line of credit as of December 31, 2021.

On May 19, 2021, the Company and ExchangeRight entered into a revolving line of credit with Ameris Bank. The Company is only legally responsible for the specific borrowings related to the Company, whereas ExchangeRight is a guarantor on all outstanding borrowings. The revolving line of credit agreement, as amended, is for an initial term of two years, with a maximum of $85.0 million outstanding at any time, and will require monthly payments. Repayment of each borrowing note within the line of credit is as follows:

Loan to cost %	Repayment terms
80%	Three months interest only followed by a 25-year amortization
75%	Six months interest only followed by a 30-year amortization
70% or less	12 months interest only followed by a 30-year amortization

From inception through October 2022, the interest during the interest-only period is payable at a rate equal to the prime rate. Effective October 2022, the interest during the interest-only period is payable at a rate equal to the prime rate less 50 basis points. The amortization principal period requires payments at a current interest rate of 7.0% as of December 31, 2022. Each borrowing under the facility had an initial term of 12 months, with two, six-month extension options.

Common Shares and Noncontrolling Interests

The following table provides a summary of certain Class I and Class A Common Shares attributes during the year ended December 31, 2021:

Maximum offering amount		Offering price
Effective date	Amount	Effective date	Class I	Class A
May 18, 2020	$200,000,000	Inception	$25.00	$26.58
March 2, 2021	$500,000,000	March 2, 2021	$26.00	$27.64
		November 8, 2021	$26.09	$27.74

The Company issued 2,041,673 Class I Common Shares and 3,596,644 Class A Common Shares resulting in an aggregate of $151.2 million in net proceeds during the year ended December 31, 2021.

The Company redeemed 43,308 Class I Common Shares for a total cash outlay of $1.1 million during the year ended December 31, 2021, representing 0.3% of the Company’s total Common Shares and noncontrolling interest issuances since inception through December 31, 2021 (excluding ExchangeRight’s ownership interest in the Operating Partnership). There were no Class A Common Shares redeemed during the year ended December 31, 2021.

The Operating Partnership (excluding ExchangeRight’s related party activity) issued 1,212,705 OP Units totaling $31.3 million in relation to acquisitions during the year ended December 31, 2021. Furthermore, ExchangeRight purchased an additional 1,550,000 OP Units for $40.3 million and redeemed 1,189,692 OP Units for $30.9 million during the year ended December 31, 2021. ExchangeRight owned 392,308 OP Units for a total investment of $10.2 million as of December 31, 2021.

Recent Developments

Acquisition

On March 31, 2023, the Company acquired a property from an unaffiliated entity not managed by ExchangeRight for a total purchase price of $2.3 million. ExchangeRight earned a 1.0% acquisition fee on this property acquisition totaling $22,000.

Mortgage Loans Payable

On February 1, 2023, the Company entered into a mortgage secured by five properties for $38.5 million. The mortgage matures on February 1, 2028, bears interest at a fixed-rate of 6.12% and requires interest only payments.

On February 9, 2023, the Company entered into a mortgage for $26.9 million. The mortgage matures on February 1, 2028, bears interest at a variable-rate of 1.70% in excess of the Secured Overnight Financing Rate and requires interest only payments. The loan is secured by four properties. Additionally, concurrent with the closing of the mortgage, the Company entered into an interest rate swap agreement which converted the variable-rate mortgage to a fixed-rate mortgage of 5.80% through its maturity.

The Company repaid a $6.4 million mortgage loan payable by its contractual maturity date of February 1, 2023 utilizing cash.

Revolving Lines of Credit

During the first quarter of 2023, the Company made repayments totaling $73.3 million under borrowing notes within the Ameris Bank revolving line of credit. These repayments reduced the outstanding balance under this revolving credit facility to zero.

Results of Operations

Comparison of 2022 and 2021

The variances in the Company’s results of operations for the years ended December 31, 2022 and 2021 were primarily attributable to the acquisition of 186 properties for $539.7 million in 2022, in addition to a full year of operating results for the 68 properties acquired on various dates during 2021 for $288.6 million. The following table details the Company’s results of operations for the years ended December 31, 2022 and 2021, respectively:

	Years ended December 31,
	2022	2021	Change
Rental revenue	$57,376,000	$28,144,000	$29,232,000
Interest income on notes receivable from affiliates	9,006,000	6,800,000	2,206,000
Other	85,000	62,000	23,000
Property operating expenses	(7,369,000)	(3,349,000)	(4,020,000)
Management fees to affiliates	(2,082,000)	(1,109,000)	(973,000)
General and administrative expenses	(997,000)	(652,000)	(345,000)
Depreciation and amortization	(30,483,000)	(14,535,000)	(15,948,000)
Interest expense	(20,614,000)	(8,687,000)	(11,927,000)

Net income	$4,922,000	$6,674,000	$(1,752,000)

The following table details the Company’s rental revenue, property operating expenses, and depreciation and amortization for the year ended December 31, 2022 segmented by year of property acquisition:

	Properties acquired during the years ended December 31,			Total for year ended December 31, 2022
	2022	2021	2020 and prior
Base rents	$14,485,000	$16,995,000	$16,217,000	$47,697,000
Tenant reimbursables	1,712,000	2,649,000	2,097,000	6,458,000
Straight-line rent adjustments	232,000	391,000	141,000	764,000
Above/below market lease amortization, net	380,000	814,000	896,000	2,090,000
Lease termination income	—	367,000	—	367,000

Rental revenue	$16,809,000	$21,216,000	$19,351,000	$57,376,000

Property operating expenses	$2,014,000	$3,117,000	$2,238,000	$7,369,000
Depreciation and amortization	$9,874,000	$10,977,000	$9,632,000	$30,483,000

The following table details the Company’s rental revenue, property operating expenses, and depreciation and amortization for the year ended December 31, 2021 segmented by year of property acquisition:

	Properties acquired during the years ended December 31,			Total for year ended December 31, 2021
	2022	2021	2020 and prior
Base rents	$—	$7,323,000	$16,215,000	$23,538,000
Tenant reimbursables	—	1,054,000	1,927,000	2,981,000
Straight-line rent adjustments	—	245,000	197,000	442,000
Above/below market lease amortization, net	—	278,000	905,000	1,183,000
Lease termination income	—	—	—	—

Rental revenue	$—	$8,900,000	$19,244,000	$28,144,000

Property operating expenses	$—	$1,181,000	$2,168,000	$3,349,000
Depreciation and amortization	$—	$4,602,000	$9,933,000	$14,535,000

The following table details the variances between the Company’s rental revenue, property operating expenses, and depreciation and amortization for the year ended December 31, 2022 versus December 31, 2021 segmented by year of property acquisition:

	Properties acquired during the years ended December 31,			Total variance between years ended December 31, 2022 and 2021
	2022	2021	2020 and prior
Base rents	$14,485,000	$9,672,000	$2,000	$24,159,000
Tenant reimbursables	1,712,000	1,595,000	170,000	3,477,000
Straight-line rent adjustments	232,000	146,000	(56,000)	322,000
Above/below market lease amortization, net	380,000	536,000	(9,000)	907,000
Lease termination income	—	367,000	—	367,000

Rental revenue	$16,809,000	$12,316,000	$107,000	$29,232,000

Property operating expenses	$2,014,000	$1,936,000	$70,000	$4,020,000
Depreciation and amortization	$9,874,000	$6,375,000	$(301,000)	$15,948,000

Rental revenue and property operating expenses increases were primarily attributable to the acquisition of 186 properties totaling $539.7 million in 2022, in addition to a full year of operating results for the 68 properties acquired totaling $288.7 million on various dates during 2021.

Interest income on notes receivable from affiliates includes interest earned from (1) outstanding borrowings under the RSLCA which bears interest at a rate equal to 12.0% per annum, (2) a $3.6 million real estate note receivable from an affiliated party and (3) a $2.4 million note receivable from an affiliated party. Interest income from the RSLCA was $2.1 million higher during 2022 as a result of an approximate $17.4 million increase in the average daily outstanding balance of the RSLCA during 2022 versus 2021. In addition, interest income from borrowings under the notes receivable from affiliated parties was $0.1 million and $0 during 2022 and 2021, respectively.

Management fees to affiliates increased $973,000, or 88% for the year ended December 31, 2022 versus December 31, 2021. Management fees to affiliates were higher in 2022 as a result of 186 property acquisitions totaling $539.7 million during 2022 and 68 property acquisitions totaling $288.7 million during 2021. Asset and property management fees increased $0.7 million and $0.3 million in 2022 versus 2021, respectively. There was no change in the calculation of asset and property management fees to the Company in 2022 or 2021.

General and administrative expenses increased $345,000, or 53% for the year ended December 31, 2022 versus December 31, 2021. General and administrative expenses were higher in 2022 due to an increase in audit fees and independent valuation service fees.

Depreciation and amortization increased $15.9 million, or 110% for the year ended December 31, 2022 versus December 31, 2021. The increase is directly attributable to the acquisition of 186 properties in 2022, in addition to a full year of depreciation and amortization for the 68 properties acquired on various dates during 2021. Acquisitions in 2022 and 2021 resulted in $429.9 million and $258.0 million of additional depreciable assets based on the allocation of the purchase price and acquisitions costs.

Interest expense increased during 2022 versus 2021 as a result of (1) the assumption of $286.5 million of mortgage loans payable from the acquisition of 186 properties via merger agreements with 10 former 1031-exchangeable portfolios in 2022, (2) the assumption of $78.5 million of mortgage loans payable from the acquisition of 58 properties via merger agreements with four former 1031-exchangeable portfolios in 2021, (3) the increase of 425 basis points in the prime rate from December 31, 2021 (3.25%) to December 31, 2022 (7.50%) which is directly attributable to the increase in contractual interest expense relating to the Ameris Bank and Pacific Western Bank revolving credit facilities and (4) the payment of $0.4 million in financing costs related to the Ameris Bank and Pacific Western Bank revolving credit facilities during 2022 which resulted in the increase in the amortization of deferred financing charges during 2022.

The following table details the variances in interest expense for the year ended December 31, 2022 versus December 31, 2021 segmented by (1) revolving credit facility and (2) year of property acquisition:

	Ameris Bank Line of Credit	Pacific Western Bank Line of Credit	Properties acquired during the years ended December 31,			Total variance between years ended December 31, 2022 and 2021
			2022	2021	2020 and prior
Contractual interest expense	$2,480,000	$328,000	$5,729,000	$2,036,000	$(8,000)	$10,565,000
Amortization of deferred financing costs	268,000	20,000	—	—	(2,000)	286,000
Amortization of discount/premium	—	—	1,179,000	(103,000)	—	1,076,000

	$2,748,000	$348,000	$6,908,000	$1,933,000	$(10,000)	$11,927,000

Liquidity and Capital Resources

The Company funds short-term liquidity requirements, including debt service, capital expenditures, distributions to our shareholders and distributions to holders of noncontrolling interests primarily from its operations. The Company funds acquisitions primarily from the sale of shares of its Class A and Class I common stock, the issuance of additional OP Units, and through the assumption or incurrence of debt. As of December 31, 2022, the Company has received, since inception, gross proceeds of $393.5 million from the aggregate sale of its Class A and Class I Common Shares. The Company believes that the current liquidity position is sufficient to meet its expected acquisition activity. We expect to fund our current liquidity requirements from a combination of cash on hand and cash flow generated from operations.

The Company and the net-leased properties that it manages were resilient through the COVID-19 pandemic as a result of the Company’s focus on properties that are long-term net-leased to primarily investment-grade tenants operating essential businesses that remained open and operated during the COVID-19 pandemic. The COVID-19 pandemic caused significant disruptions to the U.S. and global economy, and contributed to significant volatility and negative pressure in financial markets. The Company received payment of 100% of contractual based rents during the years ended December 31, 2022 and 2021.

In order to earn a return on the funds maintained for liquidity to fund the share repurchase program and other liquidity needs, the Company has invested in a short-term mezzanine loan to ExchangeRight for ExchangeRight’s DST programs under the RSLCA. These notes receivable typically provide for liquidity within 60 to 120 days. The loan agreement, as amended, matures on April 4, 2027, with a maximum of $250.0 million outstanding at any time, and bears interest at a rate equal to 12.0% per annum, while outstanding. The Company’s investment totaled $26.7 million as of December 31, 2022.

The Company’s notes receivable under the RSLCA are secured by interests in an entity that indirectly owns net-leased necessity-based retail properties similar to the Company’s acquired properties, as well as a pledge agreement and subordination agreement provided by ExchangeRight. As a result, the risk profile of an investment in this program is intended to be similar to ownership of the Company’s acquired properties while providing liquidity and an enhanced risk-adjusted return over investments with similar liquidity.

In order to continue qualifying as a REIT, the Company is required to distribute at least 90% of its “REIT taxable income”, as defined in the Code. The Company paid monthly distributions relating to its Common Shares during the year ended December 31, 2022. While the Company intends to continue paying regular monthly distributions, future distributions declarations will continue to be at the discretion of the Trustee, and will depend on the cash flow and financial condition of the Company, capital requirements, annual distribution requirements under the REIT provisions of the Code and such other factors as the Trustee may deem relevant.

In January 2021, the Company entered into a revolving line of credit with Pacific Western Bank. The revolving line of credit agreement, as amended on February 9, 2022, has a maturity date of January 15, 2024, with a maximum of $15.0 million outstanding at any time, and bears interest at a rate equal to the prime rate plus 1.00% per annum with an interest rate floor of 3.75%, while outstanding. The revolving line of credit will require monthly interest only payments, while outstanding. The Company had no outstanding balance under this revolving line of credit as of December 31, 2022.

Additionally, on May 19, 2021, the Company and ExchangeRight entered into a revolving line of credit with Ameris Bank. The Company is only legally responsible for the specific borrowings related to the Company, whereas ExchangeRight is a guarantor on all outstanding borrowings. The revolving line of credit agreement, as amended, is for an initial term of two years, with a maximum of $85.0 million outstanding at any time, and will require monthly payments. Repayment of each borrowing note within the line of credit is as follows:

Loan to cost %	Repayment terms
80%	Three months interest only followed by a 25-year amortization
75%	Six months interest only followed by a 30-year amortization
70% or less	12 months interest only followed by a 30-year amortization

The interest only period bears interest at a rate equal to the prime rate less 50 basis points. The amortization principal period requires payments at a current interest rate of 7.00% as of December 31, 2022. Each borrowing under the facility had an initial term of 12 months, with two, six-month extension options.

Fixed-rate mortgage loans payable are composed of the following as of December 31, 2022:

			December 31, 2022
Description	Amortization	Maturity dates	Balance outstanding	Contractual interest rate
Fixed-rate mortgage (a)	30 Year Amort	2/1/2023	$6,369,000	4.93%
Fixed-rate mortgage (b)	30 Year Amort	10/1/2023	7,823,000	5.54%
Fixed-rate mortgage	30 Year Amort	3/1/2024	11,019,000	4.91%
Fixed-rate mortgage	Interest-only	6/1/2024	18,008,000	4.71%
Fixed-rate mortgage	Interest-only	10/1/2024	16,902,000	4.25%
Fixed-rate mortgage	Interest-only	2/2/2025	21,550,000	3.97%
Fixed-rate mortgage	Interest-only	5/1/2025	25,519,000	4.15%
Fixed-rate mortgage	Interest-only	9/2/2025	24,420,000	4.38%
Fixed-rate mortgage	Interest-only	12/1/2025	25,012,000	4.59%
Fixed-rate mortgage	Interest-only	5/10/2026	24,850,000	4.66%
Fixed-rate mortgage	Interest-only	9/1/2026	24,485,000	3.82%
Fixed-rate mortgage	Interest-only	12/1/2026	28,110,000	4.06%
Fixed-rate mortgage	Interest-only	4/1/2027	31,200,000	4.38%
Fixed-rate mortgage	Interest-only	6/6/2027	32,722,000	3.98%
Fixed-rate mortgage	Interest-only	9/1/2027	36,860,000	3.99%
Fixed-rate mortgage	Interest-only	12/1/2027	33,441,000	4.09%
Fixed-rate mortgage	Interest-only	1/11/2028	35,840,000	4.05%

			December 31, 2022
Description	Amortization	Maturity dates	Balance outstanding	Contractual interest rate
Fixed-rate mortgage	Interest-only	4/8/2028	37,795,000	4.27%
Fixed-rate mortgage	Interest-only	10/1/2029	30,231,000	3.13%
Fixed-rate mortgage	Interest-only	1/1/2031	37,564,000	3.45%

			509,720,000	4.13%
Unamortized issuance costs, net			(521,000)
Unamortized (discount)/premium, net			(12,132,000)

			$497,067,000

(a)	Mortgage was repaid in full by its maturity date of February 1, 2023.
(b)	Mortgage is currently callable by the lender as a result of the merger agreement.

The following table details the Company’s scheduled debt maturities as of December 31, 2022:

	Mortgage loans payable
Year	Scheduled principal	Balloon payments		Total	Revolving credit facilities		Total
2023	$341,000	$14,039,000	(a)	$14,380,000	$73,311,000	(b)	$87,691,000
2024	31,000	45,710,000		45,741,000	—		45,741,000
2025	—	96,501,000		96,501,000	—		96,501,000
2026	—	77,445,000		77,445,000	—		77,445,000
2027	—	134,223,000		134,223,000	—		134,223,000
Thereafter	—	141,430,000		141,430,000	—		141,430,000

	$372,000	$509,348,000		$509,720,000	$73,311,000		$583,031,000

(a)

Includes (1) a $6.4 million mortgage that was repaid in full by its contractual maturity date in February 2023 and (2) a $7.7 million balloon payment for a mortgage with a contractual maturity date in October 2023 that is currently callable by the lender as a result of the merger agreement.

(b)	The entire $73.3 million balance under the Ameris Bank revolving credit facility was repaid during the first quarter of 2023.

On February 1, 2023, the Company entered into a mortgage secured by five properties for $38.5 million. The mortgage matures on February 1, 2028, bears interest at a fixed-rate of 6.12% and requires interest only payments.

On February 9, 2023, the Company entered into a mortgage for $26.9 million. The mortgage matures on February 1, 2028, bears interest at a variable-rate of 1.70% in excess of the Secured Overnight Financing Rate and requires interest only payments. The loan is secured by four properties. Additionally, concurrent with the closing of the mortgage, the Company entered into an interest rate swap agreement which converted the variable-rate mortgage to a fixed-rate mortgage of 5.80% through its maturity.

Utilizing the net proceeds from the mortgages entered in February 2023 disclosed above, along with available cash, the Company made repayments totaling $73.3 million under borrowing notes within the Ameris Bank revolving line of credit during 2023. These repayments reduced the outstanding balance under this revolving credit facility to zero.

The mortgage loans payable mature at various dates from October 2023 through January 2031. The Company intends to repay the mortgage debt maturing in October 2023 with either available cash, proceeds from repayments under the RSLCA, or secured debt financing, or a combination of these options. Mortgage loans payable may require the Company to deposit certain replacement and other reserves with its lenders. Such “restricted cash” is generally available only for property-level requirements for which the reserves have been established and is not available to fund other property-level or Company-level obligations. The Company had $14.2 million in restricted cash as of December 31, 2022.

Cash Flows

The sources and uses of cash reflected in the Company’s consolidated statements of cash flows for the years ended December 31, 2022 and 2021 are summarized below:

	Years ended December 31,
	2022	2021
Cash flows provided by (used in):
Operating activities	$36,103,000	$19,653,000
Investing activities	$(71,687,000)	$(232,171,000)
Financing activities	$50,170,000	$227,129,000

Operating Activities

Net cash from operating activities was $36.1 million and $19.7 million for 2022 and 2021, respectively. The increase between 2022 and 2021 was primarily a result of (1) the acquisition of 186 properties in 2022, in addition to a full year of operating results for the 68 properties acquired on various dates in 2021 and (2) an increase in interest income of $2.2 million from the RSLCA and notes receivable from affiliated parties, which was partially offset by an increase in cash paid for interest of $10.1 million.

Investing Activities

Net cash flows used in investing activities were primarily the result of the Company’s property acquisitions, leasehold improvements, and net advances/repayments on the RLSCA and notes receivable from affiliated parties.

During 2022, the Company acquired properties for a total cash outlay of $111.4 million, had $6.0 million in advances for notes receivable with affiliated parties, and incurred expenditures of $0.6 million for improvements of real estate, which was partially offset by $46.3 million in net repayments under the RLSCA. During 2021, the Company acquired properties for a total cash outlay of $195.0 million, had $53.2 million in net advances under the RLSCA and incurred expenditures of $0.2 million for improvements of real estate, which was offset by proceeds from sales-type lease transactions totaling $16.2 million.

Financing Activities

During 2022, the Company had proceeds of $103.5 million from the issuance of Class A and Class I Common Shares, pending trade deposits of $6.4 million, distributions of $21.8 million to the holders of Class A and Class I Common Shares, net repayments of $13.7 million from its revolving credit facilities, redemptions of $8.1 million of OP Units, distributions of $7.9 million to the holders of OP Units, issuance costs of $3.8 million in relation to the offering and sale of OP Units, redemptions of $3.7 million of Class A and Class I Common Shares, mortgage loans payable repayments of $0.5 million and financing costs of $0.4 million relating to the Company’s revolving credit facilities.

During 2021, the Company had proceeds of $139.9 million from the issuance of Class A and Class I Common Shares, net proceeds of $87.1 million from its revolving credit facilities, proceeds of $39.6 million from the issuance of OP Units, pending trade deposits of $9.5 million, redemptions of $30.6 million of OP Units, distributions of $12.5 million to the holders of Class A and Class I Common Shares, distributions of $4.1 million to the holders of OP Units, redemptions of $1.1 million of Class A and Class I Common Shares, financing costs of $0.4 million relating to mortgage loans payable and mortgage loans payable repayments of $0.3 million.

Distributions

The amount of distributions payable to the Company shareholders is determined by the Trustee and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. Our distribution policy is for our inception-to-date cash flow from operations to always exceed our distributions that have been declared or paid, rather than making distributions out of investor equity or financing, subject only to REIT qualification requirements or to avoid incurring federal income tax. The Trustee has authorized, and the Company has declared, distributions through March 31, 2023. The distributions are payable on approximately the 15th day following each month end to shareholders of record at the close of business on the last day of the prior month. Distributions in the aggregate amount of $3.2 million were declared but not yet paid as of December 31, 2022.

The following table provides a summary of the monthly distributions declared and paid per Class A Common Share and Class I Common Share for the years ended December 31, 2022 and 2021, respectively:

	Years ended December 31,
	2022		2021
	Class A	Class I	Class A	Class I
January	$0.1445	$0.1445	$0.1435	$0.1435
February	$0.1445	$0.1445	$0.1435	$0.1435
March	$0.1445	$0.1445	$0.1445	$0.1445
April	$0.1449	$0.1449	$0.1445	$0.1445
May	$0.1449	$0.1449	$0.1445	$0.1445
June	$0.1449	$0.1449	$0.1445	$0.1445
July	$0.1449	$0.1449	$0.1445	$0.1445
August	$0.1449	$0.1449	$0.1445	$0.1445
September	$0.1449	$0.1449	$0.1445	$0.1445
October	$0.1449	$0.1449	$0.1445	$0.1445
November	$0.1449	$0.1449	$0.1445	$0.1445
December	$0.1449	$0.1449	$0.1445	$0.1445

	$1.7376	$1.7376	$1.7320	$1.7320

Contractual Obligations

The following table sets forth the Company’s significant debt repayments, interest payments and operating lease obligations at December 31, 2022:

Year	Mortgage loans payable		Revolving credit facilities		Interest payments (c)	Operating ground lease obligation	Total
2023	$14,380,000	(a)	$73,311,000	(b)	$21,717,000	$285,000	$109,693,000
2024	45,741,000		—		19,169,000	285,000	65,195,000
2025	96,501,000		—		16,250,000	285,000	113,036,000
2026	77,445,000		—		12,901,000	285,000	90,631,000
2027	134,223,000		—		8,448,000	285,000	142,956,000
Thereafter	141,430,000		—		6,030,000	29,004,000	176,464,000

Total	$509,720,000		$73,311,000		$84,515,000	$30,429,000	$697,975,000

(a)

Includes (1) a $6.4 million mortgage that was repaid in full by its contractual maturity date in February 2023 and (2) a $7.7 million balloon payment for a mortgage with a contractual maturity date in October 2023 that is currently callable by the lender as a result of the merger agreement.

(b)	The entire $73.3 million balance under the Ameris Bank revolving credit facility was repaid during the first quarter of 2023.
(c)	The interest rates used in this calculation are the rates in effect for all debt obligations as of December 31, 2022.

Additionally, on February 1, 2023, the Company entered into a mortgage secured by five properties for $38.5 million. The mortgage matures on February 1, 2028, bears interest at a fixed-rate of 6.12% and requires interest only payments.

Furthermore, on February 9, 2023, the Company entered into a mortgage for $26.9 million. The mortgage matures on February 1, 2028, and bears interest at a variable-rate of 1.70% in excess of the Secured Overnight Financing Rate and requires interest only payments. The loan is secured by four properties. Additionally, concurrent with the closing of the mortgage, the Company entered into an interest rate swap agreement which converted the variable-rate mortgage to a fixed-rate mortgage of 5.80% through its maturity.

Related and Affiliated Party Transactions and Agreements

The Company has entered into agreements with ExchangeRight and its affiliates whereby we have paid, and may continue to pay, certain fees to, or reimburse certain expenses of, ExchangeRight or its affiliates for acquisition and advisory fees and expenses, organization and offering costs and asset and property management fees and expenses.

ExchangeRight incurs certain organization and offering costs in connection with the Company’s current private securities offering of its Common Shares and the organization of the Company. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to any expansion of the offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns a percentage of the gross proceeds from the offering which is expected to offset the organizational and offering costs incurred described above. This amount is equal to 1.00% of the gross proceeds from the sale of Class I Common Share offerings, 0.94% of the gross proceeds from the sale of Class A Common Share offerings and 0.97% of the gross proceeds from the sale Class S Common Share offerings. Offering costs of $2.6 million and $1.9 million were included in equity for 2022 and 2021, respectively, for which the Company was obligated to reimburse ExchangeRight. As of December 31, 2022, the Company is obligated to reimburse ExchangeRight for $20,000 of these reimbursable offering costs.

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a discussion of the various related-party transactions, agreements and fees.

Off-Balance Sheet Arrangements

Other than the items disclosed in the Contractual Obligations section above, the Company had no off-balance sheet arrangements as of December 31, 2022 that are reasonably likely to have a current or future material effect on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The Company’s most critical accounting policies are summarized below. Other accounting policies are summarized in Note 2, “Summary of Significant Accounting Policies,” to the Company’s consolidated financial statements in this registration statement on Form 10.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership, its subsidiaries and any single member limited liability companies or other entities which are consolidated in accordance with GAAP. The Company consolidates variable interest entities (“VIEs”) when it is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. Generally, a VIE is an entity with one or more of the following characteristics: (1) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, (2) as a group, the holders of the equity investment at risk (a) lack the power through voting or similar rights to make decisions about the entity’s activities that significantly impact the entity’s performance, (b) have no obligation to absorb the expected losses of the entity, or (c) have no right to receive the expected residual returns of the entity, or (3) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately fewer voting rights. A VIE is required to be consolidated by its primary beneficiary. The primary beneficiary of a VIE has (1) the power to direct the activities that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. Significant judgments related to these determinations include estimates about the current values, performance of real estate held by these VIEs, and general market conditions.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s most significant assumptions and estimates relate to the useful lives of real estate assets, lease accounting, real estate impairment assessments and allocation of fair value of purchase consideration. These estimates are based on historical experience and other assumptions which management believes are reasonable. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates and related disclosures as experience develops or new information becomes known. Actual results could differ from those estimates.

Investment in Real Estate

Real estate assets are stated at cost, less accumulated depreciation and amortization. Assets are recognized at fair value at acquisition date.

The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore accounted for as a business combination or if the acquisition transaction should be accounted for as an asset acquisition. Under Accounting Standards Update (“ASU”) 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Transaction costs related to acquisitions that qualify as asset acquisitions are capitalized as part of the cost basis of the acquired assets, while transaction costs for acquisitions that are deemed to be acquisitions of a business are expensed as incurred.

The Company allocates the purchase price of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. Tangible assets may include land, buildings, site improvements and tenant improvements. Intangible assets include the value of in-place leases and above-market leases and intangible liabilities include below-market leases. The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the relative fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions as well as costs to execute similar leases based on the specific characteristics of each tenant’s lease. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including tenant improvements, leasing commissions, legal and other related expenses.

The values of acquired above-market and below-market leases are recorded based on the present values (using discount rates which reflect the risks associated with the leases acquired) of the differences between the contractual amounts to be received and management’s estimate of market lease rates, measured over the terms of the respective leases that management deemed appropriate at the time of the acquisitions. Such valuations include consideration of the noncancelable terms of the respective leases as well as any applicable renewal periods. The fair values associated with below-market rental renewal options are determined based on the Company’s experience and the relevant facts and circumstances that existed at the time of the acquisitions. The values of the above-market and below-market leases are amortized over the term of the respective leases, including certain renewal options (as applicable), as an adjustment to rental revenue on the Company’s consolidated statements of operations and comprehensive income. The value of other intangible assets (including leasing commissions, tenant improvements, etc.) is amortized to expense over the applicable terms of the respective leases. If a lease were to be terminated prior to its stated expiration or not renewed, all unamortized amounts relating to that lease would be recognized in operations at that time. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources and also considers information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate; e.g., location, size, demographics, value and comparative rental rates; tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business. Additionally, the Company considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the relative fair value of the tangible and intangible assets and liabilities acquired. The Company’s methodology for measuring and allocating the fair value of real estate acquisitions includes both observable market data (categorized as level 2 on the three-level valuation hierarchy of Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement), and unobservable inputs that reflect the Company’s own internal assumptions (categorized as level 3 under ASC Topic 820). Given the significance of the unobservable inputs the Company believes the allocations of fair value of real estate acquisitions should be categorized as level 3 under ASC Topic 820.

Management reviews each real estate investment for impairment whenever events or circumstances indicate that the carrying value of a real estate investment may not be recoverable. The review of recoverability of real estate investments held for use is based on an estimate of the future cash flows that are expected to result from the real estate investment’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, capital expenditures, competition and other factors. If an impairment event exists due to the projected inability to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the carrying value exceeds estimated fair value.

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The Company considers the period of future benefit of each respective asset to determine its appropriate useful life. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Description	Depreciable life
Buildings	39 years
Building and site improvements	Ranging from 5 to 20 years
Tenant improvements	Shorter of the term of the related lease or useful life
Intangible lease assets and liabilities	Term of the related lease

Expenditures for improvements that substantially extend the useful lives of the assets are capitalized. Expenditures for maintenance, repairs and betterments that do not substantially prolong the normal useful life of an asset are charged to operations as incurred.

Revenue Recognition and Receivables

Management has determined that predominantly all of the Company’s leases with its various tenants are operating leases. The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases on a straight-line basis over the term of the related leases when collectability is reasonably assured and records amounts expected to be received in later years as deferred rent receivable. Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the terms of the leases, in accordance with the guidance and is included in receivables on the accompanying consolidated balance sheets. Deferred rent liability represents rent received in excess of rent earned as a result of straight-lining rents over the terms of the leases. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

A limited number of operating leases contain contingent rent provisions under which tenants are required to pay, as additional rent, a percentage of their sales in excess of a specified amount. The Company defers recognition of contingent rental income until those specified sales targets are met. Revenues also may include items such as lease termination fees, which tend to fluctuate more than rents from year to year. Termination fees are fees that the Company has agreed to accept in consideration for permitting certain tenants to terminate their lease prior to the contractual expiration. The Company recognizes lease termination income when the following conditions are met: (1) the lease termination agreement has been executed, (2) the lease termination fee is determinable, (3) all the Company’s landlord services pursuant to the terminated lease have been rendered, and (4) collectability of the lease termination fee is assured.

If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or by the Company. When the Company is the owner of the tenant improvements, the tenant is typically not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed.

When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Noncontrolling Interests

The Company presents noncontrolling interests, which represents OP Units, and classifies such interests as a component of equity, separate from the Company’s shareholders’ equity. Noncontrolling interests were created as part of contribution and merger agreements with former 1031-exchangeable portfolios that were previously managed by ExchangeRight on behalf of investors and recognized at fair value as of the date of the transaction. The holders of OP Units have the right to exchange their OP Units for the same number of shares of the Company’s Class I Common Shares, subject to a one-year holding period from the date of initial investment.

Income Taxes

The Company has elected and is qualified to be taxed as a REIT, as it complies with the related provisions under the Internal Revenue Code of 1986, as amended. Accordingly, the Company generally is not and will not be subject to U.S. federal income tax to the extent of its distributions to shareholders and as long as certain asset, income and share ownership tests are met. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its shareholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, local and franchise taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its shareholders. Application of tax laws and regulations to various types of transactions is susceptible to varying interpretations. Therefore, amounts reported in the financial statements could be changed at a later date upon final determination by the taxing authorities. No such examinations by taxing authorities are presently in process.

The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from the Company’s estimates under different assumptions or conditions.

Non-GAAP Financial Measures

FFO and Adjusted FFO

The Company presents FFO in accordance with the definition adopted by NAREIT. NAREIT generally defines FFO as net income (determined in accordance with GAAP), excluding gains (losses) from sales of real estate properties, impairment write-downs on real estate properties directly attributable to decreases in the value of depreciable real estate, plus real estate related depreciation and amortization, and adjustments for partnerships and joint ventures to reflect FFO on the same basis. The Company considers FFO to be an appropriate measure of its financial performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets.

The Company also considers Adjusted FFO to be an additional meaningful financial measure of financial performance as it provides supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. The Company believes Adjusted FFO further assists in comparing the Company’s performance across reporting periods on a consistent basis by excluding such items.

A reconciliation of net income attributable to common shareholders to FFO and Adjusted FFO for the years ended December 31, 2022 and 2021 is disclosed within “Item 2 Financial Information” above.

Net Asset Value

The Company calculates NAV per share in accordance with the valuation guidelines that have been approved by our Trustee. Our Trustee has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, our Trustee has adopted a model which adjusts the value of certain of our investments in real estate assets from historical cost to fair value. Our Trustee oversees the process of determining our estimated NAV per share, which includes considering estimated values of our commercial real estate assets and investments, including related liabilities, based upon, in certain instances, reports of the discounted cash flows generated by the underlying real estate provided by an independent valuation firm. The Trustee, upon its receipt and review of such valuation report, will determine a reasonable range for our estimated NAV per share and an estimated NAV per share. The independent valuation firm is not responsible for, and does not prepare, our NAV per share. The final determination of our NAV per share is made by our Trustee. The estimated NAV per share will represent approximately the mid-point of the range of values reflecting the effect of using different discount rates and terminal capitalization rates in the sensitivity analysis. Such NAV may be declared prior to the finalization, and ultimate issuance, of our quarterly or annual financial statements which may result in an immaterial variance in the declared NAV per share to the final reconciliation of NAV per share after the review and issuance of such financial statements is completed. If any such variance was ever determined to be material, our Trustee would declare a revised NAV per share for the quarter. Our Trustee has used the mid-point of the independent valuation firm’s real estate value range in setting the NAV per share since our formation.

We will cause our real property portfolio to be valued quarterly by an independent valuation firm, which will apply the fair value methodologies detailed within the Financial Accounting Standards Board ASC Topic 820, Fair Value Measurements and Disclosures. An independent valuation firm will review information provided by our Trustee regarding the properties we own as of the end of the quarter including location, building size, tenancy, lease rates, lease term and various other relevant metrics. The independent valuation firm will also research and analyze market data and valuation benchmarks in connection with each quarterly valuation. The independent valuation firm will principally focus on the income approach with each quarterly valuation and may perform the following actions in connection with its quarterly valuations:

•	Hold interviews with the employees of our Trustee regarding historical valuation methodology, expertise of the portfolio, and industry expertise;

•	independently research comparable portfolio transactions and individual property transactions;

•	review third party market reports; and

•	Perform a discounted cash flow (“DCF”) approach on our portfolio.

In performing each quarterly valuation, our Trustee will provide the independent valuation firm with certain data, including but not limited to the following:

•	Real property listing: a master list of all leased properties including all relevant details of each such property including location, lease terms, and other relevant factors.

•	Leases and lease amendments: the lease files provide data such as property type, address, lease terms and rent details for the leased real property.

•	Estoppels and move-in notices: the documents utilized to verify commencement of leases for build-to-suit properties.

•	Property surveys: the documents that verify the size of each leased premise.

The Company’s total NAV presented in the following tables includes the NAV of our Class A, I and S Common Shares, as well as the OP Units as of December 31, 2022. NAV per share/unit is identical for Class A, I and S Common Shares and OP Units. The Trustee previously declared a $28.50 NAV per share/unit for our Common Shares and OP Units as of December 31, 2022, which was $0.02 lower than the reconciled results utilizing the midpoint of the independent valuation of real estate. The following table provides a breakdown of the major components of the Company’s NAV as of December 31, 2022:

Components	December 31, 2022
Investments in real estate	$1,140,500,000
RSLCA notes receivable from affiliates	26,723,000
Notes receivable from affiliates	6,007,000
Cash and cash equivalents	22,439,000
Restricted cash	14,206,000
Receivables	5,821,000
Other assets	1,378,000
Mortgage loan payable	(497,067,000)
Revolving credit facilities	(73,311,000)
Pending trade deposits	(6,446,000)
Accounts payable, accrued expenses and other liabilities	(9,207,000)
Distributions payable	(3,189,000)
Due from affiliates	54,000

NAV	$627,908,000

Class A Common Shares	9,268,108
Class I Common Shares	5,193,941
Class S Common Shares	—
OP Units	7,554,622

Total outstanding Common Shares/OP Units	22,016,671

NAV per share/unit	$28.52

The following table reconciles shareholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV as of December 31, 2022:

Reconciliation of Shareholders’ Equity to NAV	December 31, 2022
Total shareholders’ equity	$340,843,000
Noncontrolling interests attributable to operating partnership	188,231,000

Total equity per GAAP	529,074,000
Adjustment:
Fair value adjustment of real estate investments	98,834,000

NAV	$627,908,000

The Company’s investments in real estate are presented under historical cost in our GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of the Company’s investments in real estate are not recorded in the Company’s GAAP results other than in the event of an impairment or upon a sale. The Company’s mortgage loans payable and revolving credit facilities are valued at GAAP carrying value in the Company’s NAV calculation for any financings that are anticipated to be held to maturity. In addition, because the Company plans to utilize interest rate hedges to stabilize interest payments (i.e. to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans and intends to hold each interest rate hedge until maturity, each interest rate hedge will be valued at par and thus its market value in accordance with GAAP will be excluded from the calculation of NAV. The Company had no interest rate swap agreements as of December 31, 2022.

While the Company believes that the independent valuation firm’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the fair value of the real estate properties and the Company’s estimated NAV per share. For purposes of determining the Company’s NAV, the Company’s investments in real estate are recorded at fair value using a weighted average discount rate of 6.35% with a range of 6.25% to 6.45% and weighted average exit capitalization rate of 5.65% with a range of 5.55% to 5.75%. Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the Company’s December 31, 2022 NAV for the changes in the weighted average discount and exit capitalization rate.

Input	Hypothetical change	NAV per share/unit
Discount rate (weighted average)	25 bps decrease	$29.48
Discount rate (weighted average)	25 bps increase	$27.54
Exit capitalization rate (weighted average)	25 bps decrease	$29.92
Exit capitalization rate (weighted average)	25 bps increase	$27.21

ITEM 3.	PROPERTIES

The Trust Properties are occupied by various different national primarily investment-grade necessity-based retail tenants and are additionally diversified by industry, geographic region and lease term. See “Item 1. Business – Real Estate Investments” for further information on the characteristics of the Company’s properties. The Company owned the following properties as of March 31, 2023:

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Dollar General	Pleasant Grove, AL	Aug-19	9,100	$86,400	3/31/2034
Walgreens	Geismar, LA	Aug-19	14,500	$338,400	7/31/2032
Dollar General	Waterloo, IA	Aug-19	9,100	$97,600	9/30/2029
Family Dollar	San Antonio, TX	Aug-19	8,300	$120,000	6/30/2025
Family Dollar	Commerce City, CO	Sep-19	8,000	$109,600	6/29/2028
Dollar General	Chicago, IL	Sep-19	9,600	$144,300	2/28/2027
Family Dollar	Columbus, OH	Sep-19	8,500	$123,600	1/31/2026
Dollar General	Oklahoma City, OK	Sep-19	8,600	$116,800	9/30/2027
Family Dollar	Memphis, TN	Sep-19	9,200	$122,200	12/31/2025
Dollar General	Houston, TX	Sep-19	8,400	$141,800	6/30/2028
Family Dollar	Beaumont, TX	Sep-19	10,000	$82,500	1/31/2026
Walgreens	Pleasant Prairie, WI	Sep-19	14,700	$331,100	12/31/2029
Walgreens	Grafton, WI	Sep-19	14,900	$365,000	3/31/2031
Walgreens	Dolton, IL	Sep-19	15,100	$272,800	12/31/2029
Hy-Vee	Shakopee, MN	Sep-19	101,200	$1,415,800	1/17/2039
Dollar General	Beaumont, TX	Sep-19	9,200	$90,000	7/31/2034
Ross Stores	Ceres, CA	Oct-19	25,800	$335,400	1/31/2029
Dollar General	Vernon, CT	Oct-19	9,300	$107,000	4/30/2029
Tractor Supply	North Windham, CT	Oct-19	19,500	$316,800	8/31/2029
AutoZone	Immokalee, FL	Oct-19	7,300	$147,500	1/31/2028
Franciscan Alliance, Inc.	Indianapolis, IN	Oct-19	6,000	$182,100	5/31/2024
CVS Pharmacy	Indianapolis, IN	Oct-19	10,800	$277,400	1/31/2024
Advance Auto Parts	Denham Springs, LA	Oct-19	12,000	$119,600	12/31/2029
Advance Auto Parts	New Iberia, LA	Oct-19	6,800	$93,400	12/31/2024
Family Dollar	Terrytown, LA	Oct-19	9,200	$110,500	6/30/2024
AutoZone	Garner, NC	Oct-19	6,900	$162,000	3/31/2028
Advance Auto Parts	Allentown, PA	Oct-19	7,000	$122,500	12/31/2025
Dollar General	McAdoo, PA	Oct-19	9,200	$94,500	12/31/2028
Tractor Supply	Harrisburg, PA	Oct-19	21,700	$337,900	4/30/2031
Dollar General	Alorton, IL	Dec-19	9,300	$84,500	11/30/2026
Dollar General	Dupo, IL	Dec-19	9,200	$77,500	3/31/2025
Napa Auto Parts	Belvidere, IL	Dec-19	4,900	$91,400	2/2/2036
Napa Auto Parts	Freeport, IL	Dec-19	4,900	$91,300	2/2/2036
Family Dollar	Baton Rouge, LA	Dec-19	9,300	$97,300	9/30/2030
Dollar General	Denham Springs, LA	Dec-19	9,100	$101,500	6/30/2030
Dollar General	Hammond, LA	Dec-19	9,200	$97,700	4/30/2028
Dollar General	Hickory, NC	Dec-19	9,100	$94,000	2/28/2027
Dollar General	Gastonia, NC	Dec-19	9,200	$88,400	5/31/2027
Dollar General	Hickory, NC	Dec-19	9,000	$102,400	9/30/2026
Advance Auto Parts	Heath, OH	Dec-19	6,800	$67,200	12/31/2025
Advance Auto Parts	Steubenville, OH	Dec-19	6,900	$115,500	7/31/2030
Kroger	Hamilton, OH	Dec-19	95,400	$630,600	12/31/2026
Dollar General	Cincinnati, OH	Dec-19	9,200	$101,900	7/31/2028

Tenant	Location	Date of acquisition	GLA	Annual base rent		Lease expiration
Dollar General	Hamilton, OH	Dec-19	9,500	$115,500		11/30/2028
Advance Auto Parts	Greenville, SC	Dec-19	6,800	$93,100		12/31/2025
Fresenius Medical Care	Nashville, TN	Dec-19	8,800	$295,600		6/30/2030
Walgreens	Fort Worth, TX	Dec-19	14,400	$362,300		6/30/2028
Tractor Supply	Woods Cross, UT	Dec-19	22,500	$313,500		10/31/2030
Family Dollar	Phoenix, AZ	Sep-20	8,400	$145,700		MTM
Family Dollar	Greenville, SC	Sep-20	8,300	$107,700		12/31/2025
Family Dollar	Columbia, SC	Sep-20	9,200	$125,100		1/31/2026
Dollar General	Corpus Christi, TX	Sep-20	9,200	$101,100		3/31/2029
Family Dollar	Abilene, TX	Sep-20	8,500	$110,700		6/30/2025
Family Dollar	Laredo, TX	Sep-20	8,600	$141,900		9/30/2025
Dollar Tree	Mission, TX	Sep-20	8,400	$120,000		3/31/2027
Family Dollar	Edinburg, TX	Sep-20	8,300	$109,100		3/31/2026
Vacant (a)	Reynoldsburg, OH	Sep-20	9,300	—	(a)	—	(a)
CVS Pharmacy	Gadsden, AL	Oct-20	12,400	$268,800		1/31/2034
Dollar General	Dothan, AL	Oct-20	9,100	$90,900		7/31/2031
Family Dollar	Plainville, CT	Oct-20	9,200	$123,500		6/30/2030
Sherwin Williams	Naples, FL	Oct-20	2,700	$52,100		3/31/2026
Walgreens	Panama City, FL	Oct-20	14,600	$340,000		5/31/2031
Family Dollar	Lafayette, LA	Oct-20	8,500	$92,700		3/31/2031
Family Dollar	Scott, LA	Oct-20	8,500	$83,300		6/30/2031
Family Dollar	Lafayette, LA	Oct-20	8,600	$89,000		6/30/2031
Sherwin Williams	Shreveport, LA	Oct-20	6,200	$73,200		7/31/2026
Dollar General	Walbridge, OH	Oct-20	9,000	$67,500		7/31/2025
Tractor Supply	Chillicothe, OH	Oct-20	19,000	$187,000		12/31/2026
Walgreens	Fairfield, OH	Oct-20	14,600	$386,000		12/31/2027
Dollar General	Knoxville, TN	Oct-20	9,100	$83,500		7/31/2031
Dollar General	Knoxville, TN	Oct-20	9,000	$95,800		4/30/2031
Sherwin Williams	Arlington, TX	Oct-20	6,000	$72,600		10/31/2026
Sherwin Williams	Sherman, TX	Oct-20	7,200	$72,800		5/31/2026
Advance Auto Parts	Houston, TX	Oct-20	6,900	$122,100		12/31/2030
Dollar General	Superior, WI	Oct-20	9,500	$96,200		10/31/2028
Napa Auto Parts	Madison, WI	Oct-20	8,100	$119,700		8/30/2036
Hobby Lobby	Franklin, WI	Oct-20	53,100	$357,800		3/31/2026
Kroger	Fort Wayne, IN	Nov-20	60,800	$441,600		5/31/2034
Dollar Tree	Fort Wayne, IN	Nov-20	10,000	$105,000		10/31/2027
Walmart Neighborhood Market	Huntsville, AL	Nov-20	41,800	$738,600		10/4/2031
Kroger	Farmington, MI	Nov-20	43,900	$552,300		5/31/2034
BioLife Plasma Services L.P.	Las Vegas, NV	Dec-20	15,500	$672,400		11/30/2035
Hobby Lobby	Greenville, NC	Dec-20	55,100	$522,500		5/31/2031
Walgreens	Kingston, PA	Mar-21	14,200	$412,000		9/30/2029
Dollar General	Birmingham, AL	Mar-21	11,000	$99,800		6/30/2027
Dollar General	Birmingham, AL	Mar-21	9,100	$83,900		8/31/2031
Walgreens	Montgomery, AL	Mar-21	14,800	$300,000		10/31/2031
Napa Auto Parts	Iowa City, IA	Mar-21	9,700	$116,500		11/15/2036
Walgreens	Chicago, IL	Mar-21	15,100	$391,100		12/31/2030
Dollar General	Rockford, IL	Mar-21	12,000	$87,500		4/30/2025

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Athletico Physical Therapy	Chicago, IL	Mar-21	3,400	$77,000	9/30/2026
O’Reilly	South Holland, IL	Mar-21	7,200	$100,300	11/25/2026
Walgreens	Naperville, IL	Mar-21	15,000	$335,000	10/31/2027
Dollar General	Slidell, LA	Mar-21	12,500	$151,100	6/30/2028
Tractor Supply	Laplace, LA	Mar-21	19,300	$240,500	11/30/2031
Fresenius Medical Care	Sumter, SC	Mar-21	10,200	$319,100	3/9/2030
MedSpring	Dallas, TX	Mar-21	4,600	$193,100	2/28/2027
Dollar General	Huntsville, TX	Mar-21	9,200	$101,100	5/31/2031
Dollar General	Huntsville, TX	Mar-21	9,200	$98,500	2/28/2031
Fresenius Medical Care	El Paso, TX	Mar-21	7,000	$305,700	9/17/2031
Advance Auto Parts	Eau Claire, WI	Mar-21	12,100	$154,000	8/31/2031
Family Dollar	Phoenix, AZ	Mar-21	8,300	$148,200	3/31/2028
Family Dollar	Alsip, IL	Mar-21	8,200	$166,100	1/31/2028
Advance Auto Parts	Anderson, IN	Mar-21	6,700	$67,600	5/31/2023
Aaron’s	Hutchinson, KS	Mar-21	7,200	$101,900	2/28/2026
Dollar Tree	Shreveport, LA	Mar-21	8,400	$96,500	6/30/2027
Dollar General	Norton Shores, MI	Mar-21	9,300	$86,600	1/31/2027
Dollar General	Cincinnati, OH	Mar-21	10,300	$121,000	6/30/2029
Family Dollar	Lima, OH	Mar-21	8,000	$94,500	4/30/2027
Giant Eagle	Brook Park, OH	Mar-21	80,000	$820,000	3/31/2031
Dollar Tree	Brook Park, OH	Mar-21	10,000	$66,800	1/31/2024
Giant Eagle	Brook Park, OH	Mar-21	1,800	$28,300	3/31/2031
Dollar General	Cranston, RI	Mar-21	8,400	$131,400	6/30/2030
Family Dollar	Houston, TX	Mar-21	8,400	$119,700	9/30/2025
Family Dollar	Everman, TX	Mar-21	8,000	$102,900	4/30/2026
Family Dollar (b)	Roanoke, VA	Mar-21	8,400	$130,600	3/31/2023
Publix	Birmingham, AL	Apr-21	48,400	$798,400	11/30/2039
Truist Bank	Atco, NJ	May-21	2,700	$103,400	12/31/2028
Old National Bank	Palos Heights, IL	Jun-21	23,700	$540,300	9/30/2030
Old National Bank	Blue Island, IL	Jun-21	14,500	$449,000	9/30/2030
Stop & Shop	Andover, MA	Aug-21	102,100	$2,940,000	11/30/2036
Dollar General	Gadsden, AL	Nov-21	10,800	$121,900	3/31/2031
Advance Auto Parts	Norcross, GA	Nov-21	6,900	$136,500	12/31/2026
Hobby Lobby	Brunswick, GA	Nov-21	55,100	$445,500	8/31/2031
CVS Pharmacy	Bolingbrook, IL	Nov-21	13,100	$351,400	1/31/2030
Advance Auto Parts	Mokena, IL	Nov-21	6,800	$150,600	8/31/2027
Goodwill	Skokie, IL	Nov-21	20,800	$427,400	10/27/2031
Indianapolis Osteopathic Hospital, Inc	Indianapolis, IN	Nov-21	11,500	$320,000	7/31/2023
Dollar General	Goshen, IN	Nov-21	9,400	$89,900	12/31/2031
Dollar General	Baton Rouge, LA	Nov-21	9,000	$98,900	2/28/2029
Dollar General	Hammond, LA	Nov-21	9,100	$107,200	6/30/2028
Dollar General	Saint Amant, LA	Nov-21	9,100	$109,700	4/30/2030
Family Dollar	Baton Rouge, LA	Nov-21	8,400	$79,900	6/30/2031
Dollar General	Sugar Creek, MO	Nov-21	8,800	$96,500	3/31/2026
Fresenius Medical Care	St. Louis, MO	Nov-21	7,600	$258,800	5/25/2026
Walgreens	Independence, MO	Nov-21	15,000	$317,900	7/31/2028
Walgreens	Arlington, TX	Nov-21	13,800	$257,200	8/31/2027
Dollar General	Auburn, AL	Dec-21	9,100	$126,400	8/31/2028
Family Dollar	Birmingham, AL	Dec-21	9,300	$114,100	9/30/2027

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Dollar Tree	Palm Harbor, FL	Dec-21	8,300	$125,900	3/31/2024
Advance Auto Parts	Braselton, GA	Dec-21	7,100	$171,400	5/31/2027
Dollar General	Columbus, GA	Dec-21	9,300	$100,000	11/30/2028
AutoZone	Carpentersville, IL	Dec-21	7,700	$90,000	5/31/2024
Dollar Tree	Summit, IL	Dec-21	11,200	$70,800	12/31/2023
Dollar General	Elyria, OH	Dec-21	9,500	$100,400	10/31/2028
Dollar General	Cleveland, OH	Dec-21	10,000	$105,900	10/31/2028
Sherwin Williams	Lima, OH	Dec-21	3,500	$66,500	1/31/2024
The Christ Hospital	Cincinnati, OH	Dec-21	9,300	$177,800	12/31/2027
Dollar Tree	Amarillo, TX	Dec-21	8,400	$106,000	3/31/2024
Family Dollar	Dallas, TX	Dec-21	8,100	$62,000	6/30/2028
Advance Auto Parts	Kenosha, WI	Dec-21	8,000	$107,700	6/30/2028
Food Lion	Greenwood, SC	Dec-21	41,300	$351,400	10/28/2028
Vacant	Greenwood, SC	Dec-21	7,100	$—	—
Five Below	Sevierville, TN	Dec-21	8,500	$135,700	1/31/2031
HomeGoods	Sevierville, TN	Dec-21	22,200	$255,800	3/31/2031
Publix	Sevierville, TN	Dec-21	48,400	$750,000	11/30/2040
Napa Auto Parts	Orange Park, FL	Feb-22	13,200	$103,200	8/31/2024
CVS Pharmacy	Beverly Hills, FL	Feb-22	14,200	$280,300	1/13/2024
Dollar General	Lake City, FL	Feb-22	9,200	$110,200	4/30/2029
Dollar General	Ocala, FL	Feb-22	12,600	$154,600	10/31/2025
O’Reilly	St. Augustine, FL	Feb-22	7,200	$97,800	4/30/2033
Advance Auto Parts	Machesney Park, IL	Feb-22	6,100	$121,100	8/31/2026
Dollar General	Kansas City, MO	Feb-22	9,300	$110,600	1/31/2029
Dollar General	Kansas City, MO	Feb-22	9,300	$101,400	3/31/2029
Family Dollar	Raleigh, NC	Feb-22	8,500	$110,700	9/30/2023
Dollar General	Toledo, OH	Feb-22	9,300	$104,900	10/31/2028
Family Dollar	Cleveland, OH	Feb-22	8,500	$104,300	6/30/2028
Dollar General	Tulsa, OK	Feb-22	9,200	$85,600	11/30/2028
Family Dollar	Bethany, OK	Feb-22	8,300	$113,900	3/31/2024
Dollar General	Richmond, VA	Feb-22	7,300	$92,200	5/31/2029
Dollar General	Petersburg, VA	Feb-22	9,100	$102,300	5/31/2029
Family Dollar	Danville, VA	Feb-22	10,500	$122,400	3/31/2024
Dollar General	Tampa, FL	Mar-22	9,200	$140,600	8/31/2028
Tractor Supply	Kuna, ID	Mar-22	22,000	$255,000	5/31/2032
Advance Auto Parts	Normal, IL	Mar-22	6,900	$84,000	12/31/2026
Sherwin Williams	Peoria, IL	Mar-22	9,600	$104,500	5/31/2027
Advance Auto Parts	Zion, IL	Mar-22	6,500	$78,300	12/31/2027
Dollar General	Evansville, IN	Mar-22	9,200	$92,400	10/31/2026
Walgreens	Hammond, IN	Mar-22	13,800	$294,000	9/30/2026
Dollar General	Baton Rouge, LA	Mar-22	9,100	$89,400	4/30/2032
Family Dollar	Baton Rouge, LA	Mar-22	8,400	$79,000	3/31/2032
Advance Auto Parts	St. Louis, MO	Mar-22	7,600	$58,700	12/31/2026
Walgreens	St. Louis, MO	Mar-22	15,000	$408,000	5/30/2028
Walgreens	North Ridgeville, OH	Mar-22	14,500	$336,000	5/31/2030
Dollar General	Butler, PA	Mar-22	9,500	$110,200	8/31/2030
Dollar General	Washington, PA	Mar-22	11,100	$139,800	4/30/2032
Dollar General	Leesport, PA	Mar-22	9,200	$97,600	5/31/2030
Dollar General	Jermyn, PA	Mar-22	9,200	$105,700	1/31/2031

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Walgreens	Baytown, TX	Mar-22	13,800	$220,800	3/31/2027
Tractor Supply	Royse City, TX	Mar-22	22,000	$282,500	11/30/2031
Hobby Lobby	Mansfield, TX	Mar-22	55,200	$468,600	2/29/2032
CVS Pharmacy	Bessemer, AL	Apr-22	10,500	$408,200	1/31/2024
Dollar General	Birmingham, AL	Apr-22	9,200	$106,700	6/30/2028
AutoZone	Tampa, FL	Apr-22	7,400	$134,500	8/31/2027
Dollar General	Lakeland, FL	Apr-22	9,100	$119,100	1/31/2026
Dollar Tree	Davenport, IA	Apr-22	10,300	$90,100	2/29/2024
Dollar General	Baton Rouge, LA	Apr-22	9,100	$93,200	9/30/2028
Dollar General	Lafayette, LA	Apr-22	9,100	$79,200	3/31/2029
Dollar General	Westwego, LA	Apr-22	12,500	$183,900	10/31/2028
Tractor Supply	Denham Springs, LA	Apr-22	18,900	$258,500	11/30/2028
Dollar General	Gulfport, MS	Apr-22	9,300	$106,400	10/31/2024
Dollar General	Cleveland, OH	Apr-22	12,500	$89,700	8/31/2028
Dollar General	Cuyahoga Falls, OH	Apr-22	9,400	$100,900	2/28/2029
Family Dollar	Cleveland, OH	Apr-22	8,400	$106,500	6/30/2024
Family Dollar	Cleveland, OH	Apr-22	8,400	$114,000	6/30/2024
Family Dollar	Oklahoma City, OK	Apr-22	8,600	$117,000	3/31/2026
Advance Auto Parts	San Angelo, TX	Apr-22	6,700	$83,900	6/30/2027
Dollar General	Belleville, IL	Jun-22	9,100	$85,600	10/31/2030
Dollar General	Denham Springs, LA	Jun-22	9,200	$91,100	6/30/2032
Dollar General	Walker, LA	Jun-22	12,500	$125,900	6/30/2028
Dollar General	Zanesville, OH	Jun-22	9,300	$91,500	3/31/2031
Walgreens	Blacklick, OH	Jun-22	14,500	$308,000	8/31/2028
Dollar General	Norton, OH	Jun-22	9,300	$92,900	4/30/2029
Dollar General	Columbia, SC	Jun-22	9,200	$85,700	6/30/2028
Tractor Supply	Conway, SC	Jun-22	24,700	$328,600	5/31/2032
Advance Auto Parts	Travelers Rest, SC	Jun-22	6,900	$78,500	12/31/2026
Dollar General	Aiken, SC	Jun-22	9,100	$78,200	3/31/2031
Verizon Wireless	Columbia, SC	Jun-22	6,300	$356,900	1/31/2027
Tractor Supply	Staunton, VA	Jun-22	22,700	$339,600	5/31/2032
Kroger	West Bend, WI	Jun-22	63,100	$1,201,600	12/31/2030
Goodwill	Grafton, WI	Jun-22	22,000	$225,800	8/31/2027
Walgreens	Waukesha, WI	Jun-22	15,600	$400,000	12/31/2028
Napa Auto Parts	Sun Prairie, WI	Jun-22	5,400	$50,400	8/9/2037
Dollar General	Panama City, FL	Jul-22	9,400	$123,300	5/31/2028
Walgreens	Ocala, FL	Jul-22	15,500	$225,000	11/30/2028
Napa Auto Parts	Jerome, IL	Jul-22	15,300	$160,700	10/31/2037
Advance Auto Parts	Chicago, IL	Jul-22	6,100	$124,500	4/30/2028
Walgreens	Chicago, IL	Jul-22	12,100	$338,000	3/31/2029
Walgreens	Chicago, IL	Jul-22	13,000	$425,000	1/31/2028
CVS Pharmacy	Richmond, IN	Jul-22	10,800	$162,400	5/31/2036
Hobby Lobby	Fort Wayne, IN	Jul-22	74,600	$410,900	12/31/2027
Dollar General	Baton Rouge, LA	Jul-22	9,200	$109,000	9/30/2028
Tractor Supply	Meraux, LA	Jul-22	18,900	$247,800	11/30/2032
Dollar General	Fayetteville, NC	Jul-22	9,200	$86,800	10/31/2027
Tractor Supply	Collinsville, OK	Jul-22	19,200	$252,000	9/30/2032
Dollar General	Altoona, PA	Jul-22	7,600	$97,900	6/30/2032
Dollar General	Elizabeth, PA	Jul-22	9,300	$114,700	7/31/2032
Fresenius Medical Care	Bethlehem, PA	Jul-22	8,100	$233,700	4/30/2029

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Walgreens	League City, TX	Jul-22	14,400	$325,800	5/1/2027
Dollar General	Odessa, TX	Jul-22	9,300	$86,500	2/28/2030
Walgreens	Gainesville, FL	Aug-22	13,900	$320,900	7/31/2027
Dollar General	Lakeland, FL	Aug-22	9,200	$123,800	9/30/2032
Dollar General	Mableton, GA	Aug-22	9,300	$101,100	9/30/2032
CVS Pharmacy	Rome, GA	Aug-22	10,200	$166,900	9/30/2037
Fresenius Medical Care	Lithonia, GA	Aug-22	7,400	$146,100	11/30/2032
Hobby Lobby	Warner Robins, GA	Aug-22	55,100	$467,500	2/28/2027
Fresenius Medical Care	Chicago, IL	Aug-22	10,200	$359,500	10/18/2031
Napa Auto Parts	Rockford, IL	Aug-22	14,700	$163,800	12/20/2037
Napa Auto Parts	Woodstock, IL	Aug-22	8,700	$100,100	12/20/2037
Verizon Wireless	Gastonia, NC	Aug-22	5,000	$212,900	1/31/2028
Dollar General	Fairborn, OH	Aug-22	9,400	$107,700	6/30/2031
Dollar General	Xenia, OH	Aug-22	10,800	$138,600	8/31/2031
Dollar General	Trotwood, OH	Aug-22	7,600	$90,600	8/31/2031
Advance Auto Parts	Beavercreek, OH	Aug-22	6,900	$126,500	8/31/2031
Dollar General	Nashville, TN	Aug-22	12,800	$128,300	1/31/2028
Walgreens	Franklin, TN	Aug-22	13,500	$304,000	12/31/2028
Dollar General	Johnson City, TN	Aug-22	9,100	$91,700	8/31/2029
Dollar General	San Angelo, TX	Aug-22	9,300	$85,100	4/30/2031
Dollar General	Rosenberg, TX	Aug-22	9,200	$92,900	4/30/2031
Walgreens	Houston, TX	Aug-22	15,000	$303,900	5/1/2027
Advance Auto Parts	El Paso, TX	Aug-22	11,300	$132,100	12/31/2032
Dollar General	Mobile, AL	Aug-22	9,100	$85,200	7/31/2025
Family Dollar	Cocoa, FL	Aug-22	8,400	$121,900	3/31/2031
Advance Auto Parts	Dalton, GA	Aug-22	6,400	$111,800	12/31/2029
Dollar General	Douglasville, GA	Aug-22	9,300	$98,700	8/30/2030
Hobby Lobby	Lawrenceville, GA	Aug-22	54,800	$495,000	7/31/2029
Walgreens	Lawrenceville, GA	Aug-22	15,100	$395,000	3/31/2032
Napa Auto Parts	Bloomington, IL	Aug-22	7,700	$107,100	11/8/2035
Napa Auto Parts	Morton, IL	Aug-22	10,600	$103,900	11/8/2035
Napa Auto Parts	Decatur, IL	Aug-22	6,700	$72,500	11/23/2035
Dollar General	Gretna, LA	Aug-22	9,200	$122,900	4/30/2029
Dollar General	Shreveport, LA	Aug-22	9,100	$90,700	6/30/2026
Family Dollar	Shreveport, LA	Aug-22	9,300	$114,900	3/31/2031
Advance Auto Parts	New Bern, NC	Aug-22	7,100	$82,600	12/31/2024
Sherwin Williams	Winston-Salem, NC	Aug-22	10,200	$125,000	10/31/2025
CVS Pharmacy	Las Vegas, NV	Aug-22	15,600	$403,600	12/31/2026
Dollar General	Sumter, SC	Aug-22	9,200	$81,400	3/31/2026
Advance Auto Parts	Superior, WI	Aug-22	6,800	$119,800	9/18/2026
Dollar General	Conway, AR	Sep-22	9,100	$92,000	9/30/2026
Dollar General	Fort Smith, AR	Sep-22	9,300	$82,500	10/31/2029
Dollar General	Pine Bluff, AR	Sep-22	10,900	$87,400	3/31/2030
Dollar General	Pensacola, FL	Sep-22	10,900	$108,800	4/30/2026
Dollar General	Burlington, NC	Sep-22	12,600	$157,000	10/31/2027
Hobby Lobby	Statesville, NC	Sep-22	55,400	$440,000	1/31/2030
O’Reilly	Avon, OH	Sep-22	6,800	$95,600	11/30/2032
Dollar General	Marion, OH	Sep-22	9,200	$85,700	12/31/2029
Dollar General	Sheffield Lake, OH	Sep-22	9,500	$87,900	8/31/2029
Dollar General	Toledo, OH	Sep-22	9,300	$97,900	10/31/2028

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Advance Auto Parts	Mount Joy, PA	Sep-22	6,900	$116,700	10/31/2028
Advance Auto Parts	Natrona Heights, PA	Sep-22	6,400	$118,800	8/31/2027
AutoZone	Sumter, SC	Sep-22	6,600	$55,500	8/31/2025
Dollar General	Boiling Springs, SC	Sep-22	9,400	$90,800	3/31/2025
AutoZone	Clarksville, TN	Sep-22	7,400	$119,600	1/31/2026
AutoZone	Spring Hill, TN	Sep-22	7,500	$129,000	7/31/2025
AutoZone	San Antonio, TX	Sep-22	5,500	$85,800	8/31/2025
CVS Pharmacy	Houston, TX	Sep-22	12,000	$285,900	1/31/2026
Advance Auto Parts	Eau Claire, WI	Sep-22	6,900	$107,500	7/31/2028
Napa Auto Parts	Kenosha, WI	Sep-22	9,000	$94,500	4/20/2035
Napa Auto Parts	Racine, WI	Sep-22	10,100	$97,000	4/20/2035
TCF National Bank	Kenosha, WI	Sep-22	4,500	$116,700	12/31/2026
Hobby Lobby	Birmingham, AL	Sep-22	55,000	$467,500	4/30/2032
Walgreens	Valrico, FL	Sep-22	15,900	$267,000	11/30/2029
Napa Auto Parts	McHenry, IL	Sep-22	7,000	$95,400	4/3/2038
Napa Auto Parts	Crystal Lake, IL	Sep-22	7,200	$95,400	4/3/2038
Fresenius Medical Care	Chicago, IL	Sep-22	9,500	$268,700	12/31/2032
Fresenius Medical Care	Hammond, IN	Sep-22	6,800	$165,500	9/30/2027
Dollar General	Mandeville, LA	Sep-22	9,200	$104,000	9/30/2027
Tractor Supply	Scott, LA	Sep-22	19,000	$248,300	10/31/2032
Dollar General	Harvey, LA	Sep-22	12,400	$177,500	4/30/2028
Tractor Supply	Hollywood, MD	Sep-22	20,000	$292,700	3/31/2028
Dollar General	Warren, OH	Sep-22	7,600	$85,600	1/31/2033
Walgreens	Huber Heights, OH	Sep-22	13,900	$153,000	6/30/2028
Dollar General	Amherst, OH	Sep-22	9,300	$96,500	1/31/2033
Dollar General	Louisville, OH	Sep-22	9,200	$94,500	11/30/2032
Dollar General	Reynoldsburg, OH	Sep-22	7,600	$96,800	1/31/2033
Fresenius Medical Care	Belpre, OH	Sep-22	7,500	$301,400	11/30/2032
O’Reilly	Knoxville, TN	Sep-22	6,500	$96,100	4/14/2028
Tractor Supply	Chesapeake, VA	Sep-22	19,100	$282,100	4/30/2028
Walgreens	Yorktown, VA	Sep-22	14,700	$388,000	5/31/2033
Advance Auto Parts	Gillette, WY	Sep-22	7,000	$132,200	5/31/2032
Dollar General	Tallahassee, FL	Oct-22	9,200	$113,000	7/31/2026
Dollar Tree	Jacksonville, FL	Oct-22	9,200	$99,100	1/31/2026
Dollar General	Byron, GA	Oct-22	9,100	$79,500	10/31/2026
Dollar General	Valdosta, GA	Oct-22	9,300	$119,300	7/31/2026
Family Dollar	Chalmette, LA	Oct-22	9,200	$83,700	6/30/2025
Family Dollar	Ruston, LA	Oct-22	8,500	$119,000	9/30/2030
Family Dollar	West Monroe, LA	Oct-22	8,300	$114,900	6/30/2030
O’Reilly	Slidell, LA	Oct-22	6,900	$76,700	12/31/2026
Dollar General	Alexandria, LA	Oct-22	9,100	$82,500	11/30/2024
Advance Auto Parts	Greensboro, NC	Oct-22	6,900	$74,400	8/31/2025
PNC Bank, N.A.	Jacksonville, NC	Oct-22	6,100	$266,800	9/30/2028
CVS Pharmacy	Spartanburg, SC	Oct-22	13,100	$261,200	1/31/2027
Family Dollar	Myrtle Beach, SC	Oct-22	8,600	$97,000	3/31/2025
AutoZone	Johnson City, TN	Oct-22	9,600	$70,800	8/31/2025
O’Reilly	Chattanooga, TN	Oct-22	6,800	$75,500	11/30/2026
Tractor Supply	Johnson City, TN	Oct-22	18,900	$192,000	2/28/2030
Advance Auto Parts	Burleson, TX	Oct-22	6,900	$120,700	4/30/2030
Dollar General	Lubbock, TX	Oct-22	9,200	$83,300	4/30/2030

Tenant	Location	Date of acquisition	GLA	Annual base rent	Lease expiration
Tractor Supply	West Haven, UT	Oct-22	22,200	$304,700	3/31/2030
Advance Auto Parts	Milwaukee, WI	Oct-22	6,800	$119,700	9/30/2028
Napa Auto Parts	Beloit, WI	Oct-22	5,800	$75,600	9/2/2035
Napa Auto Parts	Janesville, WI	Oct-22	6,000	$94,500	8/20/2035
Dollar General	Fresno, CA	Mar-23	9,200	$144,300	3/31/2023

Total Portfolio			4,511,500	$64,362,100

(a)

This 9,300 square foot space was leased to Archana Grocery for a ten-year term in November 2022 at an initial annual base rent of $74,500 per year. Expected occupancy of the tenant is prior to June 2023.

(b)	The tenant vacated this space as of April 1, 2023.

All of the foregoing Trust Properties are owned by the Operating Partnership and controlled by the Company and are managed by the Property Manager and Asset Manager, which are both wholly-owned subsidiaries of ExchangeRight, pursuant to the Management Agreements with each respective entity. The Management Agreement between the Company and the Property Manager had an initial term expiring on February 28, 2022, which was renewed for a three-year period and which will automatically renew for successive three-year periods unless earlier terminated in accordance with its terms. The Management Agreement between the Company and the Asset Manager has an initial term expiring on February 28, 2024, which will automatically renew for successive five-year periods unless earlier terminated in accordance with its terms.

Certain of the Trust Properties listed in the table above are held subject to mortgage indebtedness. As of March 31, 2023, we had approximately $568.7 million of outstanding mortgage debt encumbering the Trust Properties. These mortgages have staggered maturities with a weighted average debt maturity of approximately 4.0 years and with a weighted average interest rate of 4.3% per annum as of March  31, 2023. For additional information regarding the debt associated with our Trust Properties, see “Item 2. Financial Information. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

In the future, our overall leverage will depend on how we choose to finance our portfolio, including future acquisitions and the cost of leverage. We intend to use leverage in a low-to-moderate fashion. Our targeted leverage level on our entire portfolio of assets is approximately 40-50%. Our borrowing policies mandate that our total portfolio leverage at the time any debt is assumed or obtained does not exceed 65% of the total value of our portfolio at the time of the acquisition.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, certain information regarding the beneficial ownership of our Common Shares and Common Shares issuable upon redemption of OP Units by: (i) any person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Shares; (ii) each of the Key Principals, who act as the directors of the Company; (iii) each of our executive officers and (iv) all of our Key Principals and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant, or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account, or similar arrangement, or (iv) the automatic termination of a trust, discretionary account, or similar arrangement. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or other rights held by that person that are exercisable as of the date of this registration statement or will become exercisable within 60 days thereafter (including Common Shares issuable upon the redemption of OP Units, which are currently redeemable or redeemable within 60 days of the date of this registration statement), are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. In this regard, the percentage of beneficial ownership is based on 9,659,130 shares of Class A Common Shares, 5,439,500 shares of Class I Common Shares, an aggregate of 15,098,630 Common Shares, and an aggregate of 22,624,817 Common Shares and OP Units outstanding as of the date of this registration statement. Class A Common Shares are issuable upon the exchange of an equal number of Class A OP Units that are redeemable for cash or, at our option, Class A Common Shares on a one-for-one basis (subject to certain adjustments). In addition, Class I Common Shares are issuable upon the exchange of an equal number of Class I OP Units that are redeemable for cash or, at our option, Class I Common Shares on a one-for-one basis (subject to certain adjustments). There are no Class S Common Shares of the Company or Class S OP Units of the Operating Partnership issued and outstanding. Except as indicated, each person listed below has sole voting and investment power with respect to the shares and OP Units set forth opposite such person’s name.

Information with respect to the Key Principals and executive officers is based on our records and data supplied by each of the Key Principals and executive officers. Information with respect to beneficial owners of more than five percent of the outstanding Common Shares is based on data supplied to us by each of those persons.

		Class A Common Shares			Class I Common Shares			Total Number of Common Shares and OP Units Beneficially Owned		Percent of all Common Shares (3)	Percent of all Common Shares and OP Units (4)
Name	Position	Shares Beneficially Owned		Percent of Class (1)	Shares Beneficially Owned		Percent of Class (2)
KEY PRINCIPALS:
Joshua Ungerecht	Manager of ExchangeRight	4,067	(5)	*	—		*	20,311	(6)	*	*
David Fisher	Manager of ExchangeRight	—		*	—		*	—		*	*
Warren Thomas	Manager of ExchangeRight	1,908		*	—		*	50,904	(7)	*	*
EXECUTIVE OFFICERS WHO ARE NOT KEY PRINCIPALS:
David Van Steenis	Chief Financial Officer and Chief Investment Officer	376		*	—		*	376		*	*
Louis Swingrover	Chief Operating Officer	752		*	—		*	752		*	*
Susana Dryden	Chief People Officer and Chief Compliance Officer	5,528		*	—		*	5,528		*	*
Kevin Steines	Chief Accounting Officer	376		*	—		*	376		*	*
All Key Principals and Executive Officers as a group (7 persons)		13,007		*	—		*	78,247		*	*
BENEFICIAL OWNERS OF MORE THAN 5%:
ExchangeRight Real Estate, LLC		—			600,000	(8)	11.0%	677,308	(9)	4.5%	3.0%
1055 E. Colorado Blvd.
Suite 310
Pasadena, CA 91106

*

Indicates less than 1.0% of the total number of outstanding shares or units, as the case may be, of the class or aggregate number of securities indicated, calculated in accordance with Rule 13d-3 under the Exchange Act.

(1)	For each individual or group disclosed in the table above, the figures in this column are based on 9,659,130 Class A Common Shares issued and outstanding as of the date of this registration statement.
(2)	For each individual or group disclosed in the table above, the figures in this column are based on 5,439,500 Class I Common Shares issued and outstanding as of the date of this registration statement.
(3)

For each individual or group disclosed in the table above, the figures in this column are based on an aggregate of 15,098,630 Common Shares issued and outstanding as of the date of this registration statement.

(4)

For each individual or group disclosed in the table above, the figures in this column are based on an aggregate of 22,624,817 Common Shares and OP Units issued and outstanding as of the date of this registration statement.

(5)

The reported shares are held in a revocable trust for the benefit of Mr. Ungerecht and his wife and children. Mr. Ungerecht is the co-trustee of the revocable trust, along with his wife, which holds the shares, and in this capacity he shared voting and dispositive power with his wife with respect to the shares. Mr. Ungerecht disclaims beneficial ownership with respect to the shares directly held by this revocable trust.

(6)

Includes 16,244 OP Units held in an irrevocable trust for the benefit of Mr. Ungerecht’s grandmother, and her estate. Mr. Ungerecht is the co-trustee of the irrevocable trust, along with Mr. Ungerecht’s aunt, which holds the OP Units, and in this capacity he has shared voting and dispositive power with his aunt with respect to the units. Mr. Ungerecht disclaims beneficial ownership with respect to the shares directly held by this irrevocable trust. The reported OP Units are redeemable for cash or, at the Company’s option, Class I Common Shares on a one-for-one basis (subject to certain adjustments).

(7)

Includes 48,966 OP Units held directly by W&R Thomas, LLC (“WRT”), which is a family limited liability company owned by Mr. Thomas and his spouse. Mr. Thomas is the managing member of WRT, and in this capacity exercise sole voting and dispositive power with respect to the securities held by WRT. Mr. Thomas disclaims beneficial ownership with respect to the securities directly held by WRT.

(8)

ExchangeRight is the sole member and manager of EIFG, and ExchangeRight exercises sole voting and dispositive power with respect to all Common Shares and OP Units held by EIFG. David Fisher, Joshua Ungerecht and Warren Thomas are the sole managers of ExchangeRight and in that capacity direct its operations. The reported shares include 600,000 Class I Common Shares held directly by EIFG, over which ExchangeRight has sole voting and dispositive power. Messrs. Fisher, Ungerecht, and Thomas disclaim beneficial ownership with respect to any shares directly owned by ExchangeRight and EIFG.

(9)	Includes 77,308 OP Units held directly by ExchangeRight which are redeemable for cash or, at the Company’s option, Class I Common Shares on a one-for-one basis (subject to certain adjustments).

Changes in Control

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the Operating Partnership or any of their respective parent entities, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

General

Our business and affairs are managed under the direction of our Trustee. The Trustee is directly responsible for the management and control of our business and operations. The Trustee is managed by ExchangeRight as the sole manager of the Trustee. The business and affairs of ExchangeRight are managed by the Key Principals as the sole managers of ExchangeRight, who have full and complete authority, power and discretion to manage and control the business, affairs and properties of ExchangeRight, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of ExchangeRight’s business. As a result, the Key Principals act as the directors of the Company.

We have no employees. The individuals who act as our executive officers (who we refer to herein as our “executive officers”) are employed by ExchangeRight. Our executive officers manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the supervision of the Trustee acting through the Key Principals.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Trust Properties are owned and controlled by the Company and are managed by the Property Manager and the Asset Manager, which are both wholly-owned subsidiaries of ExchangeRight, pursuant to executed Management Agreements with each respective entity. The performance of the Property Manager and Asset Manager under the Management Agreements is subject to the supervision of the Trustee, acting through the Key Principals.

Our Declaration of Trust and bylaws provide for a single trustee to manage the business and affairs of the Company. Our Trustee is currently ExchangeRight Income Fund Trustee, LLC, a Delaware limited liability company. Our Trustee was formed on January 9, 2019 and is a wholly-owned subsidiary of ExchangeRight, which also serves as the sole manager of the Trustee.

The Trustee is not elected by our shareholders and is not subject to re-election on an annual or other continuing basis in the future. In addition, our shareholders are not entitled to elect the managers or executive officers of ExchangeRight or take part in the management or control of the business of the Company.

The Trustee may be removed by our shareholders only for Cause (as defined below) upon the affirmative vote of not less than two-thirds of the shares of beneficial interest then outstanding at a meeting properly called for the purpose of the proposed removal. “Cause” is defined as: (i) fraud or embezzlement with respect to the Company or its affiliates; or (ii) willful misconduct as determined by a court. If at any time there are no trustees in office, a successor trustee will be elected by the shareholders.

ExchangeRight currently has a total of three managers, which are composed of the Key Principals. None of the Key Principals are “independent” under the applicable standards of any national securities exchange or the SEC. See “Director Independence” below.

The success of the Company is very important to and is a significant part of ExchangeRight’s overall business plan and ExchangeRight anticipates spending sufficient time and effort on the various aspects of the Company’s business to help it perform successfully. Our Trustee has a fiduciary obligation to act on behalf of our shareholders. Under Maryland law and our Declaration of Trust, our Trustee must act in good faith, in a manner it reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. However, our Trustee is not required to devote all of its time to our business and is required to devote the time to our affairs as its duties require. Although ExchangeRight intends to provide us with the opportunity to participate in acquisitions, or an aggregated sale, merger, listing or initial public offering that ExchangeRight pursues for its net-leased assets under management or future acquisition pipeline, ExchangeRight is under no obligation to us to pursue such a strategy or to offer to us the opportunity to participate in such acquisitions or a transaction involving its other assets under management. Additionally, our Trustee, our executive officers, the Key Principals, ExchangeRight and its affiliates and other officers, employees and agents of ExchangeRight will not have any duty, fiduciary or otherwise, or obligation to present or offer any business opportunity to the Company or to refrain from acquiring net-leased properties or seeking to execute a strategic aggregation strategy as a part of its other businesses unrelated to the Company, or other activities that could compete with the Company.

The Trustee will rely heavily on our officers and on information provided by our officers for the conduct of the day-to-day business of the Company. Each of our officers also provides services to ExchangeRight and its affiliates. ExchangeRight and the Key Principals manage in excess of $5.4 billion in assets under management and are actively engaged in acquiring, syndicating, managing, and selling commercial real estate on a nationwide basis on behalf of their own accounts and for over 7,600 real estate investors across the country. ExchangeRight is vertically integrated to perform all real estate functions including underwriting and acquisition, financing and structuring, leasing and tenant retention, marketing and dispositions, asset and property management, analysis and legal, institutional-quality investor reporting, and monthly investor distributions. In addition to ExchangeRight, the Key Principals own and operate Telos Capital, a sister company to ExchangeRight that is focused on the acquisition, development, redevelopment, repositioning, management and dispositions of value-added and opportunistic commercial real estate. Warren Thomas and Joshua Ungerecht also own a majority interest in and operate ExchangeRight Securities, LLC (“ERS”), an affiliate of the Trustee and ExchangeRight, and Lighthouse Capital Group, LLC (“LCG”), each of which is a FINRA member broker-dealer, JRW Investments, an Office of Supervisory Jurisdiction under LCG, and JRW Realty, Inc., a licensed real estate brokerage company. David Fisher is the owner and President/CEO of the family office investment entity DLF Investments, LLC, which focuses on a variety of real estate ownership investments. Mr. Fisher is also the President and CEO of Rise Capital Partners, which is his family business primarily focused on the development and management of apartment communities currently primarily in Southern Minnesota. The Key Principals provide services to ExchangeRight and its affiliates that preclude them from devoting substantially all of their time to the Company, and that may present certain potential conflicts of interest or duties associated with their roles at the Company and the affiliated entities.

Neither our Trustee nor our officers receive compensation for their services performed on behalf of the Company. However, our Trustee and our officers are entitled to reimbursement of expenses incurred in connection with services performed on behalf of the Company. The Trustee may monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our shareholders.

In addition, our Trustee is responsible for reviewing our expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, the Trustee must approve all transactions with our affiliates.

Key Principals and Executive Officers

The following table sets forth certain information regarding the Key Principals, who act as our directors, and the persons acting as executive officers of the Company. Each of the Key Principals will remain in office as a manager of ExchangeRight until: (i) removed by a written instrument signed by the requisite members of ExchangeRight; (ii) such Key Principal resigns in a written instrument delivered to the other managers of ExchangeRight; or (iii) such Key Principal dies or is unable to serve.

Name	Age	Position
Joshua Ungerecht	38	Manager of ExchangeRight Real Estate, LLC
David Fisher	55	Manager of ExchangeRight Real Estate, LLC
Warren Thomas	66	Manager of ExchangeRight Real Estate, LLC
David Van Steenis	38	Chief Financial Officer and Chief Investment Officer of ExchangeRight Real Estate, LLC
Louis Swingrover	38	Chief Operating Officer of ExchangeRight Real Estate, LLC
Susana Dryden	40	Chief People Officer and Chief Compliance Officer of ExchangeRight Real Estate, LLC
Kevin Steines	40	Chief Accounting Officer of ExchangeRight Real Estate, LLC

Joshua Ungerecht is a Founder and Manager of ExchangeRight Real Estate, LLC, a position he has held since 2012, and in that capacity serves as a director of the Company. Together with Warren Thomas, Joshua has overseen the stewardship of over $1.75 billion of client equity in commercial real estate investments since 2006. Joshua graduated from The Master’s College, Summa Cum Laude with a B.A. in Theology, Apologetics, and Missions, and is currently on leave from Talbot Graduate School, where he was pursuing an M.A. in Philosophy of Religion and Ethics. He also maintains Series 7, 22, 24, 63, 65, 66, and 79 Securities Licenses and an active California real estate broker license.

David Fisher is a Founder and Manager of ExchangeRight Real Estate, LLC, a position he has held since 2012, and in that capacity serves as a director of the Company. David began his career with KPMG in the Tax department from 1993 to 1996, and then worked in tax, treasury, and acquisitions for Wells Fargo for over nine years from 1996 to 2005. He was North American Head of Asset and Structured Finance for HSBC’s Investment Banking division from 2005 to 2012. David and his banking teams executed international financings totaling in excess of $8 billion. He graduated from the University of Northern Iowa in 1993, Magna Cum Laude in Accounting, and earned national honors with the Elijah Watt Sells Award on the May 1993 CPA exam. David is primarily responsible for the acquisition, asset management, and financing aspects of the businesses.

Warren Thomas, CPA, is a Founder and Manager of ExchangeRight Real Estate, LLC, a position he has held since 2012, and in that capacity serves as a director of the Company. Warren has over 40 years of experience as a Certified Public Accountant and has been an active commercial real estate investor for the past 30 years. Prior to focusing on the securitized 1031 exchange market in 2003, he developed an extensive tax practice including estate planning, financial planning, and real estate advisory services. He graduated in 1978 from Biola University with a B.S. in Business Administration, specializing in Accounting. He also earned a master’s degree in Taxation from Golden Gate University in 1993. He maintains Series 6, 7, 22, 24, 39, 63, 66 and 79 Securities Licenses.

David Van Steenis, CFA, CPA, currently serves as Chief Financial Officer and Chief Investment Officer for ExchangeRight. David has held the position of Chief Financial Officer since 2015, and in that capacity also serves as the Chief Financial Officer and Chief Investment Officer of the Company. David also serves as the Chief Financial Officer of Telos Capital, LLC, a position he has held since 2015. David is focused on acquisitions including the analysis, legal, closing, and syndication functions of the business as well as the asset management departments and financial reporting for ExchangeRight and its affiliates. David began his career with KPMG in the financial services audit practice from 2007 to 2011, where he served both private and public banking and investment management clients. Most recently, David was with Kaufman Jacobs Real Estate

Investments from 2011 to 2015 where he was involved in the investment acquisition, capital markets, and financial reporting aspects of their real estate private equity business. Mr. Van Steenis graduated from Trinity Christian College with highest honors with a B.S. in Accounting and a Finance concentration. David is a Certified Public Accountant and a CFA Charterholder.

Louis Swingrover currently serves as the Chief Operating Officer for ExchangeRight. Louis has been with ExchangeRight since 2019, and also serves as the Chief Operating Officer of the Company. Louis is focused on strategic business, operational, and transformational development at ExchangeRight, and provides executive direction to the Marketing, Creative, Editorial, Public Relations, Software Engineering, Information Technology, Investor Relations, and Sales teams. Prior to joining ExchangeRight, Louis worked as a strategic marketing and business development consultant from 2012 to 2019; co-founded, profitably operated, and sold a boutique corporate compliance firm dedicated to serving sponsors of alternative investment offerings and their investors from 2008 to 2012; and has operated as a serial entrepreneur since 2002. Louis holds a B.A. in Intercultural Studies with a minor in Biblical Studies from Biola University and holds an M.A. in Philosophy from Gonzaga University.

Susana Dryden currently serves as the Chief People Officer and Chief Compliance Officer for ExchangeRight. Susana has been with ExchangeRight since 2016, and also serves as the Chief People Officer of the Company. Susana is focused on the development, training and expansion of the firm’s departments. Susana also serves as a Registered Principal and the Chief Compliance Officer for ERS, that oversees certain wholesale activities of ExchangeRight. Susana began her career in the industry in 2007 with JRW Investments, Inc., where she held the position of Director of Operations. In 2014, Susana was primarily responsible for forming the broker-dealer firm LCG which now oversees JRW Investments. She serves as a Registered Principal and CCO of these firms as well. Susana has been critical to the growth and development of ExchangeRight and its affiliate firms, and assists the various companies with their compliance and regulatory functions under FINRA and SEC rules.

Kevin Steines, CPA, currently services as Chief Accounting Officer for ExchangeRight, a position he has held since December 2020 and in that capacity serves as the Chief Accounting Officer of the Company. Kevin also serves as the Chief Accounting Officer of Telos Capital, LLC, a position he has held since December 2020. Prior to becoming Chief Accounting Officer of each company, Kevin served as the Controller of each company for over five years. Kevin is focused on the financial reporting functions of ExchangeRight and its affiliates. Prior to joining ExchangeRight, Kevin enjoyed a successful career in public accounting. He started his career at Gabelmann & Associates in their audit practice from 2006 to 2008. Kevin then spent seven years with Honkamp Krueger & Co, P.C. from 2008 to 2015, a regional CPA firm based out of Dubuque, IA. Kevin oversaw the day to day operations of the accounting and tax practice for one of Honkamp Krueger’s satellite offices. His focus was on corporate and individual tax planning and preparation, financial statement preparation, general business consulting, strategic planning, and franchise services. Kevin graduated in 2006 from Ashford University with a B.S. in Business Administration and Accounting with a Finance concentration, where he was awarded Outstanding Accounting Student for his class. Kevin is a Certified Public Accountant.

Corporate Governance

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Key Principals regularly review the Trustee’s governance procedures to ensure the Company is in compliance with rapidly changing laws, rules and regulations that govern our business.

Director Independence

The Key Principals are the sole managers of ExchangeRight and, correspondingly, act as the directors of the Company. We are not currently subject to the listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent.” Furthermore, neither our Declaration of Trust nor bylaws require that the trustee of the Company be independent, and the constituent governing documents of ExchangeRight similarly do not require that its managers be independent. As a result, we are not at this time required to have a board of directors or equivalent governing body comprised of a majority of “independent directors.” None of the Key Principals are independent directors under the applicable standards of the SEC, New York Stock Exchange, or the NASDAQ stock market.

Board Committees

Audit Committee Function. Neither the Company, the Trustee nor ExchangeRight has a separately designated standing audit committee in place. Rather, the functions typically performed by an audit committee are performed by the Key Principals in their capacity as managers of ExchangeRight. This is due to the composition of the management of ExchangeRight and the relatively small size of our executive management team. We believe the Key Principals are currently able to effectively manage the issues normally considered by an audit committee. That said, the Key Principals will continue to evaluate, from time to time, whether a separately designated standing audit committee should be put into place. Although we do not have a separate audit committee, we have determined that Mr. Fisher meets the requirements of an “audit committee financial expert” as defined under SEC rules.

Other Committees. Neither the Company, the Trustee nor ExchangeRight currently has a nominating and corporate governance committee, compensation committee, conflicts committee or other board committees typically in place for companies whose securities are listed on a national securities exchange. Rather, the functions typically associated with these committees are performed by the Key Principals in their capacity as managers of ExchangeRight. This is due to the nature of the management structure of ExchangeRight, including the fact the managers of ExchangeRight are not subject to election by the shareholders of the Company. The Key Principals may undertake a review of the need for any such committees in the future.

Role of the Managers in Risk Oversight

One of the key functions of the managers of ExchangeRight is oversight of our risk management process. The Key Principals, as the managers of ExchangeRight, administer this oversight function directly. In this regard, the Key Principals have the responsibility to consider and discuss financial risk exposure and the steps our management should take to monitor and control this exposure, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Key Principals also monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function. The Key Principals further monitor the effectiveness of our corporate governance practices, including whether we are successful in preventing illegal or improper liability-creating conduct. Finally, the Key Principals assess and monitor whether any of ExchangeRight’s compensation practices and programs has the potential to encourage excessive risk-taking at the Company.

Code of Ethics

The Trustee has established a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Key Principals and the officers and employees of the Company and Operating Partnership. Under our Code of Ethics, the policy of the Company is to comply with all laws governing its operations and to conduct its affairs in keeping with the highest moral, legal and ethical standards. In this regard, the Code of Ethics is designed to promote, among other matters: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in the Company’s public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to appropriate persons; and (v) accountability for adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at exchangeright.com.

Family Relationships

There are no family relationships among any of our Key Principals or executive officers.

ITEM 6.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by the executive officers and individuals who are employees of ExchangeRight or its affiliates, pursuant to the terms of the Management Agreements, and we pay fees associated with such services. The executive officers of ExchangeRight, who also act as our executive officers, do not receive any compensation directly from us, in the form of cash compensation or otherwise, for serving as our executive officers. Each of the individuals who acts as our executive officers is an employee of ExchangeRight. Our day-to-day operations and all matters affecting our business and affairs, including responsibility for determining when to buy and sell real estate-related assets, are managed by the Key Principals, as the managers of ExchangeRight, through the Trustee. ExchangeRight is not obligated under the Management Agreements to dedicate any of its personnel exclusively to us, nor is it or its personnel obligated to dedicate any specific portion of its or their time to our business. See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a discussion of the fees and expense reimbursements paid to ExchangeRight and its affiliates.

Compensation of Managers

We do not pay, and we do not expect to pay, any compensation to the Key Principals or any other person for services rendered to us as managers of ExchangeRight, acting in the capacity as our directors.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

We have had and currently have relationships and transactions with related parties. Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Trustee, an executive officer or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. Our Trustee will consider all relevant facts and circumstances when considering such transactions, including whether the terms of the transaction are fair to us and whether the transaction is consistent with, and contributes to, the interests of the Company.

We have described below relationships and transactions since January 1, 2021 with related parties in which the amount involved exceeded $120,000, and all currently proposed related party transactions which exceed $120,000.

Acquisition of Properties from ExchangeRight and its Affiliates

Since January 1, 2021, we have acquired 244 of our properties from prior ExchangeRight sponsored offerings, pursuant to which certain portfolios were contributed or merged with and into a wholly-owned subsidiary of our Operating Partnership. In each such transaction, the beneficial owners of the portfolio received the right to elect either cash or OP Units in exchange for their interest in the portfolio. The Operating Partnership issued 1,859,082 OP Units in the aggregate pursuant to such agreements.

We have entered into merger agreements with the current owners of an additional 27 ExchangeRight DST Portfolios that, subject to obtaining the consent of the current mortgage lenders for certain of these 478 of these properties, provide the Company with the unilateral right to acquire the ExchangeRight DST Portfolios, pursuant to which each DST portfolio will merge with and into a wholly-owned subsidiary of our Operating Partnership. In each such merger, the beneficial owners of the DST portfolio will receive the right to elect either cash or OP Units in exchange for interest in the DST portfolio. Closing under any of these mergers will occur if, as and when determined by our Trustee after receipt of the consent of the current mortgage lender secured by the Identified Trust Properties owned by such DST portfolio. We may pay up to approximately $1.2 billion in cash, issue additional OP Units, or a combination thereof, pursuant to such mergers. These mergers include the payment of certain disposition fees to ExchangeRight or its affiliates from the net proceeds to the DST Portfolio investors. These disposition fees are estimated to be a maximum of $47.6 million and will be paid solely by the investors in the DST Portfolios. Upon the closing of each merger transaction, a disposition fee was payable to ExchangeRight or its affiliates from the net proceeds payable to the investors in the acquired ExchangeRight DST Portfolios. In certain instances, one or more of the Key Principals are investors in the ExchangeRight DST Portfolios and are obligated to pay disposition fees upon closing. The disposition fees are calculated as a percentage of the gross merger price. For the years ended December 31, 2022 and 2021, disposition fees in the aggregate amount of $9.0 million and $2.6 million, respectively, were paid to ExchangeRight or its affiliates upon the closing of the merger transactions described above from the investors in the ExchangeRight DST Portfolios.

The Key Principals own minority interests in the 27 ExchangeRight DST Portfolios that the Company has merger agreements with to acquire these 478 properties. In connection with our acquisition of these 478 properties, the Key Principals will have the right to elect to receive up to $1.2 billion in cash, additional OP Units, or a combination thereof, in exchange for their interests in the ExchangeRight DST Portfolios. Regardless of whether the Key Principals elect to receive OP Units or cash, ExchangeRight, its Key Principals, or their affiliates have already acquired an aggregate of $15,000,000 of the Class I Common Shares offered hereby on the same terms as was presented to shareholders at the time of acquisition.

Since January 1, 2021, we have acquired 11 properties from unaffiliated entities not managed by ExchangeRight. ExchangeRight earned a 1% acquisition fee on these property acquisitions totaling $1.3 million since January 1, 2021.

We have also entered into an agreement with ExchangeRight that provides us with the option to acquire up to 129 additional properties that are part of the Identified Trust Properties at ExchangeRight’s actual cost or third party contract price. We have the right to exercise this option with regard to any, all or none of these properties. Any such acquisition will be effectuated through a contract of sale to be mutually agreed upon by us and ExchangeRight at the time of the transfer. We and ExchangeRight may also, upon mutual agreement, replace or add additional properties or purchase and sale agreements to the list of real estate assets that we have the option to purchase pursuant to this agreement. Such net leased necessity-based retail assets would have similar characteristics to the Identified Trust Properties, consistent with our investment objectives; provided, however, when considering portfolio acquisitions, the Company will consider the portfolio composition and its investment metrics as a whole and particular portfolios may include individual properties that are vacant; however, when considering portfolio acquisitions that include such properties, the Company will consider the portfolio composition as a whole and will adjust the pricing for a future retenanting event.

The Identified Trust Properties are anticipated to provide several distinct advantages to the Company:

•	The properties are expected to provide the Company with a pre-determined initial portfolio of properties and the ability to achieve an attractive diversification level;

•	There is reduced blind pool risk or counterparty execution risk as the properties are already controlled and managed by ExchangeRight;

•	The ExchangeRight DST Portfolios have a proven history as they are currently managed by ExchangeRight with a long-term track record of performance;

•

The tenants and lease terms are known, providing the Company with more certainty regarding potential rental increases, inflation protection, and its underwriting projections of cash flows to investors;

•

The acquisition agreements for the properties give flexibility to the Company to acquire the properties in stages and over a period of time, thereby improving the Company’s ability to invest capital and earn a return to fully cover investor distributions;

•	There will be no acquisition fees charged to the Company to acquire the ExchangeRight DST Portfolios;

•

The ExchangeRight DST Portfolios often have loans that can be assumed with limited lender costs that on average have interest rates that are more favorable than market interest rates as of December 31, 2022; and

•

The Operating Partnership is expected to grow more quickly as a result of DST investors electing to perform tax-deferred Code Section 721 exchanges which create long-term tax-sensitive investors for the Operating Partnership and the Company who are aligned with our long-term aggregation strategy.

ExchangeRight and Affiliate Investment

On various dates during the year ended December 31, 2019, EIFG, an affiliate of ExchangeRight, acquired 600,000 Class I Common Shares at an aggregate purchase price of $15,000,000, which were offered on the same terms as was presented to shareholders at the time of acquisition.

In addition, in order to accelerate acquisitions on behalf of the Company and in lieu of borrowing funds, ExchangeRight has purchased 77,308 OP Units of the Operating Partnership for an investment of $2,010,000 as of December 31, 2022. ExchangeRight’s investment in OP Units is on the same terms as offered to other OP Unit investors at the time of their investments. In addition, certain of the Key Principals also own 65,240 OP Units.

In addition, the Key Principals may invest in up to approximately 383,355 OP Units in exchange for their minority interests in the Identified Trust Properties, unless the Key Principals elect to receive cash in exchange for such interests.

ExchangeRight Secured Loans

In an effort to provide an enhanced risk-adjusted return on funds invested in the Company pending acquisition of the Identified Trust Properties and, after acquisition of the Identified Trust Properties, on the cash that the Company may need for quarterly investor redemption requests, we will also make the ExchangeRight Secured Loans under the RSLCA to ExchangeRight. ExchangeRight and its affiliates will use the capital from the ExchangeRight Secured Loans for the acquisition, financing, or inventorying of single-tenant, net-leased necessity-based retail real estate similar to the ExchangeRight DST Portfolios.

The RSLCA is a five-year commitment with ExchangeRight with a maximum borrowing capacity of $250.0 million as of March 31, 2023, which will be increased automatically proportionally to any increase in the maximum offering amount of the Company’s ongoing continuous Common Shares offering. However, the Company, through the Operating Partnership, has a right to either increase or lower the amount of the aggregate loan commitment with 60 days’ notice to ExchangeRight.

The largest aggregate principal outstanding balance under the RSLCA during the year ended December 31, 2022 was $112.1 million. Additionally, the principal outstanding balance under the RSLCA was $26.7 million as of December 31, 2022, with activity during the year ended December 31, 2022 including $155.6 million of advances and $201.8 million of repayments. The RSLCA bears interest at a rate equal to 12.0% per annum while outstanding, which resulted in the Company earning $8.9 million of interest income during the year ended December 31, 2022. Interest income was paid in full and the Company has no outstanding interest income receivable balance in relation to the RSLCA as of December 31, 2022.

Our Trustee believes that the existence of the ExchangeRight Secured Loan program provides three significant advantages to the Company:

1)

The Company is able to utilize the ExchangeRight Secured Loan program to invest capital and earn a return as soon as possible after equity is invested and until the Company raises sufficient capital through this offering to acquire tranches of the Identified Trust Properties;

2)

The ExchangeRight Secured Loan program provides the Company with access to shorter-term investments and the liquidity that the Company anticipates it will require while it raises sufficient capital to purchase the Identified Trust Properties and, thereafter, in order to fulfill future shareholder redemption requests; and

3)

The ExchangeRight Secured Loan program is structured to generate a 12% return while funds are deployed, which is anticipated to be accretive to shareholder distributions at a risk profile similar to an investment in the Identified Trust Properties and our other targeted assets.

ExchangeRight has utilized acquisition debt and preferred equity capital structured similarly to the ExchangeRight Secured Loans, from eight funds since its inception in order to assist ExchangeRight in acquiring and syndicating assets to 1031 Exchange investors. Five of these funds have gone full cycle for investors. All such funds have met all redemption requests received as of the date of this Form 10. ExchangeRight has successfully sponsored 86 total offerings, all of which are either meeting or exceeding investor cash flow distribution projections, including these eight debt and preferred equity capital funds. Past performance is not indicative of future results.

Notes Receivable with ExchangeRight Managed DSTs

On August 25, 2022, the Company entered into a real estate note as the lender with a two property net-leased DST managed by ExchangeRight. The real estate note is for $3.6 million, matures on August 25, 2027, and bears interest at a fixed-rate of 6.00% and requires interest only payments. The Company had $3.6 million outstanding under this real estate note as of December 31, 2022, and earned $78,000 of interest income during the year ended December 31, 2022 in relation to this real estate note. Interest income was paid in full and the Company has no outstanding interest income receivable balance in relation to this real estate note as of December 31, 2022.

On November 18, 2022, the Company entered into a junior unsecured line of credit agreement as the lender with a four property net-leased DST managed by ExchangeRight. The junior unsecured line of credit agreement is for a maximum of $2.6 million, matures on November 18, 2027, and bears interest at a fixed-rate of 7.25% and requires interest only payments. The Company had $2.4 million outstanding under this junior unsecured line of credit agreement as of December 31, 2022, and earned $21,000 of interest income during the year ended December 31, 2022 in relation to this junior unsecured line of credit agreement. Interest income was paid in full and the Company has no outstanding interest income receivable balance in relation to this junior unsecured line of credit agreement as of December 31, 2022.

Asset Management Fees to the Asset Manager

Effective February 28, 2019, we entered into an Asset Management Agreement with the Asset Manager and Operating Partnership (the “Asset Management Agreement”). The Asset Management Agreement was not negotiated at arm’s-length, nor has it been reviewed by an independent third party. Under the agreement, an annual asset management fee will be payable by the Operating Partnership to the Asset Manager, an affiliate of the Trustee, in the amount of 0.15% of the Company’s assets under management (the “Asset Management Fee”). For these purposes, the assets under management are calculated as the total value of the Company’s properties, based on the midpoint of the range of real estate values determined by an independent valuation firm as of the last day of the most recent calendar quarter, plus the value of the Company’s cash and other assets, including the ExchangeRight Secured Loans, as of such date. The Asset Management Fee will be payable quarterly (0.0375% each quarter) and in arrears. The Asset Management Agreement has an initial term of five years and will automatically renew at the expiration of the initial or any subsequent five-year term for an additional five-year term. The Operating Partnership may terminate the Asset Management Agreement at any time in the event of certain actions by the Asset Manager, including fraud or theft with respect to any of our properties or in connection with Asset Manager’s performance of its services under the agreement or upon breach of the performance of any of Asset Manager’s obligations under the agreement. The Asset Management Agreement will also terminate upon the transfer of all of our properties to a third party or the foreclosure or transfer in lieu of foreclosure of all of our properties, in connection with certain insolvency proceedings on behalf of the Asset Manager or the Operating Partnership, the sale of the Asset Manager, or at the option of a mortgagee, upon 30 days’ notice or less (as designated by the mortgagee) on the terms set forth in any such mortgage.

In the event that we acquire a new property other than an ExchangeRight DST Property, the Asset Manager will receive an acquisition fee equal to one percent (1.0%) of the purchase price of each property (the “Acquisition Fee”) payable to the Asset Manager by the Operating Partnership.

During the years ended December 31, 2022 and 2021, the Asset Manager earned an aggregate of $1,556,000 and $849,000 of Asset Management Fees, respectively.

Property Management Fees to the Property Manager

Effective February 28, 2019, we entered into a Property Management Agreement with the Property Manager and Operating Partnership (the “Property Management Agreement”). The Property Management Agreement was not negotiated at arm’s-length, nor has it been reviewed by an independent third party. Under the agreement, an annual property management fee will be payable by the Operating Partnership to the Property Manager, an affiliate of the Trustee, in an amount equal to 1.10% of the gross revenues earned by the Company from assets acquired by the Company, but excluding reimbursements relating to real estate taxes, insurance and common area maintenance charges and the fees earned by the Company from the RSLCA (the “Property Management Fee”). The Property Management Agreement had an initial term of three years, and was renewed on February 28, 2022, and will automatically renew at the expiration of any subsequent three-year term for an additional three-year term. The Operating Partnership may terminate the Property Management Agreement at any time in the event of certain actions by the Property Manager, including fraud or theft with respect to any of our properties or in connection with the Property Manager’s performance of its services under the agreement or upon breach of the performance of any of the Property Manager’s obligations under the agreement. The Property Management Agreement will also terminate upon the transfer of all of our properties to a third party or the foreclosure or transfer in lieu of foreclosure of all of our properties, in connection with certain insolvency proceedings on behalf of the Property Manager or our Operating Partnership, the sale of the Property Manager, or at the option of a mortgagee, upon 30 days’ notice or less (as designated by the mortgagee) on the terms set forth in any such mortgage.

During the years ended December 31, 2022 and 2021, the Property Manager earned an aggregate of $526,000 and $260,000 in Property Management Fees, respectively.

Organization and Offering Costs

ExchangeRight incurs certain organization and offering costs in connection with the Company’s current private Common Shares offering and the organization of the Company. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to any expansion of the Common Shares offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns an amount equal to 1% of the gross proceeds to the Company from the offering which is expected to offset the incurred organizational and offering costs described above. ExchangeRight has agreed to pay a portion of the selling commissions and expenses of the Common Shares sold in the offering in an amount up to approximately 1.80% of the gross offering price of the Class A Common Shares sold in the offering.

Distributions Related to Special Limited Partner Interest

EIFG, an affiliate of ExchangeRight, holds a special limited partnership interest in our Operating Partnership, which entitles EIFG to receive a promote interest in the profits of our Operating Partnership in accordance with the following distribution waterfall set forth in the Operating Partnership’s limited partnership agreement:

•

First, 100% to the holders of OP Units (including OP Units held by the Company, with respect to Common Shares issued by the Company) until they have received distributions, in cash or registered securities listed on a national securities exchange, equal to a seven percent (7.0%) cumulative, non-compounding annual return on all capital contributions made, or deemed to have been made, to our Operating Partnership;

•

Second, 100% to the holders of OP Units, pro rata in accordance with their respective capital accounts, until all of the holders of OP Units have received cumulative distributions, in cash or registered securities listed on a national securities exchange, equal to their respective capital contributions; and

•	Third, (i) 80% to the holders of OP Units, pro rata in accordance with their respective capital accounts, and (ii) 20% to EIFG as the special limited partner.

The 20% promote interest will also become payable in Common Shares or, under certain circumstances, cash, if our Common Shares, or the common equity securities of a successor entity in a business combination, are listed on a national securities exchange or if we engage in a business combination transaction in which our common shareholders receive cash or listed common equity securities of the surviving entity.

As of the date of this registration statement, EIFG has received no distributions pursuant to the foregoing distribution waterfall.

Compliance Fee to ERS

ERS has been engaged by ExchangeRight to oversee ExchangeRight personnel as it relates to potential limited interactions with retail investors in connection with this offering and may earn a compliance fee from ExchangeRight for its services. Any such compliance fee will be paid directly by ExchangeRight and will not be reimbursed by the Company or paid out of offering proceeds.

Selling Commissions and Expenses to ERS

ERS also has been engaged by ExchangeRight to oversee ExchangeRight personnel as it relates to potential limited interactions with retail investors in connection with the Company’s current private Class A Common Shares offering and will earn up to $11,509,835 (0.5%) of the gross offering price of shares sold for that share class; provided, however, any such fees that are not paid to ERS will be retained by ExchangeRight on a nonaccountable basis, which up to half of such amount may be reallowed to the other broker-dealers acting as placement agents in the offering, at the discretion of ERS. In addition, ExchangeRight may pay up to 1.25% in additional commission based on the Class A Common Shares gross offering price for shares sold in this offering to ERS, in ExchangeRight’s sole discretion. Any such additional commissions due to ERS will be paid by ExchangeRight and will not be reimbursed by the Company or paid out of offering proceeds. For its Class I and Class S Shares, ExchangeRight may pay other broker-dealers, which could include ERS, a fee of up to 1.50% of the gross offering price of shares sold in the offering, in ExchangeRight’s sole discretion. Any such fees and commissions due will be paid by ExchangeRight and will not be reimbursed by the Company or paid out of offering proceeds.

Selling Commissions to Key Principals

Warren Thomas and Joshua Ungerecht also own and operate ERS and LCG, each a FINRA member broker-dealer, and may also be acting as a prospective investor’s registered representative or registered supervisor (or both), in connection with our private securities offerings. In that case, Messrs. Thomas and Ungerecht may receive selling commissions and expenses as a result of their sales efforts with respect to the Common Shares sold in our private offerings.

Real Estate Commissions to JRW Realty, Inc.

JRW Realty, Inc., a licensed real estate broker and an affiliate of ExchangeRight, may act as our real estate broker in connection with the identification and purchase of real estate properties other than the ExchangeRight DST Portfolios and any other Identified Trust Properties we acquire from an ExchangeRight affiliate. The amount of the commissions payable to JRW Realty in connection with these transactions will be fixed by the sellers of the properties, and all commissions will be paid by the sellers of properties and not by the Company. JRW Realty does not expect to act in a “dual agency” capacity or represent the seller of any properties sold to us or be involved in setting the total amount of commission payable in connection with the sale of the property or the amount reallowed to JRW Realty, as the buyer’s broker. A portion of any commissions received by JRW Realty may be reallowed to ExchangeRight.

Disposition Fees to ExchangeRight and its Affiliates

478 of the Identified Trust Properties are held in ExchangeRight DST Portfolios that are anticipated to be acquired from affiliates of ExchangeRight. We may, in the future, acquire other properties from ExchangeRight or its affiliates, including other DST programs sponsored by ExchangeRight. These DST programs include the payment of certain disposition fees to ExchangeRight or its affiliates from the net proceeds to the DST Portfolio investors. These disposition fees are estimated to be a maximum of $47.6 million and will be paid solely by the investors in the ExchangeRight DST Portfolios.

Indemnification

Our Declaration of Trust provides that we will indemnify the Trustee, each equity holder, member, manager, director, officer, employee, or agent of the Trustee, and each officer of the Company from and against certain expenses and costs relating to claims, suits, or proceedings arising from their service to us or, at our request, service to other entities, to the maximum extent permitted by Maryland law. See “Item 11. Description of Registrant’s Securities – Limitation of Liability; Indemnification; Duties” below.

Director Independence

The information concerning independence of the individuals serving in the capacity of directors of the Company is set forth in “Item 5. Directors and Executive Officers – Corporate Governance – Director Independence” above.

Conflicts of Interest

Actual, potential or apparent conflicts of interest will arise as a result of the relationships between the Company, the Trustee, the Operating Partnership, ExchangeRight and their respective affiliates and subsidiaries. ExchangeRight is a vertically integrated real estate investment firm with extensive nationwide activities and, as such, ExchangeRight and its affiliates have multiple advisory, transactional, financial and other interests that may conflict with those of the Company and its shareholders. Below is a summary of various conflicts of interest in our transactions with ExchangeRight, the Trustee, the Operating Partnership and their respective officers, managers, and affiliates. One or more of these parties, and their affiliates, could in the future engage in additional activities that result in additional conflicts of interest not addressed below. Our Declaration of Trust and bylaws contain conflict resolution procedures. While these procedures and policies have been established to address conflicts of interest, there is no assurance that conflicts will be resolved in a manner favorable to the Company and any such conflicts and the manner in which they are addressed could have an adverse effect on the Company.

There can be no assurance that all conflicts of interest will be resolved in a manner that is favorable to the Company. Our officers and Trustee will attempt to balance our interests with the interests of others to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on dividends or other distributions to you and the value of your investment. In addition, our Trustee, officers and certain of our shareholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

Our Trustee has a fiduciary obligation to act on behalf of our shareholders. Under Maryland law and our Declaration of Trust, our Trustee must act in good faith, in a manner it reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law, no Covered Person (including the Trustee) will have any duty, fiduciary or otherwise, or obligation to present or offer any business opportunity to the Company or to refrain from competing with the Company. Thus, the Trustee and any other Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to the Company, so long as they act in good faith.

The Trustee, the Asset Manager and the Property Manager are Wholly-Owned by ExchangeRight

ExchangeRight is owned by the Key Principals and affiliated entities of the Key Principals, and it also is the sole member of the Trustee, the Asset Manager and the Property Manager, which can create a conflict of interest among the multiple roles it, its principals and its affiliates fulfill. Accordingly, the Trustee, the Asset Manager and the Property Manager are affiliates owned by the same entity and, thus, any agreements between the parties are not the result of arm’s-length negotiations. In addition, ExchangeRight may act as the manager of other limited liability companies and/or as the general partner of limited partnerships and may form other business entities. ExchangeRight may have additional responsibilities to provide management and services to a number of other entities in addition to the Trustee, the Asset Manager and the Property Manager.

Acquisition of Properties from ExchangeRight and its Affiliates

The Identified Trust Properties are, and we expect that some or all of the additional properties identified for us to acquire by our Trustee will be, owned or managed by ExchangeRight or its affiliates. We will not increase the aggregate Common Share offering amount unless we obtain an independent valuation of the portfolio of properties, and determine that the acquisition, on a portfolio basis, will result in a projected NAV (determined using the same principles used to determine the NAV) that is equivalent to or at a premium to the then-current NAV per share of the Company. We have not, and do not intend to, obtain an independent valuation for each additional property before its acquisition. As a result, we may acquire one or more properties from ExchangeRight or its affiliates at a price that exceeds the fair value of that property.

Other Activities of Our Key Principals and Officers

We rely on our Key Principals, officers and other key employees for the day-to-day operation of our business. ExchangeRight and our Key Principals manage in excess of $5.4 billion dollars in assets under management and are actively engaged in acquiring, syndicating, managing, and selling stabilized commercial real estate on a nationwide basis on behalf of their own accounts and for over 7,600 real estate investors across the country. In addition to ExchangeRight, our Key Principals own and operate Telos Capital, a sister company to ExchangeRight that is focused on the acquisition, development, redevelopment, repositioning, management and sales of value-added and opportunistic commercial real estate. Warren Thomas and Joshua Ungerecht also own and operate ERS and LCG, each a FINRA member broker-dealer, JRW Investments, an Office of Supervisory Jurisdiction under LCG, and JRW Realty, a licensed real estate broker. David Fisher is also the owner and President/CEO of the family office investment entity DLF Investments, LLC, which focuses on a variety of real estate ownership investments. Mr. Fisher is also the President and CEO of Rise Capital Partners, which is his family business primarily focused on the development and management of apartment communities currently primarily in Southern Minnesota. As a result of the interests of members of our management team in other ventures and the fact that they also are engaged, and will continue to engage, in other business activities, our officers and other key persons may have conflicts of interest in allocating their time between us and other activities in which they are involved. However, we believe that our officers and other key employees have sufficient time to discharge fully their responsibilities to the Company and all other ventures in which they are involved.

Lack of Separate Legal Representation

ExchangeRight, the Trustee, the Company, the Operating Partnership, and their affiliates may be represented by the same legal counsel. There is a possibility that in the future the interests of the various parties may become adverse, and under the relevant state codes of professional responsibility, our legal counsel may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our outside legal counsel or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Interests in Other Activities

ExchangeRight and its affiliates, including the Trustee, may engage in other business ventures for their own account or for the account of others. These ventures may or may not be related to the business of the Company and may include properties that compete with the properties owned by the Company.

Obligations to Other Entities and Other Opportunities

None of the Trustee, the Asset Manager, the Property Manager or any of their affiliates or members of their management is required to devote its full time and effort to the affairs of the Company. Conflicts of interest may occur with respect to the obligations that the Trustee owes to the Company, as well as similar obligations of its affiliates to other entities. Each member of management of the Trustee, the Asset Manager, the Property Manager or any of their affiliates reserves the right to invest in, pursue, develop, own, manage, operate or otherwise participate in (including, without limitation, as an investor in, lender to or consultant or advisor to, or director, officer or manager of, any other entity) all business opportunities of any nature for its own account, including opportunities that may directly or indirectly compete with the Company. No such member of management will have any obligation to first present such business opportunities to the Company or allow the Company or the shareholders to share or participate in such other investments or activities or to the income or proceeds derived therefrom.

Moreover, the Company and its properties will not have independent management, as the Company will rely on the Trustee, the Asset Manager and the Property Manager, all of which are wholly-owned by the same entity, ExchangeRight. Other investment projects in which ExchangeRight and its affiliates participate may compete with the Company, the Trustee, the Asset Manager and the Property Manager for the time and resources of ExchangeRight and its affiliates. The Trustee, the Asset Manager and the Property Manager and their affiliates will very likely have conflicts of interest in allocating management time, services and functions among the Company and its properties and other existing companies and businesses, as well as any future companies or business entities. The Trustee is not required to manage the Company as its sole and exclusive function and may have other business interests and engage in activities in addition to those relating to the Company. The Trustee, the Asset Manager and the Property Manager and their affiliates presently believe that they currently have the capacity to discharge their responsibilities to the Company and with respect to its properties, notwithstanding their participation in other present and future investment programs and projects, but there can be no assurance of this and prospective investors should consider these actual and potential conflicts of interest carefully prior to making any investment in the shares.

Resolution of Conflicts of Interest

The Trustee, ExchangeRight, the Asset Manager, the Property Manager and their affiliates have not developed, and do not expect to develop, any formal process for resolving conflicts of interest. While the foregoing conflicts could materially and adversely affect the Company’s shareholders, the Trustee, ExchangeRight, the Asset Manager, the Property Manager and their affiliates, in their sole judgment and discretion, will decide if and how to try to mitigate such potential adversity by the exercise of their business judgment in an attempt to fulfill any fiduciary obligations. There can be no assurance that such an attempt will prevent adverse consequences resulting from the numerous potential conflicts of interest.

ITEM 8.	LEGAL PROCEEDINGS

We and our Trustee may from time to time be a party to legal proceedings which arise in the ordinary course of our business. The Company’s management is not aware of any current or pending legal proceedings to which we or any of our subsidiaries, or the Trustee, are a party or to which any of our property is subject, the outcome of which would, in management’s judgment based on information currently available, have a material adverse effect on our results of operations or financial condition, nor is management aware of any such legal proceedings contemplated by governmental authorities.

ITEM 9.	MARKET PRICE OF DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established trading market for any class of our Common Shares. As of the date of this registration statement, we had 9,659,130 Class A Common Shares outstanding held by 1,315 holders and 5,439,500 Class I Common Shares outstanding held by 802 holders. As of the of the date of this registration statement, we had no Class S Common Shares issued and outstanding. As of the of the date of this registration statement, there were no outstanding options or warrants to purchase our Common Shares or other securities convertible into our Common Shares. The Company has not agreed to register under the Securities Act for sale by shareholders any securities of the Company.

Valuation Procedures

Our Trustee has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. To calculate our NAV for the purpose of establishing a purchase and redemption price for our Common Shares, our Trustee has adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as shareholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures, and performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”), which is completed by an independent valuation firm. The independent valuation is reviewed by our Trustee in determining the NAV per share. The Trustee anticipates using the midpoint of the independent valuation reports for determining our NAV per share; provided, however, the methodology for valuation of NAV is in the sole discretion of the Trustee. The valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry practices, there is no established guidance among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

The Trustee calculates our NAV as of the end of each calendar quarter as the sum of the value of our real property portfolio, as determined by the independent valuation firm or another valuation service provider, as of the end of such calendar quarter, ExchangeRight Secured Loans, cash, reserves, and any other assets of the Company, less the total amount of our real estate-related liabilities and any other liabilities. At any time we have more than one class or series of Common Shares outstanding, the Trustee first determines the NAV of the Company and then uses such aggregate NAV to determine the NAV of each such class or series of our Common Shares by making adjustments applicable to such class or series, to the extent such adjustments are necessary. The Trustee calculates our NAV per Common Share as of the end of each calendar quarter as our NAV divided by the total number of our Common Shares outstanding as of the close of business on the last day of the calendar quarter. We expect that we will publish any adjustment to the NAV on or before the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day.

NAV per share was initially approved by our Trustee as of March 31, 2020, which corresponded to the approximate one-year anniversary of our initial investors, who at such time would have been eligible to request the repurchase of their shares pursuant to our share repurchase program. The following table presents our quarterly NAV per share approved by our Trustee for our Class A, Class I, and Class S Common Shares from March 31, 2020 through March 31, 2023:

	NAV per share
	Class A		Class I		Class S
March 31, 2020	$27.56		$27.56		n/a
June 30, 2020	$27.60		$27.60		n/a
September 30, 2020	$27.62		$27.62		n/a
December 31, 2020	$27.67		$27.67		n/a
March 31, 2021	$27.69		$27.69		n/a
June 30, 2021	$27.75		$27.75		n/a
September 30, 2021	$27.81		$27.81		n/a
December 31, 2021	$28.48		$28.48		n/a
March 31, 2022	$28.57		$28.57		n/a
June 30, 2022	$28.94		$28.94		$28.94
September 30, 2022	$29.20		$29.20		$29.20
December 31, 2022	$28.50	(a)	$28.50	(a)	$28.50	(a)
March 31, 2023	$27.74		$27.74		$27.74

(a)

The Trustee previously declared a $28.50 NAV per share/unit for our Common Shares and OP Units as of December 31, 2022, which was $0.02 lower than the reconciled results utilizing the midpoint of the independent valuation of real estate.

For further details regarding NAV and for a reconciliation of our NAV per share to its most comparable GAAP measure as of December 31, 2022, please refer to “Item 2. Financial Information – Non-GAAP Financial Measures – Net Asset Value.”

Rule 144

Rule 144 under the Securities Act provides a safe harbor from the registration provisions of the Securities Act for resales of restricted and control securities by parties other than the issuer of the securities if all applicable conditions of the rule are met.

Under Rule 144 as currently in effect, beginning 90 days after the effective date of this Form 10, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale of Common Shares, and who has beneficially owned our Common Shares considered to be restricted securities under Rule 144 for at least six months, would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person of the Company who has beneficially owned Common Shares considered to be restricted securities under Rule 144 for at least one year would be entitled to sell those shares without regarding to any other provisions of Rule 144.

An affiliate of the Company who has beneficially owned our Common Shares for at least six months would be entitled to sell, within any three-month period, a number of Common Shares that does not exceed 1% of the applicable class of our Common Shares then outstanding, which equals approximately 96,591 Class A Common Shares and 54,395 Class I Common Shares, based on the number of such Common Shares outstanding as of the date of this Form 10.

Sales of our Common Shares under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates also are subject to manner of sale provisions, notice requirements, and the availability of current public information about us.

Distributions

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Any distributions we make are at the discretion of our Trustee and depend upon our actual results of operations and other factors. To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Item 1A. Risk Factors.”

We commenced declaring distributions to our Class I Common shareholders in April 2019 and Class A Common shareholders in July 2019. We had no Class S Common Shares issued and outstanding as of the date of this registration statement.

The following table summarizes the regular per share distributions declared by our Trustee during 2023:

	2023
	Class A	Class I
January	$0.1449	$0.1449
February	$0.1449	$0.1449
March	$0.1449	$0.1449

	$0.4347	$0.4347

The following table summarizes the regular per share distributions declared by our Trustee since inception through December 31, 2022:

	Years ended December 31,						Period From January 11, 2019 (inception) through December 31, 2019
	2022		2021		2020
	Class A	Class I	Class A	Class I	Class A	Class I	Class A	Class I
January	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427	$—	$—
February	$0.1445	$0.1445	$0.1435	$0.1435	$0.1431	$0.1431	$—	$—
March	$0.1445	$0.1445	$0.1445	$0.1445	$0.1431	$0.1431	$—	$—
April	$0.1449	$0.1449	$0.1445	$0.1445	$0.1431	$0.1431	$—	$0.1354
May	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$—	$0.1354
June	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$—	$0.1354
July	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1354	$0.1354
August	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427
September	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427
October	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427
November	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427
December	$0.1449	$0.1449	$0.1445	$0.1445	$0.1435	$0.1435	$0.1427	$0.1427

	$1.7376	$1.7376	$1.7320	$1.7320	$1.7200	$1.7200	$0.8489	$1.2551

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Common Shares Offering

On February 28, 2019, we commenced private placement offerings of our Class I and Class A Common Shares, the terms of which have been updated from time to time as described below. Upon the receipt of investment proceeds from the offering of our Common Shares, we transfer the net investment proceeds to our Operating Partnership in exchange for OP Units to be held by the Company. The offerings had an initial aggregate offering amount of $100,000,000, which has since been increased by the Trustee to the current aggregate offering amount of $2.165 billion, as indicated in the table below. The Common Shares are being sold only for cash. The offering does not have a defined expiration date and will be left open to investors until the Trustee determines to terminate the offering. We also have offered the Common Shares at various offering prices, as determined by the Trustee, effective at various intervals, as indicated in each section below. Since inception, we offered the Common Shares in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. The Common Shares are being offered and sold only to purchasers who are “accredited investors” as defined in Rule 501(a) of Regulation D.

The following table provides pertinent information regarding the maximum offering amounts of the Common Shares offered by us since the inception of the offering on February 28, 2019 through the date of this registration statement:

Effective date	Maximum offering amount
Inception	$100,000,000
May 18, 2020	$200,000,000
March 2, 2021	$500,000,000
April 4, 2022	$2,165,000,000

Following is a further description of the specific characteristics of the Class I, Class A and Class S Common Shares offerings.

Class I Common Shares Offering

On April 14, 2023, the Trustee declared a $27.74 NAV per Class I Common Share, and the offering price of Class I Common Shares has been adjusted to $27.74 to match the declared NAV per Class I Common Share as of March 31, 2023. Going forward, the offering price of the Class I Common Shares will be adjusted quarterly in conjunction with any updates to the NAV per Class I Common Share. The following table provides pertinent information regarding the offering prices of the Class I Common Shares offered by us since the inception of the offering on February 28, 2019 through the date of this registration statement:

Effective date	Offering price
Inception	$25.00
March 2, 2021	$26.00
November 8, 2021	$26.09
January 4, 2022	$26.64
April 4, 2022	$27.82
August 3, 2022	$28.18
April 1, 2023	$27.71
April 14, 2023	$27.74

As of the date of this registration statement, the Company has sold 5,594,034 Class I Common Shares pursuant to this offering resulting in gross offering proceeds of approximately $145.6 million. Of this amount, 5,439,500 Class I Common Shares remain outstanding as of the date of this registration statement. Additionally, 600,000 Class I Common Shares have been purchased by EIFG, which is an affiliate of the Company and a wholly-owned subsidiary of ExchangeRight, and remain outstanding as of the date of this registration statement.

Additionally, as of the date of this registration statement, holders of 255,277 Class I Common Shares (including holders of 100,745 Class I Common Units of the Operating Partnership that have elected to convert their OP Units into Class I Common Shares) have elected to redeem their Class I Common Shares, resulting in a total cash outlay by the Company to such holders of $6.6 million.

We have engaged broker-dealers who are registered with the SEC and members of the FINRA to act as our exclusive placement agents in connection with the offering. The placement agents are acting on a “best-efforts basis” in connection with the offering and are not purchasing, or otherwise acting as underwriters in connection with, the securities offered by us. Selling commissions and expenses to the placement agents currently equal a maximum of 1.50% (historically they have ranged from 0.00% to 2.50%) of the gross offering price of shares sold in the offering, and have been paid fully by ExchangeRight and not the Company. As of the date of this registration statement, aggregate selling commissions of $0.7 million have been paid in connection with the offering since inception, of which ExchangeRight has agreed to pay the entire selling commissions and expenses of shares sold in the offering. Additionally, ExchangeRight incurs certain organization and offering costs in connection with the offering of the Class I Common Shares and the organization of the Company. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to any expansion of the offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns an amount equal to 1% of the gross proceeds to the Company from the offering of Class I Common Shares which is expected to offset the organizational and offering costs incurred described above. These amounts totaled $1.5 million since the inception of the offering.

Class A Common Shares Offering

On April 14, 2023, the Trustee declared a $27.74 NAV per Class A Common Share, and the offering price of Class A Common Shares has been adjusted to $29.49 to match the declared NAV per Class A Common Share, inclusive of net selling commissions, as of March 31, 2023. Going forward, the offering price of the Class A Common Shares will be adjusted quarterly in conjunction with any updates to the NAV per Class A Common Share. The following table provides pertinent information regarding the offering prices of the Class A Common Shares offered by us since the inception of the offering on February 28, 2019 through the date of this registration statement:

Effective date	Offering price
Inception	$26.58
March 2, 2021	$27.64
November 8, 2021	$27.74
January 4, 2022	$28.33
April 4, 2022	$29.58
August 3, 2022	$29.96
April 1, 2023	$29.46
April 14, 2023	$29.49

As of the date of this registration statement, the Company has sold 9,804,288 Class A Common Shares pursuant to this offering resulting in gross offering proceeds of approximately $271.8  million. Of this amount, 13,007 shares have been purchased and remain outstanding by Key Principals and executive officers of the Company. See “Item 4. Security Ownership of Certain Beneficial Owners and Management” for further ownership information. As of the date of this registration statement, 9,659,130 Class A Common Shares remain outstanding.

Additionally, as of the date of this registration statement, holders of 145,158 Class A Common Shares have elected to redeem their Class A Common Shares, resulting in a total cash outlay by the Company to such holders of $3.8 million.

We have engaged broker-dealers who are registered with the SEC and members of the FINRA to act as our exclusive placement agents in connection with the offering. The placement agents are acting on a “best-efforts basis” in connection with the offering and are not purchasing, or otherwise acting as underwriters in connection with, the securities offered by us. Selling commissions and expenses to the placement agents equal a maximum of 7.75% of the gross offering price of shares sold in the offering. As of the date of this registration statement, aggregate selling commissions of $21.1 million have been paid in connection with the offering since inception. ExchangeRight has agreed to pay a portion of selling commissions and expenses of shares sold in the offering in an amount up to approximately 1.80% of the gross offering price of shares sold in the offering, which totaled $4.9 million as of the date of this registration statement. The remaining selling commissions and expenses after ExchangeRight’s support are paid out of the offering proceeds in connection with the offering. Additionally, ExchangeRight incurs certain organization and offering costs in connection with the offering of the Class A Common Shares and the organization of the Company. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to any expansion of the offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns an amount equal to 0.94% of the gross proceeds to the Company from the offering of Class A Common Shares which is expected to offset the organizational and offering costs incurred described above. These amounts totaled $2.6 million since the inception of the offering.

Class S Common Shares Offering

On April 14, 2023, the Trustee declared a $27.74 NAV per Class S Common Share, and the offering price of Class S Common Shares has been adjusted to $28.75 to match the declared NAV per Class S Common Share, inclusive of net selling commissions, as of March 31, 2023. Going forward, the offering price of the Class S Common Shares will be adjusted quarterly in conjunction with any updates to the NAV per Class S Common Share. The following table provides pertinent information regarding the offering prices of the Class S Common Shares offered by us since the inception of the Class S Common Share class (April 4, 2022) through the date of this registration statement:

Effective date	Offering price
April 4, 2022	$28.83
August 3, 2022	$29.20
April 1, 2023	$28.72
April 14, 2023	$28.75

As of the date of this registration statement, the Company has not sold any Class S Common Shares.

We have engaged broker-dealers who are registered with the SEC and members of the FINRA to act as our exclusive placement agents in connection with the offering. The placement agents are acting on a “best-efforts basis” in connection with the offering and are not purchasing, or otherwise acting as underwriters in connection with, the securities offered by us. Selling commissions and expenses to the placement agents equal a maximum of 3.50% of the gross offering price of shares sold in the offering. Additionally, ExchangeRight incurs certain organization and offering costs in connection with the offering of the Class S Common Shares and the organization of the Company. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to any expansion of the offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns an amount equal to 0.97% of the gross proceeds to the Company from the offering of Class S Common Shares which is expected to offset the organizational and offering costs incurred described above.

Class I Common Units of the Operating Partnership

DST Acquisitions

The Class I Common Units are being issued to (1) the holders of interests in various DSTs in connection with the Operating Partnership’s acquisition of the DSTs. These acquisitions of the DSTs are accomplished pursuant to various merger agreements entered into between the applicable DST and the Operating Partnership. Under the terms of the merger agreements, the subject DST merges into the Operating Partnership as a wholly-owned subsidiary, and in consideration therefor, the holders of ownership interests in the DSTs are offered the opportunity to elect to exchange their interests in the DSTs for cash (taxable), to perform another Code Section 1031 exchange (tax-deferred), or exchange their interests in the DSTs for Class I Common Units (tax-deferred) or any combination thereof. As a result of these mergers, the Operating Partnership acquired ownership of the properties owned by each DST.

The holders of Class I Common Units have the right to cause their Class I Common Units to be redeemed by the Operating Partnership for cash, unless we, in our sole discretion, elect to purchase such Class I Common Units in exchange for Class I Common Shares of the Company, issuable on a 1:1 basis, subject to adjustment under certain circumstances. We currently intend to elect to pay the redemption price for all Class I Common Units tendered for redemption in the form of Class I Common Shares. The following table provides information regarding the acquisitions of the DSTs pursuant to the merger transactions described above through the date of this registration statement, and the Class I Common Units issued by the Operating Partnership in connection with those transactions:

DST acquisition date	Properties acquired	Purchase price	Class I Common Unit issuance price per unit	Class I Common Units issued
8/29/2019	1	$1,512,730	$25.00	18,069
9/26/2019	7	$11,444,922	$25.00	158,109
10/15/2019	13	$41,317,721	$25.00	210,728	(a)
12/18/2019	19	$53,816,149	$25.00	422,205	(b)(c)
9/29/2020	9	$14,538,569	$25.00	183,040
10/29/2020	20	$51,460,921	$25.00	299,582	(d)
3/25/2021	17	$56,329,424	$26.00	346,766	(e)
3/30/2021	11	$17,122,959	$25.00	220,583
11/1/2021	16	$58,967,550	$26.00	486,352	(f)
12/9/2021	14	$24,135,370	$26.09	169,823
2/9/2022	16	$31,832,137	$25.00	119,511	(g)
3/2/2022	19	$62,073,727	$26.09	569,943	(h)
4/1/2022	16	$34,436,292	$27.54	265,813	(i)
6/24/2022	16	$69,283,798	$27.54	828,671	(j)
7/26/2022	17	$62,371,222	$28.53	668,800	(k)
8/24/2022	21	$67,244,054	$28.53	659,121	(l)
8/30/2022	17	$47,459,166	$28.90	463,678	(m)
9/7/2022	22	$47,877,760	$28.90	476,923
9/14/2022	20	$70,459,392	$28.90	607,908	(n)(o)
10/27/2022	22	$46,622,886	$28.90	384,359

(a)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 2,605 Class I Common Units in exchange for its interest in the acquired DST.
(b)

Of this amount, an irrevocable trust of which Mr. Ungerecht is the co-trustee, along with Mr. Ungerecht’s wife, for which the beneficiary of the trust is Mr. Ungerecht’s grandmother, received 9,212 Class I Common Units in exchange for the trust’s interests in the acquired DST.

(c)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 5,743 Class I Common Units in exchange for its interest in the acquired DST.

(d)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 5,270 Class I Common Units in exchange for its interest in the acquired DST.
(e)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,506 Class I Common Units in exchange for its interest in the acquired DST.
(f)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 5,515 Class I Common Units in exchange for its interest in the acquired DST.
(g)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,827 Class I Common Units in exchange for its interest in the acquired DST.
(h)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,931 Class I Common Units in exchange for its interest in the acquired DST.
(i)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,845 Class I Common Units in exchange for its interest in the acquired DST.
(j)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,838 Class I Common Units in exchange for its interest in the acquired DST.
(k)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,400 Class I Common Units in exchange for its interest in the acquired DST.
(l)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,713 Class I Common Units in exchange for its interest in the acquired DST.
(m)

Of this amount, an irrevocable trust of which Mr. Ungerecht is the co-trustee, along with his aunt, for which the beneficiary of the trust is Mr. Ungerecht’s grandmother, received 3,770 Class I Common Units in exchange for the trust’s interests in the acquired DST.

(n)

Of this amount, an irrevocable trust of which Mr. Ungerecht is the co-trustee, along with his aunt, for which the beneficiary of the trust is Mr. Ungerecht’s grandmother, received 3,261 Class I Common Units in exchange for trust’s interests in the acquired DST.

(o)	Of this amount, W & R Thomas, LLC where Mr. Thomas is the managing member with sole voting and dispositive power, received 3,803 Class I Common Units in exchange for its interest in the acquired DST.

The Operating Partnership has engaged broker-dealers who are registered with the SEC and members of the FINRA to act as its exclusive placement agents in connection with the offering. The placement agents are acting on a “best-efforts basis” in connection with the offering and are not purchasing, or otherwise acting as underwriters in connection with, the securities offered by the Operating Partnership. Selling commissions and expenses to the placement agents are up to 2.50% of the gross offering price of units sold in the offering. As of the date of this registration statement, aggregate selling commissions of $4.9 million have been paid in connection with the offering since inception. For DST acquisitions from inception through April 1, 2022, ExchangeRight agreed to pay the entire selling commissions of units sold in the offering, which totaled $2.8 million. Subsequent to the April 1, 2022 DST acquisition, the Operating Partnership is responsible for the payment of these selling commissions and expenses. Additionally, ExchangeRight incurs certain organization and offering costs in connection with the offering of the Class I Common Units and the organization of the Operating Partnership. These costs include, but are not limited to, fees related to special purpose entity formation, legal and accounting fees, valuation fees related to the expansion of the offering, marketing expenses and other costs and expenses directly related to the offering and organization of the Company. All of these expenses are paid by ExchangeRight or its affiliates. ExchangeRight earns an amount equal to 0.97% of the gross proceeds to the Operating Partnership from the offering of Class I Common Units which is expected to offset the organizational and offering costs incurred described above. These amounts totaled $2.1 million since the inception of the offering.

Additionally, as of the date of this registration statement, holders of 100,745 Class I Common Units have elected to cause the Operating Partnership to redeem their Class I Common Units, and we have elected to purchase 100,745 Class I Common Units in exchange for the issuance of 100,745 Class I Common Shares.

ExchangeRight Investment in Class I Common Units

Since inception, ExchangeRight has acquired Class I Common Units to accelerate property acquisitions on behalf of the Company. Such capital investment was in lieu of the Company borrowing additional funds. This capital infusion ensured a more quickly diversified portfolio acquisition for the benefit of the Company’s shareholders. ExchangeRight’s investment in Class I Common Units are at the same terms as offered to the other OP Unit holders at the time of acquisition. The following table provides information regard ExchangeRight’s acquisition and redemption activity of Class I Common Units since inception:

Date	Transaction	Class I Common Units issued / (redeemed)	Class I Common Units issuance/redemption price per unit	Transaction amount
9/23/2019	Acquisition	204,000	$25.00	$5,100,000
9/26/2019	Acquisition	128,000	$25.00	$3,200,000
10/15/2019	Acquisition	604,000	$25.00	$15,100,000
10/22/2019	Acquisition	200,000	$25.00	$5,000,000
12/18/2019	Acquisition	656,000	$25.00	$16,400,000
2/18/2020	Redemption	(320,000)	$25.00	$(8,000,000)
3/31/2020	Redemption	(232,000)	$25.00	$(5,800,000)
5/14/2020	Redemption	(240,000)	$25.00	$(6,000,000)
6/29/2020	Redemption	(328,000)	$25.00	$(8,200,000)
8/7/2020	Redemption	(480,000)	$25.00	$(12,000,000)
9/30/2020	Acquisition	900,000	$25.00	$22,500,000
10/2/2020	Redemption	(400,000)	$25.00	$(10,000,000)
12/29/2020	Redemption	(600,000)	$25.00	$(15,000,000)
12/30/2020	Redemption	(60,000)	$25.00	$(1,500,000)
3/31/2021	Acquisition	1,150,000	$26.00	$29,900,000
6/30/2021	Acquisition	400,000	$26.00	$10,400,000
7/27/2021	Redemption	(32,000)	$25.00	$(800,000)
7/27/2021	Redemption	(1,007,692)	$26.00	$(26,200,000)
9/30/2021	Redemption	(150,000)	$26.00	$(3,900,000)
3/30/2022	Redemption	(315,000)	$26.00	$(8,190,000)

		77,308		$2,010,000

Other than as set forth above, we have not sold any securities which were not registered under the Securities Act since inception.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following is a summary of the rights and preferences of our Common Shares. We encourage you to read carefully this entire Form 10, our Declaration of Trust, and bylaws, and the relevant provisions of Maryland law for a more complete understanding of our Common Shares. Copies of our Declaration of Trust and bylaws are filed as exhibits to this Form 10; and the following summary, to the extent it relates to those documents, is qualified in its entirety by references thereto.

General

We were formed under the laws of the State of Maryland. Under our Declaration of Trust, we are authorized to issue an unlimited number of Common Shares, an unlimited number of which are classified as Class I Common Shares, an unlimited number of which are classified as Class A Common Shares and an unlimited number of which are classified as Class S Common Shares. Subject to the rights of holders of any class or series of shares of beneficial interest, our Trustee has the power, without approval of our shareholders, to classify and reclassify any of the Company’s unissued beneficial interests, which are divided into shares of beneficial interest (all such classes or series of shares, including the Class I Common Shares and the Class A Common Shares, the “Equity Shares”), into other classes or series of common or preferred Equity Shares. The Trustee may, without any action by the shareholders, set the number, par value, designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each new class or series of Equity Shares. The Company currently has no preferred Equity Shares outstanding. If shares of one class or series are classified or reclassified into shares of another class or series pursuant to our Declaration of Trust, then, except to the extent that the Company is authorized to issue an unlimited number of shares of any such class or series, the number of authorized shares of the former class or series shall be automatically decreased and the number of authorized shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified.

Common Shares

General. The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Class I, Class A and Class S Common Shares are identical except for certain conversion rights with respect to the Class A Common Shares as set forth below in the section entitled “Conversion Rights of Class A Common Shares” (the “Class A Common Shares Conversion Rights”). Subject to the provisions of applicable law and the rights of the holders of any outstanding Equity Shares of any other class or series and except as may be provided with respect to any class or series of our common shares the holders of Class I, Class A and Class S Common Shares are entitled to receive ratably such dividends and other distributions as may be authorized by our Trustee of the Trust, in its discretion, from funds legally available therefor, and declared by the Company. We must generally distribute annually to our shareholders an amount that equals at least 90% of our REIT taxable income before the deduction of dividends paid and excluding any net capital gain. In the event we have more REIT taxable income than cash on hand, the Trustee is authorized to declare a “consent dividend” procedure to satisfy the distribution requirement, which consists of deeming a dividend having been made to the holders of common shares. Such consent dividend is generally treated as a taxable dividend even though no cash or property is actually distributed by us. In the event of the dissolution of the Company, holders of Common Shares are entitled to receive the net assets of the Company after any preferential amounts required to be paid or distributed to holders of outstanding Equity Shares of any other class or series. Holders of Common Shares do not have any preemptive or appraisal rights.

Conversion Rights of Class A Common Shares. Each Class A Common Share held in a shareholder’s account shall automatically and without any action on the part of the shareholder thereof convert into a number of Class I Common Shares equal to the Conversion Rate (as defined below) upon a listing (“Listing”) of any class of Common Shares pursuant to an effective registration statement on any securities exchange registered with the SEC under the Securities Act, or any merger, consolidation, transfer of all or substantially all of the assets or other business combination of the Company, as a result of which all outstanding Common Shares are canceled in exchange for the right to receive cash or securities, or a combination thereof (an “Extraordinary Transaction” and, together with a Listing, a “Conversion Event”) unless, at least five (5) days before the effective date of such Conversion Event, the Trustee determines, in its sole and absolute discretion, that such conversion shall not occur in connection with such Conversion Event, but any such determination shall not preclude the conversion of Class A Common Shares into Class I Common Shares in connection with the occurrence of any successive Conversion Event. The “Conversion Rate” shall mean a fraction, the numerator of which is the NAV of the Company allocable to the Class A Common Shares, divided by the number of outstanding Class A Common Shares, and the denominator of which is the NAV of the Company allocable to the Class I Common Shares, divided by the number of outstanding Class I Common Shares immediately prior to the Conversion Event.

Voting Rights. Under Maryland law and our Declaration of Trust, our shareholders generally have a right to vote only on the following:

•	the removal of the Trustee under limited circumstances and the election of a successor trustee;

•

any amendment of our Declaration of Trust that adversely affects the contract rights of our outstanding shares of beneficial interest, except that our Trustee may amend our Declaration of Trust without shareholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to classify or reclassify any unissued shares of Common Shares or preferred shares into one or more classes or series of shares and to establish the terms of such shares, and to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares or to effect certain reverse share splits;

•

a merger or consolidation of the Company, or the sale or other disposition of all or substantially all of our assets, provided, that, if such action could be taken by a Maryland corporation without the approval of its shareholders pursuant to Subtitle 1 of Title 3 of the Maryland General Corporation Law (the “MGCL”) or if such action is a Reorganization (as defined above), no vote of shareholders will be required;

•	such other matters as may be provided in our bylaws;

•	such matters that the Trustee has declared advisable and submitted to a vote of the shareholders; and

•	any other matters on which shareholders are required to vote by federal law, state law or, following a listing on a national securities exchange, the rules of such exchange.

All other matters are subject to the discretion of our Trustee. Thus, except as set forth above or in any class or series of Equity Shares and subject to the restrictions on transfer and ownership of Equity Shares contained in our Declaration of Trust, holders of Common Shares will not have the right to vote on any matter.

Restrictions on Ownership and Transfer

The Common Shares have not been, and will not be, registered under the Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506 promulgated thereunder. Therefore, the Common Shares are “restricted securities” for purposes of the Securities Act. Accordingly, Common Shares may not be offered, sold, transferred or delivered, directly or indirectly, unless (i) such Common Shares are registered or qualified under the Securities Act and any applicable state securities laws or (ii) an exemption from registration or qualification under the Securities Act and any applicable state securities laws is available. Holders of Common Shares will have no rights to require registration or qualification of the Common Shares under the Securities Act or other applicable securities laws and no such registration or qualification is presently contemplated. No transfer of shares may be effected unless the potential transferee completes, executes and delivers a subscription agreement and agrees to be bound by its terms.

For the Company to qualify as a REIT, our Equity Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year, which has already been satisfied as of the date of this Form 10. Also, not more than 50% of the value of the outstanding Equity Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in Code) to include certain entities during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Subject to the exemptions and waivers described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common shares or 9.8% in value of our outstanding Equity Shares. These restrictions are collectively referred to herein as the “ownership limit.”

The constructive ownership rules under the Code are complex and may cause Equity Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding Common Shares or 9.8% of our outstanding Equity Shares, or the acquisition of an interest in an entity that owns Equity Shares, could cause the acquirer or another individual or entity to own Equity Shares in excess of the ownership limit.

Our Trustee may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a person if the person’s ownership in excess of the ownership limit would not result in us being “closely held” under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our Trustee may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Trustee as it may deem necessary or advisable to determine or ensure the Trust’s status as a REIT and may impose any conditions or restrictions on such a waiver or excepted holder limit as it deems appropriate.

The Trustee may, at any time, increase or decrease the ownership limit for one or more persons unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the aggregate outstanding Equity Shares or the Company would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person whose ownership of Equity Shares at the time the ownership limit is decreased exceeds the decreased ownership limit until the person’s ownership of Equity Shares equals or falls below the decreased ownership limit, but any acquisition of Equity Shares by such a person after the decrease in the ownership limit will violate the decreased ownership limit.

In addition to the ownership limit our Declaration of Trust prohibits:

•

any person from beneficially or constructively owning Equity Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT;

•

for so long as the Equity Shares do not qualify as a class of publicly offered securities (and we do not meet an alternative exemption to avoid our assets being deemed to be “plan assets” under ERISA), any person from transferring Equity Shares if the transfer would result in the Company failing to meet the Insignificant Participation Exception;

•

any person from beneficially owning Common Shares to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code; and

•

any person from transferring any Equity Shares if the transfer would result in Equity Shares being beneficially owned by fewer than 100 persons, and any transfer that would result in Equity Shares being so owned by fewer than 100 persons will be void and the intended transferee will acquire no rights in the Equity Shares.

If any transfer of Equity Shares occurs which, if effective, would: (i) result in a violation of the ownership limit, (ii) result in the Trust being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (iii) for so long as the Equity Shares do not qualify as a class of publicly offered securities, result in any person from transferring Equity Shares if the transfer would result in the Company failing to meet the Insignificant Participation Exception, (iv) result in any person beneficially owning common shares to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code, or (v) would otherwise cause the Company to fail to qualify as a REIT, then that number of Equity Shares, the beneficial or constructive ownership of which otherwise would violate such limitations (rounded up to the nearest whole Equity Share), will automatically be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Trust”) and the purported transferee will not have any rights in such Equity Shares. The Trustee of the Charitable Trust (the “Charitable Trustee”) will be appointed by the Company and be unaffiliated with the Company and will have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which the Charitable Trustee must exercise for the exclusive benefit of the charitable beneficiary. The Company or its designee may purchase any Equity Shares held in its Charitable Trust at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the Equity Shares to the Charitable Trust or, if the event causing the Equity Shares to be held in the Charitable Trust did not involve a purchase of the Equity Shares at market price, the market price of the Equity Shares on the day of the event causing the Equity Shares to be held in the Charitable Trust, and (ii) the market price of the Equity Shares on the date the Company or its designee agrees to purchase the Equity Shares. Upon a sale to the Company, our Trustee must distribute the net proceeds of the sale and any dividends and other distributions held in the Charitable Trust to the purported transferee.

Unless purchased by the Company, the Charitable Trustee must sell any Equity Shares held in the Charitable Trust to a person whose ownership of the Equity Shares would not violate the limitations on transfer and ownership of Equity Shares contained in our Declaration of Trust. Upon such a sale, the Charitable Trustee must distribute to the purported transferee the lesser of (i) the price paid by the purported transferee for the Equity Shares (or, if the event causing the shares to be held in the trust did not involve a purchase of the shares at market price, the market price of the Equity Shares on the day of the event causing the transfer to the Charitable Trust) and (ii) the price per share received by the Charitable Trustee from the sale or other disposition of the Equity Shares held in the trust. The charitable beneficiary will be entitled to any net sale proceeds in excess of the amount payable to the purported transferee and any dividends and other distributions held in the Charitable Trust.

If a transfer of Equity Shares to the Charitable Trust as described above is not automatically effective to prevent a violation of the restrictions on ownership and transfer of Equity Shares contained in our Declaration of Trust, then the transfer of such Equity Shares will be void.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Equity Shares that will or may violate any of the foregoing restrictions on transfer and ownership of Equity Shares, and any person who would have owned Equity Shares that were transferred to the Charitable Trust, must give notice to us and provide us with any other information that we request in order to determine the effect of such transfer on the Company’s status as a REIT.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our Equity Shares must give us written notice within 30 days after the end of each taxable year stating the owner’s name and address, the number of the Equity Shares of each class and series beneficially owned, a description of the manner in which the Equity Shares are held and any additional information that we request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and compliance with the ownership and transfer restrictions set forth in our Declaration of Trust. In addition, each beneficial owner or constructive owner and each person (including the holder of record) who is holding Equity Shares for a beneficial or constructive owner must, upon demand, provide us with any information that we request, in good faith, in order to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer will cease to apply to Equity Shares if our Trustee determines that it is no longer in the best interests of the Company to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required in order for the Company to qualify as a REIT.

Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following is a summary of provisions of Maryland law, our Declaration of Trust and our Bylaws with respect to the Common Shares being registered under this Form 10. This summary does not completely describe Maryland law, our Declaration of Trust or the bylaws. For a complete description of each of the foregoing, we refer you to the Maryland Statutory Trust Act, Md. Code § 12-101,et seq., and our Declaration of Trust and bylaws, each of which are filed as Exhibits in this Form 10. See “Item 15. Financial Statements and Exhibits” for copies of these documents.

Duration

Under our Declaration of Trust, we have a perpetual term of existence and will continue perpetually until dissolved in accordance with our Declaration of Trust. The Company may be dissolved only with the approval of our Trustee and shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Trustee

Our Declaration of Trust provides that the number of our trustees will be one. Subject only to the express rights of our shareholders to vote on certain matters described herein, our business and affairs will be managed by or under the direction of our Trustee, our Trustee will have full, exclusive and absolute power, control and authority over our business and affairs and any and all of our property, and no shareholder will have any right to participate in or exercise control or management power over the business and affairs of the Company. The Trustee will serve until his, her or its resignation, removal, death, dissolution, termination of legal existence or adjudication of incompetence. Our Trustee will have the power to designate its successor unless the Trustee has been removed by our shareholders for Cause, as defined below. If for any reason our Trustee ceases to serve and no successor has been identified by the former Trustee, such event will not terminate the Company, and our shareholders will be entitled to elect a successor Trustee. Our Declaration of Trust provides that our Trustee may be removed only for Cause and only by the affirmative vote of at least two-thirds of the outstanding Common Shares. “Cause” is defined in our Declaration of Trust as: (a) fraud or embezzlement with respect to the Company or its affiliates; or (b) willful misconduct as determined by a court.

Amendment to our Declaration of Trust and Bylaws

Subject to the terms of any outstanding class or series of our Equity Shares, our Declaration of Trust may be amended by our Trustee without the consent of our shareholders; provided that, amendments to our Declaration of Trust that adversely affect the contract rights of our outstanding Equity Shares must be approved by our Trustee and shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Merger, Consolidation or Sale of Company Property

We may (a) merge with or into or convert into another entity, (b) consolidate with one or more other entities into a new entity or (c) transfer all or substantially all of its assets to another person. Subject to the terms of any series or class of Equity Shares at the time outstanding, any such action must be approved by our Trustee and, unless such action could be taken by a Maryland corporation without the approval of its shareholders pursuant to Subtitle 1 of Title 3 of the MGCL or if such action is a Reorganization, shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Shareholders will not have any right to vote on a Reorganization.

Meetings of Shareholders

There is no requirement to hold an annual meeting of our shareholders in any year. The Trustee may cause the Company to call meetings of our shareholders to act on any matter that may properly be brought before our shareholders. If there is no Trustee, the officers of the Company will promptly call a special meeting of our shareholders for the purpose of electing a successor Trustee.

Limitation of Liability; Indemnification; Duties

Maryland law permits a Maryland statutory trust, such as the Company, to eliminate the liability of its trustees and the officers to the trust and its beneficial owners for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

Our Declaration of Trust contains a provision that eliminates the liability of a Covered Person to the maximum extent permitted by Maryland law.

As permitted by Maryland law, our Declaration of Trust requires the Company to indemnify each Covered Person (including any individual or entity who, while serving as the Covered Person, at the request of the Company, serves or has served any other enterprise in any management or agency capacity) against any claim or liability to which he, she or it may become subject by reason of such status, except for liability for such person’s gross negligence or intentional misconduct.

Our Declaration of Trust also requires us, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse the reasonable expenses of each Covered Person in advance of final disposition of a proceeding upon receipt of:

•	a written affirmation by the Covered Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification; and

•	a written undertaking by the Covered Person or on his, her or its behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, we will not be required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust:

•

with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless approved or authorized by the Trustee or incurred to establish or enforce such person’s right to indemnification under our Declaration of Trust; or

•	in connection with any claim with respect to which such person is found to be liable to the Company.

These provisions of our Declaration of Trust may limit the remedies available to our shareholders against Covered Persons.

The success of the Company is very important to and is a significant part of ExchangeRight’s overall business plan, and ExchangeRight anticipates spending sufficient time and effort on the various aspects of the Company’s business to help it perform successfully. Our Trustee has a fiduciary obligation to act on behalf of our shareholders. Under Maryland law and our Declaration of Trust, our Trustee must act in good faith, in a manner it reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. However, our Trustee is not required to devote all of its time to our business and is required to devote the time to our affairs as its duties require. Although ExchangeRight intends to provide us with the opportunity to participate in acquisitions, or an aggregated sale, merger, listing or initial public offering that ExchangeRight pursues for its net-leased assets under management or future acquisition pipeline, ExchangeRight is under no obligation to us to pursue such a strategy or to offer to us the opportunity to participate in such acquisitions or a transaction involving its other assets under management. Additionally, our Trustee, our officers, Key Principals, ExchangeRight and its affiliates and other officers, employees and agents of ExchangeRight will not have any duty, fiduciary or otherwise, or obligation to present or offer any business opportunity to the Company or to refrain from acquiring net-leased properties or seeking to execute strategic exits as a part of its other businesses unrelated to the Company, or other activities that could compete with the Company.

Share Repurchase Program

Our share repurchase program, as described below, may provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the Company.

General Restrictions and Limitations of Program

We have adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “Early Repurchase Prices and Amounts” below.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from future sales of our shares or OP Units), and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares or OP Units to fund all repurchase requests. If we determine to obtain additional lines of credit, we would expect that they would afford us borrowing availability to fund repurchases.

Early Repurchase Prices and Amounts

Holders of shares may request that we repurchase shares through redemptions on a quarterly basis of up to five percent (5%) of the Company’s issued and outstanding shares per fiscal year. The repurchase prices for the Class I, Class A and Class S Common Shares are as follows:

Common Share purchase date	Prior to year one (a)	Beginning after year one	Beginning after year two	Beginning after year three	Beginning after year four	Beginning after year five
Inception through March 1, 2021	n/a	Lower of $25.00 per share or NAV	Lower of $25.10 per share or NAV	Lower of $25.15 per share or NAV	Lower of $25.20 per share or NAV	NAV per share
March 2, 2021 through November 7, 2021	n/a	Lower of $26.00 per share or NAV	Lower of $26.10 per share or NAV	Lower of $26.16 per share or NAV	Lower of $26.21 per share or NAV	NAV per share
November 8, 2021 through November 22, 2021	n/a	Lower of $26.09 per share or NAV	Lower of $26.19 per share or NAV	Lower of $26.25 per share or NAV	Lower of $26.30 per share or NAV	NAV per share
November 23, 2021 through January 3, 2022	$24.79	Lower of $26.09 per share or NAV	Lower of $26.19 per share or NAV	Lower of $26.25 per share or NAV	Lower of $26.30 per share or NAV	NAV per share
January 4, 2022 through April 3, 2022	$25.31	Lower of $26.64 per share or NAV	Lower of $26.75 per share or NAV	Lower of $26.80 per share or NAV	Lower of $26.85 per share or NAV	NAV per share
April 4, 2022 through August 2, 2022	$26.43	Lower of $27.82 per share or NAV	Lower of $27.93 per share or NAV	Lower of $27.99 per share or NAV	Lower of $28.04 per share or NAV	NAV per share
August 3, 2022 through March 31, 2023	$26.77	Lower of $28.18 per share or NAV	Lower of $28.29 per share or NAV	Lower of $28.35 per share or NAV	Lower of $28.41 per share or NAV	NAV per share
April 1, 2023 through April 13, 2023	$26.32	Lower of $27.71 per share or NAV	Lower of $27.82 per share or NAV	Lower of $27.88 per share or NAV	Lower of $27.93 per share or NAV	NAV per share
April 14, 2023 through present	$26.35	Lower of $27.74 per share or NAV	Lower of $27.85 per share or NAV	Lower of $27.91 per share or NAV	Lower of $27.96 per share or NAV	NAV per share

(a)

The redemption amounts above represent standard redemption requests. Common Shares purchased prior to November 23, 2021 were not permitted to be redeemed prior to their one year anniversary unless upon death or a qualifying disability. Upon the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder, upon request, we will waive the five percent volume limitation noted above. In such instances, the repurchase price will be equal to the original purchase price, net of selling commissions. A shareholder (or his or her estate, heir or beneficiary in the event of the death of the shareholder) must provide such evidence as the Trustee may reasonably require in connection with such a waiver. Such repurchases will be subject to all of the other conditions and limitations described herein.

The redemption prices will be based on the share price paid by investors at the time of investment and may vary for prior investors based on the share price paid by those investors. The limitations on the repurchase price set forth above will inure indirectly to the benefit of our remaining shareholders and is intended to offset the trading costs, market impact and other costs associated with short-term holding of our shares. Upon the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder, upon request, we will waive the five percent volume limitation noted above. In such instances, the repurchase price will be equal to the original purchase price, net of selling commissions, and such repurchases will be subject to the other conditions and limitations described below under “Death or Qualifying Disability.”

There are several additional restrictions and limitations on a shareholder’s ability to sell shares to us under our share repurchase program, as follows:

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Direct Purchasers Only: Only those shareholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions (e.g., upon exchange of OP Units) may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a shareholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program.

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Limited Closing Dates: We plan to repurchase shares on the first business day of any fiscal quarter. Each shareholder whose repurchase request is granted will receive the repurchase amount within 15 days after the end of the fiscal quarter in which we grant his or her repurchase request.

•

Compliance with Laws: Repurchases of shares under our share repurchase program will be subject to our compliance with applicable federal and state securities laws and restrictions applicable to preserve the status of the Trust as a REIT under the Code.

•

ERISA Limitations: If, in the Trustee’s reasonable judgment, the assets of the Company could be deemed to be plan assets of one or more benefit plan investors, the Trustee shall have the authority to decline to repurchase any shares of any shareholder.

Death or Qualifying Disability

Upon the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder, upon request, we will waive the five percent volume limitation noted above. In such instances, the repurchase price will be equal to the original purchase price, net of selling commissions. A shareholder (or his or her estate, heir or beneficiary in the event of the death of the shareholder) must provide such evidence as the Trustee may reasonably require in connection with such a waiver. Such repurchases will be subject to all of the other conditions and limitations described herein.

In order for a disability to be considered a “qualifying disability,” (1) the shareholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the shareholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the applicable governmental agency responsible for reviewing the disability retirement benefits that the shareholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veterans Benefits Administration.

Miscellaneous Provisions

We may repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase program, or none at all, in our discretion at any time. In addition, the aggregate amount of Common Shares repurchased will be limited to five percent (5%) of the issued and outstanding Common Shares per fiscal year. During 2022, we redeemed 74,039 Class I Common Shares and 62,231 Class A Common Shares, representing 0.9% of Common Shares outstanding at December 31, 2022.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased, or none at all. Further, our Trustee may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our shareholders. Material modifications, including any amendment to the annual limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to shareholders. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be disclosed before shares are repurchased. Once the share repurchase plan is suspended, our Trustee must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again.

Our Trustee reserves the right, in its sole discretion, at any time and from time to time, to:

•	reject any request for repurchase;

•	change the purchase price for repurchases; or

•	otherwise amend, suspend or terminate the terms of our share repurchase program.

Additionally, the Company will not repurchase shares if such repurchase would result in a violation of the restrictions on ownership and transfer set forth in our Declaration of Trust.

Subject to the foregoing limitations and conditions, in the event that we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares will generally be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a shareholder; (ii) next, pro rata as to repurchases from shareholders who demonstrate, in the discretion of our Trustee, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases from shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase program, as applicable.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then- owned for repurchase.

Under our share repurchase program, to the extent we choose to repurchase shares in any particular quarter we will only repurchase shares as of the opening of the first calendar day of the following quarter. Repurchase requests and required documentation must be received in good order by 4:00 p.m. (Pacific time) on the 5th business day prior to the end of each quarter. A shareholder may withdraw his or her repurchase request by notifying us in writing before 4:00 P.M (Pacific time) on the 5th business day prior to the end of the applicable quarter. We will determine the repurchase price set forth above under “Early Repurchase Prices and Amounts” based on our last published NAV (which will generally be the NAV we publish in the preceding quarter).

A shareholder who wishes to have shares repurchased must mail or deliver to us a completed written request form, or such other form as we may require, and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our Trustee of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares that are not repurchased may be passed to an estate, heir or beneficiary following the death of a shareholder. In the event of a qualifying disability, we must receive the written repurchase request within 12 months of the initial determination of the shareholder’s disability in order for the shareholder to rely on any of the waivers described above that may be granted in the event of the disability of a shareholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our Trustee will be disclosed to shareholders promptly in writing or via our website.

Shareholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for shareholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with another REIT. We cannot guarantee that a liquidity event will occur. Shares we purchase under our share repurchase program will have the status of authorized but unissued shares.

Description of the Limited Partnership Agreement of the Operating Partnership

Following is a summary of the material terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”). This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to this Form 10.

General Partner

The Company is the general partner of the Operating Partnership. The Company has the exclusive power to manage and conduct the business and affairs of the Operating Partnership except where the consent of limited partners is expressly required by the Operating Partnership Agreement. We may not be removed as the general partner of the Operating Partnership without our consent unless we dissolve or file for bankruptcy. Except in connection with a permitted transfer of our general partnership interest in the Operating Partnership described below under “ — Transferability of Interests,” we may not withdraw as the general partner of the Operating Partnership or transfer our interest as general partner without the approval of limited partners holding a majority of the OP Units then held by limited partners (including us and our affiliates).

Capital Contributions

As we raise capital for Common Shares, we will transfer the net investment proceeds to our Operating Partnership. We will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors and our Operating Partnership will be deemed to have simultaneously paid any commissions, fees or other costs associated with the offering deducted from the gross offering proceeds received by us from investors. If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may cause our Operating Partnership to borrow funds from a financial institution or other lender or we may elect to borrow funds and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our Operating Partnership to issue OP Units or partnership interests of any other class or series (a) in connection with our issuance of Common Shares or shares of beneficial interest of any other class or series authorized by our Trustee, (b) upon the conversion, redemption, or exchange of any debt or securities issued by our Operating Partnership, (c) for less than fair market value or for no consideration, (d) in connection with a merger or consolidation of our Operating Partnership or (e) upon contribution of property or assets to our Operating Partnership.

Classes of Units

Our Operating Partnership is currently authorized to issue two classes of limited partnership interests, OP Units, which have been further separated into Class A Common Units, Class I Common Units and Class S Common Units, and the special limited partner interest held by an affiliate of ExchangeRight. In general, the OP Units are intended to correspond on a one-for-one basis with our Common Shares, so that each Class I Common Unit entitles the holder thereof to the rights of a holder of a Class I Common Unit as provided in the Operating Partnership Agreement and which corresponds to a Class I Common Share of the Company and each Class A Common Unit and Class S Common Unit entitles the holder thereof to the rights of a holder of a Class A Common Unit and Class S Common Unit as provided in the Operating Partnership Agreement and which corresponds to a Class A Common Share or Class S Common Unit of the Company, and which Class A Common Units, Class I Common Units and Class S Common Units are identical except for the Class A and Class S Common Share Conversion Rights. When we receive proceeds from the sale of our Common Shares, we must contribute such proceeds to the Operating Partnership and receive OP Units. When we receive proceeds from the sale of shares of beneficial interest of any other class or series, we must contribute such proceeds to the Operating Partnership and receive OP Units with distribution rights that correspond to the class of shares of beneficial interest sold.

In general, each OP Unit will share in distributions from the Operating Partnership when such distributions are declared by us, as the general partner of the Operating Partnership, which decision will be made in our sole discretion. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans or preferred returns owed to holders of any preferred units of limited partnership interest, and after payment of any accrued performance distribution to our affiliate as holder of the special limited partner interest, any remaining assets of the Operating Partnership shall be distributed among the holders of OP Units ratably in proportion to their respective capital accounts. In addition, a portion of the items of income, gain, loss and deduction of the Operating Partnership for U.S. federal income tax purposes will be allocated to each partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each OP Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP Units without our consent as general partner.

Special Limited Partner Interest

EIFG holds a special limited partner interest in the Operating Partnership that entitles it to receive 20% of all amounts otherwise available for distribution from our Operating Partnership to holders of OP Units, after holders of OP Units have received a 7% non-compounded return on all such capital contributions (the “Hurdle Amount”) and a return of all capital contributions with respect to such OP Units.

Specifically, distributions from our Operating Partnership shall be allocated as follows:

•

First, to any partnership interests that may hereafter be issued by our Operating Partnership that are entitled to any preference in distribution (“Preferred Units”), in accordance with the respective rights of the holders of such class of Preferred Units, and, within each such class of Preferred Units, among the holders of such class, pro rata in proportion to their respective percentage interests of such class;

•

Second, to any OP Units in accordance with the respective rights of the holders of each such class of OP Units, and, within each such class of common OP Units, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class, until the holders of OP Units have received, in the aggregate, cash distributions from our Operating Partnership equal to the Hurdle Amount;

•

Third, to any OP Units in accordance with the respective rights of the holders of each such class of OP Units, and, within each such class of OP Units, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class, until the holders of OP Units have received, in the aggregate, cash distributions from our Operating Partnership equal to their initial capital contribution; and

•

Thereafter, 80% to the holders of OP Units in accordance with the respective rights of the holders of each class of OP Units, and, within each such class of OP Units, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class, and 20% to the special limited partner.

At such time as our Common Shares, or of the common equity securities of a successor entity in a business combination involving us, have been listed on a national securities exchange and any contractual lockup restrictions entered into by our shareholders in connection with such listing have expired for 180 days, our Operating Partnership will be required to redeem the interest of the special limited partner in our Operating Partnership in exchange for, at our option, cash or a number of Common Shares (or such common equity securities) having a market value equal to 20% of the amount by which (i) the sum of the market value of our outstanding Common Shares and OP Units plus total cash distributions made on our Common Shares and OP Units (including any cash paid upon redemption of any OP Units as described below) exceeds (ii) the sum of our common shareholders’ and OP Unitholders’ invested capital plus total distributions required to be made to our common shareholders and OP Unitholders in order to pay the shareholders and OP Unitholders a 7% cumulative, non-compounded annual return on invested capital, reduced by any amounts previously distributed to the special limited partner. The market value of a Common Share or OP Unit for purposes of determining the redemption price of the special limited partner’s interest in our Operating Partnership will be the volume-weighted average trading price per common share over the 30-day period ending on the redemption date.

Upon a merger or other business combination of us or our Operating Partnership, or both, in which our common shareholders receive only cash, securities that have been, as of the closing date of such transaction, listed on a national securities exchange for at least 180 days, or a combination thereof, our Operating Partnership will be required to redeem the interest of the special limited partner in our Operating Partnership in exchange for consideration of the same type as is received by our common shareholders in such transaction (and if our common shareholders receive a mix of cash and listed securities, or have the right to elect the form of consideration to be received in such transaction, consideration in the combination of types received by a plurality of our common shareholders), having a value equal to 20% of the amount by which (i) the value of all consideration paid to our common shareholders and limited partners in exchange for outstanding Common Shares and OP Units, plus total cash distributions made on our Common Shares and OP Units prior to such transaction (including any cash paid upon redemption of any OP Units as described below), exceeds (ii) the sum of our common shareholders’ and OP Unitholders’ invested capital plus total distributions required to be made to our common shareholders and OP Unitholders in order to pay the shareholders and OP Unitholders a 7% cumulative, non-compounded annual return on invested capital, reduced by any amounts previously distributed to the special limited partner. The value of any consideration paid to our common shareholders and limited partners in the form of listed securities for purposes of determining the redemption price of the special limited partner’s interest in our Operating Partnership will be the volume-weighted average trading price per share over the 30-day period ending on the redemption date.

The special limited partner will be entitled to cash distributions in amounts sufficient to enable the special limited partner and its individual members to pay federal, state and local tax liability arising as a result of allocations of tax items of partnership income or gain to the special limited partner if and to the extent that the amount of such tax liability exceeds the total amount of cash distributed to the special limited partner for such taxable year, and any amount so distributed will reduce future distributions to the special limited partner. If the special limited partner’s interest in our Operating Partnership is redeemed as described above in exchange for consideration other than cash, the redemption price paid to the special limited partner will be reduced for the reasonably estimated amount of such cash distributions.

OP Units held by us will not be treated as outstanding or having received any distributions for purposes of calculating the redemption price for the special limited partnership interest.

Operations

Our Operating Partnership Agreement requires that our Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our Operating Partnership will not be classified as a “publicly-traded partnership” for purposes of Section 7704 of the Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.

Provisions in our OP Agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our Trustee. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of OP Units;

•	transfer restrictions on partnership interests, including the OP Units;

•	a requirement that we may not be removed as the general partner of our Operating Partnership without our consent;

•

our ability in some cases to amend the Operating Partnership Agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

•	the right of the limited partners to consent to certain transfers of our general partnership interest (whether by merger, consolidation or other business combination).

Distributions and Allocations of Profits and Losses

Our Operating Partnership Agreement provides that our Operating Partnership will distribute cash to its partners at such times and in such amounts we, as general partner, determine. We expect that our Operating Partnership will make monthly distributions at the same times as distributions are made to holders of our common shares. See “Distribution Policy.” The effect of these distributions is intended to be that a holder of one OP Unit will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one common share.

Similarly, our Operating Partnership Agreement provides that profits and taxable income are allocated to the partners of our Operating Partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one OP Unit will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our common shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership.

If our Operating Partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our Operating Partnership’s general partner, we generally have complete and exclusive discretion to manage and control our Operating Partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	enter into agreements or engage in transactions with affiliates of our Operating Partnership or the general partner;

•

issue additional partnership interests in one or more classes or series, including any class or series of Preferred Units and additional series of OP Units, and to set the terms of such class or series of units;

•	make distributions;

•	incur or guarantee debt;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	sell, pledge, lease, mortgage or otherwise dispose of all, substantially all or any portion of our Operating Partnership’s assets; and

•	form or acquire interests in joint ventures.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating real properties, we, as general partner of our Operating Partnership, in our sole discretion, shall be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our Operating Partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to this or any future offering of our securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of our Operating Partnership.

Redemption Rights

Subject to certain limitations described below, limited partners and certain other holders of OP Units have the right to cause their OP Units to be redeemed by our Operating Partnership for cash, unless we, in our sole discretion, elect to redeem such OP Units in exchange for Common Shares. In the case of any such redemption by an OP Unit holder we intend to issue Common Shares of the Company instead of paying cash to the redeemed unitholder, although we retain the discretion to pay cash proceeds in redemption of the units. Unless we elect to acquire the OP Units tendered for redemption in exchange for Common Shares as described below, the cash redemption price or purchase price, as the case may be, will be equal to the cash value, determined as described in our Operating Partnership Agreement, of an equal number of our Common Shares, subject to adjustment under certain circumstances. Alternatively, at our sole discretion, we may elect to purchase OP Units tendered for redemption in exchange for an equal number of the class of our Common Shares corresponding to the class of OP Units being redeemed, subject to adjustment under certain circumstances. These redemption rights may not be exercised, however, if and to the extent that the delivery of Common Shares upon our election to acquire the OP Units in exchange for Common Shares (and regardless of whether we elect to exercise such option) would (1) result in any person owning Common Shares in excess of our ownership limits, (2) result in shares of beneficial interest in us being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT, or (4) cause us to cease to qualify as a “domestically-controlled REIT”; or (5) until our Common Shares are listed or traded on a national securities exchange (or we meet an alternative exemption to avoid our assets being deemed to be “plan assets” under ERISA), result in the Company failing to meet the Insignificant Participation Exception. See “Description of Shares — Restrictions on Ownership and Transfer.”

Subject to the foregoing, limited partners of our Operating Partnership may exercise their redemption rights at any time after the date such limited partner first became a limited partner of our Operating Partnership. However, a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such limited partner holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

At any time when the aggregate partnership interests of the limited partners of our Operating Partnership (other than partnership interests held by us and other affiliates of ExchangeRight) are less than 1% of the outstanding percentage interests of all classes and series of interests in our Operating Partnership, we shall have the right, but not the obligation to purchase any and all outstanding OP Units held by a limited partner by delivering written notice to the limited partner of our election thereof. We may elect to pay cash or Common Shares for the OP Units pursuant to the procedures applicable to a redemption exercised by the limited partner, except that the limitations with respect to the length of time such limited partner held its OP Units or the number of OP Units held by such limited partner shall not apply to a purchase initiated by us.

Amendments to the Operating Partnership Agreement

Our consent, as the general partner of our Operating Partnership, is required for any amendment to the Operating Partnership Agreement. We, as the general partner of our Operating Partnership, and without the consent of any limited partner, may amend the Operating Partnership Agreement in any manner, except that the consent of limited partners holding a majority of the OP Units then held by limited partners (including us) is required to amend the Operating Partnership Agreement, whether by merger, consolidation or otherwise, if the amendment:

•	affects the redemption right of OP Units in a manner adverse to the limited partners;

•

would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our Operating Partnership Agreement (other than the issuance of additional limited partnership interests);

•	would alter the allocations of our Operating Partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests); or

•	would impose on the limited partners any obligation to make additional capital contributions to our Operating Partnership.

In addition, any amendment to the Operating Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the rights of our special limited partner to receive the distributions payable to it pursuant to our Operating Partnership Agreement (other than the issuance of additional limited partnership interests) must be approved by our special limited partner.

Mergers and Other Business Combinations

Any merger, consolidation, conversion, division or sale of all or substantially all of the assets of our Operating Partnership outside of the ordinary course of its business must be approved by us, as the general partner of our Operating Partnership, and the limited partners holding a majority of the outstanding OP Units then held by limited partners (including us) unless:

•

Substantially all of our Operating Partnership’s assets will continue to be owned by the surviving or successor entity, the limited partners holding OP Units immediately before the transaction will hold a percentage interest in the surviving or successor entity based on the relative fair market value of the net assets of our Operating Partnership and the other net assets of the surviving or successor entity immediately before the event, and the rights of the limited partners that hold OP Units following the transaction will be at least as favorable as the rights of the limited partners that hold OP Units in our Operating Partnership immediately before the transaction; or

•

The merger, consolidation, conversion, division or sale of assets in connection with a transfer of our general partnership interest in the Operating Partnership that may be effected without approval of the limited partners, as described below under “—Transferability of Interests.”

Termination of Our Operating Partnership

Our Operating Partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, unless the remaining partners decide to continue the partnership; or

•	we, as the general partner, elect to dissolve our Operating Partnership.

Transferability of Interests

We may not engage in any merger, consolidation or other business combination or otherwise transfer our general partnership interest in our Operating Partnership (except to a wholly-owned subsidiary or pursuant to a transaction that does not require the approval of our common shareholders under applicable law or the rules of any national securities exchange on which our common shares are listed or traded), without the approval of the limited partners holding a majority of the outstanding OP Units then held by limited partners (including us), unless the transaction in which such withdrawal, business combination or transfer occurs results in either:

•

Holders of OP Units receive or have the right to elect to receive, for each OP Unit, the greatest amount of cash, securities or other property paid to a holder of one common share (subject to adjustment in accordance with the Operating Partnership Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common shares in connection with the event, each holder of OP Units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received common shares in exchange for its OP Units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•

Substantially all of our Operating Partnership’s assets will continue to be owned by the surviving or successor entity following the transaction (which may be our Operating Partnership), the limited partners holding OP Units immediately before the transaction will hold a percentage interest in the surviving or successor entity based on the relative fair market value of the net assets of our Operating Partnership and the other net assets of the surviving or successor entity immediately before the event, and the rights of the limited partners that hold OP Units in our Operating Partnership or the successor entity following the transaction are at least as favorable as the rights of the limited partners that hold OP Units in our Operating Partnership immediately prior to the transaction, which rights must include a right to require the surviving or successor entity to redeem their interests in exchange for cash or listed common equity securities of the successor general partner or other person controlling the surviving or successor entity having a value equal to the consideration described in the preceding bullet, or, if the common equity securities of the person controlling the surviving or successor entity are not publicly traded, cash in an amount equal to the fair market value of their OP Units at the time of such redemption, as determined at least once every calendar quarter by an independent appraisal firm.

With certain exceptions for transfers to certain immediate family members or entities controlled by the limited partner or his or her immediate family members, a limited partner may not transfer its interests in our Operating Partnership, in whole or in part, without our written consent as general partner.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland statutory trust, such as the Company, to eliminate the liability of its trustees and the officers to the trust and its beneficial owners for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.

Our Declaration of Trust contains a provision that eliminates the liability of a Covered Person to the maximum extent permitted by Maryland law.

As permitted by Maryland law, our Declaration of Trust requires the Company to indemnify each Covered Person (including any individual or entity who, while serving as the Covered Person, at the request of the Company, serves or has served any other enterprise in any management or agency capacity) against any claim or liability to which he, she or it may become subject by reason of such status, except for liability for such person’s gross negligence or intentional misconduct.

Our Declaration of Trust also requires us, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse the reasonable expenses of each Covered Person in advance of final disposition of a proceeding upon receipt of:

•	a written affirmation by the Covered Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification; and

•	a written undertaking by the Covered Person or on his, her or its behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, we will not be required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust:

•

with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless approved or authorized by the Trustee or incurred to establish or enforce such person’s right to indemnification under our Declaration of Trust; or

•	in connection with any claim with respect to which such person is found to be liable to the Company.

These provisions of our Declaration of Trust may limit the remedies available to our shareholders against Covered Persons.

Our Trustee has a fiduciary obligation to act on behalf of our shareholders. Under Maryland law and our Declaration of Trust, our Trustee must act in good faith, in a manner it reasonably believes to be our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law, no Covered Person (including the Trustee) will have any duty, fiduciary or otherwise, or obligation to present or offer any business opportunity to the Company or to refrain from competing with the Company. Thus, the Trustee and any other Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to the Company, so long as they act in good faith.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Index to Financial Statements” on page F-1 of this Form 10.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as part of this report.

(a) Financial Statements

See “Index to Financial Statements” on page F-1 of this Form 10.

(b) Exhibits:

Exhibit Number	Exhibit Description

3.1	Certificate of Trust of ExchangeRight Income Fund

3.2	Amended and Restated Declaration of Trust of ExchangeRight Income Fund dated April 4, 2022

3.3	Bylaws of ExchangeRight Income Fund

4.1	Form of Share Repurchase Authorization

10.1	Amended and Restated Limited Partnership Agreement of ExchangeRight Income Fund Operating Partnership, LP, dated April 4, 2022

10.2(a)	Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement dated April 4, 2022 between ExchangeRight Real Estate, LLC and ExchangeRight Income Fund Operating Partnership, LP

10.2(b)

Amended and Restated Secured Revolving Note dated April  4, 2022 made by ExchangeRight Real
Estate, LLC and payable to ExchangeRight Income Fund Operating Partnership, LP (included as Exhibit A to Exhibit 10.2(a) hereof)

10.2(c)

Amended and Restated Subordination Agreement dated April  4, 2022 between the Members of
ExchangeRight Real Estate, LLC named therein and ExchangeRight Income Fund Operating
Partnership, LP (included as Exhibit B to Exhibit 10.2(a) hereof)

10.2(d)	Amended and Restated Member Interest Pledge Agreement dated April 4, 2022 between
ExchangeRight Real Estate, LLC and ExchangeRight Income Fund Operating Partnership, LP (included as Exhibit C to Exhibit 10.2(a) hereof)

10.3	Form of Agreement and Plan of Merger by and among an ExchangeRight Net Leased Portfolio DST and ExchangeRight Income Fund Operating Partnership, LP

10.4	Form of Interest Assignment Agreement between ExchangeRight Real Estate, LLC (as Assignor), ExchangeRight Income Fund Operating Partnership, LP (as Assignee) and an ExchangeRight NLP Master Lessee, LLC

10.5	Property Management Agreement dated February 28, 2019 between ExchangeRight Income Fund Operating Partnership, LP and ExchangeRight Net-Leased Property Management, LLC

10.6	Asset Management Agreement dated February 28, 2019 between ExchangeRight Income Fund Operating Partnership, LP and ExchangeRight Net-Leased Asset Management, LLC

10.7	Indemnity Agreement dated December 31, 2021 by and among ExchangeRight Income Fund, ExchangeRight Income Fund Operating Partnership, LP, ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, and Warren Thomas

10.8(a)	Loan Agreement made and entered into as of May 19, 2021, by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.8(b)	First Loan Documents Modification Agreement made as of June 8, 2021, by and between ExchangeRight Real Estate, LLC and Ameris Bank

Exhibit Number	Exhibit Description

10.8(c)	Second Loan Documents Modification Agreement made as of August 17, 2021 by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.8(d)	Third Loan Documents Modification Agreement made as of December 13, 2021, by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.8(e)	Fourth Loan Documents Modification Agreement made as of December 28, 2021, by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.8(f)	Fifth Loan Documents Modification Agreement made as of February 4, 2022, by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.8(g)	Sixth Loan Documents Modification Agreement made as of November 15, 2022, by and between ExchangeRight Real Estate, LLC and Ameris Bank

10.9	Tax Protection Agreement dated July 18, 2022, by and among ExchangeRight Income Fund Partnership, LP, and each Property Contributor

21.1	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ExchangeRight Income Fund

Date: April 27, 2023

By:	ExchangeRight Income Fund Trustee, LLC, Trustee of the Registrant
By:	ExchangeRight Real Estate, LLC, Manager of ExchangeRight Income Fund Trustee, LLC

By:	/s/ David Van Steenis
Name:	David Van Steenis
Title:	Chief Financial Officer and Chief Investment Officer

ExchangeRight Income Fund

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustee and Shareholders of

ExchangeRight Income Fund

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of ExchangeRight Income Fund and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income, equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements, and Schedule III – Real Estate and Accumulated Depreciation (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

BAKER TILLY US, LLP

/S/ BAKER TILLY US, LLP

We have served as the Company’s auditor since 2019.

Irvine, California

April 21, 2023

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Consolidated Balance Sheets

	December 31,
	2022	2021
ASSETS
Real estate:
Land	$195,295,000	$91,412,000
Buildings and improvements	828,454,000	441,099,000

	1,023,749,000	532,511,000
Less accumulated depreciation	(34,663,000)	(14,681,000)

Real estate, net	989,086,000	517,830,000
Intangible assets, net	76,387,000	42,625,000
RSLCA notes receivable from affiliates	26,723,000	72,990,000
Cash and cash equivalents	22,439,000	15,140,000
Restricted cash	14,206,000	6,919,000
Receivables	7,187,000	4,561,000
Notes receivable from affiliates	6,007,000	—
Right-of-use asset	4,609,000	4,571,000
Other assets	1,712,000	1,471,000
Due from affiliates	54,000	154,000

TOTAL ASSETS	$1,148,410,000	$666,261,000

LIABILITIES AND EQUITY
Mortgage loans payable	$497,067,000	$223,462,000
Revolving credit facilities	73,311,000	87,060,000
Intangible liabilities, net	25,337,000	18,603,000
Accounts payable, accrued expenses and other liabilities	9,214,000	5,229,000
Pending trade deposits	6,446,000	9,488,000
Right-of-use liability	4,772,000	4,571,000
Distributions payable	3,189,000	1,908,000
Due to affiliates	—	49,000

Total liabilities	619,336,000	350,370,000

Commitments and contingencies	—	—
Equity:
Class A common shares, $0.01 par value per share, 77,425,099 and 19,519,258 shares authorized, 9,268,108 and 6,550,707 shares issued and outstanding as of December 31, 2022 and 2021, respectively	93,000	66,000
Class I common shares, $0.01 par value per share, 77,425,099 and 19,519,258 shares authorized, 5,193,941 and 3,813,690 shares issued and outstanding as of December 31, 2022 and 2021, respectively	52,000	38,000
Class S common shares, $0.01 par value per share, 77,425,099 and 0 shares authorized, 0 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	371,459,000	260,732,000
Cumulative distributions in excess of net income	(30,761,000)	(11,909,000)

Total shareholders’ equity	340,843,000	248,927,000
Noncontrolling interests attributable to operating partnership	188,231,000	66,964,000

Total equity	529,074,000	315,891,000

TOTAL LIABILITIES AND EQUITY	$1,148,410,000	$666,261,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Consolidated Statements of Operations and Comprehensive Income

	Years ended December 31,
	2022	2021
Revenues
Rental revenue	$57,376,000	$28,144,000
Interest income on notes receivable from affiliates	9,006,000	6,800,000
Other	85,000	62,000

Total revenues	66,467,000	35,006,000

Operating Expenses
Property operating expenses	7,369,000	3,349,000
Management fees to affiliates	2,082,000	1,109,000
General and administrative expenses	997,000	652,000
Depreciation and amortization	30,483,000	14,535,000

Total operating expenses	40,931,000	19,645,000

Income from Operations	25,536,000	15,361,000
Other (Expenses)
Interest expense	(20,614,000)	(8,687,000)

Total other expenses	(20,614,000)	(8,687,000)

Net income	4,922,000	6,674,000
Net (income) attributable to noncontrolling interests	(1,361,000)	(1,608,000)

Net income attributable to common shareholders	$3,561,000	$5,066,000

Net income per common share attributable to common shareholders, basic and diluted	$0.28	$0.66

Weighted average number of common shares outstanding, basic and diluted	12,908,540	7,634,357

Other comprehensive income:
Net income	$4,922,000	$6,674,000
Comprehensive (income) attributable to noncontrolling interests	(1,361,000)	(1,608,000)

Comprehensive income attributable to common shareholders	$3,561,000	$5,066,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Consolidated Statements of Equity

Years ended December 31, 2022 and 2021

	Common Shares						Additional paid-in capital	Cumulative distributions in excess of net income	Total shareholders’ equity	Noncontrolling interest attributable to Operating Partnership	Total equity
	Class A		Class I		Class S
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020	2,954,063	$30,000	1,794,993	$18,000	—	$—	$117,470,000	$(3,695,000)	$113,823,000	$29,725,000	$143,548,000
Net income	—	—	—	—	—	—	—	5,066,000	5,066,000	1,608,000	6,674,000
Issuance of common shares	3,596,644	36,000	2,041,673	20,000	—	—	151,134,000	—	151,190,000	—	151,190,000
Redemption of common shares	—	—	(43,308)	—	—	—	(1,083,000)	—	(1,083,000)	—	(1,083,000)
Issuance of OP Units	—	—	—	—	—	—	—	—	—	71,636,000	71,636,000
Redemption of OP Units	—	—	—	—	—	—	—	—	—	(30,900,000)	(30,900,000)
Conversion of OP Units to common shares	—	—	20,332	—	—	—	508,000	—	508,000	(508,000)	—
Offering costs	—	—	—	—	—	—	(7,297,000)	—	(7,297,000)	(407,000)	(7,704,000)
Distributions	—	—	—	—	—	—	—	(13,280,000)	(13,280,000)	(4,190,000)	(17,470,000)

Balance, December 31, 2021	6,550,707	66,000	3,813,690	38,000	—	—	260,732,000	(11,909,000)	248,927,000	66,964,000	315,891,000
Net income	—	—	—	—	—	—	—	3,561,000	3,561,000	1,361,000	4,922,000
Issuance of common shares	2,779,632	28,000	1,402,635	14,000	—	—	118,914,000	—	118,956,000	—	118,956,000
Redemption of common shares	(62,231)	(1,000)	(74,039)	(1,000)	—	—	(3,687,000)	—	(3,689,000)	—	(3,689,000)
Issuance of OP Units	—	—	—	—	—	—	—	—	—	141,749,000	141,749,000
Redemption of OP Units	—	—	—	—	—	—	—	—	—	(8,190,000)	(8,190,000)
Conversion of OP Units to common shares	—	—	51,655	1,000	—	—	1,425,000	—	1,426,000	(1,426,000)	—
Offering costs	—	—	—	—	—	—	(5,925,000)	—	(5,925,000)	(3,679,000)	(9,604,000)
Distributions	—	—	—	—	—	—	—	(22,413,000)	(22,413,000)	(8,548,000)	(30,961,000)

Balance, December 31, 2022	9,268,108	$93,000	5,193,941	$52,000	—	$—	$371,459,000	$(30,761,000)	$340,843,000	$188,231,000	$529,074,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Consolidated Statements of Cash Flows

	Years ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,922,000	$6,674,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,483,000	14,535,000
Amortization of deferred rent receivables/liabilities, net	(764,000)	(442,000)
Amortization of above/below-market lease intangibles, net	(2,090,000)	(1,183,000)
Amortization of assumed debt premium/discount, net	1,030,000	(46,000)
Amortization of lease incentive	206,000	62,000
Amortization of deferred financing costs	501,000	214,000
Amortization of deferred ground rent	163,000	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Receivables	(1,863,000)	(2,342,000)
Other assets	(522,000)	(275,000)
Due from affiliates	100,000	(154,000)
Accounts payable, accrued expenses and other liabilities	3,986,000	2,802,000
Due to affiliates	(49,000)	(192,000)

Net cash provided by operating activities	36,103,000	19,653,000

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate	(111,392,000)	(194,976,000)
Improvements of real estate	(555,000)	(234,000)
Advances on notes receivable from affiliated parties	(6,007,000)	—
Advances on RSLCA notes receivable from affiliated party	(155,566,000)	(156,883,000)
Repayments on RSLCA notes receivable from affiliated party	201,833,000	103,700,000
Proceeds from sales-type lease	—	16,222,000

Net cash used in investing activities	(71,687,000)	(232,171,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A and Class I common shares, net of issuance costs	103,543,000	139,884,000
Redemptions of common shares	(3,689,000)	(1,083,000)
Issuances of noncontrolling interests, net of issuance costs	(3,761,000)	39,581,000
Redemption of noncontrolling interests	(8,108,000)	(30,591,000)
Proceeds from pending trade deposits	6,446,000	9,488,000
Repayments of mortgage loans payable	(475,000)	(250,000)
Proceeds from revolving credit facilities borrowings	22,500,000	102,120,000
Repayments of revolving credit facilities	(36,249,000)	(15,060,000)
Payments of financing costs	(357,000)	(440,000)
Class A and Class I common shares distributions	(21,816,000)	(12,464,000)
Noncontrolling interests distributions	(7,864,000)	(4,056,000)

Net cash provided by financing activities	50,170,000	227,129,000

Net increase in cash, cash equivalents and restricted cash	14,586,000	14,611,000
Cash, cash equivalents and restricted cash at beginning of period	22,059,000	7,448,000

Cash, cash equivalents and restricted cash at end of year	$36,645,000	$22,059,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Consolidated Statements of Cash Flows

continued

	Years ended December 31,
	2022	2021
Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$22,439,000	$15,140,000
Restricted cash	14,206,000	6,919,000

Cash, cash equivalents and restricted cash at end of year	$36,645,000	$22,059,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,049,000	$7,932,000
Supplemental disclosures of non-cash investing and financing activities:
Assumption of loans payable in conjunction with acquisitions of real estate	$286,519,000	$78,544,000
Issuance of noncontrolling interest in conjunction with acquisitions of real estate	$141,749,000	$31,336,000
Conversion of OP Units to Class I common shares	$1,426,000	$508,000
Distributions payable	$3,189,000	$1,908,000
Recognition of right-of-use assets and related lease liabilities	$—	$4,571,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Note 1. Business and Organization

ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT, a Maryland statutory trust (the “Trust” or the “Company”), is a self-administered real estate company, formed on January 11, 2019, focusing on investing in single-tenant, primarily investment-grade net-leased real estate. The Company, through the Operating Partnership owned 336 properties in 34 states (collectively, the “Trust Properties”) as of December 31, 2022. The Trust Properties are occupied by 36 different national primarily investment-grade necessity-based retail tenants and are additionally diversified by industry, geographic region and lease term.

Unless the context requires otherwise, references to (i) “Trust” or the “Company” or the “General Partner” refer to ExchangeRight Essential Income REIT, a Maryland statutory trust, together with its subsidiaries, including ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership of which the Company is the sole general partner, together with its subsidiaries, (ii) “Operating Partnership” or the “Partnership” refers to ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership of which the Company is the sole general partner, together with its subsidiaries, (iii) “Trustee” refers to a related party, ExchangeRight Income Fund Trustee, LLC, a Delaware limited liability company that is the sole member of the Company’s board of trustees (iv) “ExchangeRight” or “Sponsor” refers to ExchangeRight Real Estate, LLC, a California limited liability company which is the Company’s sponsor, together with its subsidiaries, (v) “Advisory Agreement” refers to the agreement among the Partnership, the General Partner and any Advisor, pursuant to which any such Advisor will direct or perform the day-to-day business affairs of the General Partner and the Partnership, (vi) “ExchangeRight Income Fund GP, LLC” refers to a wholly-owned subsidiary of ExchangeRight which owns $15.0 million of the Company’s Class I common shares and holds a special limited partnership interest in the Operating Partnership, which entitles ExchangeRight Income Fund GP, LLC to receive a promote interest in the profits of the Operating Partnership in accordance with the a distribution waterfall set forth in the Operating Partnership’s limited partnership agreement, and (vii) “Advisor” or “Advisors” refers to any person or persons, if any, hereafter appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any person to whom the Advisor hereafter subcontracts substantially all of such functions.

The Company has elected and is qualified to be taxed as a real estate investment trust (“REIT”) for United States (“U.S.”) federal income tax purposes beginning with the taxable year ended December 31, 2019. The Trust is the sole general partner and a limited partner of the Operating Partnership, a Delaware partnership formed on January 9, 2019. Substantially all of the Company’s business is conducted through the Operating Partnership. The Trust Properties are owned and controlled by the Company and are managed by ExchangeRight Net-Leased Property Management, LLC (the “Property Manager”) and ExchangeRight Net-Leased Asset Management, LLC (the “Asset Manager”), which are both wholly-owned subsidiaries of ExchangeRight, pursuant to executed property management and asset management agreements with each respective entity.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In the opinion of management, all adjustments necessary for fair presentation (including normal recurring accruals) have been included.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership, its subsidiaries and any single member limited liability companies or other entities which are consolidated in accordance with GAAP. The Company consolidates variable interest entities (“VIEs”) when it is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. Generally, a VIE is an entity with one or more of the following characteristics: (1) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, (2) as a group, the holders of the equity investment at risk (a) lack the power through voting or similar rights to make decisions about the entity’s activities that significantly impact the entity’s performance, (b) have no obligation to absorb the expected losses of the entity, or (c) have no right to receive the expected residual returns of the entity, or (3) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately fewer voting rights. A VIE is required to be consolidated by its primary beneficiary. The primary beneficiary of a VIE has (1) the power to direct the activities that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. Significant judgments related to these determinations include estimates about the current values, performance of real estate held by these VIEs, and general market conditions.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s most significant assumptions and estimates relate to the useful lives of real estate assets, lease accounting, real estate impairment assessments and allocation of fair value of purchase consideration. These estimates are based on historical experience and other assumptions which management believes are reasonable. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates and related disclosures as experience develops or new information becomes known. Actual results could differ from those estimates.

Investment in Real Estate

Real estate assets are stated at cost, less accumulated depreciation and amortization. The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore accounted for as a business combination or if the acquisition transaction should be accounted for as an asset acquisition. Under Accounting Standards Update (“ASU”) 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Transaction costs related to acquisitions that qualify as asset acquisitions are capitalized as part of the cost basis of the acquired assets, while transaction costs for acquisitions that are deemed to be acquisitions of a business are expensed as incurred.

The Company allocates the purchase price of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. Tangible assets may

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

include land, buildings, site improvements and tenant improvements. Intangible assets include the value of in-place leases and above-market leases and intangible liabilities include below-market leases. The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the relative fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions as well as costs to execute similar leases based on the specific characteristics of each tenant’s lease. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including tenant improvements, leasing commissions, legal and other related expenses.

The values of acquired above-market and below-market leases are recorded based on the present values (using discount rates which reflect the risks associated with the leases acquired) of the differences between the contractual amounts to be received and management’s estimate of market lease rates, measured over the terms of the respective leases that management deemed appropriate at the time of the acquisitions. Such valuations include consideration of the noncancelable terms of the respective leases as well as any applicable renewal periods. The fair values associated with below-market rental renewal options are determined based on the Company’s experience and the relevant facts and circumstances that existed at the time of the acquisitions. The values of the above-market and below-market leases are amortized over the term of the respective leases, including certain renewal options (as applicable), as an adjustment to rental revenue on the Company’s consolidated statements of operations and comprehensive income. The value of other intangible assets (including leasing commissions, tenant improvements, etc.) is amortized to expense over the applicable terms of the respective leases. If a lease were to be terminated prior to its stated expiration or not renewed, all unamortized amounts relating to that lease would be recognized in operations at that time. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources and also considers information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate; e.g., location, size, demographics, value and comparative rental rates; tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business. Additionally, the Company considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the relative fair value of the tangible and intangible assets and liabilities acquired. The Company’s methodology for measuring and allocating the fair value of real estate acquisitions includes both observable market data (categorized as level 2 on the three-level valuation hierarchy of Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement), and unobservable inputs that reflect the Company’s own internal assumptions (categorized as level 3 under ASC Topic 820). Given the significance of the unobservable inputs the Company believes the allocations of fair value of real estate acquisitions should be categorized as level 3 under ASC Topic 820.

Management reviews each real estate investment for impairment whenever events or circumstances indicate that the carrying value of a real estate investment may not be recoverable. The review of recoverability of real estate investments held for use is based on an estimate of the future cash flows that are expected to result from the real estate investment’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, capital expenditures, competition and other factors. If an impairment event exists due to the projected inability to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the carrying value exceeds estimated fair value. No impairments were recorded during the years ended December 31, 2022 and 2021, respectively.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. The Company considers the period of future benefit of each respective asset to determine its appropriate useful life. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Description	Depreciable life
Buildings	39 years
Building and site improvements	Ranging from 5 to 20 years
Tenant improvements	Shorter of the term of the related lease or useful life
Intangible lease assets and liabilities	Term of the related lease

Expenditures for improvements that substantially extend the useful lives of the assets are capitalized. Expenditures for maintenance, repairs and betterments that do not substantially prolong the normal useful life of an asset are charged to operations as incurred.

Real Estate Held for Sale

The Company follows the guidance for reporting discontinued operations, whereby a disposal of an individual property or group of properties is required to be reported in “discontinued operations” only if the disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results. The results of operations for those properties not meeting such criteria are reported in “continuing operations” in the consolidated statements of operations and comprehensive income.

The carrying values of the assets and liabilities of properties determined to be held for sale, principally the net book values of the real estate and the related mortgage loans payable expected to be assumed by the buyers, are reclassified as “held for sale” on the Company’s consolidated balance sheets at the time such determinations are made, on a prospective basis only.

The Company, when applicable, conducts a continuing review of the values for all properties “held for sale” based on final sales prices and sales contracts entered into. Impairment charges/reversals, if applicable, are based on a comparison of the carrying values of the properties with either (1) actual sales prices less costs to sell for properties sold, or contract amounts for properties in the process of being sold, (2) estimated sales prices, less costs to sell, based on discounted cash flow analyses, if no contract amounts are being negotiated, or (3) with respect to land parcels, estimated sales prices, less costs to sell, based on comparable sales completed in the selected market areas. Prior to the Company’s determination to dispose of properties, which are subsequently reclassified to “held for sale”, the Company would perform recoverability analyses based on the estimated undiscounted cash flows that would be expected to result from the real estate investments’ use and eventual disposal. The projected undiscounted cash flows of each property would reflect that the carrying value of each real estate investment would be recovered. The Company had no real estate held for sale as of December 31, 2022 and 2021, respectively.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash in banks and short-term investments with original maturities when purchased of less than ninety days. The Company did not have any cash equivalents as of December 31, 2022 and 2021, respectively.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

The terms of mortgage loans payable may require the Company to deposit certain replacement and other reserves with its lenders. Restricted cash was $14.2 million and $6.9 million as of December 31, 2022 and 2021, respectively, and represents funds held in reserve by lenders to cover real estate taxes, insurance, repairs, tenant improvements and leasing commissions of the underlying properties collateralized by the respective loan.

Fair Value Measurements

The accounting guidance for fair value measurement establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels:

•	Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible while also considering counterparty credit risk in the assessment of fair value.

Revenue Recognition and Receivables

Management has determined that predominantly all of the Company’s leases with its various tenants are operating leases (excluding the three sales-type leases disclosed in Note 3. Investment in Real Estate below). The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases on a straight-line basis over the term of the related leases when collectability is reasonably assured and records amounts expected to be received in later years as deferred rent receivable. Deferred rent receivable was $1.4 million and $0.6 million as of December 31, 2022 and, 2021, respectively, and represents rent earned in excess of rent received as a result of straight-lining rents over the terms of the leases, in accordance with the guidance and is included in receivables on the accompanying consolidated balance sheets. Deferred rent liability represents rent received in excess of rent earned as a result of straight-lining rents over the terms of the leases. These amounts were de minimis for the year ended December 31, 2022 and 2021 and are included in accounts payable, accrued expenses and other liabilities on the accompanying consolidated balance sheets. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

A limited number of operating leases contain contingent rent provisions under which tenants are required to pay, as additional rent, a percentage of their sales in excess of a specified amount. The Company defers recognition of contingent rental income until those specified sales targets are met. The Company recorded no contingent rent during 2022 or 2021. Revenues also may include items such as lease termination fees, which tend to fluctuate more than rents from year to year. Termination fees are fees that the Company has agreed to accept in consideration for permitting certain tenants to terminate their lease prior to the contractual expiration. The Company recognizes lease termination income when the following conditions are met: (1) the lease termination

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

agreement has been executed, (2) the lease termination fee is determinable, (3) all the Company’s landlord services pursuant to the terminated lease have been rendered, and (4) collectability of the lease termination fee is assured. $367,000 and $0 have been recorded as lease terminations during 2022 or 2021, respectively, and are included in rental revenues on the accompanying consolidated statements of operations and comprehensive income.

If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or by the Company. When the Company is the owner of the tenant improvements, the tenant is typically not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed.

When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;

•	whether the amount of a tenant improvement allowance is in excess of market rates;

•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;

•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and

•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Pending Trade Deposits

Pending trade deposits were $6.4 million and $9.5 million as of December 31, 2022 and 2021, respectively, and represents funds received by the Company from investors for future purchases of Class A and Class I common shares. Shares are issued by the Company upon the investment being accepted by the Company.

Right-of-Use Assets and Liabilities

The Company is the lessee under a ground lease. In accordance with the lease accounting standard, the Company recorded a right-of-use asset and related liability for this ground lease of the date of acquisition in December 2021. As of December 31, 2022, the remaining lease term, including options which were deemed probable to be exercised, was approximately 68 years and the discount rate used to calculate the Company’s lease liability was 7.1%. Rent expense under the ground lease was $0.4 million for the year ended December 31, 2022.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

The following table represent a reconciliation of the Company’s undiscounted future minimum lease payments for its ground lease agreement applicable to right-of-use liabilities as of December 31, 2022:

2023	$285,000
2024	285,000
2025	285,000
2026	285,000
2027	285,000
Thereafter	29,004,000

Total undiscounted future minimum lease payments	30,429,000
Future minimum lease payments, discount	(25,657,000)

Right-of-use liability	$4,772,000

Deferred Financing Costs

Financing costs related to the issuance of the Company’s long-term debt are deferred and amortized as an increase to interest expense over the term of the related debt instrument using the effective-interest method. The carrying value of the deferred financing costs related to mortgage loans payable was $521,000 and $592,000, which was net of accumulated amortization of $177,000 and $107,000 as of December 31, 2022 and 2021 respectively, and was recorded as a direct deduction to the related debt on the consolidated balance sheets. The carrying value of the deferred financing costs related to revolving credit facilities was $223,000 and $297,000, which was net of accumulated amortization of $574,000 and $143,000 as of December 31, 2022 and 2021 respectively, and was recorded within other assets on the consolidated balance sheets. Amortization of deferred financing costs was $501,000 and $214,000 for 2022 and 2021, respectively, and is included in interest expense on the accompanying consolidated statements of operations and comprehensive income.

Noncontrolling Interests

The Company presents noncontrolling interests, which represents OP Units, and classifies such interests as a component of equity, separate from the Company’s shareholders’ equity. Noncontrolling interests were created as part of contribution and merger agreements with former 1031-exchangeable portfolios that were previously managed by the Sponsor on behalf of investors and recognized at fair value as of the date of the merger transaction. The holders of OP Units have the right to exchange their OP Units for the same number of shares of the Company’s Class I common shares, subject to a one-year holding period from the date of initial investment.

Segment Information

The Company’s primary business is the ownership and operation of net-lease primarily investment-grade tenants. The Company reviews operating and financial information for each property on an individual basis and, accordingly, each property represents an individual operating segment. The Company evaluates financial performance using property operating income, which consists of rental income and other property income, less operating expenses. No individual property constitutes more than 10% of the Company’s revenues or property operating income, and the Company has no operations outside of the United States of America. Therefore, the Company has aggregated its properties into one reportable segment as the properties share similar long-term economic characteristics and have other similarities including the fact that they are operated using consistent business strategies.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Income Taxes

The Company has elected and is qualified to be taxed as a REIT, as it complies with the related provisions under the Internal Revenue Code of 1986, as amended. Accordingly, the Company generally is not and will not be subject to U.S. federal income tax to the extent of its distributions to shareholders and as long as certain asset, income and share ownership tests are met. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its shareholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, local and franchise taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its shareholders. Application of tax laws and regulations to various types of transactions is susceptible to varying interpretations. Therefore, amounts reported in the financial statements could be changed at a later date upon final determination by the taxing authorities. No such examinations by taxing authorities are presently in process.

The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from the Company’s estimates under different assumptions or conditions.

Issued and Adopted Accounting Pronouncements

In April 2020, the Financial Accounting Standards Board (the “FASB”) issued a question-and-answer document (the “Lease Modification Q&A”) focused on the application of lease accounting guidance to lease concessions provided as a result of a novel strain of coronavirus (“COVID-19”). Under existing lease guidance, the Company would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant (treated with the lease modification accounting framework) or if a lease concession was under the enforceable rights and obligations within the existing lease agreement (precluded from applying the lease modification accounting framework). The Lease Modification Q&A clarifies that entities may elect to not evaluate whether lease-related relief that lessors provide to mitigate the economic effects of COVID-19 on lessees is a lease modification under ASC 842—Leases. Instead, an entity that elects not to evaluate whether a concession directly related to COVID-19 is a modification can then elect whether to apply the modification guidance (i.e. assume the relief was always contemplated by the contract or assume the relief was not contemplated by the contract). Both lessees and lessors may make this election. The Company evaluated its election on a disaggregated basis, with such election applied consistently to leases with similar characteristics and similar circumstances. The Company provided no lease concessions to tenants during 2022 and 2021, respectively.

Note 3. Investments in Real Estate

The Company acquires, owns and manages primarily single-tenant, investment-grade net-leased real estate. The Company owned 336 properties in 34 states as of December 31, 2022. As of December 31, 2022, the Company’s portfolio was 99.8% leased and is occupied by 36 different national primarily investment-grade necessity-based retail tenants, and is additionally diversified by industry, geographic region and lease term.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Real estate activity, excluding the effect of sale-type lease transactions for 2021, is composed of the following:

	Years ended December 31,
	2022	2021
Cost
Balance - beginning of year	$532,511,000	$258,988,000
Property acquisitions	490,683,000	273,289,000
Improvements	555,000	234,000

Balance - end of year	$1,023,749,000	$532,511,000

Accumulated depreciation
Balance - beginning of year	$(14,681,000)	$(4,954,000)
Depreciation expense	(19,982,000)	(9,727,000)

Balance - end of year	$(34,663,000)	$(14,681,000)

Net book value - end of year	$989,086,000	$517,830,000

Acquisitions

The Company acquired 186 properties for a total purchase price, including acquisition costs, of $539.7 million during 2022. These 186 properties were acquired via merger agreements with ten former 1031-exchangable portfolios that were previously managed by the Sponsor on behalf of investors. The Company assumed the following mortgages in connection with these acquisitions during 2022:

Date of assumption	Amortization	Maturity date	Balance at assumption	Contractual interest rate
2/9/2022	Interest only	10/1/2024	$16,902,000	4.25%
3/2/2022	Interest only	6/6/2027	32,722,000	3.98%
4/1/2022	Interest only	6/1/2024	18,008,000	4.71%
6/24/2022	Interest only	9/1/2027	36,860,000	3.99%
7/26/2022	Interest only	12/1/2027	33,441,000	4.09%
8/24/2022	Interest only	1/11/2028	35,840,000	4.05%
8/31/2022	Interest only	12/1/2025	25,012,000	4.59%
9/7/2022	Interest only	5/1/2025	25,519,000	4.15%
9/14/2022	Interest only	4/8/2028	37,795,000	4.27%
10/27/2022	Interest only	9/6/2025	24,420,000	4.38%

			$286,519,000

The Company acquired 68 properties for a total purchase price, including acquisitions costs, of $288.6 million during 2021. Of these properties, 58 were acquired via merger agreements with four former 1031-exchangable portfolios that were previously managed by the Sponsor on behalf of investors for a total purchase price of $156.6 million. 10 of the properties were acquired from unaffiliated entities not managed by the Sponsor for a total purchase price of $132.1 million. ExchangeRight earned a 1.0% acquisition fee on these 10 property

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

acquisitions totaling $1.3 million. (see Note 10. Related and Affiliated Party Transactions for further details regarding acquisition fees). The Company assumed the following mortgages in connection with these acquisitions during 2021:

Date of assumption	Amortization	Maturity date	Balance at assumption	Contractual interest rate
3/25/2021	Interest only	12/1/2026	$28,110,000	4.06%
3/30/2021	30 Year Amort	10/1/2023	8,035,000	5.54%
11/1/2021	Interest only	4/1/2027	31,200,000	4.38%
12/9/2021	30 Year Amort	3/1/2024	11,199,000	4.91%

			$78,544,000

An allocation of the purchase price and acquisition costs paid for the completed acquisitions is as follows:

	Years ended December 31,
	2022	2021
Land	$103,883,000	$40,063,000
Building and site improvements	376,886,000	227,274,000
Tenant improvements	9,914,000	5,952,000
Lease in-place intangible assets	43,060,000	24,811,000
Lease above-market intangible assets	1,600,000	1,362,000
Other assets	—	707,000

	535,343,000	300,169,000
Liabilities assumed:
Debt premium / (discount), net	13,540,000	(201,000)
Lease below-market intangible liabilities	(9,222,000)	(11,334,000)

Purchase price (including acquisition costs)	$539,661,000	$288,634,000

Sales-Type Leases

The Company, as lessor, has entered into long-term leases with affiliated parties that transfer the rights, title and interest of certain in-line, non-anchor tenants at certain multi-tenant properties the Company has acquired. These leases range from 50 years to 99 years, and all include 10 five-year renewal options. These in-line tenants do not fit within the Company’s investment criteria of being investment-grade necessity-based retail tenants. Simultaneously upon the acquisition of these properties, the Company transferred the rights, title and interest of the in-line tenants for consideration in the form of lump sum payments which equaled the fair value associated with the in-line tenants at their respective properties. The Company has classified these lease transactions as sales-type leases. Additionally, as the lump sum payment totaled the fair value of the in-line tenants at each respective property, and the remaining annual lease payments at each respective property is de minimis, these transactions had no effect on the Company’s consolidated statements of operations and comprehensive income for the years ended December 31, 2022 and 2021, respectively. Accordingly, the effect of the purchase and immediate resale of these properties has been excluded from the allocation of purchase price and acquisition costs summary above. The Company did not enter into any sales-type lease transactions for the year ended December 31, 2022. The Company entered into three sales-type lease transactions for the year ended December 31, 2021 and received lump sum lease payments totaling $16.2 million during the year ended December 31, 2021.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Revenues

Substantially all of the Company’s tenants are subject to net-lease agreements where the tenant is generally responsible for minimum monthly rent and actual property operating expenses incurred, including property taxes, insurance and maintenance. In addition, the Company’s tenants are typically subject to future rent increases based on fixed amounts or, in limited cases, increases in the consumer price index. In addition, certain leases provide for additional rent calculated as a percentage of the tenants’ gross sales above a specified level. The Company recorded no percentage rent revenue for the years ended December 31, 2022 and 2021. Certain of the Company’s properties are subject to leases under which it retains responsibility for specific costs and expenses of the property. The Company’s leases typically provide the tenant one or more multi-year renewal options to extend their leases, subject to generally the same terms and conditions, including rent increases, consistent with the initial lease term.

All lease-related income is reported as a single line item, rental revenue, in the consolidated statements of operations and comprehensive income. Rental revenue is comprised of the following:

	Years ended December 31,
	2022	2021
Base rents	$47,697,000	$23,538,000
Tenant reimbursables	6,458,000	2,981,000
Straight-line rent adjustments	764,000	442,000
Above/below market lease amortization, net	2,090,000	1,183,000
Lease termination income	367,000	—

	$57,376,000	$28,144,000

Annual future contractual base rents due to be received under non-cancelable operating leases in effect at December 31, 2022 are as follows:

2023	$64,404,000
2024	61,553,000
2025	60,002,000
2026	56,396,000
2027	50,108,000
Thereafter	191,262,000

Total	$483,725,000

Concentration of Credit Risk

As of December 31, 2022, the Company’s portfolio is occupied by 36 different national primarily investment-grade necessity-based retail tenants, and is additionally diversified by industry, geographic region and lease term. The following tenants contributed more than 10% of contractual base rents during 2022 and 2021:

	Years ended December 31,
	2022	2021
Dollar General	16.8%	14.5%
Walgreens	14.8%	14.0%
Family Dollar	n/a	11.0%

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Note 4. Notes Receivable

RSLCA Notes Receivable From Affiliated Party

In order to maintain liquidity to fund the share repurchase program and other liquidity needs, the Company has invested in a short-term mezzanine loan to ExchangeRight (“ExchangeRight Mezz Loans”) for ExchangeRight’s Delaware Statutory Trust (“DST”) programs under a Revolving Secured Line of Credit Agreement (“RSLCA”). These notes receivables most commonly have an average loan length of 60 to 120 days. The loan agreement, as amended, matures on April 4, 2027, with a maximum of $250.0 million outstanding at any time, and bears interest at a rate equal to 12.0% per annum, while outstanding.

The Trust’s notes receivable are secured by interests in an affiliated party that indirectly owns net-leased necessity-based retail properties similar to the Trust’s acquired properties, as well as a pledge agreement and subordination agreement provided by ExchangeRight. As a result, the risk profile of an investment in this program is intended to be similar to ownership of the Company’s acquired properties while providing liquidity and an enhanced risk-adjusted return over investments with similar liquidity. The Company’s investment in notes receivable are held at cost and totaled $26.7 million and $73.0 million as of December 31, 2022 and 2021, respectively.

Notes Receivable from Affiliated Parties

On August 25, 2022, the Company entered into a real estate note as the lender with a two property net-leased DST managed by ExchangeRight. The real estate note is for $3.6 million, matures on August 25, 2027, bears interest at a fixed-rate of 6.00% and requires interest only payments. The Company had a $3.6 million receivable under this real estate note as of December 31, 2022, and is included in notes receivable from affiliates in the consolidated balance sheets.

On November 18, 2022, the Company entered into a junior unsecured line of credit agreement as the lender with a four property net-leased DST managed by ExchangeRight. The junior unsecured line of credit agreement is for a maximum of $2.6 million, matures on November 18, 2027, bears interest at a fixed-rate of 7.25% and requires interest only payments. The Company had a $2.4 million receivable under this junior unsecured line of credit agreement as of December 31, 2022, and is included in notes receivable from affiliates in the consolidated balance sheets.

Note 5. Intangible Assets and Liabilities

Intangible assets and liabilities consisted of the following:

	December 31, 2022
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average amortization period (years)
In-place leases	$91,461,000	$(17,920,000)	$73,541,000	7.8
Above-market leases	3,474,000	(628,000)	2,846,000	6.9

Total intangible assets, net	$94,935,000	$(18,548,000)	$76,387,000

Below-market leases	$29,991,000	$(4,654,000)	$25,337,000	11.6

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

	December 31, 2021
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average amortization period (years)
In-place leases	$48,401,000	$(7,419,000)	$40,982,000	9.5
Above-market leases	1,874,000	(231,000)	1,643,000	8.6

Total intangible assets, net	$50,275,000	$(7,650,000)	$42,625,000

Below-market leases	$20,769,000	$(2,166,000)	$18,603,000	12.8

The Company records amortization of in-place lease assets to amortization expense and records net amortization of above-market and below-market lease intangibles to rental revenue. Amortization of intangibles assets and liabilities are as follows:

	Years ended December 31,
	2022	2021
Net adjustment to rental revenue	$2,090,000	$1,183,000

Amortization of in-place leases	$10,501,000	$4,806,000

The estimated future amortization of in-place lease assets to amortization expense and the amortization of above-market and below-market lease intangibles to rental revenue are as follows:

	Amortization	Rental revenue
	In-place lease assets	Above-market leases	Below-market leases	Total
2023	$13,073,000	$(515,000)	$2,848,000	$2,333,000
2024	11,131,000	(454,000)	2,723,000	2,269,000
2025	10,376,000	(436,000)	2,701,000	2,265,000
2026	9,247,000	(397,000)	2,638,000	2,241,000
2027	7,478,000	(300,000)	2,201,000	1,901,000
Thereafter	22,236,000	(744,000)	12,226,000	11,482,000

Total	$73,541,000	$(2,846,000)	$25,337,000	$22,491,000

Note 6. Fair Value Measurements

The carrying amounts of cash and cash equivalents, restricted cash, receivables, certain other assets, accounts payable, accrued expenses and other liabilities approximate their fair value due to their terms and/or short-term nature.

The fair value of the Company’s fixed-rate mortgage loans payable and revolving credit facilities, which were determined to be Level 3 within the valuation hierarchy, were estimated using available market information and discounted cash flow analyses based on borrowing rates the Company believes it could obtain with similar terms and maturities. As of December 31, 2022, the aggregate fair values of the Company’s fixed-rate mortgage loans payable was $470.1 million and the carrying value of such loans was $497.1 million. As of December 31, 2022, the aggregate fair values of the Company’s revolving credit facilities approximated its carrying value. As of December 31, 2021, the aggregate fair values of the Company’s fixed-rate mortgage loans payable and revolving credit facilities approximated the carrying value of such loans.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

GAAP has concluded that transactions involving related and affiliated parties cannot be presumed to be carried out on an arm’s length-basis, as the requisite conditions of competitive, free-market dealings may not exist. Therefore, in the opinion of management, the fair value of the RSLCA notes receivable from affiliated party and notes receivable from affiliates cannot be readily estimated, as the transactions are with affiliated parties. Other information about related and affiliated party transactions are provided, where applicable, elsewhere in these notes to the financial statements.

Note 7. Debt

Mortgage Loans Payable

Mortgage loans payable are secured by the properties on which the debt was placed and are considered nonrecourse debt with limited customary exceptions. The Company was in compliance with all of its debt covenants related to its mortgage loans payable as of December 31, 2022. Fixed-rate mortgage loans payable are composed of the following as December 31, 2022 and 2021:

			December 31, 2022		December 31, 2021
Description	Amortization	Maturity dates	Balance outstanding	Contractual interest rate	Balance outstanding	Contractual interest rate
Fixed-rate mortgage (a)	30 Year Amort	2/1/2023	$6,369,000	4.93%	$6,540,000	4.93%
Fixed-rate mortgage (b)	30 Year Amort	10/1/2023	7,823,000	5.54%	7,948,000	5.54%
Fixed-rate mortgage	30 Year Amort	3/1/2024	11,019,000	4.91%	11,199,000	4.91%
Fixed-rate mortgage	Interest-only	6/1/2024	18,008,000	4.71%	—	—
Fixed-rate mortgage	Interest-only	10/1/2024	16,902,000	4.25%	—	—
Fixed-rate mortgage	Interest-only	2/2/2025	21,550,000	3.97%	21,550,000	3.97%
Fixed-rate mortgage	Interest-only	5/1/2025	25,519,000	4.15%	—	—
Fixed-rate mortgage	Interest-only	9/2/2025	24,420,000	4.38%	—	—
Fixed-rate mortgage	Interest-only	12/1/2025	25,012,000	4.59%	—	—
Fixed-rate mortgage	Interest-only	5/10/2026	24,850,000	4.66%	24,850,000	4.66%
Fixed-rate mortgage	Interest-only	9/1/2026	24,485,000	3.82%	24,485,000	3.82%
Fixed-rate mortgage	Interest-only	12/1/2026	28,110,000	4.06%	28,110,000	4.06%
Fixed-rate mortgage	Interest-only	4/1/2027	31,200,000	4.38%	31,200,000	4.38%
Fixed-rate mortgage	Interest-only	6/6/2027	32,722,000	3.98%	—	—
Fixed-rate mortgage	Interest-only	9/1/2027	36,860,000	3.99%	—	—
Fixed-rate mortgage	Interest-only	12/1/2027	33,441,000	4.09%	—	—
Fixed-rate mortgage	Interest-only	1/11/2028	35,840,000	4.05%	—	—
Fixed-rate mortgage	Interest-only	4/8/2028	37,795,000	4.27%	—	—
Fixed-rate mortgage	Interest-only	10/1/2029	30,231,000	3.13%	30,231,000	3.13%
Fixed-rate mortgage	Interest-only	1/1/2031	37,564,000	3.45%	37,564,000	3.45%

			509,720,000	4.13%	223,677,000	4.03%
Unamortized issuance costs, net			(521,000)		(592,000)
Unamortized (discount)/premium, net			(12,132,000)		377,000

			$497,067,000		$223,462,000

(a)	Mortgage was repaid in full by its maturity date of February 1, 2023.
(b)	Mortgage is currently callable by the lender as a result of the merger agreement.

Revolving Lines of Credit

In January 2021, the Company entered into a revolving line of credit with Pacific Western Bank. The revolving line of credit agreement, as amended on February 9, 2022, has a maturity date of January 15, 2024,

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

with a maximum of $15.0 million outstanding at any time and bears interest at a rate equal to the prime rate plus 1.00% per annum with an interest rate floor of 3.75%, while outstanding. The revolving line of credit will require monthly interest only payments, while outstanding. The Company had $0.0 million and $7.5 million outstanding under this revolving line of credit as of December 31, 2022 and December 31, 2021, respectively. The Company was in compliance with the debt covenants related to this revolving line of credit as of December 31, 2022.

Additionally, on May 19, 2021, the Company and ExchangeRight entered into a revolving line of credit with Ameris Bank. The Company is only legally responsible for the specific borrowings related to the Company, whereas ExchangeRight is a guarantor on all outstanding borrowings. The revolving line of credit agreement, as amended, is for an initial term of two years, with a maximum of $85.0 million outstanding at any time and requires monthly payments. The Company had $73.3 million and $79.6 million outstanding under this revolving line of credit as of December 31, 2022 and 2021, respectively. Repayment terms for each borrowing note within the line of credit is as follows:

Loan to cost %	Repayment terms
80%	Three months interest only followed by a 25-year amortization
75%	Six months interest only followed by a 30-year amortization
70 % or less	12 months interest only followed by a 30-year amortization

The interest only period bears interest at a rate equal to the prime less 50 basis points. The amortization principal period requires payments at a current interest rate of 7.0% as of December 31, 2022. Each borrowing under the facility had an initial term of 12 months, with two, six-month extension options. The Company was in compliance with the debt covenants related to this revolving line of credit as of December 31, 2022.

Scheduled Principal Payments

Scheduled principal payments on mortgage loans payable and revolving credit facilities and the scheduled amortization of unamortized issuance costs and unamortized premium, net, are as follows:

	Mortgage loans payable						Unamortized	Unamortized
Year	Scheduled principal	Balloon payments		Total	Revolving credit facilities		issuance costs, net	(discount) / premium, net	Total
2023	$341,000	$14,039,000	(a)	$14,380,000	$73,311,000	(b)	$(70,000)	$(2,867,000)	$84,754,000
2024	31,000	45,710,000		45,741,000	—		(70,000)	(2,970,000)	42,701,000
2025	—	96,501,000		96,501,000	—		(70,000)	(2,521,000)	93,910,000
2026	—	77,445,000		77,445,000	—		(70,000)	(2,017,000)	75,358,000
2027	—	134,223,000		134,223,000	—		(70,000)	(1,655,000)	132,498,000
Thereafter	—	141,430,000		141,430,000	—		(171,000)	(102,000)	141,157,000

	$372,000	$509,348,000		$509,720,000	$73,311,000		$(521,000)	$(12,132,000)	$570,378,000

(a)

Includes (1) a $6.4 million mortgage that was repaid in full by its contractual maturity date in February 2023 and (2) a $7.7 million balloon payment for a mortgage with a contractual maturity date in October 2023 which is currently callable by the lenders as a result of the merger agreement.

(b)	The entire $73.3 million balance under the Ameris Bank revolving credit facility was repaid during 2023.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Note 8. Commitments and Contingencies

Litigation and Regulatory Matters

The Company is a party to certain legal actions arising in the normal course of business. Management does not expect there to be adverse consequences from these actions that would be material to the Company’s consolidated financial statements.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances, or petroleum product releases, at its properties. The owner may be liable to governmental entities or to third parties for property damage, and for investigation and cleanup costs incurred by such parties in connection with any contamination. Generally, the Company’s tenants must comply with environmental laws and meet any remediation requirements. In addition, leases typically impose obligations on tenants to indemnify the Company from any compliance costs the Company may incur as a result of environmental conditions on the property caused by the tenant. However, if a lease does not require compliance, or if a tenant fails to or cannot comply, the Company could be forced to pay these costs. Management is unaware of any environmental matters that would have a material impact on the Company’s consolidated financial statements.

Note 9. Equity and Noncontrolling Interests

Common Shares Detail

The Company’s common shares consist of Class A shares, Class I shares and Class S shares, which are collectively referred to herein as common shares. The Class A shares, Class I and Class S shares have identical rights and privileges, including identical voting rights, but have different upfront selling commissions and related fees. Each Class A common share and Class S common share shall automatically and without any action on the part of the shareholder thereof convert into the same number of Class I common shares upon a listing of any class of common shares pursuant to an effective registration statement on any securities exchange registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, or any merger, consolidation, transfer of all or substantially all of the assets or other business combination of the Company, as a result of which all outstanding common shares are canceled in exchange for the right to receive cash or securities, or a combination thereof. The Trustee may increase the maximum offering as long as it is anticipated to be accretive to the Trust investors, in its sole discretion. A wholly-owned subsidiary of the Sponsor, ExchangeRight Income Fund GP, LLC, owned 600,000 Class I shares as of December 31, 2022 and 2021, respectively, which were purchased at the same terms as shareholders at acquisition. The following table provides a summary of certain Class I, Class A and Class S shares attributes:

	Offering price
Effective date	Class I	Class A	Class S
Inception	$25.00	$26.58	n/a
March 2, 2021	$26.00	$27.64	n/a
November 8, 2021	$26.09	$27.74	n/a
January 4, 2022	$26.64	$28.33	n/a
April 4, 2022	$27.82	$29.58	$28.83
August 3, 2022	$28.18	$29.96	$29.20

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

Common Share Repurchase Plan

The Company has adopted a share repurchase plan whereby, subject to certain limitations, shareholders may request on a quarterly basis that the Company repurchases all or any portion of their shares. Shareholders are eligible to have their shares repurchased by the Company pursuant to the share repurchase program and the authorization of the Trustee. Holders of shares may request that the Company repurchase shares, in an amount not to exceed five percent (5.0%) per fiscal year of the issued and outstanding shares. The Company may repurchase fewer shares than have been requested in any particular quarter to be repurchased under its share repurchase plan, or none at all, at the Company’s full discretion. The Company also has no obligation to repurchase shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. The Trustee may modify, suspend or terminate the share repurchase plan if it deems such action to be in the Company’s best interest and the best interest of the Company’s shareholders. 74,039 Class I common shares totaling $2.0 million, and 62,231 Class A common shares totaling $1.7 million were redeemed during 2022, respectively. 43,308 Class I common shares totaling $1.1 million were redeemed during 2021. There were no Class A common shares redeemed during 2021.

Distributions

The amount of distributions payable to the Company’s shareholders is determined by the Trustee and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Trustee has authorized, and the Company has declared, distributions through December 31, 2022. The distributions are payable on or around the 15th day following each month end to shareholders of record at the close of business on the last day of the prior month.

The following table provides a summary of the monthly distributions declared per share:

	Years ended December 31,
	2022		2021
	Class A	Class I	Class A	Class I
January	$0.1445	$0.1445	$0.1435	$0.1435
February	$0.1445	$0.1445	$0.1435	$0.1435
March	$0.1445	$0.1445	$0.1445	$0.1445
April	$0.1449	$0.1449	$0.1445	$0.1445
May	$0.1449	$0.1449	$0.1445	$0.1445
June	$0.1449	$0.1449	$0.1445	$0.1445
July	$0.1449	$0.1449	$0.1445	$0.1445
August	$0.1449	$0.1449	$0.1445	$0.1445
September	$0.1449	$0.1449	$0.1445	$0.1445
October	$0.1449	$0.1449	$0.1445	$0.1445
November	$0.1449	$0.1449	$0.1445	$0.1445
December	$0.1449	$0.1449	$0.1445	$0.1445

	$1.7376	$1.7376	$1.7320	$1.7320

Cumulative distributions relating to common shares and Operating Partnership Units (“OP Units”) totaling $3.2 million and $1.9 million were declared but not yet paid as of December 31, 2022 and 2021, respectively,

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

and have been included in distributions payable in the accompanying consolidated balance sheets. The unpaid distributions as of December 31, 2022 and 2021 were paid during January 2023 and January 2022, respectively.

Noncontrolling Interests

The Operating Partnership had 7,554,622 and 2,876,414 OP Units outstanding as of December 31, 2022 and 2021, respectively. The holders of OP Units have the right to cause their OP Units to be redeemed, subject to a one-year holding period, by the Operating Partnership for cash, unless the Company, in its sole discretion, elect to purchase such OP Units in exchange for Class I Common Shares of the Company, issuable on a 1:1 basis, subject to adjustment under certain circumstances. The Company currently intends to elect to pay the redemption price for all OP Units tendered for redemption in Class I common shares. 51,655 and 20,332 OP Units were exchanged for the same number of Class I common shares during 2022 and 2021, respectively.

The Company acquired 186 properties via merger agreements with ten former 1031-exchangeable portfolios that were previously managed by the Sponsor on behalf of investors during 2022 for a total purchase price of $539.7 million. In connection with these acquisitions, the Operating Partnership (excluding ExchangeRight’s related party activity) issued 5,044,863 OP Units totaling $141.7 million.

The Company acquired 58 properties via merger agreements with four former 1031-exchangeable portfolios that were previously managed by the Sponsor on behalf of investors during 2021 for a total purchase price of $156.6 million. In connection with these acquisitions, the Operating Partnership (excluding ExchangeRight’s related party activity) issued 1,212,705 OP Units totaling $31.3 million.

These OP Units were issued in consideration for certain DST interests in merger transactions that the Operating Partnership utilized in the acquisition of certain properties that are owned as of December 31, 2022. The transactions were structured for DST investors to qualify as a nontaxable property transfer to a partnership pursuant to Section 721 of the Internal Revenue Code for federal income tax purposes. These transactions reduced the amount of capital to be provided by the common shareholders in order to acquire the properties.

See Note 10. Related and Affiliated Party Transactions for more details regarding ExchangeRight’s ownership activity in the Operating Partnership.

Note 10. Related and Affiliated Party Transactions

Property Acquisitions

The Company acquired ten properties from unaffiliated entities not managed by the Sponsor during 2021. ExchangeRight earned a 1% acquisition fee on these property acquisitions totaling $1.3 million during 2021. These acquisition fees were included in the allocation of the purchase price for these completed acquisitions. The Company did not acquire any properties from unaffiliated entities not managed by the Sponsor during 2022. ExchangeRight shares common ownership with JRW Realty, Inc. (“JRW Realty”), a real estate brokerage firm. Commissions and referral fees earned by JRW Realty from assets acquired for the Company are shared with ExchangeRight. Additionally, ExchangeRight and JRW Realty currently share office space. ExchangeRight received $0 and $1.1 million during 2022 and 2021, respectively, in commissions that were paid by sellers and were reallowed to ExchangeRight through JRW Realty.

Organization and Offering Costs

The Sponsor incurs certain organization and offering costs in connection with the offering of the common shares and OP Units and the organization of the Trust. These costs include, but are not limited to, fees related to

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

special purpose entity formation, legal and accounting fees, marketing expenses, and other costs and expenses directly related to the offering and organization of the Trust. All of these expenses are paid by the Sponsor or its affiliates. The Sponsor earns an amount equal to 1% of the gross proceeds to the Company from the offering of common shares and OP Units which is expected to offset the organizational and offering costs incurred described above.

Offering costs of $2.6 million and $1.9 million were included in equity for 2022 and 2021, respectively, for which Company was obligated to pay the Sponsor. As of December 31, 2022 and 2021, the Company is obligated to pay the Sponsor for organization and offering costs in the amount of $20,000 and $102,000, respectively, which is included in accounts payable, accrued expenses and other liabilities in the accompanying consolidated balance sheets.

In addition, Class A common shares incur broker dealer commissions as an offering cost, a portion of which could be eligible to be earned by an affiliate of the Company. These net commissions totaled $4.8 million and $5.8 million in total offering costs for 2022 and 2021, respectively, which are included in offering costs in shareholders’ equity for 2022 and 2021, respectively.

Furthermore, OP Units began incurring broker dealer commissions as an offering cost on merger agreements with six former 1031-exchangable portfolios during 2022. These commissions totaled $2.3 million in total offering costs for 2022, which are included in offering costs in noncontrolling interests attributable to operating partnership for 2022.

Common Share and Noncontrolling Interest Ownership Interests

The Sponsor’s wholly-owned subsidiary, ExchangeRight Income Fund GP, LLC, owned 600,000 Class I shares as of December 31, 2022 and 2021, respectively, which were purchased at the same terms as shareholders at acquisition.

In addition, ExchangeRight has made an investment into OP Units at the same terms offered to OP Unit holders to provide liquidity in advance of property acquisitions. ExchangeRight’s ownership activity in the Operating Partnership is as follows:

	Years ended December 31,
	2022		2021
	OP Units	Dollars	OP Units	Dollars
Beginning Balance	392,308	$10,200,000	32,000	$800,000
Purchases	—	—	1,550,000	40,300,000
Redemptions	(315,000)	(8,190,000)	(1,189,692)	(30,900,000)

Ending Balance	77,308	$2,010,000	392,308	$10,200,000

Performance Participation

In addition to distributions payable on the 600,000 Class I common shares that ExchangeRight Income Fund GP, LLC acquired, it has also acquired a special limited partnership interest in our Operating Partnership, which entitles it to receive an incentive fee in accordance with the following waterfall:

(1) First, 100% to the holders of OP Units (including OP Units held by the Trust, with respect to common shares issued by the Trust) until they have received distributions, in cash, equal to a seven percent (7.0%)

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

cumulative, non-compounding annual return on all capital contributions made, or deemed to have been made, to the Operating Partnership;

(2) Second, 100% to the holders of OP Units, pro rata in accordance with their respective capital accounts, until all of the holders of shares have received cumulative distributions, in cash, equal to their respective capital contributions made, or deemed to have been made, to the Operating Partnership; and

(3) Third, (i) 80% to the holders of OP Units, pro rata in accordance with their respective capital accounts, and (ii) 20% to the special limited partner.

There was no performance participation earned or paid during 2022 and 2021, respectively.

Asset Management and Property Management Fees

The annual asset management fee is payable by the Operating Partnership to the Asset Manager, pursuant to the asset management agreement between the Asset Manager and the Operating Partnership. The asset management fee is an amount equal to fifteen basis points (0.15%) of the Trust’s assets under management. The asset management fee is payable quarterly (0.0375% each quarter) and in arrears. The asset management agreement has an initial term of five years and will automatically renew at the expiration of the initial or any subsequent five-year term for an additional five-year term.

The annual property management fee is payable by the Operating Partnership to the Property Manager pursuant to the property management agreement between the Property Manager and the Operating Partnership. The property management fee is equal to 1.10% of the gross revenues received by the Trust from the Trust Properties and any other assets acquired by the Trust, but excluding reimbursements relating to real estate taxes, insurance and common area maintenance charges and the fees earned by the Trust from the RSLCA. The Property Management Agreement had an initial term of three years and renewed on February 28, 2022 and will automatically renew at the expiration of any subsequent three-year term for an additional three-year term.

Asset management and property management fees were as follows:

	Years ended December 31,
	2022	2021
Asset management fees	$1,556,000	$849,000
Property management fees	$526,000	$260,000

Asset management fees of $0 and $49,000 remained unpaid as of December 31, 2022 and 2021, respectively, which are included in due to affiliates in the accompanying consolidated balance sheets. Property management fees were paid in full as of December 31, 2022 and 2021, respectively.

Note 11. Earnings Per Share

Basic earnings per share (“EPS”) is calculated by dividing net income attributable to the Company’s common shareholders by the weighted average number of common shares outstanding for the period including participating securities, if applicable. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue shares of common shares were exercised or converted into shares of common shares and then shared in the earnings of the Company. OP Units are convertible to Class I common shares of the Company

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

on a 1-to-1 basis and are allocated income on the same basis as common shares of the Company. Therefore, the result of an assumed conversion of the OP Units would have neither a dilutive or anti-dilutive effect on earnings per share. Accordingly, basic earnings per share is the same as diluted earnings per share for the year ended December 31, 2022 and 2021, respectively. The following table provides a reconciliation of the numerator and denominator of the EPS calculations for the years ended December 31, 2022 and 2021, respectively:

	Years ended December 31,
	2022	2021
Numerator
Net income	$4,922,000	$6,674,000
Net (income) attributable to noncontrolling interests	(1,361,000)	(1,608,000)

Net income attributable to common shareholders, basic and diluted	$3,561,000	$5,066,000

Denominator
Weighted average number of common shares outstanding, basic and diluted	12,908,540	7,634,357

Net income per common share attributable to common shareholders, basic and diluted	$0.28	$0.66

Note 12. Subsequent Events

Management has evaluated subsequent events through the date the consolidated financial statements were available to be issued. Management has determined that there are no material events that would require adjustment to, or additional disclosure in, the Company’s consolidated financial statements, other than those disclosed throughout this report and below.

Acquisition

On March 31, 2023, the Company acquired a property in cash from an unaffiliated entity not managed by the Sponsor for a total purchase price of $2.3 million. ExchangeRight earned a 1.0% acquisition fee on this property acquisition totaling $22,000.

Mortgage Loans Payable and Revolving Line of Credit

On February 1, 2023, the Company entered into a mortgage secured by five properties for $38.5 million. The mortgage matures on February 1, 2028, bears interest at a fixed-rate of 6.12% and requires interest only payments.

On February 9, 2023, the Company entered into a mortgage for $26.9 million. The mortgage matures on February 1, 2028, and bears interest at a variable-rate of 1.70% in excess of the Secured Overnight Financing Rate and requires interest only payments. The loan is secured by four properties. Additionally, concurrent with the closing of the mortgage, the Company entered into an interest rate swap agreement which converted the variable-rate mortgage to a fixed-rate mortgage of 5.80% through its maturity.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Consolidated Financial Statements

December 31, 2022

The Company repaid a $6.4 million mortgage loan payable by its contractual maturity date of February 1, 2023.

Utilizing the net proceeds from the mortgages entered in February 2023 disclosed above, along with available cash, the Company made repayments totaling $73.3 million under borrowing notes within the Ameris Bank revolving line of credit during 2023. These repayments reduced the outstanding balance under this revolving credit facility to zero.

Common Share Activity

The Company issued 473,949 Class A common shares and 354,732 Class I common shares (excluding the 28,758 OP Units that were exchanged for same number of Class I common shares discussed below) totaling an aggregate $23.8 million in proceeds from January 1, 2023 through the date of issuance of this report.

82,927 Class A common shares totaling $2.1 million and 137,930 Class I common shares totaling $3.6 million were redeemed from January 1, 2023 through the date of issuance of this report. Additionally, 28,758 OP Units were exchanged for the same number of Class I common shares from January 1, 2023 through the date of issuance of this report.

The Company adjusted the offering price of its common shares from January 1, 2023 through the date of issuance of this report as follows:

Offering price
Effective date	Class I	Class A	Class S
April 1, 2023	$27.71	$29.46	$28.72
April 14, 2023	$27.74	$29.49	$28.75

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Aaron’s	Hutchinson, KS	2021	(2)	$239,000	$1,068,000	$—	$239,000	$1,068,000	$1,307,000	$61,000
Advance Auto Parts	Allentown, PA	2019	(6)	727,000	1,238,000	—	727,000	1,238,000	1,965,000	150,000
Advance Auto Parts	Denham Springs, LA	2019	(6)	559,000	1,385,000	—	559,000	1,385,000	1,944,000	166,000
Advance Auto Parts	New Iberia, LA	2019	(6)	85,000	1,420,000	—	85,000	1,420,000	1,505,000	148,000
Advance Auto Parts	Heath, OH	2019	(10)	304,000	783,000	44,000	304,000	827,000	1,131,000	93,000
Advance Auto Parts	Greenville, SC	2019	(10)	206,000	1,317,000	—	206,000	1,317,000	1,523,000	127,000
Advance Auto Parts	Steubenville, OH	2019	(10)	189,000	1,752,000	—	189,000	1,752,000	1,941,000	163,000
Advance Auto Parts	Houston, TX	2020	(11)	516,000	1,419,000	—	516,000	1,419,000	1,935,000	93,000
Advance Auto Parts	Anderson, IN	2021	(2)	264,000	638,000	—	264,000	638,000	902,000	48,000
Advance Auto Parts	Braselton, GA	2021	(3)	583,000	2,090,000	—	583,000	2,090,000	2,673,000	68,000
Advance Auto Parts	Kenosha, WI	2021	(3)	463,000	1,323,000	—	463,000	1,323,000	1,786,000	47,000
Advance Auto Parts	Eau Claire, WI	2021	(12)	352,000	2,234,000	—	352,000	2,234,000	2,586,000	139,000
Advance Auto Parts	Norcross, GA	2021	(13)	648,000	1,566,000	—	648,000	1,566,000	2,214,000	57,000
Advance Auto Parts	Mokena, IL	2021	(13)	788,000	1,426,000	—	788,000	1,426,000	2,214,000	53,000
Advance Auto Parts	San Angelo, TX	2022	(4)	125,000	1,103,000	—	125,000	1,103,000	1,228,000	27,000
Advance Auto Parts	Machesney Park, IL	2022	(5)	577,000	1,427,000	—	577,000	1,427,000	2,004,000	42,000
Advance Auto Parts	Eau Claire, WI	2022	(7)	316,000	1,398,000	—	316,000	1,398,000	1,714,000	14,000
Advance Auto Parts	Mount Joy, PA	2022	(7)	456,000	1,415,000	—	456,000	1,415,000	1,871,000	14,000
Advance Auto Parts	Natrona Heights, PA	2022	(7)	440,000	1,485,000	—	440,000	1,485,000	1,925,000	14,000
Advance Auto Parts	Burleson, TX	2022	(8)	549,000	1,343,000	—	549,000	1,343,000	1,892,000	9,000
Advance Auto Parts	Greensboro, NC	2022	(8)	344,000	810,000	—	344,000	810,000	1,154,000	7,000
Advance Auto Parts	Milwaukee, WI	2022	(8)	373,000	1,466,000	—	373,000	1,466,000	1,839,000	9,000
Advance Auto Parts	Dalton, GA	2022	(9)	534,000	1,282,000	—	534,000	1,282,000	1,816,000	17,000
Advance Auto Parts	New Bern, NC	2022	(9)	275,000	1,011,000	—	275,000	1,011,000	1,286,000	14,000
Advance Auto Parts	Superior, WI	2022	(9)	258,000	1,626,000	—	258,000	1,626,000	1,884,000	20,000
Advance Auto Parts	Normal, IL	2022	(14)	170,000	1,231,000	—	170,000	1,231,000	1,401,000	33,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Advance Auto Parts	St. Louis, MO	2022	(14)	196,000	778,000	—	196,000	778,000	974,000	26,000
Advance Auto Parts	Zion, IL	2022	(14)	428,000	831,000	—	428,000	831,000	1,259,000	31,000
Advance Auto Parts	Travelers Rest, SC	2022	(15)	284,000	1,012,000	—	284,000	1,012,000	1,296,000	20,000
Advance Auto Parts	Chicago, IL	2022	(16)	378,000	1,703,000	—	378,000	1,703,000	2,081,000	23,000
Advance Auto Parts	Beavercreek, OH	2022	(17)	776,000	1,282,000	—	776,000	1,282,000	2,058,000	17,000
Advance Auto Parts	El Paso, TX	2022	(17)	396,000	1,766,000	—	396,000	1,766,000	2,162,000	21,000
Advance Auto Parts	Gillette, WY	2022	(18)	576,000	1,540,000	—	576,000	1,540,000	2,116,000	16,000
Athletico Physical Therapy	Chicago, IL	2021	(12)	359,000	819,000	—	359,000	819,000	1,178,000	46,000
AutoZone	Garner, NC	2019	(6)	846,000	1,744,000	—	846,000	1,744,000	2,590,000	184,000
AutoZone	Immokalee, Fl	2019	(6)	510,000	1,837,000	—	510,000	1,837,000	2,347,000	182,000
AutoZone	Carpentersville, IL	2021	(3)	478,000	950,000	—	478,000	950,000	1,428,000	33,000
AutoZone	Tampa, FL	2022	(4)	233,000	1,723,000	—	233,000	1,723,000	1,956,000	41,000
AutoZone	Clarksville, TN	2022	(7)	517,000	1,421,000	—	517,000	1,421,000	1,938,000	13,000
AutoZone	San Antonio, TX	2022	(7)	223,000	1,126,000	—	223,000	1,126,000	1,349,000	10,000
AutoZone	Spring Hill, TN	2022	(7)	761,000	1,296,000	—	761,000	1,296,000	2,057,000	12,000
AutoZone	Sumter, SC	2022	(7)	233,000	632,000	—	233,000	632,000	865,000	8,000
AutoZone	Johnson City, TN	2022	(8)	258,000	803,000	—	258,000	803,000	1,061,000	6,000
BioLife Plasma Services L.P.	Las Vegas, NV	2020	(20)	2,544,000	7,960,000	—	2,544,000	7,960,000	10,504,000	465,000
CVS Pharmacy	Indianapolis, IN	2019	(6)	713,000	3,787,000	—	713,000	3,787,000	4,500,000	362,000
CVS Pharmacy	Gadsden, AL	2020	(11)	1,123,000	3,703,000	—	1,123,000	3,703,000	4,826,000	249,000
CVS Pharmacy	Bolingbrook, IL	2021	(13)	511,000	6,173,000	—	511,000	6,173,000	6,684,000	203,000
CVS Pharmacy	Bessemer, AL	2022	(4)	1,035,000	4,939,000	—	1,035,000	4,939,000	5,974,000	102,000
CVS Pharmacy	Beverly Hills, FL	2022	(5)	614,000	4,278,000	—	614,000	4,278,000	4,892,000	113,000
CVS Pharmacy	Houston, TX	2022	(7)	848,000	3,712,000	—	848,000	3,712,000	4,560,000	31,000
CVS Pharmacy	Spartanburg, SC	2022	(8)	479,000	3,515,000	—	479,000	3,515,000	3,994,000	23,000
CVS Pharmacy	Las Vegas, NV	2022	(9)	762,000	5,811,000	—	762,000	5,811,000	6,573,000	66,000
CVS Pharmacy	Richmond, IN	2022	(16)	239,000	2,445,000	—	239,000	2,445,000	2,684,000	38,000
CVS Pharmacy	Rome, GA	2022	(17)	408,000	2,283,000	—	408,000	2,283,000	2,691,000	29,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Dollar General	McAdoo, PA	2019	(6)	236,000	1,304,000	—	236,000	1,304,000	1,540,000	150,000
Dollar General	Vernon, CT	2019	(6)	592,000	1,118,000	—	592,000	1,118,000	1,710,000	126,000
Dollar General	Hickory, NC	2019	(10)	298,000	1,320,000	—	298,000	1,320,000	1,618,000	134,000
Dollar General	Gastonia, NC	2019	(10)	211,000	1,309,000	—	211,000	1,309,000	1,520,000	135,000
Dollar General	Denham Springs, LA	2019	(10)	240,000	1,523,000	—	240,000	1,523,000	1,763,000	142,000
Dollar General	Hammond, LA	2019	(10)	304,000	1,372,000	—	304,000	1,372,000	1,676,000	132,000
Dollar General	Alorton, IL	2019	(10)	159,000	1,204,000	—	159,000	1,204,000	1,363,000	122,000
Dollar General	Dupo, IL	2019	(10)	161,000	1,132,000	—	161,000	1,132,000	1,293,000	115,000
Dollar General	Hickory, NC	2019	(10)	339,000	1,420,000	—	339,000	1,420,000	1,759,000	142,000
Dollar General	Cincinnati, OH	2019	(10)	282,000	1,410,000	—	282,000	1,410,000	1,692,000	143,000
Dollar General	Hamilton, OH	2019	(10)	340,000	1,647,000	—	340,000	1,647,000	1,987,000	163,000
Dollar General	Waterloo, IA	2019	(19)	413,000	975,000	—	413,000	975,000	1,388,000	115,000
Dollar General	Pleasant Grove, AL	2019	(19)	119,000	1,212,000	—	119,000	1,212,000	1,331,000	135,000
Dollar General	Beaumont, TX	2019	(19)	456,000	1,002,000	—	456,000	1,002,000	1,458,000	116,000
Dollar General	Houston, TX	2020	(20)	282,000	1,430,000	—	282,000	1,430,000	1,712,000	148,000
Dollar General	Oklahoma City, OK	2020	(20)	340,000	1,073,000	—	340,000	1,073,000	1,413,000	114,000
Dollar General	Chicago, IL	2020	(20)	558,000	1,165,000	15,000	558,000	1,180,000	1,738,000	132,000
Dollar General	Corpus Christi, TX	2020	(1)	363,000	958,000	—	363,000	958,000	1,321,000	77,000
Dollar General	Superior, WI	2020	(11)	418,000	1,117,000	16,000	418,000	1,133,000	1,551,000	86,000
Dollar General	Walbridge, OH	2020	(11)	21,000	1,059,000	—	21,000	1,059,000	1,080,000	81,000
Dollar General	Knoxville, TN	2020	(11)	284,000	1,073,000	—	284,000	1,073,000	1,357,000	82,000
Dollar General	Dothan, AL	2020	(11)	273,000	1,178,000	—	273,000	1,178,000	1,451,000	89,000
Dollar General	Knoxville, TN	2020	(11)	342,000	1,198,000	—	342,000	1,198,000	1,540,000	90,000
Dollar General	Cincinnati, OH	2021	(2)	872,000	753,000	—	872,000	753,000	1,625,000	65,000
Dollar General	Norton Shores, MI	2021	(2)	270,000	852,000	—	270,000	852,000	1,122,000	56,000
Dollar General	Columbus, GA	2021	(3)	375,000	1,130,000	—	375,000	1,130,000	1,505,000	43,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Dollar General	Elyria, OH	2021	(3)	234,000	1,297,000	—	234,000	1,297,000	1,531,000	48,000
Dollar General	Cleveland, OH	2021	(3)	104,000	1,439,000	—	104,000	1,439,000	1,543,000	49,000
Dollar General	Auburn, AL	2021	(3)	757,000	1,147,000	—	757,000	1,147,000	1,904,000	41,000
Dollar General	Birmingham, AL	2021	(12)	211,000	1,370,000	—	211,000	1,370,000	1,581,000	82,000
Dollar General	Huntsville, TX	2021	(12)	141,000	1,515,000	—	141,000	1,515,000	1,656,000	87,000
Dollar General	Huntsville, TX	2021	(12)	144,000	1,468,000	—	144,000	1,468,000	1,612,000	85,000
Dollar General	Birmingham, AL	2021	(12)	158,000	1,237,000	—	158,000	1,237,000	1,395,000	74,000
Dollar General	Slidell, LA	2021	(12)	469,000	1,919,000	—	469,000	1,919,000	2,388,000	107,000
Dollar General	Rockford, IL	2021	(12)	276,000	1,121,000	—	276,000	1,121,000	1,397,000	67,000
Dollar General	Sugar Creek, MO	2021	(13)	286,000	1,227,000	184,000	286,000	1,411,000	1,697,000	56,000
Dollar General	Baton Rouge, LA	2021	(13)	197,000	1,377,000	—	197,000	1,377,000	1,574,000	51,000
Dollar General	Hammond, LA	2021	(13)	366,000	1,334,000	—	366,000	1,334,000	1,700,000	49,000
Dollar General	St. Amant, LA	2021	(13)	452,000	1,292,000	—	452,000	1,292,000	1,744,000	50,000
Dollar General	Goshen, IN	2021	(13)	169,000	1,286,000	—	169,000	1,286,000	1,455,000	51,000
Dollar General	Gadsden, AL	2021	(13)	312,000	1,652,000	—	312,000	1,652,000	1,964,000	59,000
Dollar General	Cranston, RI	2021	—	143,000	1,751,000	—	143,000	1,751,000	1,894,000	103,000
Dollar General	Birmingham, AL	2022	(4)	475,000	930,000	—	475,000	930,000	1,405,000	30,000
Dollar General	Baton Rouge, LA	2022	(4)	298,000	1,232,000	—	298,000	1,232,000	1,530,000	24,000
Dollar General	Cleveland, OH	2022	(4)	233,000	1,036,000	—	233,000	1,036,000	1,269,000	29,000
Dollar General	Cuyahoga Falls, OH	2022	(4)	377,000	1,059,000	—	377,000	1,059,000	1,436,000	28,000
Dollar General	Gulfport, MS	2022	(4)	209,000	1,338,000	—	209,000	1,338,000	1,547,000	32,000
Dollar General	Lafayette, LA	2022	(4)	353,000	800,000	—	353,000	800,000	1,153,000	21,000
Dollar General	Lakeland, FL	2022	(4)	139,000	1,585,000	—	139,000	1,585,000	1,724,000	36,000
Dollar General	Westwego, LA	2022	(4)	1,166,000	1,460,000	—	1,166,000	1,460,000	2,626,000	38,000
Dollar General	Richmond, VA	2022	(5)	352,000	1,016,000	—	352,000	1,016,000	1,368,000	32,000
Dollar General	Kansas City, MO	2022	(5)	304,000	1,352,000	—	304,000	1,352,000	1,656,000	41,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Dollar General	Kansas City, MO	2022	(5)	246,000	1,223,000	—	246,000	1,223,000	1,469,000	36,000
Dollar General	Lake City, FL	2022	(5)	435,000	1,227,000	—	435,000	1,227,000	1,662,000	39,000
Dollar General	Ocala, FL	2022	(5)	378,000	1,954,000	—	378,000	1,954,000	2,332,000	53,000
Dollar General	Petersburg, VA	2022	(5)	216,000	1,321,000	—	216,000	1,321,000	1,537,000	40,000
Dollar General	Toledo, OH	2022	(5)	142,000	1,353,000	—	142,000	1,353,000	1,495,000	42,000
Dollar General	Tulsa, OK	2022	(5)	341,000	943,000	—	341,000	943,000	1,284,000	33,000
Dollar General	Boiling Springs, SC	2022	(7)	142,000	1,263,000	—	142,000	1,263,000	1,405,000	13,000
Dollar General	Burlington, NC	2022	(7)	734,000	1,708,000	—	734,000	1,708,000	2,442,000	19,000
Dollar General	Conway, AR	2022	(7)	288,000	1,166,000	—	288,000	1,166,000	1,454,000	12,000
Dollar General	Fort Smith, AR	2022	(7)	143,000	1,167,000	—	143,000	1,167,000	1,310,000	12,000
Dollar General	Marion, OH	2022	(7)	132,000	1,217,000	—	132,000	1,217,000	1,349,000	13,000
Dollar General	Pensacola, FL	2022	(7)	743,000	976,000	—	743,000	976,000	1,719,000	11,000
Dollar General	Pine Bluff, AR	2022	(7)	201,000	1,192,000	—	201,000	1,192,000	1,393,000	13,000
Dollar General	Sheffield Lake, OH	2022	(7)	295,000	1,094,000	—	295,000	1,094,000	1,389,000	12,000
Dollar General	Toledo, OH	2022	(7)	94,000	1,423,000	—	94,000	1,423,000	1,517,000	14,000
Dollar General	Byron, GA	2022	(8)	99,000	1,099,000	—	99,000	1,099,000	1,198,000	8,000
Dollar General	Lubbock, TX	2022	(8)	216,000	1,060,000	—	216,000	1,060,000	1,276,000	8,000
Dollar General	Tallahassee, FL	2022	(8)	244,000	1,510,000	—	244,000	1,510,000	1,754,000	11,000
Dollar General	Valdosta, GA	2022	(8)	321,000	1,504,000	—	321,000	1,504,000	1,825,000	11,000
Dollar General	Alexandria, LA	2022	(8)	131,000	1,117,000	—	131,000	1,117,000	1,248,000	8,000
Dollar General	Gretna, LA	2022	(9)	576,000	1,389,000	—	576,000	1,389,000	1,965,000	18,000
Dollar General	Douglasville, GA	2022	(9)	150,000	1,449,000	—	150,000	1,449,000	1,599,000	20,000
Dollar General	Mobile, AL	2022	(9)	257,000	1,088,000	—	257,000	1,088,000	1,345,000	13,000
Dollar General	Sumter, SC	2022	(9)	216,000	1,041,000	—	216,000	1,041,000	1,257,000	15,000
Dollar General	Shreveport, LA	2022	(9)	324,000	1,116,000	—	324,000	1,116,000	1,440,000	15,000
Dollar General	Evansville, IN	2022	(14)	97,000	1,356,000	—	97,000	1,356,000	1,453,000	36,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Dollar General	Tampa, FL	2022	(14)	512,000	1,765,000	—	512,000	1,765,000	2,277,000	48,000
Dollar General	Butler, PA	2022	(14)	338,000	1,418,000	—	338,000	1,418,000	1,756,000	39,000
Dollar General	Washington, PA	2022	(14)	608,000	1,587,000	—	608,000	1,587,000	2,195,000	43,000
Dollar General	Leesport, PA	2022	(14)	399,000	1,117,000	—	399,000	1,117,000	1,516,000	32,000
Dollar General	Baton Rouge, LA	2022	(14)	229,000	1,178,000	—	229,000	1,178,000	1,407,000	31,000
Dollar General	Jermyn, PA	2022	(14)	142,000	1,490,000	—	142,000	1,490,000	1,632,000	40,000
Dollar General	Columbia, SC	2022	(15)	194,000	1,292,000	—	194,000	1,292,000	1,486,000	25,000
Dollar General	Denham Springs, LA	2022	(15)	143,000	1,466,000	—	143,000	1,466,000	1,609,000	25,000
Dollar General	Zanesville, OH	2022	(15)	178,000	1,349,000	—	178,000	1,349,000	1,527,000	25,000
Dollar General	Norton, OH	2022	(15)	187,000	1,365,000	—	187,000	1,365,000	1,552,000	26,000
Dollar General	Belleville, IL	2022	(15)	226,000	1,175,000	—	226,000	1,175,000	1,401,000	23,000
Dollar General	Aiken, SC	2022	(15)	176,000	1,183,000	—	176,000	1,183,000	1,359,000	22,000
Dollar General	Walker, LA	2022	(15)	175,000	1,988,000	—	175,000	1,988,000	2,163,000	34,000
Dollar General	Baton Rouge, LA	2022	(16)	114,000	1,677,000	—	114,000	1,677,000	1,791,000	23,000
Dollar General	Altoona, PA	2022	(16)	203,000	1,402,000	—	203,000	1,402,000	1,605,000	21,000
Dollar General	Elizabeth, PA	2022	(16)	345,000	1,448,000	—	345,000	1,448,000	1,793,000	25,000
Dollar General	Fayetteville, NC	2022	(16)	189,000	1,200,000	—	189,000	1,200,000	1,389,000	19,000
Dollar General	Panama City, FL	2022	(16)	575,000	1,477,000	—	575,000	1,477,000	2,052,000	23,000
Dollar General	Odessa, TX	2022	(16)	104,000	1,316,000	—	104,000	1,316,000	1,420,000	20,000
Dollar General	Fairborn, OH	2022	(17)	315,000	1,492,000	—	315,000	1,492,000	1,807,000	19,000
Dollar General	San Angelo, TX	2022	(17)	515,000	898,000	—	515,000	898,000	1,413,000	12,000
Dollar General	Xenia, OH	2022	(17)	457,000	1,826,000	—	457,000	1,826,000	2,283,000	24,000
Dollar General	Trotwood, OH	2022	(17)	46,000	1,444,000	—	46,000	1,444,000	1,490,000	19,000
Dollar General	Rosenberg, TX	2022	(17)	115,000	1,415,000	—	115,000	1,415,000	1,530,000	18,000
Dollar General	Mableton, GA	2022	(17)	210,000	1,442,000	—	210,000	1,442,000	1,652,000	19,000
Dollar General	Nashville, TN	2022	(17)	810,000	1,182,000	—	810,000	1,182,000	1,992,000	18,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Dollar General	Johnson City, TN	2022	(17)	241,000	1,253,000	—	241,000	1,253,000	1,494,000	17,000
Dollar General	Lakeland, FL	2022	(17)	481,000	1,544,000	—	481,000	1,544,000	2,025,000	20,000
Dollar General	Mandeville, LA	2022	(18)	296,000	1,307,000	—	296,000	1,307,000	1,603,000	13,000
Dollar General	Warren, OH	2022	(18)	154,000	1,204,000	—	154,000	1,204,000	1,358,000	13,000
Dollar General	Amherst, OH	2022	(18)	205,000	1,329,000	—	205,000	1,329,000	1,534,000	14,000
Dollar General	Harvey, LA	2022	(18)	918,000	1,876,000	—	918,000	1,876,000	2,794,000	19,000
Dollar General	Louisville, OH	2022	(18)	214,000	1,283,000	—	214,000	1,283,000	1,497,000	14,000
Dollar General	Reynoldsburg, OH	2022	(18)	193,000	1,307,000	—	193,000	1,307,000	1,500,000	14,000
Dollar Tree	Mission, TX	2020	(1)	377,000	1,175,000	—	377,000	1,175,000	1,552,000	84,000
Dollar Tree	Fort Wayne, IN	2020	(20)	199,000	1,108,000	—	199,000	1,108,000	1,307,000	87,000
Dollar Tree	Shreveport, LA	2021	(2)	372,000	841,000	—	372,000	841,000	1,213,000	60,000
Dollar Tree	Amarillo, TX	2021	(3)	367,000	1,157,000	—	367,000	1,157,000	1,524,000	39,000
Dollar Tree	Palm Harbor, FL	2021	(3)	553,000	1,249,000	15,000	553,000	1,264,000	1,817,000	45,000
Dollar Tree	Summit, IL	2021	(3)	195,000	780,000	—	195,000	780,000	975,000	37,000
Dollar Tree	Brook Park, OH	2021	—	215,000	483,000	—	215,000	483,000	698,000	51,000
Dollar Tree	Davenport, IA	2022	(4)	168,000	1,123,000	—	168,000	1,123,000	1,291,000	28,000
Dollar Tree	Jacksonville, FL	2022	(8)	472,000	1,017,000	—	472,000	1,017,000	1,489,000	8,000
Family Dollar	Terrytown, LA	2019	(6)	539,000	1,258,000	—	539,000	1,258,000	1,797,000	133,000
Family Dollar	Baton Rouge, LA	2019	(10)	410,000	1,232,000	—	410,000	1,232,000	1,642,000	122,000
Family Dollar	San Antonio, TX	2019	(19)	496,000	898,000	—	496,000	898,000	1,394,000	99,000
Family Dollar	Memphis, TN	2020	(20)	579,000	890,000	20,000	579,000	910,000	1,489,000	108,000
Family Dollar	Beaumont, TX	2020	(20)	226,000	856,000	91,000	226,000	947,000	1,173,000	128,000
Family Dollar	Columbus, OH	2020	(20)	518,000	1,040,000	—	518,000	1,040,000	1,558,000	111,000
Family Dollar	Commerce City, CO	2020	(20)	671,000	773,000	—	671,000	773,000	1,444,000	91,000
Family Dollar	Greenville, SC	2020	(1)	367,000	971,000	—	367,000	971,000	1,338,000	73,000
Family Dollar	Abilene, TX	2020	(1)	195,000	1,173,000	—	195,000	1,173,000	1,368,000	85,000
Family Dollar	Laredo, TX	2020	(1)	264,000	1,434,000	—	264,000	1,434,000	1,698,000	104,000
Family Dollar	Phoenix, AZ	2020	(1)	349,000	1,384,000	—	349,000	1,384,000	1,733,000	101,000
Family Dollar	Edinburg, TX	2020	(1)	93,000	1,268,000	—	93,000	1,268,000	1,361,000	89,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Family Dollar	Columbia, SC	2020	(1)	747,000	789,000	—	747,000	789,000	1,536,000	65,000
Family Dollar	Plainville, CT	2020	(11)	482,000	1,454,000	—	482,000	1,454,000	1,936,000	110,000
Family Dollar	Lafayette, LA	2020	(11)	337,000	1,121,000	—	337,000	1,121,000	1,458,000	81,000
Family Dollar	Scott, LA	2020	(11)	282,000	1,032,000	—	282,000	1,032,000	1,314,000	77,000
Family Dollar	Lafayette, LA	2020	(11)	408,000	984,000	—	408,000	984,000	1,392,000	74,000
Family Dollar	Houston, TX	2021	(2)	317,000	1,262,000	—	317,000	1,262,000	1,579,000	71,000
Family Dollar	Phoenix, AZ	2021	(2)	525,000	1,387,000	26,000	525,000	1,413,000	1,938,000	80,000
Family Dollar	Everman, TX	2021	(2)	404,000	920,000	—	404,000	920,000	1,324,000	63,000
Family Dollar	Roanoke, VA	2021	(2)	236,000	1,454,000	—	236,000	1,454,000	1,690,000	80,000
Family Dollar	Lima, OH	2021	(2)	269,000	1,032,000	—	269,000	1,032,000	1,301,000	70,000
Family Dollar	Alsip, IL	2021	(2)	537,000	1,283,000	54,000	537,000	1,337,000	1,874,000	86,000
Family Dollar	Birmingham, AL	2021	(3)	332,000	1,348,000	—	332,000	1,348,000	1,680,000	48,000
Family Dollar	Dallas, TX	2021	(3)	116,000	766,000	—	116,000	766,000	882,000	37,000
Family Dollar	Baton Rouge, LA	2021	(13)	168,000	1,033,000	—	168,000	1,033,000	1,201,000	40,000
Family Dollar	Cleveland, OH	2022	(4)	233,000	1,260,000	—	233,000	1,260,000	1,493,000	30,000
Family Dollar	Oklahoma City, OK	2022	(4)	484,000	1,181,000	—	484,000	1,181,000	1,665,000	29,000
Family Dollar	Cleveland, OH	2022	(4)	292,000	1,291,000	—	292,000	1,291,000	1,583,000	31,000
Family Dollar	Bethany, OK	2022	(5)	207,000	1,469,000	—	207,000	1,469,000	1,676,000	40,000
Family Dollar	Cleveland, OH	2022	(5)	285,000	1,229,000	—	285,000	1,229,000	1,514,000	35,000
Family Dollar	Danville, VA	2022	(5)	228,000	1,583,000	—	228,000	1,583,000	1,811,000	45,000
Family Dollar	Raleigh, NC	2022	(5)	548,000	1,035,000	—	548,000	1,035,000	1,583,000	35,000
Family Dollar	Chalmette, LA	2022	(8)	326,000	930,000	—	326,000	930,000	1,256,000	7,000
Family Dollar	Myrtle Beach, SC	2022	(8)	417,000	1,065,000	—	417,000	1,065,000	1,482,000	7,000
Family Dollar	Ruston, LA	2022	(8)	384,000	1,525,000	—	384,000	1,525,000	1,909,000	11,000
Family Dollar	West Monroe, LA	2022	(8)	367,000	1,461,000	—	367,000	1,461,000	1,828,000	10,000
Family Dollar	Shreveport, LA	2022	(9)	389,000	1,437,000	—	389,000	1,437,000	1,826,000	18,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Family Dollar	Cocoa, FL	2022	(9)	501,000	1,440,000	—	501,000	1,440,000	1,941,000	19,000
Family Dollar	Baton Rouge, LA	2022	(14)	101,000	1,134,000	—	101,000	1,134,000	1,235,000	30,000
Five Below	Sevierville, TN	2021	—	—	1,619,000	—	—	1,619,000	1,619,000	54,000
Food Lion	Greenwood, SC	2021	—	671,000	4,538,000	—	671,000	4,538,000	5,209,000	188,000
Franciscan Alliance, Inc.	Indianapolis, IN	2019	(6)	136,000	2,575,000	—	136,000	2,575,000	2,711,000	235,000
Fresenius Medical Care	Nashville, TN	2019	(10)	399,000	4,585,000	—	399,000	4,585,000	4,984,000	394,000
Fresenius Medical Care	Sumter, SC	2021	(12)	273,000	4,879,000	—	273,000	4,879,000	5,152,000	256,000
Fresenius Medical Care	El Paso, TX	2021	(12)	404,000	4,476,000	—	404,000	4,476,000	4,880,000	222,000
Fresenius Medical Care	St. Louis, MO	2021	(13)	501,000	3,798,000	—	501,000	3,798,000	4,299,000	125,000
Fresenius Medical Care	Bethlehem, PA	2022	(16)	492,000	3,400,000	—	492,000	3,400,000	3,892,000	47,000
Fresenius Medical Care	Chicago, IL	2022	(17)	582,000	5,399,000	—	582,000	5,399,000	5,981,000	57,000
Fresenius Medical Care	Lithonia, GA	2022	(17)	465,000	1,900,000	—	465,000	1,900,000	2,365,000	24,000
Fresenius Medical Care	Hammond, IN	2022	(18)	187,000	2,486,000	—	187,000	2,486,000	2,673,000	23,000
Fresenius Medical Care	Belpre, OH	2022	(18)	440,000	4,338,000	—	440,000	4,338,000	4,778,000	38,000
Fresenius Medical Care	Chicago, IL	2022	(18)	746,000	3,680,000	—	746,000	3,680,000	4,426,000	32,000
Giant Eagle	Brook Park, OH	2021	—	1,823,000	10,413,000	—	1,823,000	10,413,000	12,236,000	617,000
Goodwill	Skokie, IL	2021	(13)	2,763,000	3,765,000	—	2,763,000	3,765,000	6,528,000	146,000
Goodwill	Grafton, WI	2022	(15)	1,000,000	2,602,000	—	1,000,000	2,602,000	3,602,000	52,000
Hobby Lobby	Franklin, WI	2020	(11)	1,217,000	4,813,000	—	1,217,000	4,813,000	6,030,000	410,000
Hobby Lobby	Greenville, NC	2020	(20)	2,166,000	5,619,000	—	2,166,000	5,619,000	7,785,000	376,000
Hobby Lobby	Brunswick, GA	2021	(13)	1,185,000	6,902,000	—	1,185,000	6,902,000	8,087,000	251,000
Hobby Lobby	Statesville, NC	2022	(7)	1,731,000	5,285,000	—	1,731,000	5,285,000	7,016,000	55,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Hobby Lobby	Lawrenceville, GA	2022	(9)	1,588,000	5,995,000	—	1,588,000	5,995,000	7,583,000	78,000
Hobby Lobby	Mansfield, TX	2022	(14)	1,134,000	6,930,000	—	1,134,000	6,930,000	8,064,000	171,000
Hobby Lobby	Fort Wayne, IN	2022	(16)	2,038,000	4,176,000	197,000	2,038,000	4,373,000	6,411,000	91,000
Hobby Lobby	Warner Robins, GA	2022	(17)	2,526,000	4,872,000	—	2,526,000	4,872,000	7,398,000	64,000
Hobby Lobby	Birmingham, AL	2022	(18)	1,337,000	5,893,000	—	1,337,000	5,893,000	7,230,000	60,000
HomeGoods	Sevierville, TN	2021	—	—	3,228,000	—	—	3,228,000	3,228,000	96,000
Hy-Vee	Shakopee, MN	2019	(19)	5,842,000	16,278,000	—	5,842,000	16,278,000	22,120,000	1,670,000
Indianapolis Osteopathic Hospital, Inc	Indianapolis, IN	2021	(13)	846,000	4,442,000	—	846,000	4,442,000	5,288,000	171,000
Kroger	Hamilton, OH	2019	(10)	1,819,000	11,247,000	—	1,819,000	11,247,000	13,066,000	1,076,000
Kroger	Fort Wayne, IN	2020	(20)	1,000,000	6,723,000	—	1,000,000	6,723,000	7,723,000	512,000
Kroger	Farmington, MI	2020	(20)	1,276,000	8,114,000	—	1,276,000	8,114,000	9,390,000	575,000
Kroger	West Bend, WI	2022	(15)	2,273,000	15,811,000	—	2,273,000	15,811,000	18,084,000	255,000
MedSpring	Dallas, TX	2021	(12)	687,000	2,468,000	—	687,000	2,468,000	3,155,000	124,000
Napa Auto Parts	Belvidere, IL	2019	(10)	277,000	1,036,000	—	277,000	1,036,000	1,313,000	107,000
Napa Auto Parts	Freeport, IL	2019	(10)	107,000	1,258,000	—	107,000	1,258,000	1,365,000	132,000
Napa Auto Parts	Madison, WI	2020	(11)	349,000	1,440,000	—	349,000	1,440,000	1,789,000	100,000
Napa Auto Parts	Iowa City, IA	2021	(12)	770,000	1,030,000	—	770,000	1,030,000	1,800,000	70,000
Napa Auto Parts	Orange Park, FL	2022	(5)	443,000	1,242,000	—	443,000	1,242,000	1,685,000	36,000
Napa Auto Parts	Kenosha, WI	2022	(7)	175,000	1,344,000	—	175,000	1,344,000	1,519,000	16,000
Napa Auto Parts	Racine, WI	2022	(7)	188,000	1,340,000	—	188,000	1,340,000	1,528,000	14,000
Napa Auto Parts	Beloit, WI	2022	(8)	47,000	1,147,000	—	47,000	1,147,000	1,194,000	8,000
Napa Auto Parts	Janesville, WI	2022	(8)	187,000	1,286,000	—	187,000	1,286,000	1,473,000	10,000
Napa Auto Parts	Bloomington, IL	2022	(9)	353,000	1,371,000	—	353,000	1,371,000	1,724,000	17,000
Napa Auto Parts	Morton, IL	2022	(9)	237,000	1,434,000	—	237,000	1,434,000	1,671,000	20,000
Napa Auto Parts	Decatur, IL	2022	(9)	158,000	1,012,000	—	158,000	1,012,000	1,170,000	14,000
Napa Auto Parts	Sun Prairie, WI	2022	(15)	232,000	565,000	—	232,000	565,000	797,000	12,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Napa Auto Parts	Jerome, IL	2022	(16)	341,000	2,058,000	—	341,000	2,058,000	2,399,000	31,000
Napa Auto Parts	Rockford, IL	2022	(17)	1,029,000	1,521,000	—	1,029,000	1,521,000	2,550,000	28,000
Napa Auto Parts	Woodstock, IL	2022	(17)	288,000	1,274,000	—	288,000	1,274,000	1,562,000	18,000
Napa Auto Parts	McHenry, IL	2022	(18)	225,000	1,278,000	—	225,000	1,278,000	1,503,000	15,000
Napa Auto Parts	Crystal Lake, IL	2022	(18)	126,000	1,446,000	—	126,000	1,446,000	1,572,000	14,000
Old National Bank	Palos Heights, IL	2021	—	840,000	7,050,000	—	840,000	7,050,000	7,890,000	305,000
Old National Bank	Blue Island, IL	2021	—	734,000	5,837,000	—	734,000	5,837,000	6,571,000	266,000
O’Reilly	South Holland, IL	2021	(12)	219,000	1,320,000	—	219,000	1,320,000	1,539,000	81,000
O’Reilly	St. Augustine, FL	2022	(5)	399,000	1,276,000	—	399,000	1,276,000	1,675,000	35,000
O’Reilly	Avon, OH	2022	(7)	699,000	836,000	—	699,000	836,000	1,535,000	10,000
O’Reilly	Chattanooga, TN	2022	(8)	237,000	896,000	—	237,000	896,000	1,133,000	7,000
O’Reilly	Slidell, LA	2022	(8)	349,000	804,000	—	349,000	804,000	1,153,000	6,000
O’Reilly	Knoxville, TN	2022	(18)	566,000	1,098,000	—	566,000	1,098,000	1,664,000	11,000
PNC Bank, N.A.	Jacksonville, NC	2022	(8)	745,000	3,453,000	—	745,000	3,453,000	4,198,000	21,000
Publix	Birmingham, AL	2021	—	2,565,000	12,189,000	—	2,565,000	12,189,000	14,754,000	629,000
Publix	Sevierville, TN	2021	—	—	11,126,000	—	—	11,126,000	11,126,000	361,000
Ross Stores	Ceres, CA	2019	(6)	505,000	4,922,000	—	505,000	4,922,000	5,427,000	507,000
Sherwin Williams	Arlington, TX	2020	(11)	485,000	655,000	—	485,000	655,000	1,140,000	53,000
Sherwin Williams	Naples, FL	2020	(11)	440,000	389,000	—	440,000	389,000	829,000	33,000
Sherwin Williams	Sherman, TX	2020	(11)	140,000	943,000	16,000	140,000	959,000	1,099,000	76,000
Sherwin Williams	Shreveport, LA	2020	(11)	192,000	870,000	—	192,000	870,000	1,062,000	64,000
Sherwin Williams	Lima, OH	2021	(3)	139,000	905,000	—	139,000	905,000	1,044,000	29,000
Sherwin Williams	Winston-Salem, NC	2022	(9)	611,000	1,359,000	—	611,000	1,359,000	1,970,000	16,000
Sherwin Williams	Peoria, IL	2022	(14)	399,000	1,397,000	—	399,000	1,397,000	1,796,000	35,000
Stop & Shop	Andover, MA	2021	—	3,351,000	48,303,000	—	3,351,000	48,303,000	51,654,000	1,808,000
TCF National Bank	Kenosha, WI	2022	(7)	376,000	1,512,000	—	376,000	1,512,000	1,888,000	15,000
The Christ Hospital	Cincinnati, OH	2021	(3)	224,000	2,055,000	—	224,000	2,055,000	2,279,000	67,000
Tractor Supply	Denham Springs, LA	2022	(4)	652,000	3,204,000	—	652,000	3,204,000	3,856,000	74,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Tractor Supply	Johnson City, TN	2022	(8)	705,000	2,290,000	—	705,000	2,290,000	2,995,000	17,000
Tractor Supply	West Haven, UT	2022	(8)	515,000	4,152,000	—	515,000	4,152,000	4,667,000	29,000
Tractor Supply	Kuna, ID	2022	(14)	722,000	3,896,000	—	722,000	3,896,000	4,618,000	102,000
Tractor Supply	Royse City, TX	2022	(14)	1,238,000	4,173,000	—	1,238,000	4,173,000	5,411,000	102,000
Tractor Supply	Conway, SC	2022	(15)	996,000	4,256,000	—	996,000	4,256,000	5,252,000	76,000
Tractor Supply	Staunton, VA	2022	(15)	564,000	4,889,000	—	564,000	4,889,000	5,453,000	82,000
Tractor Supply	Collinsville, OK	2022	(16)	893,000	3,021,000	—	893,000	3,021,000	3,914,000	47,000
Tractor Supply	Meraux, LA	2022	(16)	820,000	3,037,000	—	820,000	3,037,000	3,857,000	47,000
Tractor Supply	Chesapeake, VA	2022	(18)	1,063,000	3,765,000	—	1,063,000	3,765,000	4,828,000	34,000
Tractor Supply	Scott, LA	2022	(18)	762,000	3,097,000	—	762,000	3,097,000	3,859,000	31,000
Tractor Supply	Hollywood, MD	2022	(18)	515,000	4,563,000	—	515,000	4,563,000	5,078,000	41,000
Tractor Supply	Harrisburg, PA	2019	(6)	371,000	4,526,000	—	371,000	4,526,000	4,897,000	451,000
Tractor Supply	North Windham, CT	2019	(6)	677,000	4,628,000	—	677,000	4,628,000	5,305,000	451,000
Tractor Supply	Woods Cross, UT	2019	(10)	482,000	4,521,000	—	482,000	4,521,000	5,003,000	421,000
Tractor Supply	Chillicothe, OH	2020	(11)	598,000	2,509,000	25,000	598,000	2,534,000	3,132,000	208,000
Tractor Supply	Laplace, LA	2021	(12)	644,000	3,599,000	—	644,000	3,599,000	4,243,000	207,000
Truist Bank	Atco, NJ	2021	—	184,000	1,191,000	—	184,000	1,191,000	1,375,000	64,000
Vacant	Reynoldsburg, OH	2020	(1)	276,000	877,000	40,000	276,000	917,000	1,193,000	86,000
Verizon Wireless	Columbia, SC	2022	(15)	2,093,000	2,968,000	—	2,093,000	2,968,000	5,061,000	50,000
Verizon Wireless	Gastonia, NC	2022	(17)	272,000	3,195,000	—	272,000	3,195,000	3,467,000	35,000
Walgreens	Lawrenceville, GA	2022	(9)	1,844,000	4,615,000	—	1,844,000	4,615,000	6,459,000	52,000
Walgreens	Baytown, TX	2022	(14)	814,000	3,039,000	—	814,000	3,039,000	3,853,000	74,000
Walgreens	St. Louis, MO	2022	(14)	1,950,000	5,005,000	—	1,950,000	5,005,000	6,955,000	120,000
Walgreens	North Ridgeville, OH	2022	(14)	407,000	5,545,000	—	407,000	5,545,000	5,952,000	132,000
Walgreens	Hammond, IN	2022	(14)	1,311,000	3,366,000	—	1,311,000	3,366,000	4,677,000	89,000
Walgreens	Blacklick, OH	2022	(15)	2,141,000	2,652,000	—	2,141,000	2,652,000	4,793,000	48,000
Walgreens	Waukesha, WI	2022	(15)	1,342,000	4,990,000	13,000	1,342,000	5,003,000	6,345,000	85,000
Walgreens	League City, TX	2022	(16)	1,392,000	3,768,000	—	1,392,000	3,768,000	5,160,000	52,000
Walgreens	Chicago, IL	2022	(16)	1,478,000	4,104,000	—	1,478,000	4,104,000	5,582,000	56,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

				Initial cost		Costs capitalized subsequent to acquisition	Gross amount at which carried at December 31, 2022
Tenant	Location	Date of acquisition	Debt (a)	Land	Building and improvements		Land	Building and improvements	Total (b)	Accumulated depreciation (c)
Walgreens	Chicago, IL	2022	(16)	1,107,000	5,724,000	—	1,107,000	5,724,000	6,831,000	74,000
Walgreens	Ocala, FL	2022	(16)	1,600,000	2,038,000	—	1,600,000	2,038,000	3,638,000	33,000
Walgreens	Gainesville, FL	2022	(17)	1,968,000	3,408,000	—	1,968,000	3,408,000	5,376,000	40,000
Walgreens	Houston, TX	2022	(17)	1,106,000	3,719,000	—	1,106,000	3,719,000	4,825,000	42,000
Walgreens	Franklin, TN	2022	(17)	1,903,000	2,849,000	—	1,903,000	2,849,000	4,752,000	36,000
Walgreens	Yorktown, VA	2022	(18)	2,940,000	3,254,000	—	2,940,000	3,254,000	6,194,000	31,000
Walgreens	Huber Heights, OH	2022	(18)	1,143,000	1,205,000	—	1,143,000	1,205,000	2,348,000	18,000
Walgreens	Valrico, FL	2022	(18)	1,941,000	2,167,000	—	1,941,000	2,167,000	4,108,000	23,000
Walgreens	Fort Worth, TX	2019	(10)	735,000	5,836,000	—	735,000	5,836,000	6,571,000	498,000
Walgreens	Geismar, LA	2019	(19)	1,224,000	4,112,000	—	1,224,000	4,112,000	5,336,000	399,000
Walgreens	Dolton, IL	2019	(19)	963,000	2,795,000	—	963,000	2,795,000	3,758,000	304,000
Walgreens	Grafton, WI	2019	(19)	1,196,000	4,448,000	—	1,196,000	4,448,000	5,644,000	436,000
Walgreens	Pleasant Prairie, WI	2019	(19)	1,319,000	3,735,000	—	1,319,000	3,735,000	5,054,000	375,000
Walgreens	Fairfield, OH	2020	(11)	483,000	6,232,000	—	483,000	6,232,000	6,715,000	386,000
Walgreens	Panama City, FL	2020	(11)	1,882,000	3,992,000	—	1,882,000	3,992,000	5,874,000	263,000
Walgreens	Chicago, IL	2021	(12)	1,894,000	5,423,000	—	1,894,000	5,423,000	7,317,000	289,000
Walgreens	Montgomery, AL	2021	(12)	294,000	5,387,000	—	294,000	5,387,000	5,681,000	283,000
Walgreens	Naperville, IL	2021	(12)	1,564,000	4,474,000	—	1,564,000	4,474,000	6,038,000	250,000
Walgreens	Arlington, TX	2021	(13)	1,110,000	3,666,000	—	1,110,000	3,666,000	4,776,000	121,000
Walgreens	Independence, MO	2021	(13)	798,000	4,816,000	107,000	798,000	4,923,000	5,721,000	170,000
Walgreens	Kingston, PA	2021	—	353,000	5,877,000	—	353,000	5,877,000	6,230,000	297,000
Walmart Neighborhood Market	Huntsville, AL	2020	(20)	1,901,000	10,502,000	—	1,901,000	10,502,000	12,403,000	650,000

Total Portfolio				$195,295,000	$827,591,000	$863,000	$195,295,000	$828,454,000	$1,023,749,000	$34,663,000

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2022

(a)	Properties are collateralized with fixed-rate CMBS debt as follows:

Amount
(1)	$6,369,000
(2)	7,823,000
(3)	11,019,000
(4)	18,008,000
(5)	16,902,000
(6)	21,550,000
(7)	25,519,000
(8)	24,420,000
(9)	25,012,000
(10)	24,850,000
(11)	24,485,000
(12)	28,110,000
(13)	31,200,000
(14)	32,722,000
(15)	36,860,000
(16)	33,441,000
(17)	35,840,000
(18)	37,795,000
(19)	30,231,000
(20)	37,564,000

$509,720,000

(b)	At December 31, 2022, the aggregate cost of real estate for federal income tax purposes was $931.7 million (unaudited).
(c)	The life on which depreciation in the latest statement of operations and comprehensive income was calculated was between 5 and 39 years.

The changes in real estate and accumulated depreciation for the years ended December 31, 2022 and 2021, respectively, are as follows:

	Years ended December 31,
	2022	2021
Cost
Balance - beginning of year	$532,511,000	$258,988,000
Property acquisitions	490,683,000	273,289,000
Improvements	555,000	234,000

Balance - end of year	$1,023,749,000	$532,511,000

Accumulated depreciation
Balance - beginning of year	$(14,681,000)	$(4,954,000)
Depreciation expense	(19,982,000)	(9,727,000)

Balance - end of year	$(34,663,000)	$(14,681,000)

Net book value - end of year	$989,086,000	$517,830,000

Independent Auditors’ Report

To the Trustee and Shareholders of

ExchangeRight Income Fund

Opinion

We have audited the accompanying combined statement of revenues and certain expenses of the portfolio of 186 properties (the 2022 Acquired Portfolios), which are under common management, for the year ended December 31, 2021, and the related notes (the financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2 of the financial statement for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the 2022 Acquired Portfolios and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, specifically, presenting the historical revenues and certain expenses of the 2022 Acquired Portfolios, and are not intended to be a complete presentation of the 2022 Acquired Portfolios’ revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 2022 Acquired Portfolios’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the 2022 Acquired Portfolios’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

BAKER TILLY US, LLP

/S/ BAKER TILLY US, LLP

Irvine, California
April 25, 2023

2022 Acquired Portfolios

Combined Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2022	For the Year Ended December 31, 2021
	(unaudited)
REVENUES
Rental revenue	$26,485,000	$35,030,000
Other	41,000	52,000

Total revenues	26,526,000	35,082,000

CERTAIN EXPENSES
Property operating expenses	3,187,000	4,126,000
Management fees to affiliates	552,000	714,000

Total certain expenses	3,739,000	4,840,000

Revenue in excess of certain expenses	$22,787,000	$30,242,000

See accompanying Notes to Combined Statements of Revenues and Certain Expenses

2022 Acquired Portfolios

Notes to Combined Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2022 (Unaudited) and

For the Year Ended December 31, 2021

Note 1 – Organization and Nature of Business

The accompanying Combined Statements of Revenues and Certain Expenses include the results of operations of 186 properties that were acquired during the year ended December 31, 2022 by ExchangeRight Income Fund (the “Company”), through its majority owned subsidiary ExchangeRight Income Fund Operating Partnership, LP, via 10 merger agreements with 1031-exchangeable Delaware Statutory Trusts (“DSTs”) and their respective third-party owned master lessees (collectively the “2022 Acquired Portfolios”). The DSTs were previously managed and sponsored by a wholly owned subsidiary of ExchangeRight Real Estate, LLC (the “Sponsor”), a California limited liability company, which also is the sole owner of the Trustee of the Company. Prior to the DSTs being acquired by the Company, the DSTs operated under master leasing arrangements as a master lessor of the various portfolio properties. At the time of each DST acquisition, the Company also acquired each of the respective master lessee entities, which transferred the rights, title, and interest of the related master lessee entities. The results of operations of the 2022 Acquired Portfolios have been combined for purposes of these Combined Statements of Revenues and Certain Expenses, as each of the properties within the portfolios were under common management by the Sponsor prior to their acquisition. The Company acquired these 186 properties for an aggregate purchase price of $539.7 million on various dates during the year ended December 31, 2022. The 186 properties are located in 24 states and are occupied by 18 different national, primarily investment-grade, necessity-based retail tenants and are additionally diversified by industry, geographic region, and lease term.

Note 2 – Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Expenses for the 2022 Acquired Portfolios has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The accompanying Combined Statements of Revenues and Certain Expenses include the historical revenues and certain expenses for the nine months ended September 30, 2022 and for the year ended December 31, 2021 of the 2022 Acquired Portfolios for the 186 properties acquired by the Company during the year ended December 31, 2022. The accompanying Combined Statements of Revenues and Certain Expenses for the 2022 Acquired Portfolios are exclusive of items which may not be comparable to the proposed future operations of the 2022 Acquired Portfolios subsequent to their acquisitions by the Company. Material amounts that would not be directly attributable to future operating results of the 2022 Acquired Portfolios are excluded, and the Combined Statements of Revenues and Certain Expenses are not intended to be a complete presentation of the 2022 Acquired Portfolios revenues and expenses. Items excluded consist primarily of depreciation and amortization, amortization of above- and below-market leases, interest, and other administrative costs.

The Combined Statements of Revenues and Certain Expenses for the nine months ended September 30, 2022 (unaudited) and for the year ended December 31, 2021 reflect all adjustments, consisting of only normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results. The results of operations for the unaudited interim period presented are not necessarily indicative of the full year results of operations.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Combined Statements of Revenues and Certain Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

2022 Acquired Portfolios

Notes to Combined Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2022 (Unaudited) and

For the Year Ended December 31, 2021

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the lease agreements when collectability is reasonably assured. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

All lease-related income is reported as a single line item, rental revenue, in the Combined Statements of Revenues and Certain Expenses. Rental revenue for the nine months ended September 30, 2022 and for the year ended December 31, 2021 is comprised of the following:

	September 30, 2022	December 31, 2021
	(unaudited)
Base rents	$23,160,000	$30,530,000
Tenant reimbursables	2,941,000	3,806,000
Straight-line rent adjustments	384,000	694,000

Total	$26,485,000	$35,030,000

Property Operating Expenses

Property operating expense represents the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

Note 4 – Minimum Future Lease Rentals

Annual aggregate future contractual base rents due to be received under non-cancelable operating leases in effect at December 31, 2021 are as follows:

2022	$30,653,000
2023	30,892,000
2024	29,645,000
2025	28,781,000
2026	27,082,000
Thereafter	90,186,000

Total	$237,239,000

2022 Acquired Portfolios

Notes to Combined Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2022 (Unaudited) and

For the Year Ended December 31, 2021

Annual aggregate future contractual base rents due to be received under non-cancelable operating leases in effect at September 30, 2022 are as follows (unaudited):

Remainder of 2022	$7,493,000
2023	30,892,000
2024	29,645,000
2025	28,781,000
2026	27,082,000
Thereafter	90,186,000

Total	$214,079,000

Note 5 – Tenant Concentrations

As of September 30, 2022, the 2022 Acquired Portfolios are occupied by 18 different national, primarily investment-grade, necessity-based retail tenants, and are additionally diversified by industry, geographic region and lease term. The following tenants contributed more than 10% of base rents during the nine months ended September 30, 2022 and for the year ended December 31, 2021:

	September 30, 2022	December 31, 2021
	(unaudited)
Dollar General	23.3%	23.4%
Walgreens	17.5%	17.7%
Tractor Supply	10.9%	10.8%

Note 6 – Affiliated Party Transactions

The 2022 Acquired Portfolios were managed by ExchangeRight Real Estate, LLC, which is the Company’s sponsor, together with its subsidiaries. Property management and asset management fees to ExchangeRight Real Estate, LLC, together with its subsidiaries, were $0.6 million and $0.7 million, for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively and were included in management fees to affiliates in the Combined Statements of Revenues and Certain Expenses.

Note 7 – Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

Note 8—Subsequent Events

The Company has evaluated subsequent events through the date on which the Combined Statements of Revenues and Certain Expenses has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, these combined financial statements.

Independent Auditors’ Report

To the Trustee and Shareholders of

ExchangeRight Income Fund

Opinion

We have audited the accompanying combined statement of revenues and certain expenses of the portfolio of 478 properties (the Identified Portfolios), which are under common management, for the year ended December 31, 2022, and the related notes (the financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2 of the financial statement for the year ended December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Identified Portfolios and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, specifically, presenting the historical revenues and certain expenses of the Identified Portfolios, and are not intended to be a complete presentation of the Identified Portfolios’ revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Identified Portfolios’ internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Identified Portfolios’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

BAKER TILLY US, LLP

/S/ BAKER TILLY US, LLP

Irvine, California
April 25, 2023

Identified Portfolios

Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2022

REVENUES
Rental revenue	$142,771,000
Other	76,000

Total revenues	142,847,000

CERTAIN EXPENSES
Property operating expenses	13,031,000
Management fees to affiliates	3,713,000

Total certain expenses	16,744,000

Revenue in excess of certain expenses	$126,103,000

See accompanying Notes to Combined Statement of Revenues and Certain Expenses

Identified Portfolios

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2022

Note 1 – Organization and Nature of Business

The accompanying Combined Statement of Revenues and Certain Expenses includes the results of operations of 478 properties that are probable to be acquired subsequent to the year ended December 31, 2022 by ExchangeRight Income Fund (the “Company”), through its majority owned subsidiary ExchangeRight Income Fund Operating Partnership, LP, via 27 merger agreements with 1031-exchangeable Delaware Statutory Trusts (“DSTs”) and their respective third-party owned master lessees (collectively the “Identified Portfolios”). The DSTs are currently managed and sponsored by a wholly owned subsidiary of ExchangeRight Real Estate, LLC (the “Sponsor”), a California limited liability company, which also is the sole owner of the Trustee of the Company. Prior to the DSTs being acquired by the Company, the DSTs are currently operating under master leasing arrangements as a master lessor of the various portfolio properties. At the time of each DST acquisition, the Company will also acquire each of the respective master lessee entities, which will transfer the rights, title, and interest of the related master lessee entities. The results of operations of the Identified Portfolios have been combined for purposes of this Combined Statement of Revenues and Certain Expenses, as each of the properties within the portfolios are under common management by the Sponsor prior to their acquisition. The Company plans to acquire these 478 properties for an aggregate purchase price of $2.4 billion. The 478 properties are located in 37 states and are occupied by 34 different national, primarily investment-grade, necessity-based retail tenants and are additionally diversified by industry, geographic region, and lease term.

Note 2 – Basis of Presentation

The accompanying Combined Statement of Revenues and Certain Expenses for the Identified Portfolios has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The accompanying Combined Statement of Revenues and Certain Expenses includes the historical revenues and certain expenses for the year ended December 31, 2022 of the Identified Portfolios for the 478 properties to be acquired by the Company subsequent to the year ended December 31, 2022. The accompanying Combined Statement of Revenues and Certain Expenses for the Identified Portfolios is exclusive of items which may not be comparable to the proposed future operations of the Identified Portfolios subsequent to their acquisitions by the Company. Material amounts that would not be directly attributable to future operating results of the Identified Portfolios are excluded, and the Combined Statement of Revenues and Certain Expenses is not intended to be a complete presentation of the Identified Portfolios revenues and expenses. Items excluded consist primarily of depreciation and amortization, amortization of above- and below-market leases, interest, and other administrative costs.

The Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2022 reflects all adjustments, consisting of only normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results. The results of operations for the unaudited interim period presented are not necessarily indicative of the full year results of operations.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Combined Statements of Revenues and Certain Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

Identified Portfolios

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2022

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the lease agreements when collectability is reasonably assured. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

All lease-related income is reported as a single line item, rental revenue, in the Combined Statement of Revenues and Certain Expenses. Rental revenue for the year ended December 31, 2022 is comprised of the following:

Base rents	$128,031,000
Tenant reimbursables	11,751,000
Straight-line rent adjustments	2,989,000

Total	$142,771,000

Property Operating Expenses

Property operating expense represents the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

Note 4 – Minimum Future Lease Rentals

Annual aggregate future contractual base rents due to be received under non-cancelable operating leases in effect at December 31, 2022 are as follows:

2023	$128,441,000
2024	129,266,000
2025	130,335,000
2026	130,812,000
2027	128,737,000
Thereafter	572,659,000

Total	$1,220,250,000

Note 5 – Tenant Concentrations

As of December 31, 2022, the Identified Portfolios are occupied by 34 different national, primarily investment-grade, necessity-based retail tenants, and is additionally diversified by industry, geographic region and lease term. The following tenants contributed more than 10% of base rents during 2022:

Walgreens	26.4%
Dollar General	11.5%
Tractor Supply	10.7%

Identified Portfolios

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2022

Note 6 – Affiliated Party Transactions

The Identified Portfolios were managed by ExchangeRight Real Estate, LLC, which is the Company’s sponsor, together with its subsidiaries, for the year ended December 31, 2022. Property management and asset management fees to ExchangeRight Real Estate, LLC, together with its subsidiaries, were $3.7 million for the year ended December 31, 2022 and were included in management fees to affiliates in the Combined Statement of Revenues and Certain Expenses.

Note 7 – Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

Note 8 - Subsequent Events

The Company has evaluated subsequent events through the date on which the Combined Statements of Revenues and Certain Expenses has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, these combined financial statements.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Introduction to Unaudited Pro Forma Condensed Financial Information

ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT, a Maryland statutory trust (the “Company”), which is a self-administered real estate company focusing on investing in single-tenant, primarily investment-grade net-leased real estate, is filing a registration statement on Form 10 (the “Registration Statement”), of which this unaudited pro forma condensed consolidated financial information is a part, to register its Class A Common Shares, Class I Common Shares and Class S Common Shares, (together the “Common Shares”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). As a result of the registration of the Company’s Common Shares pursuant to the Exchange Act, following the effectiveness of this Registration Statement, the Company will be subject to the requirements of the Exchange Act and the rules promulgated thereunder. The Company is the sole general partner and a limited partner of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

During the year ended December 31, 2022, the Company, through the Operating Partnership, acquired 186 properties via 10 merger agreements (the “2022 Acquired Portfolios”) with 1031-exchangeable Delaware Statutory Trusts (“DSTs”) that were previously managed by ExchangeRight Real Estate, LLC, a California limited liability company which is the Company’s sponsor, together with its subsidiaries (“ExchangeRight”). At the time of each acquisition, ExchangeRight, as the sole member of the related master lessee entities, also assigned all the rights, title, and interest of these master lessee entities for each of the 2022 Acquired Portfolios to the Operating Partnership. The Company acquired these 186 properties for a total aggregate purchase price of $539.7 million on various dates during the year ended December 31, 2022. The 186 properties are located in 24 states and are occupied by 18 different national, primarily investment-grade, necessity-based retail tenants.

As of December 31, 2022, the Company has identified 478 properties (the “Identified Portfolios”) that are probable to be acquired subsequent to the year ended December 31, 2022 by the Company, through the Operating Partnership, via 27 merger agreements with 1031-exchangeable DSTs that are currently managed by ExchangeRight. At the time of each acquisition, ExchangeRight, as the sole member of the related master lessee entities, also will assign all the rights, title, and interest of these master lessee entities for each of the Identified Portfolios to the Operating Partnership. The estimated aggregate purchase price for these 478 properties totals $2.4 billion. The 478 properties are located in 37 states and are currently occupied by 34 different national, primarily investment-grade, necessity-based retail tenants.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 (and related footnotes) is presented as if the acquisitions of the Identified Portfolios occurred on December 31, 2022. The acquisitions of the 2022 Acquired Portfolios were completed prior to the balance sheet date and are already reflected in the Company’s historical audited consolidated balance sheet as of December 31, 2022 for purposes of this presentation. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 (and related footnotes) is presented as if the acquisition of the 2022 Acquired Portfolios and Identified Portfolios occurred on January 1, 2022. Accordingly, the unaudited pro form condensed consolidated statement of operations for the year ended December 31, 2022 includes adjustments for the full-year historical operating results for all of the 2022 Acquired Portfolios and the to-be-acquired Identified Portfolios.

These unaudited pro forma condensed consolidated financial statements and footnotes should be read in conjunction with (i) the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 and the notes thereto, included in Item 15 of this Registration Statement, (ii) the historical unaudited Combined Statements of Revenues and Certain Expenses of the 2022 Acquired Portfolios for the nine months ended September 30, 2022 and the historical audited Combined Statements of Revenues and Certain Expense of the 2022 Acquired Portfolios for the year ended December 31, 2021 and the notes thereto

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Introduction to Unaudited Pro Forma Condensed Financial Information

which has been prepared for the purpose of complying with the provisions of Securities and Exchange Commission (“SEC”) Rule 3-14 of Regulation S-X, included in Item 15 of this Registration Statement and (iii) the historical audited Combined Statement of Revenues and Certain Expenses of the Identified Portfolios for the year ended December 31, 2022 and the notes thereto, which has been prepared for the purpose of complying with the provisions of SEC Rule 3-14 of Regulation S-X, included in Item 15 of this Registration Statement.

These unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the accompanying notes. In the opinion of the Company’s management, all adjustments necessary to reflect the effects of these acquisitions have been included and are based upon events that are (i) directly attributable to the transactions referred to above, (ii) factually supportable and (iii) with respect to the pro form consolidated statement of operations, expected to have a continuing impact on the Company. These unaudited pro forma condensed consolidated financial statements and footnotes are not necessarily indicative of the Company’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in property level operating expenses and revenues, including rental revenue expected to be received from the 2022 Acquired Portfolios and Identified Portfolios existing leases or leases that may be entered into the future, capital structure (including the percentage of DST investors that exchange their interests in the respective DST for units of limited partnership interest in the Operating Partnership (“OP Units”), additional property acquisitions, changes in interest rates and other reasons.

The presentation of the pro forma condensed consolidated balance sheet reflects the assumption that the Company raised the necessary $1.2 billion of equity capital ($2.4 billion purchase price of the Identified Portfolios less the assumption of $1.2 billion of mortgage loans payable) to acquire the Identified Portfolios on December 31, 2022. Based on historical results regarding the Company’s actual acquisitions of 1031-exchangeable DSTs that were previously managed by ExchangeRight and current economic conditions, the Company assumed that 60% of the sales proceeds that would be allocable to DST investors of the Identified Portfolios would be reinvested via a tax-deferred Code Section 721 exchange into the Operating Partnership. These Code Section 721 exchanges into the Operating Partnership would result in $696.7 million of OP Units being issued in connection with the acquisition of the Identified Portfolios, which would reduce the amount of cash equity that would need to be raised to complete the acquisition of the Identified Portfolios. Further, the Company assumed the allocation of the remaining required equity capital needed to acquire the Identified Portfolios on December 31, 2022 would be consistent with the historical capital raise allocation between the Company’s Class A Common Shares and Class I Common Shares. The Company further notes that, without the additional equity from these sources, it may not be able to acquire any of the Identified Portfolios. Actual future results are likely to be different from the amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences could be significant.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2022

(unaudited)

	As Reported (a)	Acquisition of Identified Portfolios (b)		Pro forma
ASSETS
Real estate:
Land	$195,295,000	$390,093,000	(c)	$585,388,000
Buildings and improvements	828,454,000	1,659,823,000	(c)	2,488,277,000

	1,023,749,000	2,049,916,000		3,073,665,000
Less accumulated depreciation	(34,663,000)	—		(34,663,000)

Real estate, net	989,086,000	2,049,916,000		3,039,002,000
Intangible assets, net	76,387,000	203,177,000	(c)	279,564,000
RSLCA notes receivable from affiliates	26,723,000	—		26,723,000
Cash and cash equivalents	22,439,000	—		22,439,000
Restricted cash	14,206,000	32,050,000	(d)	46,256,000
Receivables	7,187,000	—		7,187,000
Notes receivable from affiliates	6,007,000	—		6,007,000
Right-of-use asset	4,609,000	—		4,609,000
Other assets	1,712,000	—		1,712,000
Due from affiliates	54,000	—		54,000

TOTAL ASSETS	$1,148,410,000	$2,285,143,000		$3,433,553,000

LIABILITIES AND EQUITY
Mortgage loans payable	$497,067,000	$1,064,322,000	(c) (e)	$1,561,389,000
Revolving credit facilities	73,311,000	—		73,311,000
Intangible liabilities, net	25,337,000	27,542,000	(c)	52,879,000
Accounts payable, accrued expenses and other liabilities	9,214,000	—		9,214,000
Pending trade deposits	6,446,000	—		6,446,000
Right-of-use liability	4,772,000	—		4,772,000
Distributions payable	3,189,000	—		3,189,000

Total liabilities	619,336,000	1,091,864,000		1,711,200,000

Commitments and contingencies	—			—
Equity:				—
Class A common shares, $0.01 par value per share	93,000	123,000	(f)	216,000
Class I common shares, $0.01 par value per share	52,000	63,000	(f)	115,000
Class S common shares, $0.01 par value per share	—	—		—
Additional paid-in capital	371,459,000	520,567,000	(f)	892,026,000
Cumulative distributions in excess of net income	(30,761,000)	—		(30,761,000)

Total shareholders’ equity	340,843,000	520,753,000		861,596,000
Noncontrolling interests attributable to operating partnership	188,231,000	672,526,000	(f)	860,757,000

Total equity	529,074,000	1,193,279,000		1,722,353,000

TOTAL LIABILITIES AND EQUITY	$1,148,410,000	$2,285,143,000		$3,433,553,000

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

ProForma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2022

(unaudited)

	As Reported (a)	Removal of 2022 Acquired Portfolios Included in Historical Financials (b)	As Adjusted	Acquisition of 2022 Acquired Portfolios (c)		Acquisition of Identified Portfolios (d)		Pro forma
Revenues
Rental revenue	$57,376,000	$(17,420,000)	$39,956,000	$36,056,000		$146,284,000		$222,296,000
Interest income on notes receivable from affiliates	9,006,000	—	9,006,000	—		—		9,006,000
Other	85,000	(10,000)	75,000	56,000		76,000		207,000

Total revenues	66,467,000	(17,430,000)	49,037,000	36,112,000		146,360,000		231,509,000

Operating Expenses
Property operating expenses	7,369,000	(2,030,000)	5,339,000	4,250,000		13,031,000		22,620,000
Management fees to affiliates	2,082,000	(1,715,000)	367,000	1,285,000		5,592,000		7,244,000
General and administrative expenses	997,000	(24,000)	973,000	—		—		973,000
Depreciation and amortization	30,483,000	(9,874,000)	20,609,000	19,130,000		74,724,000		114,463,000

Total operating expenses	40,931,000	(13,643,000)	27,288,000	24,665,000		93,347,000		145,300,000

Income from Operations	25,536,000	(3,787,000)	21,749,000	11,447,000		53,013,000		86,209,000
Other (Expenses)
Interest expense	(20,614,000)	6,908,000	(13,706,000)	(12,576,000	) (e)	(52,554,000	) (f)	(78,836,000)

Total other expenses	(20,614,000)	6,908,000	(13,706,000)	(12,576,000)		(52,554,000)		(78,836,000)

Net income	4,922,000	3,121,000	8,043,000	(1,129,000)		459,000		7,373,000

Net (income) attributable to noncontrolling interests	(1,361,000)							(3,676,000	) (g)

Net income attributable to common shareholders	$3,561,000							$3,697,000

Net income per common share attributable to common shareholders, basic and diluted	$0.28							$0.11

Weighted average number of common shares outstanding, basic and diluted	12,908,540							35,204,920	(h)

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Pro Forma Condensed Consolidated Financial Statements

For the Year Ended December 31, 2022

(unaudited)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a) Includes the Company’s historical audited consolidated balance sheet as of December 31, 2022.

(b) Includes the adjustments necessary to reflect the balance sheet for the Identified Portfolios as if these acquisitions occurred on December 31, 2022.

(c) Reflects the allocation of the purchase price of each asset acquisition to tangible and identifiable intangible assets or liabilities based on their fair values as if the acquisitions of the Identified Portfolios occurred on December 31, 2022.

(d) Reflects the assumption of restricted cash related to the assumption of mortgage loans payable of the Identified Portfolios as if the assumption of the mortgage loans payable occurred concurrently with the acquisitions of the Identified Portfolios on December 31, 2022.

(e) Reflects $1.2 billion of mortgage loans payable being assumed at the loans fair value in connection with the acquisitions of the Identified Portfolios.

(f) Reflects the assumption that the Company raised the necessary $1.2 billion of equity capital ($2.4 billion purchase price of the Identified Portfolios plus the assumption of restricted cash of $32.0 million less the assumption of $1.2 billion of mortgage loans payable) to acquire the Identified Portfolios on December 31, 2022. Based on historical results regarding the Company’s actual acquisitions of 1031-exchangeable DSTs that were previously managed by ExchangeRight and current economic conditions, the Company assumed that 60% of the sales proceeds that would be allocable to DST investors of the Identified Portfolios would be reinvested via a tax-deferred Code Section 721 exchange into the Operating Partnership. These Code Section 721 exchanges into the Operating Partnership would result in $696.7 million of OP Units being issued at $28.18 per OP Unit in connection with the acquisition of the Identified Portfolios, which would reduce the amount of cash equity that would need to be raised to complete the acquisition of the Identified Portfolios. Further, the Company assumed the allocation of the remaining required equity capital needed to acquire the Identified Portfolios on December 31, 2022 would be consistent with the historical capital raise allocation between the Company’s Class A Common Shares and Class I Common Shares. The Company utilized the actual December 31, 2022 offering prices of $29.96 per Class A Common Share and $28.18 per Class I Common share in relation to the equity capital raise disclosed above.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a) Includes the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022.

(b) Includes the adjustments necessary to remove the property operations for the 2022 Acquired Portfolios that are included in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022.

(c) Includes the adjustments necessary to reflect the property operations for the 2022 Acquired Portfolios as if these acquisitions occurred on January 1, 2022.

ExchangeRight Income Fund

(dba ExchangeRight Essential Income REIT)

Notes to Pro Forma Condensed Consolidated Financial Statements

For the Year Ended December 31, 2022

(unaudited)

(d) Includes the adjustments necessary to reflect the property operations for the Identified Portfolios as if these acquisitions occurred on January 1, 2022.

(e) Reflects interest expense incurred for the year ended December 31, 2022 related to mortgage loans payable assumed in connection with the acquisitions of the 2022 Acquired Portfolios as if these acquisitions occurred on January 1, 2022. The contractual interest rates on the mortgage loans payable assumed in connection with the acquisition of the 2022 Acquired Portfolios range from 3.98% to 4.71%, with a weighted average interest rate of 4.21%. These mortgage loan payables would have been able to be assumed with limited lender costs and had weighted average interest rates that were more favorable than the weighted average market interest rate of 4.35% utilized as if acquisitions of the 2022 Acquired Portfolios occurred on January 1, 2022.

(f) Reflects interest expense incurred for the year ended December 31, 2022 related to mortgage loans payable assumed in connection with the acquisitions of the Identified Portfolios as if these acquisitions occurred on January 1, 2022. The contractual interest rates on the mortgage loans payable assumed in connection with the acquisition of the 2022 Acquired Portfolios and Identified Portfolios range from 2.90% to 4.63%, with a weighted average interest rate of 3.84%. These mortgage loan payables are anticipated to be able to be assumed with limited lender costs and had weighted average interest rates that were more favorable than the weighted average market interest rate of 4.35% utilized as if acquisitions of the Identified Portfolios occurred on January 1, 2022.

(g) Reflects an adjustment to noncontrolling interest for the increase in weighted average OP Units outstanding as a result of the pro forma acquisitions of the 2022 Acquired Portfolios and Identified Portfolios as if these acquisitions occurred on January 1, 2022. The additional noncontrolling interests will be created as part of the merger agreements with the relevant DSTs for the acquisitions of the Identified Portfolios that were previously managed by ExchangeRight on behalf of investors and recognized at fair value as of January 1, 2022 (the assumed date of the transactions).

(h) Reflects the assumption that the Company raised the necessary $1.4 billion of equity capital ($2.9 billion aggregate purchase price of the 2022 Acquired Portfolios and Identified Portfolios, less the assumption of $1.5 billion of mortgage loans payable) to acquire the 2022 Acquired Portfolios and Identified Portfolios on January 1, 2022. Based on historical results regarding the Company’s actual acquisitions of 1031-exchangeable DSTs that were previously managed by ExchangeRight and current economic conditions, the Company assumed that 60% of the sales proceeds that would be allocable to DST investors of the Identified Portfolios would be reinvested via a tax-deferred Code Section 721 exchange into the Operating Partnership. These Code Section 721 exchanges into the Operating Partnership would result in $696.7 million of OP Units being issued at $26.09 per OP Unit in connection with the acquisition of the Identified Portfolios, which would reduce the amount of cash equity that would need to be raised to complete the acquisition of the Identified Portfolios. Further, the Company assumed the allocation of the remaining required equity capital of $488.8 million needed to acquire the Identified Portfolios on January 1, 2022 would be consistent with the historical capital raise allocation between the Company’s Class A Common Shares and Class I Common Shares. Additionally, the Company utilized the $141.7 million of 721 exchanges into the Operating Partnership in connection with the acquisitions of the 2022 Acquired Portfolios, which was consistent with actual results. The remaining $117.2 million of required equity capital needed to acquire the 2022 Acquired Portfolios on January 1, 2022 would be consistent with the historical capital raise allocation between the Company’s Class A Common Shares and Class I Common Shares. The Company utilized the actual January 1, 2022 offering prices of $27.74 per Class A Common Share and $26.09 per Class I Common share in relation to the equity capital raise disclosed above.